UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under §240.14a-12

LESAKA TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[X]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Statement

LESAKA TECHNOLOGIES, INC.

July 23, 2024

To the Shareholders of Lesaka Technologies, Inc.:

The board of directors of Lesaka Technologies, Inc. (“Lesaka”) has approved the acquisition by Lesaka Technologies (Pty) Ltd (“Lesaka SA”), a wholly owned subsidiary of Lesaka, of the outstanding equity interests and certain claims (loans from the Sellers) in Adumo (RF) Property Limited (“Adumo”), a limited liability private company duly incorporated in South Africa.

You are cordially invited to attend the special meeting of shareholders (the “Special Meeting”) of Lesaka, which will be held at our principal executive offices located at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg 2196, South Africa on August 21, 2024 at 15:00 local time (9:00 am Eastern Time).

On May 7, 2024, Lesaka and Lesaka SA, entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with shareholders (the “Sellers”) of Adumo. Pursuant to the Purchase Agreement and subject to its terms and conditions, Lesaka, through its wholly-owned subsidiary, Lesaka SA, agreed to acquire (the “Acquisition”), and the Sellers agreed to sell, all of the outstanding equity interests and certain claims (loans from the Sellers) in Adumo.

The purchase consideration will be settled through the combination of an issuance of 17,279,803 shares of Lesaka's common stock (the "Consideration Shares") and a ZAR 232 million ($12.5 million, translated at the prevailing rate of $1: ZAR 18.5 as of May 7, 2024) payment in cash.

The closing of the transaction is subject to customary closing conditions, including shareholder approvals and regulatory approvals required for the purposes of Lesaka issuing the Consideration Shares.

The Sales Agreement and the transactions contemplated thereby are more fully described in the accompanying proxy statement.

At the Special Meeting, you will be asked to consider and vote upon the following proposal:

(1) To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Lesaka's common stock pursuant to the terms of the Purchase Agreement (the "Share Issuance Proposal"); and

(2) The transaction of any other business properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting.

Please refer to the attached proxy statement for further information about the proposal.

Lesaka is seeking approval to issue the Consideration Shares. Because Lesaka is seeking your approval to issue its shares of common stock in connection with the Purchase Agreement, the accompanying proxy statement includes certain material information regarding Lesaka, Adumo, the Acquisition, and the Purchase Agreement.

Lesaka's Board has fixed the close of business on June 14, 2024 as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and at any adjournment of that meeting.

On or about August 5, 2024, Lesaka is mailing to our shareholders a paper copy of its proxy materials, including a proxy card. The proxy card contains instructions on how to cast your vote via the Internet or by telephone.

Lesaka is excited about the opportunities that the acquisition of Adumo bring to its shareholders, and thanks you for your consideration and continued support.

Sincerely,

Kuben Pillay Director and Lead Independent Director	Ali Mazanderani Executive Chairman
July 23, 2024

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder. You may also submit your proxy via the internet as specified in the accompanying internet voting instructions. Shareholders registered on our South African Branch Register ("South African Shareholders") are referred to the special instructions contained on page 2 of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 21, 2024:

This proxy statement and the accompanying proxy card or voting instruction card are available for viewing, printing and downloading at: www.proxyvote.com. These documents are also available to any shareholder who wishes to receive a paper copy free of charge by emailing our Executive Head of Investor Relations at phillipe.welthagen@lesakatech.com. This proxy statement is also available on the SEC’s website at http://www.sec.gov.

Table of Contents

Page No.
INFORMATION CONCERNING SOLICITATION AND VOTING	2
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE ACQUISITION AND THE PROPOSAL	3
MARKET PRICE AND DIVIDEND INFORMATION	7
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
THE ACQUISITION	19
THE PURCHASE AGREEMENT	22
MATTERS BEING SUBMITTED TO A VOTE OF LESAKA'S SHAREHOLDERS	28
PROPOSAL NO. 1- APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCE OF SHARES OF LESAKA'S COMMON STOCK PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT	28
LESAKA'S BUSINESS	30
ADUMO'S BUSINESS	33
LESAKA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34
QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS OF LESAKA	58
ADUMO'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	60
QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS OF ADUMO	70
MANAGEMENT FOLLOWING THE ACQUISITION	72
PRINCIPAL SHAREHOLDERS OF LESAKA	75
PRINCIPAL SHAREHOLDERS OF POST-CLOSING LESAKA	77
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	79
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	81
HOUSEHOLDING	97
SHAREHOLDER PROPOSALS	97
COMMUNICATIONS WITH LESAKA'S BOARD	97
WHERE YOU CAN FIND MORE INFORMATION	97
OTHER MATTERS	98
INDEX TO FINANCIAL STATEMENTS OF ADUMO	F-1

ANNEX A - PURCHASE AGREEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Special Meeting of Shareholders (the "Special Meeting") of Lesaka Technologies, Inc. to be held on August 21, 2024 at 15:00 local time (9:00 am Eastern Time).

Our Board of Directors (the "Board") has furnished this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by our Board for the Special Meeting, and any adjournment or postponement of the Special Meeting.

We anticipate that this proxy statement and the form of proxy relating to our meeting will be mailed to our shareholders commencing on or about August 5, 2024.

A majority of the total number of outstanding shares of common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shareholders who are present at the meeting in person or by proxy and who abstain will be treated as present for purposes of determining whether a quorum is present. In the event that there are not sufficient votes to approve any proposal at the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes and abstentions.

The meeting shareholders will be asked to vote on the Share Issuance Proposal to approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of our common stock pursuant to the terms of the Purchase Agreement. You may vote for or against the Share Issuance Proposal or you may abstain from voting. Abstentions will not affect the outcome of the vote.  The Share Issuance Proposal requires the votes cast in favor of the proposal to exceed the number of votes cast against the proposal at the Special Meeting.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and, if a proposal comes up for a vote at the meeting that is not on the proxy, according to the best judgment of the persons named in the proxy.

If you do not indicate a specific choice on a proxy that you sign and submit, your shares will be voted FOR the approval of the issuance of our common stock pursuant to the terms of the Purchase Agreement.

If your shares are held in "street name," and you do not instruct the bank or broker how to vote your shares on the Share Issuance Proposal, the bank or broker may not exercise discretion to vote for or against the proposal. These shares will not be counted as having been voted on the applicable Share Issuance Proposal. Please instruct your bank or broker so your vote can be counted.

Revocability of Proxies

You may revoke your proxy at any time prior to exercise of the proxy by delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, or by attending the meeting and voting in person. If you hold shares in "street name", you must contact that firm to revoke any prior voting instructions.

Internet Availability of Proxy Materials

A complete set of proxy materials relating to the meeting is available on the internet. These materials, consisting of the Notice of Meeting of Shareholders and Proxy Statement, including proxy card, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

Special Instructions to South African Shareholders

We are required to comply with certain South African regulations related to the circulation and tabulation of proxies issued to our South African Shareholders. The proxy form marked "Lesaka Technologies, Inc. Proxy for Shareholders Registered on South African Branch Register" must be used by South African Shareholders. The South African proxy must be lodged, posted or e-mailed to JSE Investor Services so as to reach them by 16:00, local time, on August 19, 2024. South African Shareholders that have already dematerialized their shares through a Central Securities Depository Participant ("CSDP") or broker, other than with own-name registration, should not complete the South African proxy. Instead they should provide their CSDP or broker with their voting instructions or, alternatively, they should inform their CSDP or broker of their intention to attend the meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such meeting. South African Shareholders that hold their shares in certificated form or dematerialized own-name registration should complete the South African proxy and return it to JSE Investor Services.

Solicitation

The Board is soliciting your proxy to vote your shares at the meeting. We will bear the entire cost of the solicitation, including the preparation, assembly, and, to the extent applicable, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners.

The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for performing these services. Except as described above, we do not presently intend to solicit proxies other than by mail.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE ACQUISITION AND THE PROPOSAL

The following are some questions that you, as a holder of common stock of our company, may have regarding the Special Meeting, the Acquisition, and the Share Issuance Proposal and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a shareholder of our company with respect to the Share Issuance Proposal.

When and where will the Special Meeting take place?

The Special Meeting will be held at our principal executive offices located at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg 2196, South Africa on August 21, 2024 at 15:00 local time (9:00 am Eastern Time). As always, we encourage you to vote your shares prior to the Special Meeting regardless of whether you intend to attend in person.

What is the Acquisition?

On May 7, 2024, Lesaka, through Lesaka SA, entered into the Purchase Agreement with Adumo and its shareholders providing for the acquisition of all the outstanding equity interests and certain claims (loans from the Sellers) in Adumo by Lesaka, with Adumo surviving as a wholly owned subsidiary of Lesaka SA. Following the Acquisition, Lesaka will continue to operate under the name Lesaka Technologies, Inc. and Lesaka’s ticker symbol will continue to be “LSAK”.

The purchase consideration for the equity interests and loans will be settled through the combination of an issuance of 17,279,803 shares of Lesaka’s common stock and a ZAR 232 million ($12.5 million, translated at the prevailing rate of $1: ZAR 18.50 as of May 7, 2024) payment in cash. The number of shares to be issued was calculated based on the Base Purchase Consideration, which is defined in the Purchase Agreement as an amount of ZAR 1.59 billion ($85.9 million), less the ZAR 232 million cash payment, implying a value per share of $4.25 ((ZAR 1.59 billion – ZAR 0.232 billion)/ 17,279,803 / ZAR 18.50). The Purchase Agreement is more fully described elsewhere in the proxy statement.

Why are we proposing to acquire Adumo pursuant to the Purchase Agreement?

We believe the acquisition will strengthen our position as one of Southern Africa's leading fintech companies. After giving effect to the Acquisition, our ecosystem will serve 1.7 million active consumers, 119,000 merchants, and process over ZAR 250 billion in throughput (ZAR110 billion cash, ZAR 40 billion card and ZAR 100 billion Value Added Services ("VAS")) per year. Including Adumo, we will have over 3,300 employees operating on the ground in five countries: South Africa, Namibia, Botswana, Zambia, and Kenya. The combination of our business with that of Adumo's will enhance our strengths in both the consumer and merchant markets.

Adumo serves approximately 23,000 active merchants. Its primary operations include card acquiring, integrated payments and reconciliation services processing more than ZAR 24 billion in throughput per year. Adumo's corporate card services cover over 245,000 card holders supporting payroll, incentives, rewards, and expense management. Adumo ISV, also known as GAAP, is the largest point of sale (POS) and Software-as-a-Service solutions provider to the hospitality sector in Southern Africa.

For a discussion of our reasons for the Acquisition, please see the section titled "The Acquisition-Lesaka's Reasons for the Acquisition" beginning on page 20 of this proxy statement.

Why am I receiving this proxy statement?

You are receiving this proxy statement because you have been identified as a holder of our common stock as of the close of business on June 14, 2024 (the "Record Date") and you are entitled to notice of, and to vote at, the Special Meeting. This proxy statement contains important information about the Special Meeting, the Acquisition, the Purchase Agreement, and the other business to be considered by our shareholders at the Special Meeting and you should read it carefully and in its entirety.

What proposal are the shareholders being asked to consider at the Special Meeting?

At the Special Meeting, you will be asked to vote on the proposal to approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of our common stock pursuant to the terms of the Purchase Agreement (the "Share Issuance Proposal").

What are the recommendations of the Board?

Our Board unanimously recommends that the shareholders vote "FOR" the Share Issuance Proposal.

Is approval of the Share Issuance Proposal a condition to the closing of the Acquisition?

As a condition to the closing of the Acquisition, the Share Issuance Proposal must be approved by the requisite shareholder vote at the Special Meeting.

In addition to the requirement of obtaining our shareholders' approval of the Share Issuance Proposal at the Special Meeting, the closing of the Acquisition is subject to the satisfaction or waiver of each of the other closing conditions set forth in the Purchase Agreement. For a complete description of the closing conditions under the Purchase Agreement, we urge you to read the section titled "The Purchase Agreement-Conditions to the Completion of the Acquisition" beginning on page 25 of this proxy statement.

What risks should I consider in deciding whether to vote in favor of the Share Issuance Proposal?

You should carefully review the section titled "Risk Factors" beginning on page 8 of this proxy statement, which set forth certain risks and uncertainties related to the Acquisition, risks and uncertainties to which our business will be subject post-closing, and risks and uncertainties to which each of our company and Adumo, as independent companies, are subject.

What will happen to the company if, for any reason, the Acquisition is not consummated?

If, for any reason, the Acquisition is not consummated, we will not complete the share issuance pursuant to the Purchase Agreement.

Who will be the directors of our company following the Acquisition?

We do not have a requirement to make any changes to our Board as a result of the Acquisition.

Who will be the executive officers of our company following the Acquisition?

We do not expect any changes to our group of executive officers as a result of the Acquisition.

When do you expect the Acquisition to be consummated?

We currently anticipate that the Acquisition will be consummated during the first quarter of fiscal 2025, soon after the Special Meeting to be held on August 21, 2024, but we cannot predict the exact timing. For more information about the conditions to the consummation of the Acquisition, please see the section titled "The Purchase Agreement-Conditions to the Completion of the Acquisition" beginning on page 25 of this proxy statement.

What are the material U.S. federal income tax and South African income consequences of the Acquisition to us and our shareholders?

We will not recognize any gain or loss for U.S. federal income tax or South African income tax purposes upon consummation of the Acquisition. In addition, because our shareholders immediately prior to the consummation of the Acquisition will not sell, exchange or dispose of any shares of our common stock in the Acquisition, such shareholders will not recognize any gain or loss upon consummation of the Acquisition.

Am I entitled to dissenters' rights?

No, our shareholders are not entitled to dissenters' rights in connection with the Acquisition.

Have Adumo's shareholders agreed to adopt the Purchase Agreement?

Yes, Adumo's shareholders have adopted the Purchase Agreement and approved the Acquisition via a written consent of the shareholders of Adumo. For more information on the matters approved by the shareholders of Adumo please see the sections titled "The Purchase Agreement-Conditions to the Completion of the Acquisition" beginning on page 25 of this proxy statement.

Who can vote at the Special Meeting?

Shareholders who owned shares of our common stock on the Record Date may attend and vote at the Special Meeting. There were 63,429,024 shares of our common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.

What is the proxy card and the South Africa proxy?

Each of the proxy card and the South African proxy card (collectively, the "proxy card") enables you to appoint Ali Mazanderani and Naeem E. Kola as your proxies at the Special Meeting. By completing and returning or submitting the proxy card as described herein or therein, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting in person, we recommend completing and returning or submitting your proxy card before the Special Meeting date in the event your plans change. If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Shareholders registered on the South African Branch Register are referred to "Information Concerning Solicitation And Voting -Special Instructions to South African Shareholders" on page 2.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker or other nominee, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Shareholders of Record. If you are a shareholder of record and do not vote by phone or by mailing your proxy card, your shares will not be voted unless you attend the Special Meeting and vote your shares in person at the Special Meeting.
  Beneficial Owners of Shares Held in Street Name. If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of shares held in "street name." If you are a beneficial owner of shares held in street name and do not vote by phone or by mailing your proxy card, under the rules of various securities exchanges, the broker or custodian that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters such as the Acquisition.

What is the quorum required for the Special Meeting?

The representation at the meeting or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as present at the Special Meeting.

Assuming that a quorum is present, what vote is required to approve the Share Issuance Proposal to be voted upon at the Special Meeting?

The Share Issuance Proposal requires the votes cast in favor of the proposal to exceed the number of votes cast against the proposal at the Special Meeting.

May I see a list of shareholders entitled to vote as of the record date?

A complete list of registered shareholders will be available to shareholders of record during the Special Meeting.

How do I vote?

Shareholders have four voting options. You may vote using one of the following methods:

(1) Internet. To vote by the Internet, please go to the following website: www.ProxyVote.com and follow the instructions at that site for submitting your proxy electronically.

(2) Telephone. To vote by telephone, please call 1-800-579-1639 and follow the instructions provided on the proxy card.

(3) Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Special Meeting in the envelope provided.

(4) In-person. You may vote your shares in-person by attending the Special Meeting. Even if you plan to attend the Special Meeting in person, we recommend completing and returning or submitting your proxy card before the Special Meeting date in the event your plans change.

Telephone and Internet voting for shareholders of record will be available up until 11:59 p.m., Eastern Time, on August 19, 2024, and mailed proxy cards must be received by August 19, 2024 in order to be counted at the Special Meeting. If the Special Meeting is adjourned or postponed, these deadlines may be extended.

Shareholders registered on the South African Branch Register are referred to "Information Concerning Solicitation And Voting -Special Instructions to South African Shareholders" on page 2.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum, but will not affect the outcome of the vote.

Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If your shares are held in "street name," and you do not instruct the bank or broker how to vote your shares on the proposal, the bank or broker may not exercise discretion to vote for or against those proposals. These shares will not be counted as having been voted on the applicable proposal. Please instruct your bank or broker so your vote can be counted.

What does it mean if I received more than one proxy card?

If your shares are registered differently or in more than one account, you will receive more than one proxy card. To make certain all of your shares are voted, please follow the instructions included in the Notice of Special Meeting of Shareholders on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote "FOR" the Share Issuance Proposal.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

  sending a written notice to our secretary at Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, stating that you would like to revoke your proxy of a particular date;
  voting again at a later time, but prior to the date of the Special Meeting, via the Internet or telephone;

  signing or submitting another proxy card with a later date and returning it prior to the Special Meeting; or

  attending the Special Meeting and voting during the Special Meeting. Attending the Special Meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Special Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting.

Who will bear the costs of the proxy solicitation?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Who can help answer my questions?

If you are a holder of our common stock as of the Record Date and would like additional copies, without charge, of this proxy statement or if you have questions about the Share Issuance Proposal, the Acquisition, including the procedures for voting your shares, you should contact:

Lesaka Investor Relations

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

and

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

When will the voting results of the Special Meeting be announced?

We plan to announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days following the Special Meeting.

MARKET PRICE AND DIVIDEND INFORMATION

Market information

Our common stock is listed on The NASDAQ Global Select Market, or Nasdaq, in the United States under the symbol "LSAK" and on the JSE in South Africa under the symbol "LSK." The Nasdaq is our principal market for the trading of our common stock and we have a secondary listing on the JSE. Adumo is a private company and the shares of Adumo are not publicly traded. Upon the closing of the Acquisition, our common stock will continue to be listed under the symbol "LSAK."

Our transfer agent in the United States is Computershare Shareowner Services LLC, 480 Washington Blvd, Jersey City, New Jersey, 07310. According to the records of our transfer agent, as of June 14, 2024, there were 7 shareholders of record of our common stock. We believe that a substantially greater number of beneficial owners of our common stock hold their shares though banks, brokers, and other financial institutions (i.e. "street name"). Our transfer agent in South Africa is JSE Investor Services (Pty) Ltd, One Exchange Square, 2 Gwen Lane, Sandown, Sandton, 2196, South Africa.

As of June 14, 2024, the Record Date for the Special Meeting, Adumo had 1 holder of record of Adumo's common stock and 9 holders of record of Adumo's preferred stock (including Investec Bank Limited).

Market price

The closing price of our common stock on May 6, 2024, the trading day immediately prior to the public announcement of the Acquisition on May 7, 2024, as reported on The Nasdaq Global Select Market, was $4.55 per share. The closing price of our common stock on July 22, 2024, as reported on The Nasdaq Global Select Market, was $4.88 per share.

Because the market price of our common stock is subject to fluctuation, the market value of the shares of our common stock that Sellers will be entitled to receive in the Acquisition may increase or decrease.

Dividends

We have not paid any dividends on shares of our common stock during our last two fiscal years and presently intend to retain future earnings to finance the expansion of the business. We do not anticipate paying any cash dividends in the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, debt commitments, expansion plans, financial condition and other relevant factors.

Adumo does not regularly declare or pay any cash dividends on its ordinary shares. Pursuant to the Purchase Agreement, Adumo cannot, without the written consent of Lesaka, declare or pay dividends on Adumo's capital stock during the period prior to the closing of the Acquisition, unless otherwise provided in the Purchase Agreement. If the Acquisition is not consummated, Adumo does not anticipate paying cash dividends on the Adumo's capital stock for the foreseeable future, and any future determination to pay cash dividends will be at the discretion of Adumo's then-current board of directors and will depend upon a number of factors, including Adumo's results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. In addition to the other information contained in or incorporated by reference in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Lesaka's common stock.  Please also see the section titled "Where You Can Find More Information."

Risks Related to the Acquisition

If the conditions to the Acquisition are not satisfied or waived, the Acquisition may not be consummated.

The closing of the Acquisition is subject to a number of conditions as set forth in the Purchase Agreement that must be satisfied or waived, including, among others, the approval of the Share Issuance Proposal by our shareholders at the Special Meeting and the other conditions described in the section titled "The Purchase Agreement-Conditions to the Completion of the Acquisition" beginning on page 25 of this proxy statement.

There can be no assurance as to whether or when the conditions to the closing of the Acquisition will be satisfied or waived or as to whether or when the Acquisition will be consummated. If the conditions are not satisfied or waived, the Acquisition may not be consummated or the closing may be delayed, and we and Adumo may each lose some or all of the intended benefits of the Acquisition.

The Acquisition may be completed even though a material adverse event may result from the announcement of the Acquisition, industry-wide changes or other causes.

In general, neither we nor Adumo are obligated to complete the Acquisition if there is a "material adverse event" affecting the other party between May 7, 2024, the date of the Purchase Agreement, and the closing of the Acquisition. However, certain types of events are excluded from the concept of a "material adverse event". Such exclusions include, but are not limited to, changes in general business or economic conditions affecting the industry in which we and/or Adumo, as applicable, operates, changes in the generally accepted accounting principles in the United States or South Africa, changes in laws, rules or regulations of general applicability or interpretations thereof, natural disasters, pandemics, acts of war, outbreak or escalation of hostilities or acts of terrorism, changes in financial, banking, securities markets, or general economic, regulatory, legislative or political conditions (including changes in interest or exchange rates), changes resulting from the announcement or pendency of the Acquisition, and failures to meet internal expectations or projections of results of operations, provided that such events do not reduce our or Adumo's net equity value (as the case may be) by 10% or more. Therefore, if any of these events were to occur impacting us or Adumo (as the case may be) such that it would reduce our or Adumo's net equity value (as the case may be) by less than 10%, the other party would still be obliged to consummate the closing of the Acquisition. If any such adverse changes occur and we and Adumo consummate the closing of the Acquisition, our stock price  following the closing may suffer. This in turn may reduce the value of the Acquisition to our shareholders, Adumo or both. For a more complete discussion of what constitutes a "material adverse event" on us or Adumo, see the section titled "The Purchase Agreement-Termination of Purchase Agreement" beginning on page 26 of this proxy statement.

The cash component of the purchase consideration paid to the former Adumo shareholders in the Acquisition is subject a mechanism to settle any leakage as contemplated by the Purchase Agreement, which may result in additional cash being owed to such shareholders. If we were to owe a significant amount of cash pursuant to the leakage provision, this may materially and adversely affect our business, financial condition, or results of operations.

Pursuant to the Purchase Agreement, the aggregate consideration payable to former shareholders of Adumo shall through the combination of an issuance of 17,279,803 shares of Lesaka's common stock and a ZAR 232 million ($12.5 million, translated at the prevailing rate of $1: ZAR 18.50 as of May 7, 2024) payment in cash. The share issuance was based off of the Base Purchase Consideration, as defined in the Sale Agreement, of ZAR 1.59 billion ($85.9 million), less the ZAR 232 million cash payment, implying a value per share of $4.25 ((ZAR 1.59 billion - ZAR 0.232 billion)/ 17,279,803 / ZAR 18.50). The parties have agreed a mechanism to settle any leakage, as contemplated by the Purchase Agreement, identified prior to and within 12 months of closing of the transaction. The leakage paid will be treated as an adjustment to the cash portion of the purchase consideration, which may result in additional cash being owed to such shareholders. If we were to owe a significant amount of cash pursuant to the leakage provision, this may materially and adversely affect our business, financial condition, or results of operations.

The obligations and liabilities of Adumo, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Adumo to us.

Adumo's obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Adumo's historical financial statements, may be greater than we have anticipated despite having conducted diligence on Adumo. The obligations and liabilities of Adumo could have a material adverse effect on Adumo's business or Adumo's value to us or on our business, financial condition, or results of operations. We have only limited indemnification from the Sellers under the Purchase Agreement with respect to obligations or liabilities of Adumo, whether known or unknown.

In addition, even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to us, or any applicable insurance, we could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect our business, financial condition, or results of operations.

If the Acquisition is not completed, our stock price may decline or fluctuate significantly.

The market price of our common stock is subject to significant fluctuations. During the 12-month period ended July 11, 2024, the closing sales price of our shares of common stock on The Nasdaq Global Select Market ranged from a high of $5.33 on May 10, 2024 to a low of $3.00 on January 23, 2024. The market price of our shares of common stock will likely be volatile based on whether shareholders and other investors believe that we can complete the Acquisition. In addition, our shares of common stock are expected to be subject to such significant fluctuations even if the Acquisition is completed.

The volatility of the market price of our shares of common stock may be exacerbated by low trading volume or other factors. Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted class action securities litigation against such companies.

The market price of our shares of common stock following the Acquisition may decline as a result of the Acquisition.

The market price of our shares of common stock may decline as a result of the Acquisition for a number of reasons, including if:

  investors react negatively to the prospects of the combined company's business and prospects following the closing of the Acquisition;
  the effect of the Acquisition on the combined company's business and prospects following the closing of the Acquisition is not consistent with the expectations of financial or industry analysts; or
  the combined company does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by shareholders or financial or industry analysts.

During the pendency of the Acquisition, we and Adumo may not be able to enter into a business combination with another party on more favorable terms because of restrictions in the Purchase Agreement, which could adversely affect each party's respective business prospects.

Covenants in the Purchase Agreement impede the ability of us and Adumo to make acquisitions during the pendency of the Acquisition, subject to specified exceptions. As a result, for so long as the Acquisition is not completed but the Purchase Agreement remains in effect, we and Adumo may be at a disadvantage to their competitors during that period. In addition, while the Purchase Agreement is in effect, each party is generally prohibited from soliciting, initiating or knowingly encouraging, inducing or facilitating the communication, making, submitting or announcing any acquisition proposal or acquisition inquiry or taking any action that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry, subject to specified exceptions. Any such transactions could be favorable to such party's shareholders, but the parties may be unable to pursue them.

Because the lack of a public market for Adumo's capital stock makes it difficult to evaluate the fair market value of Adumo's capital stock, the value of our shares of common stock to be issued to Adumo's shareholders in connection with the Acquisition may be more or less than the fair market value of Adumo's capital stock.

The outstanding capital stock of Adumo is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of Adumo's capital stock. Because the percentage of our equity to be issued to Adumo's shareholders in the Acquisition was determined based on negotiations between the parties, it is possible that the value of our shares of common stock to be issued to Adumo's shareholders in connection with the Acquisition will be more or less than the fair market value of Adumo's capital stock.

We and Adumo may become involved in securities litigation or shareholder derivative litigation in connection with the Acquisition contemplated by the Purchase Agreement and this could divert the attention of our and Adumo management and harm the combined company's business, and insurance coverage may not be sufficient to cover all related costs and damages.

Securities litigation or shareholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of an acquisition or a business combination transaction. We and Adumo may become involved in this type of litigation in connection with the Acquisition, contemplated by the Purchase Agreement and the combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management's attention and resources, which could adversely affect our business, Adumo's and the combined companies.

Risks Related to our business

For risks related to our business, please refer to the section titled "Item 1A. Risk Factors" set forth in our Annual Report on Form 10-K for the year ended June 30, 2023, as filed with the SEC on September 12, 2023 (the "2023 Annual Report"), and the section titled "Item 1A. Risk Factors" set forth in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the "Q3 Quarterly Report"), as filed with the SEC on May 8, 2024, which sections are incorporated by reference herein.

Risks related to Adumo

Adumo has in the past experienced and may in the future experience significant fluctuations in its results of operations, which could make its future results of operations difficult to predict or cause its results of operations to fall below expectations.

Adumo has encountered and will continue to encounter risks and difficulties frequently experienced by companies in rapidly developing and changing industries, including, but not limited to, inconsistent financial results, competition from new and established companies, including those with greater financial and technical resources.  Adumo's quarterly and annual results of operations have fluctuated in the past and Adumo expects its future results of operations will fluctuate due to a variety of factors, many of which are beyond its control. Fluctuations in Adumo's results of operations could cause its performance to fall below the expectations of investors.

Adumo has a significant amount of indebtedness that requires it to comply with certain financial covenants. If Adumo is unable to comply with these covenants, it could default on this debt, which would have a material adverse effect on its business and financial condition.

As of March 31, 2024, Adumo had aggregate long-term borrowing outstanding of ZAR 138.1 million which includes ZAR 117.1 million related to cumulative, redeemable, no par value preference shares issued by Adumo to Investec Bank Limited. Dividends are scheduled to be paid on the last day of April and October of each year, in cash and at a rate of 78% of the South African prime rate of interest and agreed principal share redemptions also made at each payment date, with any outstanding principal repaid in full at the end of the five-year term of the preference shares, with the final repayment in September 2027.

The preference shares are subject to a financial covenant which is tested semi-annually end at the end of March and September of each year. The covenant measures the combination of certain of Adumo's subsidiaries gross debt to EBITDA ratio and the preference shares service cover ratio.

Adumo, through two subsidiaries, also has borrowings from Investec which are secured and bear interest at the South African prime rate. The loan is repayable over a period of 36 months with the final repayment in fiscal 2026  and are secured by cession of all present and future debtors, bank accounts and a general notarial bond registered over movable assets. Certain of these borrowings have covenants regarding the borrowers' debt to EBITDA and debt service cover ratios.

These security arrangements and covenants may reduce Adumo's operating flexibility or its ability to engage in other transactions that may be beneficial to it. If Adumo is unable to comply with the covenants, it could be in default and the indebtedness could be accelerated. If this were to occur, Adumo might not be able to obtain waivers of default or to refinance the debt with another lender and as a result, its business, financial condition and stock price would suffer.

Adumo may undertake acquisitions that could increase its costs or liabilities or be disruptive to its business.

Acquisitions are an integral part of Adumo's growth strategy as it seeks to expand its business and deploy its technologies in new markets in Africa. However, Adumo may not be able to locate suitable acquisition candidates at prices that it considers appropriate. If Adumo does identify an appropriate acquisition candidate, it may not be able to successfully negotiate the terms of the transaction, finance it or, if the transaction occurs, integrate the new business into its existing business. These transactions may require debt financing or additional equity financing, resulting in additional leverage or dilution of ownership.

Acquisitions of businesses or other material operations and the integration of these acquisitions or their businesses will require significant attention from members of Adumo's senior management team, which may divert their attention from Adumo's day-to-day business. The difficulties of integration may be increased by the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. Adumo also may not be able to retain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits that it anticipated when selecting its acquisition candidates. Acquisition candidates may have liabilities or adverse operating issues that Adumo fail to discover through due diligence prior to the acquisition.

Adumo may need to record write-downs from future impairments of goodwill or other intangible assets, which could reduce its future reported earnings. For instance, during its year ended September 30, 2023 and 2022, Adumo recorded goodwill impairment losses of ZAR 10.5 million and ZAR 2.2 million, respectively.

Geopolitical conflicts, including the conflict between Russia and Ukraine, may adversely affect Adumo's business and results of operations.

The current conflict between Russia and Ukraine is creating substantial uncertainty about the future of the global economy. Countries across the globe are instituting sanctions and other penalties against Russia. The retaliatory measures that have been taken, and could be taken in the future, by the U.S., NATO, and other countries have created global security concerns that could result in broader European military and political conflicts and otherwise have a substantial impact on regional and global economies, any or all of which could adversely affect Adumo's business.

While the broader consequences are uncertain at this time, the continuation and/or escalation of the Russian and Ukraine conflict, along with any expansion of the conflict to surrounding areas, create a number of risks that could adversely impact Adumo's business, including:

• increased inflation and significant volatility in the macroeconomic environment;

• disruptions to Adumo's technology infrastructure, including through cyberattacks, ransom attacks or cyber-intrusion;

• adverse changes in international trade policies and relations;

• disruptions in global supply chains; and

• constraints, volatility or disruption in the credit and capital markets.

All of these risks could materially and adversely affect Adumo's business and results of operations. Adumo continue to monitor the situation in Ukraine and globally and assessing the potential impact on its business.

A prolonged economic slowdown or lengthy or severe recession in South Africa or elsewhere could harm Adumo's operations.

A prolonged economic downturn or recession in South Africa could materially impact Adumo's results from operations, particularly in light of on-going electricity disruptions during calendar 2022 and 2023, a significantly weak USD/ ZAR exchange rate compared with previous periods, and its strategic decision to focus on its South African operations. Economic confidence in South Africa, Adumo's main operating environment, is currently low and, as a result, the risk of a prolonged economic downturn is increased, which could have a negative impact on merchants and retailers; consumers; and the level of transactions Adumo processes. If businesses operating in the food and beverage hospitality market experience decreased demand for their products and services, Adumo's hardware, licensing and transaction fees could be adversely affected.

Adumo may face competition from other companies that offer innovative payment technologies and payment processing, which could result in the loss of its existing business and adversely impact Adumo's ability to successfully market additional products and services.

Adumo's primary competitors in the payments market include other independent processors, as well as new digital and fintech entrants and potentially card networks. Many of its competitors are companies who are larger than Adumo are and have greater financial and operational resources than it has. These factors may allow them to offer better pricing terms or incentives to customers, which could result in a loss of Adumo's potential or current customers and/or force Adumo to lower its prices. Either of these actions could have a significant effect on Adumo's revenues and earnings.

Adumo's future success will depend in part on its ability to attract, integrate, retain and incentivize key personnel and a sufficient number of skilled employees, particularly in the technical, sales and senior management areas.

Adumo believes its management team has the right experience and skills to execute on its strategy. However, in order to succeed in its product development and marketing efforts, Adumo may need to identify and attract new qualified technical and sales personnel, as well as motivate and retain its existing employees. As a result, an inability to hire and retain such employees would adversely affect Adumo's ability to achieve its strategic goals and maintain its technological relevance. Adumo may face difficulty in assimilating, transitioning and integrating newly-hired personnel or management of any future acquisitions into its existing management team, and this may adversely affect its business. Competitors may attempt to recruit Adumo's top management and employees. In order to attract and retain personnel in a competitive marketplace, Adumo must provide competitive pay packages, including cash and equity-based compensation and the lack of an activate market for any shares awarded to employees may adversely affect Adumo's ability to recruit or retain employees. Adumo does not maintain any "key person" life insurance policies. If Adumo fails to attract, integrate, retain and incentivize key personnel and skilled employees, Adumo's ability to manage and grow its business could be harmed and its product development and sales/marketing activities could be negatively affected.

System failures, including breaches in the security of Adumo's system, could harm Adumo's business.

Adumo may experience system failures from time to time, and any lengthy interruption in the availability of its back-end system computers could harm its business and severely affect its customer relationships. Frequent or persistent interruptions in its services could cause current or potential customers and users to believe that Adumo's systems are unreliable, leading them to avoid its technology altogether, and could permanently harm its reputation and brands. These interruptions would increase the burden on its staff, which, in turn, could delay its introduction of new applications and services.

Finally, because Adumo's customers may use its products for critical transactions, any system failures could result in damage to its customers' businesses. These customers could seek significant compensation from Adumo for their losses. Even if unsuccessful, this type of claim could be time-consuming and costly for Adumo to address.

Although certain of Adumo's systems have been designed to reduce downtime in the event of outages or catastrophic occurrences, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events. Some of Adumo's systems are not fully redundant, and its disaster recovery planning may not be sufficient for all eventualities.

Protection against fraud is of key importance to the purchasers and end users of Adumo's solutions. Adumo has incorporated security features, including encryption software, biometric identification and secure hardware, into its solutions to protect against fraud in electronic transactions and to provide for the privacy and integrity of cardholder data. Adumo's solutions may be vulnerable to breaches in security due to defects in the security mechanisms, the operating system and applications or the hardware platform. Security vulnerabilities could jeopardize the security of information transmitted using Adumo's solutions. If the security of Adumo's solutions is compromised, its reputation and marketplace acceptance of its solutions may be adversely affected, which would cause Adumo's business to suffer, and it may become subject to damage claims. Adumo has not yet experienced any significant security breaches affecting its business.

Despite any precautions Adumo may take, the occurrence of a natural disaster or other unanticipated problems with its system could result in lengthy interruptions to its services. Adumo's current business interruption insurance may not be sufficient to compensate it for losses that may result from interruptions in its service as a result of system failures.

Defending Adumo's intellectual property rights or defending itself in infringement suits that may be brought against it is expensive and time-consuming and may not be successful.

Litigation to enforce Adumo's patents, trademarks or other intellectual property rights or to protect its trade secrets could result in substantial costs and may not be successful. Any loss of, or inability to protect, intellectual property in its technology could diminish its competitive advantage and also seriously harm Adumo's business. In addition, the laws of certain foreign countries may not protect its intellectual property rights to the same extent as do the laws in countries where it currently has patent protection. Adumo's means of protecting its intellectual property rights in countries where it currently has patent or trademark protection, or any other country in which it operates, may not be adequate to fully protect its intellectual property rights. Similarly, if third parties claim that it infringed their intellectual property rights, Adumo may be required to incur significant costs and devote substantial resources to the defense of such claims, to discontinue using and selling any infringing technology and services, to expend resources to develop non-infringing technology or to purchase licenses or pay royalties for other technology. In addition, if Adumo is unsuccessful in defending any such third-party claims, it could suffer costly judgments and injunctions that could materially adversely affect its business, results of operations or financial condition.

Adumo is dependent upon third-party suppliers, making it vulnerable to supply shortages and price fluctuations, which could harm Adumo's business.

Adumo obtains electronic payment and POS devices, components to repair the ISV (independent software vendor) division's POS hardware and other hardware from a limited number of suppliers, and does not manufacture this equipment itself. Adumo generally does not have long-term agreements with its manufacturers or component suppliers. If its suppliers become unwilling or unable to provide it with adequate supplies of parts or products when Adumo needs them, or if they increase their prices, Adumo may not be able to find alternative sources in a timely manner and could be faced with a critical shortage. This could harm its ability to meet customer demand and cause its revenues to decline. Even if Adumo were able to secure alternative sources in a timely manner, its costs could increase as a result of supply or geopolitical shocks, which may lead to an increase in the prices of goods and services from third parties. A supply interruption, such as the recent global shortage of semiconductors, or an increase in demand beyond current suppliers' capabilities could harm its ability to distribute its equipment and thus to acquire new customers who use its technology. Any interruption in the supply of the hardware necessary to operate its technology, or Adumo's inability to obtain substitute equipment at acceptable prices in a timely manner, could impair its ability to meet the demand of its customers, which would have an adverse effect on Adumo's business.

Operating in Southern Africa, an emerging market, subjects Adumo to greater risks than those it would face if it operated in more developed markets.

Emerging markets such as Southern Africa are subject to greater risks than more developed markets. While Adumo focuses its business primarily on emerging markets because that is where it perceives the greatest opportunities to market its products and services successfully, the political, economic and market conditions these markets present risks that could make it more difficult to operate its business successfully.

Some of these risks include:

• political, legal and economic instability, including higher rates of inflation and currency fluctuations;

• high levels of corruption, including bribery of public officials;

• loss due to civil strife, acts of war or terrorism, guerrilla activities and insurrection;

• a lack of well-developed legal systems which could make it difficult for us to enforce Adumo's intellectual property and contractual rights;

• logistical, utilities (including electricity and water supply) and communications challenges;

• potential adverse changes in laws and regulatory practices, including import and export license requirements and restrictions, tariffs, legal structures and tax laws;

• difficulties in staffing and managing operations and ensuring the safety of Adumo's employees;

• restrictions on the right to convert or repatriate currency or export assets;

• greater risk of uncollectible accounts and longer collection cycles;

• indigenization and empowerment programs; and

• exposure to liability under South Africa's anti-bribery legislation contained in the Prevention and Combating of Corrupt Activities Act, 2004 ("PRECCA").

If Adumo does not achieve applicable Broad-Based Black Economic Empowerment objectives in Adumo's South African businesses, it may be subject to fines and it risks losing certain of its contracts. In addition, it is possible that Adumo may be required to increase the Black shareholding of its company in a manner that could dilute its current shareholders' ownership and/or change the companies from which it purchases goods or procure services (to companies with a better BEE Status Level).

The legislative framework for the promotion of BEE, in South Africa has been established through the Broad-Based Black Economic Empowerment Act, No. 53 of 2003, as amended from time to time, and the Amended BEE Codes of Good Practice, 2013, or BEE Codes, and any sector-specific codes of good practice, or Sector Codes, published pursuant thereto. Sector Codes are fully binding between and among businesses operating in a sector for which a Sector Code has been published. Achievement of BEE objectives is measured by a scorecard which establishes a weighting for the various elements. Scorecards are independently reviewed by accredited BEE verification agencies which issue a verification certificate that presents an entity's BEE Status Level. This BEE verification process must be conducted on an annual basis, and the resultant BEE verification certificate is only valid for a period of 12 months from the date of issue of the verification certificate. Adumo group previously had a level 7 BEE rating. This rating expired on December 18, 2023, and Adumo is currently renewing this rating for its South African business and does not expect to achieve a rating better than level 7.

The BEE scorecard includes a component relating to management control, which serves to determine the participation of Black people within the board, as well as at various levels of management within a measured entity (including, inter alia, Executive Management, Senior Management, Middle Management and Junior Management). The BEE Codes and/or Sector Codes define the terms "Senior Management", "Middle Management" and "Junior Management" as those occupational categories as determined in accordance with the Employment Equity Regulations, with specific emphasis on improving participation in proportion to the demographics of the Economically Active Population of South Africa, as published by Statistics South Africa, from time to time. Employment Equity legislation seeks to drive the alignment of the workforce with the racial composition of the economically active population of South Africa and accelerate the achievement of employment equity targets, introducing monetary fines for non-compliance with the Employment Equity legislation and misrepresented submissions. Annexure EEA9 to the Employment Equity Regulations sets out the various occupational levels which are determined in accordance with the relevant grading systems applied by the measured entity and referred to in said Annexure.

Adumo expects that its BEE Status Level will be important in order for it to remain competitive in the South African marketplace and it continually seeks ways to improve its BEE Status Level, especially the ownership element (so-called "equity element") thereof.

Adumo may not be able to effectively and efficiently manage the disruption to its operations as a result of erratic electricity supply in South Africa, which could adversely affect its financial position, cash flows and future growth.

Adumo's businesses in South Africa are dependent on electricity generated and supplied by the state-owned utility, Eskom, in order to operate, and Eskom has been unable to generate and supply the amount of electricity required by the South African economy which has resulted in significant and often unpredictable electricity supply disruptions. Eskom has implemented a number of short- and long-term mitigation plans to correct these issues but supply disruptions continue to occur regularly and with no predictability. As part of its business continuity programs, Adumo has installed back-up diesel generators in order for it to continue to operate its core data processing facilities in the event of intermittent disruptions to its electricity supply. Adumo has to perform regular monitoring and maintenance of these generators and also source and manage diesel fuel levels. Adumo may also be required to replace these generators on a more frequent basis due to the additional burden placed on them.

Adumo's results of operations, financial position, cash flows and future growth could be adversely affected if Eskom is unable to raise sufficient funding to operate and/or commission new electricity-generating power stations in accordance with its plans, or at all, or if Adumo is unable to effectively and efficiently test, maintain, source fuel for, and replace, its generators.

South Africa's high levels of poverty, unemployment and crime may increase Adumo's costs and impair its ability to maintain a qualified workforce

While South Africa has a highly developed financial and legal infrastructure, it also has high levels of crime and unemployment, relative to peer countries in Africa and other emerging economies, and there are significant differences in the level of economic and social development among its people, with large parts of the population, particularly in rural areas, having limited access to adequate education, healthcare, housing and other basic services, including water and electricity. In addition, South Africa has a high prevalence of HIV/AIDS and tuberculosis. Government policies aimed at alleviating and redressing the disadvantages suffered by the majority of citizens under previous governments may increase Adumo's costs and reduce its profitability, all of which could negatively affect its business. These problems may prompt emigration of skilled workers, hinder investment into South Africa and impede economic growth. As a result, Adumo may have difficulties attracting and retaining qualified employees.

The economy of South Africa is exposed to high rates of inflation, interest and corporate tax, which could increase Adumo's operating costs and thereby reduce Adumo's profitability. Furthermore, the South African government requires additional income to fund future government expenditures and may be required, among other things, to increase existing income tax rates, including the corporate income tax rate, amend existing tax legislation or introduce additional taxes.

The economy of South Africa in the past has been, and in the future may continue to be, characterized by rates of inflation and interest that are substantially higher than those prevailing in the United States and other highly-developed economies. High rates of inflation could increase Adumo's South African-based costs and decrease Adumo's operating margins. High interest rates increase the cost of Adumo's debt financing, though conversely, they also increase the amount of income Adumo earn on any cash balances. The South African corporate income tax rate, of 27%, is higher than the U.S. federal income tax rate, of 21%. Any increase in the effective South African corporate income tax rate would adversely impact Adumo's profitability and cash flow generation.

Adumo is required to comply with certain laws and regulations, including economic and trade sanctions, which could adversely impact its future growth.

Adumo is subject to trade controls, economic sanctions and similar laws and regulations, including those in the jurisdictions where it operates. Adumo's failure to comply with these laws and regulations could subject it to civil, criminal and administrative penalties and harm its reputation. These laws and regulations place restrictions on Adumo's operations, trade practices, partners and investment decisions. In particular, Adumo's operations are subject to foreign trade control laws and regulations, including various export controls and economic sanctions programs. We monitor compliance in accordance with the 10 principles as set out in the United Nations Global Compact Principles, the Organisation for Economic Co-operation and Development recommendations relating to corruption, and the International Labor Organization Protocol in terms of certain of the items to be monitored. As a result of doing business in foreign countries and with foreign partners, Adumo is exposed to a heightened risk of violating trade control laws as well as sanctions regulations.

Violations of trade control laws and sanctions regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses, as well as criminal fines and imprisonment. As a private company, Adumo has not developed policies and procedures that larger private companies or listed companies may implement as part of a company-wide compliance program that is designed to assist with compliance with applicable international trade control laws and regulations. Therefore there is a risk that Adumo's employees, consultants, partners, agents or other associated persons will may inadvertently act in violation of these trade laws and sanctions regulations. In particular, Adumo may be held liable for the actions that its local, strategic or joint venture partners, even though its partners may not be subject to these laws. Such a violation could materially and adversely affect Adumo's reputation, business, results of operations and financial condition.

Adumo is required to comply with anti-corruption laws and regulations, including PRECCA, in the jurisdictions in which it operates its business, which could adversely impact its future growth.

PRECCA prohibits Adumo from providing anything of value to private persons or foreign officials for the purposes of obtaining or retaining business, or securing any improper business advantage. The act is more onerous than the U.S. Foreign Corrupt Practices Act ("FCPA") in a number of respects, including jurisdiction, non-exemption of facilitation payments and penalties. Some of the international locations in which Adumo operates may lack a developed legal system and have higher than normal levels of corruption.

Any failure by Adumo to adopt appropriate compliance procedures and ensure that its employees, agents and business partners comply with the anti-corruption laws and regulations could subject it to substantial penalties, and the requirement that we comply with these laws could put Adumo at a competitive disadvantage against companies that are not required to comply. For example, in many emerging markets, there may be significant levels of official corruption, and thus, bribery of public officials may be a commonly accepted cost of doing business. Adumo's refusal to engage in illegal behavior, such as paying bribes, may result in it not being able to obtain business that it might otherwise have been able to secure or possibly even result in unlawful, selective or arbitrary action being taken against Adumo.

Violations of anti-corruption laws and regulations are punishable by civil penalties, including fines, as well as criminal fines and imprisonment. As a private company, Adumo has not developed policies and procedures that larger private companies or listed companies may implement as part of a company-wide compliance program that is designed to assist compliance with applicable South African and other international anti-corruption laws and regulations.

Therefore there is a risk that Adumo's employees, consultants, partners, agents or other associated persons may inadvertently act in violation of these laws and regulations. In particular, Adumo may be held liable for the actions that its local, strategic or joint venture partners take inside or outside of South Africa, even though its partners may not be subject to these laws. Such a violation could materially and adversely affect Adumo's reputation, business, results of operations and financial condition.

Adumo is required to comply with the requirements of payment schemes, including VISA and Mastercard. Adumo also provides certain of its services under partnerships with South African banks. Adumo would be unable to provide its payments and card-acquiring businesses if it fails to comply with payment scheme rules, and/or fails to maintain certain regulatory licenses and registrations, and/ or if it were unable to continue to partner with South African banks to provide its payments and card acquiring services.

Adumo is also required to comply with the requirements of payment schemes, including VISA and Mastercard. Adumo has deployed a significant number of devices, and any mandatory compliance upgrades to its deployed POS devices would require significant capital expenditures and/or be disruptive to its customer base. Failure to comply with the payment schemes' rules may result in significant fines and/or a loss of license to participate in the scheme(s).

Adumo provides card acquiring services to its customers by partnering with Nedbank Limited and ABSA Bank Limited, and payment processing services in partnership with the largest banks in South Africa. If these agreements were to be terminated, Adumo would not be able to operate its payment services unless it were able to obtain alternative card acquiring or payment processing agreements with other partners or obtain a direct designation license with the scheme's and regulatory bodies. In addition, if Adumo were to lose its PASA registrations or fail to have them renewed, it would be unable to operate its payment services.

Compliance with the requirements under these various regulatory regimes may cause us to incur significant additional costs and failure to comply with such requirements could result in the shutdown of the non-complying facility, the imposition of liens, fines and/or civil or criminal liability.

Furthermore, the proposed Conduct of Financial Institutions Bill will make significant changes to the current licensing regime. The second draft of the Conduct of Financial Institutions Bill was published for public comment on September 29, 2020. While the proposals currently indicate that existing licenses will be converted, if Adumo is not successful in its efforts to obtain a conversion of the existing licenses or cannot comply with the new conduct standards to be published at the same time under the Financial Sector Regulation Act, No. 9 of 2017, Adumo may be stopped from continuing its financial services businesses in South Africa.

Adumo may be subject to regulations regarding privacy, data use and/or security, which could adversely affect its business.

Adumo is subject to regulations in a number of the countries in which it operates relating to the processing (which includes, inter alia, the collection, use, retention, security and transfer) of personal information about the people (whether natural or juristic) who use its products and services. The interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from country to country and Adumo's current data protection policies and practices may not be consistent with those interpretations and applications. Complying with these varying requirements could cause Adumo to incur substantial costs or require us to change its business practices in a manner adverse to its business. Any failure, or perceived failure, by it to comply with any regulatory requirements or international privacy or consumer protection-related laws and regulations could result in proceedings or actions against Adumo by governmental entities or others, subject it to significant penalties and negative publicity. In addition, as noted above, Adumo is subject to the possibility of security breaches, which themselves may result in a violation of these laws.

Adumo may seek to raise additional financing by issuing new securities with terms or rights superior to those of shares of its current common stock, which could adversely affect the value of Adumo's existing issued shares.

Adumo may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies, or to fund acquisitions. It may also wish to raise additional equity funding to reduce the amount of debt funding on its balance sheet. Because of the exposure to market risks associated with economies in emerging markets, it may not be able to obtain financing on favorable terms or at all. If Adumo raises additional funds by issuing additional equity securities, the percentage ownership of its current shareholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the value and voting power of shares of common stock. If Adumo raises additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for Adumo.

Risks related to post-closing

The market price of the combined company's common stock is expected to be volatile, and the market price of the common stock may drop following the Acquisition.

The market price of the combined company's common stock following the Acquisition could be subject to significant fluctuations and may drop following the Acquisition. Some of the factors that may cause the market price of the combined company's common stock to fluctuate include:

  failure to meet or exceed financial and development projections the combined company may provide to the public;
  failure to meet or exceed the financial and development projections of the investment community;
  if the combined company does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated, or at all, by financial or industry analysts;
  announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by the combined company or its competitors;
  additions or departures of key personnel;
  significant lawsuits, including shareholder litigation;
  if securities or industry analysts do not publish research or reports about the combined company's business, or if they issue adverse or misleading opinions regarding its business and stock;
  changes in the market valuations of similar companies;
  general market or macroeconomic conditions or market conditions in the Fintech sector;
  sales of securities by the combined company or its shareholders in the future;
  trading volume of the combined company's common stock;
  announcements by competitors of new products and services;
  the combined company's ability to maintain its listing on the Nasdaq Global Select Market; and
  period-to-period fluctuations in the combined company's financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company's common stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect the combined company's business and the value of its common stock. In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if the combined company experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with the combined company's strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.

Following the Acquisition, the combined company may be unable to integrate successfully our business with Adumo's and realize the anticipated benefits of the Acquisition.

The Acquisition involves the combination of two companies which currently operate as independent entities. The acquisition of Adumo is expected to result in augmentation of product offerings, broaden our combined value proposition and enhance our ability to be disruptive and solve for our customer's pain points. There is very little overlap in the underlying businesses of Lesaka and Adumo and following the Acquisition, the combined company will continue to focus on the markets they currently serve, with the intention to combine any duplicative operating and administration functions and to unlock any potential synergies identified. The combined company will be required to devote significant management attention and resources to integrating its business practices and certain of its operations. The combined company may fail to realize some or all of the anticipated benefits of the Acquisition, including if the integration process takes longer than expected or is more costly than expected. Potential difficulties the combined company may encounter in the integration process include the following:

  the inability to successfully combine our business with Adumo's in a manner that permits the combined company to achieve the anticipated benefits from the Acquisition, which would result in the anticipated benefits of the Acquisition not being realized partly or wholly in the time frame currently anticipated or at all;
  creation of uniform standards, controls, procedures, policies and information systems; and
  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Acquisition.

In addition, we and Adumo have operated and, until the completion of the Acquisition, will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company's management's attention, the disruption or interruption of, or the loss of momentum in, each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company's ability to maintain its relationships with third parties or the ability to achieve the anticipated benefits of the Acquisition, or could otherwise adversely affect the business and financial results of the combined company.

The unaudited pro forma condensed combined financial data for us and Adumo included in this proxy statement are preliminary, and the combined company's actual financial position and operations after the Acquisition may differ materially from the unaudited pro forma combined financial data included in this proxy statement.

The unaudited pro forma financial data for us and Adumo included in this proxy statement are presented for illustrative purposes only and are not necessarily indicative of the combined company's actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. The combined company's actual results and financial position after the Acquisition may differ materially and adversely from the unaudited pro forma financial data included in this proxy statement. The aggregate consideration payable by us, including the estimated number of shares of our common stock to be issued in the Acquisition, reflected in this proxy statement is preliminary. In addition, our unaudited pro forma purchase price allocation includes acquired intangible assets and goodwill with a preliminary fair value of approximately $63.0 million (ZAR 1.2 billion translated at exchange rates as of March 31, 2024). We test goodwill for impairment at least annually for events or circumstances that may indicate a possible impairment exists. If an impairment is identified, we would be required to record an impairment charge with respect to the impaired asset to the period in which the determination is made. A significant impairment charge could have a material negative impact on our financial condition and results of operations. We will continue to evaluate our intangible assets for potential impairment in accordance with its accounting policies.

The unaudited pro forma financial statements have been derived from the historical financial statements of us and Adumo and adjustments and assumptions have been made regarding the combined company after giving effect to the transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the transactions or that have been incurred since the date of such unaudited pro forma financial statements. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company's financial condition following the Acquisition. For more information see the section titled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 80 of this proxy statement.

The combined company may be exposed to increased litigation, including shareholder litigation, which could have an adverse effect on the combined company's business and operations.

The combined company may be exposed to increased litigation from shareholders, customers, suppliers, consumers and other third parties due to the combination of our and Adumo's businesses following the Acquisition. Such litigation may have an adverse impact on the combined company's business and results of operations or may cause disruptions to the combined company's operations. Such litigation, if instituted against the combined company, could cause the combined company to incur substantial costs and divert management's attention and resources, which could have a material adverse effect on the combined company's business, financial condition and results of operations.

Future sales of shares by existing shareholders could cause the combined company's stock price to decline.

If existing shareholders of ours and Adumo sell, or indicate an intention to sell, substantial amounts of the combined company's common stock in the public market after legal restrictions on resale lapse, the trading price of the common stock of the combined company could decline. Based on shares of common stock outstanding as of March 31, 2024, and after giving effect the shares of common stock expected to be issued upon completion of the Acquisition, the combined company is expected to have outstanding a total of approximately 81,746,633 shares of common stock immediately following the completion of the Acquisition. The combined company has agreed to file a resale registration statement covering the resale of the shares issued in the Acquisition as soon as practically possible after the closing of Acquisition. The combined company has agreed to keep such registration statement effective until the date the shares covered by such registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act. If outstanding shares of common stock are sold, the trading price of the combined company's common stock could decline

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements relating to Lesaka, Adumo, the Acquisition and the other proposed transactions contemplated thereby.  These forward-looking statements include statements about future financial and operating results; benefits of the transaction to shareholders, employees and other stakeholders; potential synergies; the ability of the combined company to drive growth and expand customer relationships; and other statements regarding the transaction. Lesaka's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those expected, including but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the sale and purchase agreement relating to the Acquisition; (2) the ability to satisfy all conditions to completion of the Acquisition, including obtaining regulatory and shareholder approvals; (3) unexpected costs, charges or expenses resulting from the Acquisition; (4) the disruption of management's attention from our ongoing business operations due to the Acquisition; (5) changes in the financial condition of the markets that the Adumo serves; (6) risks associated with the Adumo's product and service offerings or its results of operation, lower than expected growth in Adumo's transactions processed; (7) the challenges, risks and costs involved with integrating the operations of Adumo with Lesaka; and (8) Lesaka's ability to realize the anticipated benefits of the Acquisition.

In addition, forward-looking statements in this proxy statement are based on the beliefs and assumptions of our management and on information currently available and include information about possible or assumed future results of operations in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other statements preceded by, followed by or that include the words "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

These forward looking statements involve risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. The following important factors, among others, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

• our ability to service our debt, make scheduled debt repayments and comply with related restrictive and financial covenants;

• our ability to implement our strategic objectives, including prioritizing South Africa as our core market;

• our ability to compete successfully with other companies that offer financial services and payment processing services;

• our ability to achieve applicable broad-based black economic empowerment objectives in our South African operations; and

• our ability to manage the risks associated with operating in South Africa and other emerging markets, including fluctuations in foreign currencies against our reporting currency and the adverse effects of geopolitical conflicts.

There can be no assurance that future developments affecting Lesaka, Adumo or the proposed transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Lesaka's or Adumo's control) or other assumptions that could cause actual results or performance to differ materially and adversely from those set forth in, expressed or implied by, such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that Lesaka considers immaterial or which are unknown. It is not possible to predict or identify all such risks. The forward-looking statements only speak as of the date they are made, and Lesaka does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For a discussion of the factors that may cause Lesaka, Adumo or Post-Closing Lesaka's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Lesaka and Adumo to complete the Acquisition and the effects of the Acquisition on the business of Lesaka, Adumo and Post-Closing Lesaka, please see the section titled "Risk Factors" beginning on page 8 of this proxy statement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Lesaka. Please see the section titled "Where You Can Find More Information" beginning on page 97 of this proxy statement. There can be no assurance that the Acquisition will be completed, or if completed, that such transaction will be completed within the anticipated time period or that the expected benefits of the Acquisition and will be realized.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of Lesaka, Adumo or Post-Closing Lesaka could differ materially from the forward-looking statements.

THE ACQUISITION

Background of the Acquisition

The terms of the Purchase Agreement are the result of arm's length negotiations between representatives of Lesaka and Adumo. The following is a brief background of these negotiations, the Purchase Agreement and the Acquisition.

In an effort to enhance shareholder value, the Lesaka Board and Lesaka executive management regularly review and discuss Lesaka's near- and long-term operating and strategic priorities. Among other things, these reviews and discussions focus on the opportunities and risks associated with Lesaka's operations, financial condition and availability of sources of capital, as well as its strategic relationships and potential long-term strategic options. In particular, as part of Lesaka's ongoing consideration and evaluation of its long-term prospects and strategies, Lesaka's board and management regularly evaluate strategic opportunities involving potential transactions, including capital raising transactions, partnerships and acquisition opportunities.

Further, the Lesaka Board conducted an extensive review of Lesaka's business strategy and operations in July 2020, and directed Lesaka management to focus on its South African operations and other businesses in South and Southern Africa. This position was confirmed during a subsequent review by the Board in April 2023. Acquisitions are an integral part of Lesaka's growth strategy as it seeks to expand its business and deploy its technologies in new markets in Southern Africa.

Prior to execution of the Purchase Agreement, Lesaka entered into definitive agreements to acquire two businesses in South Africa: Connect Group ("Connect"), which also operates in Namibia and Botswana, and Touchsides (Pty) Ltd. ("Touchsides").

On November 1, 2021, Lesaka announced it had signed a definitive agreement to acquire 100% of Connect for consideration of approximately ZAR 3.8 billion. The acquisition of Connect, a profitable, high-growth and leading South African fintech company, was transformational for Lesaka in its journey to becoming one of South Africa's leading fintech platforms. On April 14, 2022, Lesaka announced the closing of the Connect acquisition.

On February 5, 2024, Lesaka announced that it had entered into a definitive agreement to acquire 100% of Touchsides, a leading data analytics, insights and merchant service company, from Heineken International B.V. Touchsides and Lesaka's Kazang are highly complementary, and the acquisition is expected to significantly expand the footprint of Kazang in the tavern industry in South Africa's informal market. Touchsides has an active base of over 10,000 point-of-sales terminals across South Africa's informal licensed taverns, and processes more than 1.5 million transactions per day. The Touchsides acquisition closed on April 30, 2024.

Over the course of its 2023 and 2024 fiscal years, Lesaka was engaged in preliminary, exploratory discussions with respect to various acquisition transactions, and Lesaka's Board had directed management to continue identifying and evaluating potential opportunities.

In the course of identifying potential counterparties for partnership or acquisition opportunities, Lesaka management identified potential counterparties, including Adumo, and management decided to conduct outreach. As part of this outreach, on August 22, 2022, Lesaka management had an exploratory discussion with a representative of Apis Partners, the manager of Apis Growth 13 ("Apis"), the largest shareholder in Adumo, to discuss a potential acquisition of Adumo, given the potential synergies and complementary nature of the two businesses. Apis was receptive to discussions but noted that Adumo was not yet ready to engage in a sale process.

Lesaka management, and representatives of Apis and Crossfin Holdings (Pty) Ltd. ("Crossfin"), the second-largest shareholder in Adumo, continued to communicate informally over the months that followed around a potential transaction.

On October 6, 2022, Adumo management presented their budget for the financial year ended September 30, 2023 to Lesaka management.

On February 6, 2023, representatives of Apis and Crossfin met with Lesaka management to discuss a potential transaction process.

On April 20, 2023, a representative of Crossfin and his transaction advisors, Fairview Partners, met with Lesaka management to further discuss a potential transaction process.

On July 28, 2023, Adumo shared its Confidential Information Memorandum ("CIM") with Lesaka.

On October 9, 2023, Adumo presented the CIM and an overview of the Adumo business to Lesaka management.

On October 25, 2023, members of Lesaka management had a meeting with the shareholders of Adumo, including representatives of Apis and Crossfin, around the parameters of a potential acquisition of Adumo by Lesaka.

On November 9, 2023, Lesaka, Adumo and Crossfin Apis Transactional Solutions Proprietary Limited ("CATS"), Adumo's majority shareholder holding in excess of a 90% shareholding in Adumo, entered into a non-disclosure agreement, enabling them to receive confidential information about Lesaka.

Subsequently, also on November 9, 2023, Lesaka provided to Adumo and CATS a management presentation that included a detailed overview of the Lesaka business.

On November 15, 2023, Lesaka enabled access to a virtual data room ("VDR") containing the preliminary outline of a non-binding Memorandum of Understanding ("MOU"), a management presentation about Lesaka, and other information requested during the October 25, 2023 meeting and November 9, 2023 management presentation.

On November 24, 2023, members of Lesaka management held a meeting with the shareholders of Adumo, including representatives of Apis and Crossfin, to discuss the terms of a potential acquisition of Adumo by Lesaka.

On November 29, 2023, the Capital Allocation Committee of Lesaka held a meeting by videoconference in which members of Lesaka management were present. Lesaka management reviewed for the Capital Allocation Committee an overview of the Adumo business, a potential transaction structure and valuation of Adumo. The Capital Allocation Committee then directed management to conclude a non-binding MOU with the shareholders of Adumo which would propose, subject to a due diligence investigation and in particular ongoing review by the Capital Allocation Committee, that the aggregate consideration for the acquisition would consist of shares of stock of Lesaka equal to up to 22% of Lesaka's equity.

On December 12, 2023, Lesaka delivered a non-binding MOU reflecting these terms to CATS, the vehicle through which Apis, Crossfin and other shareholders, in particular the International Finance Corporation ("IFC") and Adumo management, hold their interest in Adumo. From December 12, 2023 to December 21, 2023, the parties discussed and finalized the terms of the non-binding MOU, including a reciprocal due diligence timeline and an exclusivity period from the date of execution of the non-binding MOU to March 31, 2024.

On December 22, 2023, the non-binding MOU was executed by each of Lesaka and CATS.

From January 8, 2024 to about April 11, 2024, each of Lesaka and the Sellers conducted due diligence investigations with respect to the other party, and discussed the process, structure and timing for the anticipated acquisition.

On April 4, 2024, the Capital Allocation Committee held a meeting by videoconference in which members of Lesaka management were present. Lesaka management reviewed for the Capital Allocation Committee the outcome of the due diligence exercise and status of discussions with the Sellers. The Capital Allocation Committee then directed management to negotiate and conclude a Purchase Agreement with the Sellers, subject to ongoing review by the Capital Allocation Committee and the Lesaka Board. In particular, the Capital Allocation Committee requested that Lesaka management provide an update via e-mail around the retention of three key executives at Adumo, as well as confirmation of the lock-up period for selling shareholders prior to finalizing terms of the Purchase Agreement.

On April 6, 2024, Lesaka management delivered to the Sellers a draft Purchase Agreement. During the period from April 6, 2024 to May 6, 2024, representatives of Lesaka completed confirmatory due diligence on Adumo (and representatives of the Sellers completed confirmatory due diligence on Lesaka), and representatives of Werksmans Attorneys ("Werksmans"), acting as counsel to Lesaka, and Webber Wentzel, acting as counsel to the Sellers and Adumo, negotiated the terms of the Purchase Agreement drafted by Werksmans, including, inter alia, the calculation of the Base Purchase Consideration (including the inclusion of ZAR 232 million of cash as part of the consideration to accommodate the tax obligations of the Sellers), the number of Consideration Shares, the representations, warranties and undertakings of each party, the treatment of transaction expenses and the indemnification provisions. During this period, members of the Capital Allocation Committee were kept apprised of the terms of the proposed Purchase Agreement by Lesaka management. An update around the retention of key executives and the lock-up period for the Sellers was delivered to the Capital Allocation Committee on April 25, 2024.

On May 3, 2024, the Capital Allocation Committee recommended to the Lesaka Board that the Lesaka Board approve the Purchase Agreement and the Acquisition contemplated by the Purchase Agreement. On May 5, 2024, the Lesaka Board unanimously approved the Purchase Agreement and the Acquisition contemplated by the Purchase Agreement and authorized certain members of Lesaka management to execute the Purchase Agreement and associated documentation on behalf of Lesaka.

Subsequently, on May 7, 2024, Lesaka and the Sellers entered into the Purchase Agreement. On May 7, 2024, shortly following the execution of the Purchase Agreement, Lesaka issued a press release announcing the Acquisition, and filed a current report on Form 8-K with the SEC announcing the execution of the Purchase Agreement.

Lesaka's Reasons for the Acquisition

During the course of its evaluation of the Purchase Agreement, Lesaka’s Capital Allocation Committee held numerous meetings, consulted with Lesaka’s senior management, and reviewed and assessed a significant amount of information. In reaching its decision to recommend the Purchase Agreement for approval by Lesaka’s Board, the Capital Allocation Committee considered a number of factors that it viewed as supporting its decision to approve the Purchase Agreement, including:

  the Capital Allocation Committee's and management's understanding of Adumo's business and operations, and its current and historical results of operations, financial prospects and conditions;

  the Capital Allocation Committee's belief that, following on from the acquisitions of Connect and Touchsides, the acquisition of Adumo would further strengthen both Lesaka's product suite and geographical reach in Southern Africa;
  the acquisition of Adumo would expand Lesaka's total addressable market and serviceable addressable market in the merchant acquiring space;
  the complementary nature of Adumo's activities to Lesaka operations in South Africa, Namibia and Botswana;
  the Capital Allocation Committee's belief that the combination of Adumo and Lesaka could generate substantial synergies;
  the cash-generative nature of the Adumo business and its positive impact on the cash flow profile and net debt-to-EBITDA ratio of Lesaka post-completion;
  the Capital Allocation Committee's belief that, as a result of arm's length negotiations with the Sellers, the terms of the Purchase Agreement, including the amount of the aggregate consideration, represent the most favorable terms to Lesaka in the aggregate to which the Sellers were willing to agree; and
  the current financial market conditions and historical market prices, volatility and trading information with respect to Lesaka's common stock.

The Capital Allocation Committee and, following the Capital Allocation Committee's recommendation, the Board of Lesaka, also reviewed the terms of the Purchase Agreement, and concluded that the terms of the Purchase Agreement, in the aggregate, were reasonable under the circumstances given:

  that the Base Purchase Consideration consists mostly of stock, which Lesaka's Board believed was consistent with the strategic purpose of the Acquisition as a combination of two complementary companies;
  the calculation of the aggregate consideration payable by Lesaka, including the estimated number of shares of Lesaka common stock to be issued in the Acquisition;
  the customary nature of the representations, warranties, and undertakings of Lesaka and the Sellers in the Purchase Agreement;
  the parties' covenants to use all reasonable endeavors to procure satisfaction of the conditions precedent to the Acquisition; and
  the number and nature of the conditions to Lesaka's and the Sellers' respective obligations to complete the Acquisition and the likelihood that the Acquisition will be completed on a timely basis.

In the course of its deliberations and in addition to the analyses and recommendation of the Capital Allocation Committee also considered a variety of risks and other countervailing factors relating to entering into the Acquisition, including:

  the substantial expenses to be incurred by Lesaka in connection with the Acquisition;
  the issuance of the Consideration Shares to the Sellers will dilute Lesaka's current shareholders;
  the integration of Adumo with Lesaka could subject Lesaka to liabilities that may exist at Adumo, including liabilities arising out of the Acquisition;
  the Acquisition is subject to the direct and/or indirect shareholders of CATS, or Lesaka if such shareholders fail to do so, providing written unconditional undertakings to purchase an amount of shares equal to the Replacement Cash Component;
  the Acquisition is subject to approval of Competition Authorities in South Africa and Namibia;
   the possibility of encountering difficulties in achieving, or failing to achieve, anticipated synergies in the amounts estimated or in the time frame contemplated;
  increasing competition in the Southern African payments landscape;
  the risk of losing key Lesaka or Adumo management or employees during the Gap Period (as defined elsewhere in this proxy statement) of the Acquisition and thereafter;
  the terms of the Purchase Agreement that restrict Lesaka's ability to engage in certain transactions and initiatives; and
  the possible volatility of the trading price of Lesaka's common stock resulting from the announcement, pendency or completion of the Acquisition.

Lesaka's Board considered all of the foregoing factors and concluded that the uncertainties, risks and potential negative factors relevant to the Acquisition were outweighed by the potential benefits that it expected would be achieved as a result of the Acquisition, and on this basis it approved the Acquisition and the Purchase Agreement.

The foregoing discussion of the factors considered by Lesaka's Board is not intended to be exhaustive, but rather includes the material factors considered. In reaching its decision that it is advisable and in the best interests of Lesaka and its shareholders to complete the Acquisition as contemplated by the Purchase Agreement and to recommend that Lesaka shareholders vote "FOR" the Share Issuance Proposal set forth in this proxy statement, Lesaka's Board did not quantify, rank or assign relative weights to the factors considered and individual members of the Board may have given different weight to different factors. Lesaka's Board based its decision on the totality of information presented.

Form of the Merger

Subject to the terms and conditions of the Purchase Agreement, and in accordance with Florida law, at the completion of the Acquisition, Adumo will become a wholly owned subsidiary of Lesaka SA.

Acquisition Consideration

The aggregate consideration payable by Lesaka to the Sellers will be (i) 17,279,803 of Lesaka's common stock plus (ii) ZAR 232,158,422.

Effective Time of the Acquisition

The Purchase Agreement requires each of the parties to use reasonable endeavors to procure that the conditions precedent to the Acquisition are satisfied or waived as promptly as possible, including the approval by Lesaka's shareholders of the Acquisition. Neither Lesaka nor the Sellers can predict the exact timing of the consummation of the Acquisition.

Regulatory Approvals

In the United States, Lesaka must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Lesaka's common stock to Adumo's shareholders in connection with the Acquisition contemplated by the Purchase Agreement and the filing of this proxy statement with the SEC. In South Africa and Namibia, approval or clearance of the merger must be granted by the relevant antitrust authorities.

Nasdaq Stock Market Listing

Shares of Lesaka's common stock are currently listed on Nasdaq under the symbol "LSAK."

Anticipated Accounting Treatment

It is anticipated that the Acquisition will be accounted for as a business combination in which Lesaka, through Lesaka SA, as the legal and accounting acquirer, will record the assets acquired and assumed liabilities of Adumo at their fair values as of the acquisition date, and an acquisition of a loan receivable from the Sellers. See the “Unaudited Pro Forma Condensed Combined Financial Statements” elsewhere in this proxy statement for additional information.

Appraisal Rights and Dissenters' Rights

Under Florida law, Lesaka's shareholders are not entitled to appraisal rights in connection with the Acquisition.

THE PURCHASE AGREEMENT

The following is a summary of the material terms of the written Purchase Agreement dated May 7, 2024  entered into between Lesaka (identified as Lesaka Holdco in the Purchase Agreement), Lesaka SA (collectively referred to as "Lesaka" in the Purchase Agreement), CATS and Adumo ESS Proprietary Limited ("Adumo ESS")(CATS and Adumo ESS are collectively referred to as the "Sellers"), in terms of which Lesaka SA will acquire: (i) all of the shares held by the Sellers ("Sale Shares") in the issued share capital of Adumo, and (ii) any claims on loan account ("Sale Claims") against Adumo and its subsidiaries that the Sellers may have. A copy of Purchase Agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. The Purchase Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Adumo and its operations. The following description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. You should refer to the full text of the Purchase Agreement for details of the Acquisition and the terms and conditions of the Purchase Agreement.

The Purchase Agreement contains representations and warranties that the Sellers, on the one hand, and Lesaka, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Purchase Agreement and are subject to important qualifications and limitations agreed to by the parties in the Purchase Agreement. In addition, the representations and warranties are qualified by documents and information disclosed by the parties during the due diligence investigation process and in disclosure schedules exchanged by the parties prior to the signing of the Purchase Agreement. The representations and warranties were used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Purchase Agreement as statements of factual information because they were made as at specific dates and may be intended merely as a risk allocation mechanism between the parties to the Purchase Agreement. The representations and warranties in the Purchase Agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and public filings of Lesaka.

Structure

Subject to the terms and conditions of the Purchase Agreement, at the completion of the Acquisition, Adumo will become a wholly owned subsidiary of Lesaka.

Completion and Effectiveness of the Acquisition

The Acquisition will be completed as promptly as practicable, after all of the conditions to completion of the Acquisition are satisfied or waived, including the approval by the competition authorities in the Republic of South Africa and the Republic of Namibia, exchange control approval from the financial surveillance department of the South African Reserve Bank and approval by Lesaka shareholders of the Share Issuance Proposal, unless earlier terminated by the parties in accordance with the terms of the Purchase Agreement. For more information on termination rights, see the section titled "Purchase Agreement-Termination of Purchase Agreement" of this proxy statement.

The parties to the Purchase Agreement are working to complete the Acquisition as quickly as practicable and currently anticipate that the Acquisition will be completed during the first quarter of fiscal 2025. However, Lesaka cannot predict the completion of the Acquisition or the exact timing of the completion of the Acquisition because it is subject to various conditions.

Acquisition Consideration

The purchase consideration payable by Lesaka to the Sellers under the Purchase Agreement on the closing date of the Acquisition will be settled through the combination of the payment of a cash amount of ZAR 232,158,422 and the issuance of 17,279,803 shares of Lesaka Holdco's common shares which represents 20.91% of 82,635,670 (the sum of (y) an agreed total issued number of our shares of common stock in issue on April 1, 2024, of 65,355,867 on a fully diluted basis, and (z) the 17,279,803 shares of our common stock to be issued pursuant to the Purchase Agreement), and which is subject to certain adjustments based on our and Adumo's respective net equity value as of March 31, 2024. The parties have agreed to a mechanism to settle any leakage, as defined and determined in the Purchase Agreement, identified prior to and within 12 months of closing of the Acquisition. The leakage payable, if any, will be treated as an adjustment to the cash portion of the purchase consideration payable to the Sellers. If any leakage has occurred in relation to Adumo, the Seller/s who benefited from the leakage will refund an amount equal to the leakage (as finally determined in accordance with the Purchase Agreement) to Lesaka plus interest thereon. If any leakage has occurred in relation to Lesaka, Lesaka will refund an amount equal to the leakage (as finally determined in accordance with the Purchase Agreement) to the Sellers plus interest thereon.

Representations and Warranties

The Sellers have in the Purchase Agreement provided customary representations and warranties to Lesaka for a transaction of this type. Lesaka Holdco has in the Purchase Agreement provided limited representations and warranties to the Sellers given that it is a listed company and information related to Lesaka is available to the public.

The representations and warranties provided by the Sellers to Lesaka in respect of Adumo, relate to, among other matters:

  Status and Shares of Adumo;
  Sale Shares and Sale Claims;
  No Claims by Related Parties;
  Books and Records of Adumo;
  Business Activities of Adumo;
  Assets and Liabilities of Adumo;
  Intellectual Property;
  Computer Systems;
  Contracts;
  Tax;
  Leased Premises;
  Employees;
  Adumo Management Accounts;
  Interim Period;
  Disclosures; and
  Information.

The representations and warranties provided by Lesaka Holdco to the Sellers, relate to, among other matters:

  Status and Shares of Lesaka:
  Consideration Shares;
  Lesaka Audited Accounts;
  Compliance with Applicable Law;
  Disclosures; and
  Information.

The representations and warranties are, in many respects, qualified by materiality and knowledge, but their accuracy forms the basis on which the parties have entered into the Purchase Agreement.

The Purchase Agreement has been concluded on a non-recourse basis in so far as the liability of the Sellers under the Purchase Agreement is concerned. Accordingly, Lesaka has taken out a non-recourse warranty and indemnity insurance policy issued in terms of which Lesaka will be required to claim from the underwriter of the warranty and indemnity policy for a valid warranty or indemnity claim under the Purchase Agreement ("Insurance Policy"). The Sellers' indemnification obligations under the Purchase Agreement with respect to breaches of representations and warranties, other than the Sellers' representations and warranties in respect of tax, title, capacity and authority, survive for three years following the closing of the Purchase Agreement. The Sellers' indemnification obligations under the Purchase Agreement in respect of representations and warranties related to tax, title, capacity and authority survive for a period of seven years from the closing of the Purchase Agreement subject to the qualifications and limitations in the Purchase Agreement.

Lesaka's liability under the Purchase Agreement with respect to breaches of representations and warranties, other than the Sellers' representations and warranties in respect title, capacity and authority, survive for 12 months following the closing of the Purchase Agreement. Lesaka's liability under the Purchase Agreement in respect of representations and warranties related to title, capacity and authority survive for a period of three years from the closing of the Purchase Agreement subject to the qualifications and limitations in the Purchase Agreement.

Covenants: Conduct of Business Pending the Acquisition

The Seller has undertaken, in favor of Lesaka, that Adumo will, during the period commencing on the signature date of the Purchase Agreement and continuing until the earlier to occur of the closing date and the termination of the Purchase Agreement ("Gap Period"), conduct its business in substantially the normal and ordinary course and Adumo will not enter into any contract or commitment or do anything which, in any such case, is outside of the normal and ordinary course of its business, unless: (i) it is permitted by the Purchase Agreement; (ii) it is a matter that was disclosed before the Signature Date; (iii) it is an action, contract, resolution or commitment taken, passed, concluded or made in order to give effect to the Acquisition; (iv) it is a transaction expressly referred to the Purchase Agreement or; (v) Lesaka has provided prior written consent, during the Gap Period. Specifically, the Sellers have undertaken the following to Lesaka:

  Adumo will not change its normal manner, method or trading style of carrying on business (it being recorded that the launching of new products or services shall be considered to be its normal manner and method of carrying on business);
  no material assets will be acquired or sold by Adumo other than in the ordinary, normal and regular course of businesses. For purposes of this clause, "material" means assets individually or collectively having a value exceeding ZAR 5,000,000;
  Adumo will not change its residence for tax purposes;
  Adumo will treat all matters in regard to tax (and related reporting matters) consistently with past practice and methodology;
  there will be no changes in the shareholding structure of Adumo (other than as a result of the implementation of the Adumo ESS Restructure (as defined in the Purchase Agreement) and the conversion of the B class shares in the issued share capital of Adumo) and no Adumo company will take any steps to apply for its winding-up;
  save as provided for in this Purchase Agreement, no Adumo company will issue or agree to issue any shares (including bonus and capitalization shares), and the Sellers will not pass or agree to pass, any resolution for the increase or reduction of any Adumo company's share capital, or for the creation of any securities;
  no Adumo company will enter into any agreement or transaction with a value exceeding ZAR 5,000,000 outside of the normal and ordinary course of business;
  no resolutions will be passed by (i) the Sellers in their capacities as shareholders of Adumo; or (ii) the board of directors of Adumo, except such resolutions as (a) may be necessary to give effect to the Acquisition; (b) are passed in the ordinary, normal and regular course of business; or (c) may be required in order to give effect to any agreement, transaction or action expressly referred to in the Purchase Agreement or otherwise permitted to be undertaken in terms the Gap Period undertakings;
  no Adumo company will acquire or enter into any agreement to acquire (whether by one transaction or a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person/s;
  no Adumo company will enter into or agree to enter into, any joint venture, partnership agreement or other venture for the sharing of profits or assets other than in the ordinary course and consistent with past practice;
  each Adumo company will pay all amounts of any nature whatsoever that become due and payable by Adumo in the ordinary course and consistent with past practice;
  each Adumo company will (consistent with past practice) make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the Adumo company and its assets, and maintain (consistent with past practice) a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization;
  the Sellers will not pass any resolutions effecting any changes to the memoranda of incorporation of any of the Adumo companies;
  no Adumo company will incur any third-party debt other than for purposes of capital expenditure or in the ordinary, normal and regular course of business;
  enter into or agree to enter into any death, retirement, profit-sharing, bonus, share option, share incentive or other scheme for the benefit of any of its employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any keyman insurance;

  no Adumo company will commence, compromise or discontinue any legal, administrative, regulatory or arbitration proceedings other than: (i) routine debt collection in the ordinary course of business; and (ii) any proceedings reasonably necessary to secure or preserve any right of any Adumo company (including, but not limited to, the interruption of prescription or the obtaining of an interdict or mandamus) and in respect of which proceedings the Sellers undertake to consult with Lesaka;
  no Adumo company will repay or prepay any loans of whatsoever nature and amount, any borrowings or any other financial facility or assistance made available to it (excluding amounts payable in the normal and ordinary course of business);
  no Adumo company will terminate the employment or office of any of its senior employees (other than termination for cause) or appoint any new director, officer or senior employee or consultant or materially alter the terms of employment or engagement of any of the employees (whether senior or junior), consultants, directors or officers including increasing employees' or directors' compensation or benefits, except in the normal and ordinary course of business and consistent with past practices;
  no Adumo company will make or agree to any material amendment, variation, deletion, addition, renewal or extension to or of, terminate or give any notice or intimation of termination of or breach or fail to comply with the terms of any contract or arrangement with third parties which is outside of the ordinary course of business;
  no Adumo company will make any distributions to any person other than a Seller or a related person of a Seller; and
  no Adumo company will make any changes to its accounting policies and procedures.

Lesaka may cancel the Purchase Agreement at any time prior to the closing date by delivering written notice to the Sellers if: (i) the Sellers or Adumo breach any of its Gap Period undertakings and fail to take any remedial action to remedy the breach before the closing date to Lesaka's reasonable satisfaction, after receiving notice from Lesaka requiring the Sellers to do so; and (ii) the aggregate of the damages that would be suffered by Lesaka as a result of the breach is equal to or greater than ZAR 30,000,000.

Lesaka has provided limited Gap Period undertakings under the Purchase Agreement. Lesaka has undertaken in favor of the Sellers that it will continue to conduct its operations in substantially the normal and ordinary course during the Gap Period. The Sellers have reciprocal rights of termination in regard to a breach of the Gap Period undertakings by Lesaka. The Sellers may cancel the Purchase Agreement at any time prior to the closing date by delivering written notice to Lesaka if: (i) Lesaka breaches any of its Gap Period undertakings and does not take any remedial action to remedy the breach before the closing date to the Sellers' reasonable satisfaction after receiving notice from the Sellers requiring Lesaka to do so; and (ii) the aggregate of the damages that would be suffered by the Sellers as a result of the breach is equal to or greater than ZAR 30,000,000.

Completion and Closing Date of the Acquisition

The Acquisition will be completed as promptly as practicable, after all of the conditions to completion of the Acquisition are satisfied or waived, including the approval by Lesaka's shareholders of the Share Issuance Proposal, unless terminated earlier in accordance with the terms of the Purchase Agreement.

The Parties currently anticipate that the Acquisition will be completed during the third quarter of calendar 2024.  Lesaka, however, cannot predict the completion of the Acquisition or the exact timing of the completion of the Acquisition because it is subject to various conditions.

Directors and Officers of Adumo Following the Acquisition

Certain executive directors of Adumo will remain on the board of directors of the various Adumo companies after the closing date. Certain non-executive directors nominated to the board of directors of Adumo as representatives of the direct and indirect shareholders of the Sellers will resign with effect from the closing date. Lesaka will nominate persons on the board of directors of Adumo. The names of Lesaka's nominees will be communicated to the Sellers before the closing date.

Additional Agreements

The Parties have agreed to use their reasonable endeavors to co-operate in good faith to procure the fulfilment of the conditions to the Purchase Agreement, as soon as reasonably possible after the date of the Purchase Agreement.

Conditions to the Completion of the Acquisition

The following contains a description of all material conditions to the completion of the Acquisition. Each party's obligation to complete the Acquisition is subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by the relevant party in whose benefit the condition has been inserted into the Purchase Agreement, at or prior to the closing, of various conditions.

The Purchase Agreement is subject to the following conditions which have been included in the Purchase Agreement for the benefit of Lesaka, which have not yet been fulfilled:

  the Sellers provide documentary evidence to the satisfaction of Lesaka (acting reasonably) that the agreements in terms of which the Adumo ESS Restructure (as defined in the Purchase Agreement) will be implemented, in accordance with the tax structuring memorandum in respect of the Adumo ESS Restructure (as defined in the Purchase Agreement), have been entered into and each such agreement has become unconditional in accordance with its terms (save for any condition requiring the Purchase Agreement become unconditional or closing to occur in terms of the Purchase Agreement).

The Sale Agreement also contains the following conditions which are for the mutual benefit of the parties, which have not yet been fulfilled:

  the direct and/or indirect shareholders of CATS have provided written unconditional undertakings to purchase all (and not only a portion) of the Liquidating Crossfin Holdings Shareholders' (as defined in the Purchase Agreement) pro rata entitlements to the Consideration Shares in consideration for an aggregate amount equal to the Replacement Cash Component (as defined in the Purchase Agreement); or (ii) if part (i) of the condition is not timeously fulfilled then, on or before October 31, 2024, the longstop date, Lesaka (or its nominee provided that such nominee is not located in the United States of America and is not a U.S. person) has concluded a written unconditional agreement with Crossfin SPV in relation to the acquisition of all (and not only a portion) of such entitlements in respect of all such Consideration Shares (other than those which are required to be liquidated in order to satisfy cash tax obligations), provided that the aggregate consideration for such entitlements will be equal to the Replacement Cash Component (being an amount of ZAR 285,772,238) and provided further that: (i) Lesaka (or its nominee, as applicable) has provided a bank guarantee from Rand Merchant Bank (a division of FirstRand Bank Limited) or other South African registered bank in respect of the settlement of such aggregate consideration and (ii) that, to the extent applicable, Lesaka's nominee has, prior to the conclusion thereof, obtained all approvals as may be required to conclude and implement such agreement;
  to the extent required in accordance with the terms of the material agreements referenced in the Purchase Agreement, the relevant third parties to the material agreements have consented in writing to the change of control over Adumo that will result from the implementation of the Purchase Agreement, either unconditionally or should the consent be conditional, then upon such conditions as may be acceptable to Lesaka (acting reasonably);
  any and all shareholder approvals and regulatory approvals required for the purposes of Lesaka issuing the Consideration Shares to the Sellers have been obtained;
  the direct and/or indirect shareholders of CATS have provided written unconditional undertakings to purchase all (and not only a portion) of the Liquidating Crossfin Holdings Shareholders' (as defined in the Purchase Agreement) pro rata entitlements to the Consideration Shares in consideration for an aggregate amount equal to the Replacement Cash Component; or (ii) if part (i) of the condition is not timeously fulfilled then, on or before October 31, 2024, Lesaka (or its nominee provided that such nominee is not located in the United States of America and is not a U.S. person) has concluded a written unconditional agreement with Crossfin SPV in relation to the acquisition of all (and not only a portion) of such entitlements in respect of all such Consideration Shares (other than those which are required to be liquidated in order to satisfy cash tax obligations), provided that the aggregate consideration for such entitlements will be equal to the Replacement Cash Component (being an amount of ZAR 285,772,238) and provided further that: (i) Lesaka (or its nominee, as applicable) has provided a bank guarantee from Rand Merchant Bank (a division of FirstRand Bank Limited) or other South African registered bank in respect of the settlement of such aggregate consideration and (ii) that, to the extent applicable, Lesaka's nominee has, prior to the conclusion thereof, obtained all approvals as may be required to conclude and implement such agreement; and
  the approval of the Acquisition by the competition authorities in the Republic of South Africa and the Republic of Namibia, the financial surveillance department of the South African Reserve Bank and the Takeover Regulation Panel of South Africa. These conditions are regulatory in nature and cannot be waived by the parties.

Termination of Purchase Agreement

The Purchase Agreement may be terminated at any time before the closing date of the Acquisition, regardless of whether or not the conditions to the Purchase Agreement have been fulfilled, as set forth below. No termination fee is payable under the Purchase Agreement if the Purchase Agreement is terminated before the closing date.

Lesaka may terminate the Purchase Agreement if:

(a) any Seller or any Material Adumo Company (which are specific companies within Adumo that the parties have agreed are material) is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard);

(b) business rescue proceedings in terms of the South African Companies Act, No. 71 of 2008 ("South African Companies Act") (or equivalent legislation) are commenced against any Seller or any Material Adumo Company, whether by way of board resolution or court order;

(c) any interdict, judgment or other order or action of any court or governmental entity restraining, prohibiting or rendering illegal the implementation of the transactions contemplated in the Purchase Agreement is in effect, or any legal proceeding has been instituted by any person (including any governmental entity) seeking to prohibit, restrict or delay, declare illegal or to enjoin the implementation of the transactions contemplated in the Purchase Agreement (save for any legal proceedings instituted to prohibit, restrict or delay the implementation of the Purchase Agreement by a governmental entity which the parties approached in order to fulfil the regulatory conditions; and

(d) an Adumo MAC occurs. An "Adumo MAC" has been defined with reference to an event, matter or circumstance which arises after the date of the Purchase Agreement, in either instance, which individually or in the aggregate, has, will, or is likely to have a material adverse effect on the condition (financial or otherwise) of Adumo and/or its business such that it has caused, or can reasonably be expected to cause, a reduction in Adumo's net equity value of 10% or more.

The Sellers may terminate the Purchase Agreement if:

(a) Lesaka SA or Lesaka Holdco or any Material Purchaser Group Company (which are specific entities within the Lesaka group that the parties have agreed are material) is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard);

(b) business rescue proceedings in terms of the South African Companies Act (or equivalent legislation) are commenced against Lesaka or Lesaka Holdco or any Material Purchaser Group Company, whether by way of board resolution or court order;

(c) any interdict, judgment or other order or action of any court or governmental entity restraining, prohibiting or rendering illegal the implementation of the transactions contemplated in the Purchase Agreement is in effect, or any legal proceeding has been instituted by any person (including any governmental entity) seeking to prohibit, restrict or delay, declare illegal or to enjoin the implementation of the transactions contemplated in the Purchase Agreement (save for any legal proceedings instituted to prohibit, restrict or delay the implementation of the Purchase Agreement by a governmental entity which the Parties approached in order to fulfil the regulatory conditions); and

(d) a Lesaka MAC occurs (and, for the avoidance of doubt, is not remedied in accordance with the terms of the Purchase Agreement). A "Lesaka MAC" has been defined with reference to an event, matter or circumstance which arises after the date of the Purchase Agreement, in either instance, which individually or in the aggregate, has, will, or is likely to have a material adverse effect on the condition (financial or otherwise) of the Lesaka group and/or its business such that it has caused, or can reasonably be expected to cause, a reduction in Lesaka's net equity value of 10% or more

Indemnification

The Purchase Agreement contains customary indemnification rights in favor of Lesaka. The Sellers have indemnified Lesaka and Adumo from any adverse consequences, being all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale) of any nature whatsoever that Lesaka and Adumo may suffer as a result of a failure of any of the representations and warranties given by the Sellers in favor of Lesaka in the Purchase Agreement to be true and correct and any liability for tax of an Adumo company not fully provided for in the Adumo management accounts disclosed to Lesaka during the due diligence investigation and referenced in the Purchase Agreement. Lesaka's rights of indemnification do not apply to matters which will be disclosed to Lesaka before the date of the Purchase Agreement and liabilities for tax incurred by Adumo in the ordinary, normal and regular course of business. Additionally, Lesaka's indemnification rights are subject to the qualifications and limitations discussed in the section titled "Purchase Agreement-Representations and Warranties" of this proxy statement. Lesaka has not provided a reciprocal indemnification for any adverse consequences which the Sellers may suffer as a result of a failure of any of the representations and warranties given by Lesaka in favor of the Sellers in the Purchase Agreement to be true and correct.

Amendment and Waiver

The Purchase Agreement may not be amended unless the amendment is in writing and is signed by all the parties.

Fees and Expenses

The Purchase Agreement provides that each party will be responsible for its own legal costs and expenses incurred by it in connection with the negotiation, drafting, preparation and implementation of the Purchase Agreement. Acquisition costs incurred by Adumo and Lesaka in connection with the Purchase Agreement constitute permitted leakage and are subject to caps which have been negotiated and agreed between the parties.

Lesaka will be responsible for any securities transfer tax payable in respect of the transfer for the shares held by the Sellers in Adumo to Lesaka.

MATTERS BEING SUBMITTED TO A VOTE OF LESAKA'S SHAREHOLDERS

PROPOSAL NO. 1

APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCE OF SHARES OF LESAKA'S COMMON STOCK PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT

General

At the Special Meeting, our shareholders will be asked to approve, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of our common stock pursuant to the terms of the Purchase Agreement.

The aggregate consideration payable by us to the former shareholders of Adumo in the Acquisition will be (i) ZAR 232,158,422 of cash plus (ii) 17,279,803 shares ("Share Consideration") of our common stock, which represents 20.91% of 82,635,670 (the sum of (y) an agreed total issued number of our shares of common stock in issue on April 1, 2024, of 65,355,867 on a fully diluted basis, and (z) the 17,279,803 shares of our common stock to be issued pursuant to the Purchase Agreement), and which is subject to certain adjustments based on our and Adumo's respective net equity value as of March 31, 2024.

The terms of, reasons for and other aspects of the Acquisition and the Purchase Agreement are described in detail in the other sections in this proxy statement. A copy of the Purchase Agreement is attached as Annex A to this proxy statement.

Shareholder Approval Requirement for Purposes of Nasdaq Listing Rule 5635

Nasdaq Listing Rule 5635(a)(1)

Pursuant to Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain shareholder approval prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

In connection with the consummation of the Acquisition, we expect to issue shares of our common stock in connection with the Acquisition equal to the Share Consideration, as described above. Accordingly, because the aggregate number of shares of our common stock that we will issue in connection with the Acquisition will exceed 20% of both the voting power and the number of shares of our common stock outstanding before such issuance, we are seeking the approval of our shareholders for the issuance of shares of our common stock pursuant to the Purchase Agreement pursuant to Nasdaq Listing Rule 5635(a)(1).

Nasdaq Listing Rule 5635(a)(2)

Pursuant to Nasdaq Listing Rule 5635(a)(2), a company listed on Nasdaq is required to obtain shareholder approval prior to the issuance of common stock or other securities into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial shareholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company.

International Financial Corporation and its related entities (collectively, the “IFC”) is a greater than 5% shareholder of us before the closing of the Acquisition, and the IFC has the right to designate one nominee to our Board, which is Mr. Javed Hamid. IFC is considered a substantial shareholder of our company pursuant to Nasdaq Listing Rule 5635(a)(2). For more information about IFC’s beneficial ownership in our company, please see the section titled “Principal Shareholders of Lesaka” of this proxy statement.

The IFC is also a greater than 5% shareholder of Adumo before the closing of the Acquisition, and as a result, upon the effective time of the Acquisition and pursuant to the Purchase Agreement, IFC is expected to receive shares of our common stock in exchange for the shares then-held in Adumo.

Because IFC has a 5% or greater interest in the shares of our common stock to be issued in the Acquisition and the Acquisition will result in an increase in our outstanding shares of common stock of by 5% or more, we are seeking the approval of our shareholders for the issuance of shares of our common stock pursuant to the Purchase Agreement pursuant to Nasdaq Listing Rule 5635(a)(2).

Reasons for the Transactions

After consideration and consultation with our senior management and our financial and legal advisors, the Board determined that the Purchase Agreement and the Acquisition are advisable and in the best interests of our company and its shareholders. The Capital Allocation Committee and our Board considered various reasons to reach its determination, as discussed elsewhere in this proxy statement, including, but not limited to, "The Acquisition-Lesaka's Reasons for the Acquisition" beginning on page 20 of this proxy statement.

The closing of the Acquisition is subject to the satisfaction or waiver of customary conditions to closing, including receipt of approval of this Proposal No. 1 by our shareholders at the Special Meeting.

In the event that this Proposal No. 1 is not approved by our shareholders, the Acquisition cannot be consummated.

Required Vote

For purposes of Nasdaq Listing Rule 5635, the approval of issuance of shares of our common stock pursuant to the terms of the Purchase Agreement requires the votes cast in favor of the proposal to exceed the number of votes cast against the proposal at the Special Meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 1 TO APPROVE, FOR PURPOSES OF NASDAQ LISTING RULE 5635, THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards "FOR" the approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of our common stock pursuant to the terms of the Purchase Agreement.

LESAKA'S BUSINESS

Lesaka is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to Consumers and Merchants in Southern Africa.

Our vision is to build and operate the leading full-service fintech platform in Southern Africa.

Our core purpose is to provide financial services to Southern Africa's underserved consumers and merchants, improving people's lives and increasing financial inclusion in the markets in which we operate. We achieve this through our ability to efficiently digitalize the last mile of financial inclusion, providing a full-service fintech platform offering both cash and digital, and facilitating the secular shift from cash to digital that is currently taking place.

Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to  merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. Our customers have historically largely been excluded from traditional financial services.

We operate through two divisions: Our B2C Consumer Division and our B2B Merchant Division. Within these two divisions, Lesaka has four broad customer types: Consumers, Micro-Merchants, Merchants, and Enterprise clients.

While there are mutually reinforcing dynamics and overlap between our verticals, within each vertical, we offer distinct brands with unique value propositions. Our platform addresses a wide range of customers that are not generally serviced by our competitors, an advantage that we use to benefit from economies of scale. We believe that we deliver best-in-class products that provide excellent value to our customers.

While we operate in competed markets, we believe that we are unique in offering a highly comprehensive product portfolio, serving both formal and informal consumers and merchants with omnichannel financial services through physical and digital touchpoints.

Customers- In our B2C Consumer Division we focus specifically on South Africa's social grant beneficiaries, who have historically been excluded from traditional financial services. Our products are designed for consumers at the lower socioeconomic end of the market within Living Standards Measures ("LSMs") 1 to 6, which comprises approximately 26 million people. We currently have approximately 1.5 million active consumers.

In our B2B Merchant Division we focus on Micro-Merchants, Merchants and Enterprises operating in the informal and formal sectors of the Southern African economy.

Micro-Merchants, or informal sector merchants, are often sole proprietors, usually with smaller turnovers, that operate in rural areas or in informal urban areas and do not always have access to a full-suite of traditional banking products.

Merchants, or formal sector merchants, are generally in urban areas, have larger turnovers and have access to multiple service providers.

Enterprises are large-scale corporate and government organizations, including but not limited to banks, mobile network operators ("MNOs") and municipalities.

We operate separate brands in these sectors of the economy. Inclusive of Micro-Merchants, there are more than 2.7 million Merchants in South Africa, of which more than 890,000 merchants are immediately serviceable merchants. Our Merchant Division currently has over 87,000 customers in South Africa.

Products-We offer a comprehensive set of products and services to our consumer and merchant customers.

In our B2C Consumer Division, our products include transactional banking, short-term loans, a digital wallet as well as insurance and various value-added services to underserved consumers in South Africa, aligning with our purpose of improving people's lives and increasing financial inclusion. Our value proposition and products are designed to be simple, relevant and cost effective for our target market.

In our Merchant Division, to Micro-Merchant and Merchant customers, we offer cash management and digitalization through our proprietary vault technology, card acquiring, innovative growth capital, bill and supplier payment solutions, and a wide range of VAS products for our merchants to sell. To the larger Enterprise merchants, we offer bill and supplier payments and VAS products through our proprietary financial switch, as well as Ingenico point of sale device and maintenance, bank and SIM card production and other specialized technology products.

ADUMO'S BUSINESS

Adumo is an independent payments and commerce enablement platform in Southern Africa, serving approximately 23,000 active merchants with operations across South Africa, Namibia, Botswana and Kenya. For more than two decades, Adumo has facilitated physical and online commerce between retail merchants and end-consumers by offering a unique combination of payment processing and integrated software solutions, which currently include embedded payments, integrated payments, reconciliation services, merchant lending, customer engagement tools, card issuing program management and data analytics.

The business generated ZAR 0.6 billion in revenue and a profit before tax of ZAR 1.4 billion (which includes a ZAR 1.4 billion gain on disposal of investment related to iKhokha) during the six months ended September 30, 2023.The business generated ZAR 1.5 billion in revenue and a loss before tax of ZAR 106 million during the twelve months ended September 30, 2023.

 Adumo operates across three business segments, which provide payment processing and integrated software solutions to different end markets:

  The Adumo Payments segment offers payment processing, integrated payments and reconciliation solutions to small-and-medium ("SME") merchants in South Africa, Namibia and Botswana, and also provides card issuing program management to corporate clients such as Anglo American and Coca-Cola;
  The Adumo ISV segment, also known as GAAP, has operations in South Africa, Botswana and Kenya, and clients in a further 21 countries, and is the leading provider of integrated point-of-sales software and hardware to the hospitality industry in Southern Africa, serving clients such as KFC, McDonald's, Pizza Hut, Nando's and Krispy Kreme; and,
  The Adumo Ventures segment offers online commerce solutions (Adumo Online), cloud-based, multi-channel point-of-sales solutions (Humble) and an aggregated payment and credit platform for in-store and online commerce (SwitchPay) to SME merchants and corporate clients in South Africa and Namibia.

Adumo generates the majority of its revenue from per transaction fees that are calculated as a percentage of transaction value, and software-as-a-service ("SaaS") subscription fees charged to merchants. As of March 31, 2024, Adumo employed 955 employees throughout Southern Africa.

LESAKA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and notes thereto and our unaudited condensed consolidated financial statements and notes thereto incorporated by reference in this proxy statement .

Some of the statements contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to our plans and strategy for our business, constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. The following information and any forward-looking statements should be considered in light of factors discussed elsewhere in this proxy statement, particularly including those risks identified in the section titled "Risk Factors" beginning on page 8 of this proxy statement and our other filings with the SEC.

Our actual results and timing of certain events may differ materially from the results discussed, projected, anticipated, or indicated in any forward-looking statements. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this proxy statement. Statements made herein are made as of the date of the filing of this proxy statement with the SEC and should not be relied upon as of any subsequent date. Even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this proxy statement, they may not be predictive of results or developments in future periods. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

We caution readers not to place undue reliance on any forward-looking statements made by us, which speak only as of the date they are made. In this section of the proxy statement, the terms "we," "us," "our," "the Company" or "Lesaka" refer to Lesaka Technologies, Inc. and its consolidated subsidiaries, collectively, and all references to "Lesaka" are to Lesaka Technologies, Inc. only, except as otherwise indicated or where the context indicates otherwise.

Recent Developments During The Three Months Ended March 31, 2024

As of the date hereof, we have been successfully executing on our strategic objectives in building a leading fintech platform and consolidating Southern African fintech. We experienced continued improvement in our financial performance in the third quarter of fiscal 2024 with year-on-year revenue and profitability improvements in both Merchant and Consumer divisions.

Operating income of $0.8 million (ZAR 15.0 million) improved 145% in ZAR, compared with an operating loss of $1.9 million (ZAR 33.2 million) during the third quarter of fiscal 2023.

Group Adjusted EBITDA, a non-GAAP measure, of $9.7 million (ZAR 183.3 million) this quarter, a 47% increase in ZAR, compared to $7.0 million (ZAR 124.6 million) in the third quarter of fiscal 2023. The continued resilience of our business model in a challenging environment for our merchant and consumer customers demonstrates the value our customers place on our services.

Our mission at Lesaka is to enable merchants to compete and grow, and to improve the lives of South Africa's grant beneficiaries by providing access to innovative financial technology and value creating solutions. We achieve this through our vision to build and operate the leading full-service fintech platform in Southern Africa, offering cash management, payment processing, VAS, capital and financial services to merchants and underserved consumers.

Merchant Division

The year-on-year growth achieved by our Merchant Division is supported by the robust secular trends underpinning financial inclusion, cash management and digitalization for micro, small and medium enterprises ("MSMEs"), especially in the micro-merchant sector of South Africa, where we have a leading market position.

Performance in our Merchant division has been driven by:

  Kazang, our VAS and supplier payments business, continues to see adoption by micro-merchants, with a 12% year-on-year growth in the number of devices deployed.
    We had approximately 80,250 devices deployed as of March 31, 2024, compared to approximately 71,800 devices one year ago, and approximately 79,000 devices at the end of the second quarter of fiscal 2024. Core to our device placement strategy is the decision to focus on quality business and optimizing our existing fleet, which is reflected in a healthy throughput and margin per device.

  As previously communicated, our product mix for VAS sales has changed with low-margin money transfers reducing significantly due to a change in the regulatory environment impacting the industry as a whole. Money transfers currently comprise approximately 5% of VAS throughput, compared to approximately 25% a year ago. This change has had limited impact on profitability as money transfers are a very low margin product.
  VAS throughput, excluding the low-margin money transfers, increased 36% year-on-year and was flat quarter-on-quarter, as expected, which is due to seasonality, with second quarter of our fiscal year being traditionally our strongest quarter due to higher activity over the year-end festive season benefitting certain product lines.
  Whilst we saw growth in our traditional VAS products of electricity, airtime and gaming, much of the growth has been driven by the uptake of our supplier payments platform by micro-merchants. As we bring more suppliers onto our platform, we should see these volumes continue growing. Supplier payment throughput volumes increased approximately 100% in the third quarter compared to a year ago and now accounts for approximately 35% of our VAS throughput volumes, compared to approximately 20% a year ago.
  We provide card acquiring solutions to micro-merchants via Kazang Pay and to small and medium merchants through Card Connect. Card-enabled POS devices increased to approximately 50,200 as of March 31, 2024, a year-on-year growth of 21%. Throughput on deployed devices increased 21% year-on-year to R3.9 billion.
  Our current Merchant Credit offering through Capital Connect in the SME market. Kazang Pay Advance in the micro-merchant sector remains suspended as we reported in the previous quarter. Capital Connect disbursed ZAR 219 million during this quarter, compared to ZAR 194 million in the comparable period last year, representing a 13% increase.
  Our digital cash management offerings, Cash Connect and Kazang Vaults, effectively "puts the bank" in approximately 4,460 merchants' stores, compared to approximately 4,370 merchants' stores a year ago. We provide robust cash vaults in the SME sector and is building a presence in the micro-merchant sector, which enables our merchant customer base to significantly mitigate their operational risks pertaining to cash management and security.

Acquisition of Touchsides

In February 2024 we announced the acquisition of Touchsides (Pty) Ltd ("Touchsides"). With closing conditions now satisfied, the deal closed on April 30, 2024. Touchsides is a leading data analytics and insights company, and highly complementary with our Kazang business.  The acquisition significantly expands Kazang's footprint in the informal market by adding an established solution that has a strong presence in the licensed tavern market. Touchsides has an installed base of over 10,000 active POS terminals across South Africa's licensed taverns, and processes more than 1.5 million transactions per day. The business provides platform-as-a-service ("PaaS") and software-as-a-service ("SaaS") solutions to licensed tavern outlets, enabling the measurement of sales activity in real-time, management of stock levels and informing commercial decisions, such as pricing and promotional offers. The data and insights gathered from these terminals carries significant value and potential to be monetized through relationships with a range of clients including fast-moving consumer goods companies, retailers, wholesalers, route-to-market suppliers, and financiers. Touchsides has been allocated to our Merchant operating segment.

Acquisition of Adumo

In May 2024 we announced the acquisition of Adumo RF (Pty) Ltd, subject to shareholder and regulatory approvals. Adumo's serves approximately 23,000 active merchants. Its primary operations include card acquiring, integrated payments and reconciliation services processing more than ZAR 24 billion in throughput per year. The company's corporate card services cover over 245,000 card holders supporting payroll, incentives, rewards, and expense management. Adumo ISV, also known as GAAP, is the largest POS and Software-as-a-Service solutions provider to the hospitality sector in Southern Africa.

The acquisition continues Lesaka's consolidation in the Southern African fintech sector. The Lesaka ecosystem will serve 1.7 million active consumers, 119,000 merchants, and processes over ZAR 250 billion in throughput (cash, card and VAS) per year. The Group will have over 3,300 employees operating on the ground in 5 countries: South Africa, Namibia, Botswana, Zambia, and Kenya. The acquisition enhances Lesaka's strengths in both the consumer and merchant markets.

The purchase consideration will be settled through the combination of an issuance of 17,279,803 shares of our common stock and a ZAR 232 million ($12.5 million, translated at the prevailing rate of $1: ZAR 18.5 as of May 6, 2024) payment in cash. The share issuance was based off of the Base Purchase Consideration, as defined in the transaction agreement, of ZAR 1.59 billion ($85.9 million), less the ZAR 232 million cash payment, implying a value per share of $4.25 ((ZAR 1.59 billion - ZAR 0.232 billion)/ 17,279,803 / ZAR 18.5). Adumo shareholders include Apis Growth Fund I, a private equity fund managed by Apis Partners LLP ("Apis"), African Rainbow Capital ("ARC"), the largest shareholder of Crossfin Holdings (RF) Pty Ltd ("Crossfin"), as well as the International Finance Corporation and Adumo management.

The transaction is expected to close in the third calendar quarter of 2024 and is subject to shareholder and regulatory approvals and satisfaction of customary closing conditions.

Consumer Division

We continue to deliver against our strategic focus areas underpinning our growth strategy in our Consumer Division and our mission to improve the lives of South Africa's grant beneficiaries. Progress made on these levers: (i) growing active EasyPay Everywhere ("EPE") account numbers, (ii) increasing average revenue per user ("ARPU") through cross-selling and (iii) cost optimization, and (iv) enhancing our product and service offering, resulted in revenue and profitability growth in the Consumer Division in third quarter of fiscal 2024.

The progress on our key initiatives is as follows:

  Driving customer acquisition
  Gross EPE account activations, for the permanent base, during our current quarter showed significant year-on-year improvement due to various strategic initiatives. We achieved approximately 63,000 gross account activations in the third quarter, compared to approximately 38,000 in the third quarter of fiscal 2023. After accounting for churn, net active account growth for the quarter was approximately 28,000 accounts, compared to approximately 1,000 in third quarter of fiscal 2023.
  Our total active EPE transactional account base stood at approximately 1.46 million at the end of March 2024, of which approximately 1.28 million (or approximately 87%) are permanent grant recipients. The balance comprises Social Relief of Distress ("SRD") grant recipients, which was introduced during the COVID pandemic and extended in calendar year 2023.
  Our priority is to grow our permanent grant recipient customers base, where we can build deeper relationships by offering other products such as insurance and lending. We do not offer the same breadth of service to the SRD grant base due to the temporary nature of the grant.
  Progress on cross selling

EasyPay Loans

  We originated approximately 266,000 loans during the quarter with our consumer loan book, before allowances, increasing 28% to ZAR 509 million as at March 31, 2024, compared to ZAR 397 million as of March 31, 2023.
  We have not amended our credit scoring or other lending criteria and the growth is reflective of the demand for our tailored loan product for this market, growth in EPE bank account customer base and improved cross-selling capabilities.
  The loan conversion rate continues to improve following the implementation of a number of targeted consumer lending campaigns and encouraging results from our digital channels during the current quarter.
  The portfolio loss ratio, calculated as the loans written off during the period as a percentage of the total loan book, remained at approximately 6% on an annualized basis, in line with the first and second quarter of fiscal 2024.

EasyPay Insurance

  Our funeral insurance product continued its strong growth and is a material contributor to the improvement in our overall ARPU. We have been able to improve customer penetration to more than 30% of our active permanent grant account base as of March 31, 2024, compared to approximately 28% as of March 31, 2023. Approximately 46,000 new policies were written in the quarter, compared to approximately 36,000 in the comparable period in fiscal 2023. The total number of active policies has grown by 34% to approximately 414,000 policies as of March 31, 2024, compared to March 31, 2023.

ARPU

  ARPU for our permanent client base has increased to approximately ZAR 90 for the third quarter of fiscal 2024, from approximately ZAR 78 in the third quarter of fiscal 2023.

Critical Accounting Policies

Please refer to the section titled "Item 7-Management's Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies" set forth in our 2023 Annual Report, which section is incorporated by reference herein.

Recent issued accounting pronouncements

See Note 2 to the audited consolidated financial statements and Note 1 to the unaudited condensed consolidated financial statements, which are incorporated by reference herein, for information regarding recently adopted and issued accounting pronouncements.

Currency Exchange Rate Information

Actual exchange rates

The actual exchange rates for and at the end of the periods presented were as follows:

	Three months ended		Nine months ended		Year ended
	March 31,		March 31,		June 30,
	2024	2023	2024	2023	2023	2022
ZAR : $ average exchange rate	18.7313	17.7506	18.7536	17.4641	17.7641	15.2154
Highest ZAR : $ rate during period	19.4568	18.6008	19.4568	18.6008	19.7558	16.2968
Lowest ZAR : $ rate during period	18.2076	16.7978	17.6278	16.2035	16.2034	14.1630
Rate at end of period	18.8760	17.7936	18.8760	17.7936	18.8376	16.2903

Translation exchange rates for financial reporting purposes

We are required to translate our results of operations from ZAR to U.S. dollars on a monthly basis. Thus, the average rates used to translate this data for the three and six months ended March 31, 2024 and 2023, vary slightly from the averages shown in the table above. Except as described below, the translation rates we use in presenting our results of operations are the rates shown in the following table:

	Three months ended		Nine months ended		Year ended
	March 31,		March 31,		June 30,
	2024	2023	2024	2023	2023	2022
Income and expense items: $1 = ZAR	18.8780	17.9318	18.7571	17.4037	17.9400	15.1978
Balance sheet items: $1 = ZAR	18.8760	17.7936	18.8760	17.7936	18.8376	16.2903

We have translated the results of operations and operating segment information for the three and nine months ended March 31, 2024, provided in the tables below using the actual average exchange rates per month (i.e. for each of January 2024, February 2024, and March 2024 for the third quarter of fiscal 2024) between the USD and ZAR in order to reduce the reconciliation of information presented to our chief operating decision maker. The impact of using this method compared with the average rate for the quarter and year to date is not significant, however, it does result in minor differences. We believe that presentation using the average exchange rates per month compared with the average exchange rate per quarter and year to date improves the accuracy of the information presented in our external financial reporting and leads to fewer differences between our external reporting measures which are supplementally presented in ZAR, and our internal management information, which is also presented in ZAR.

Results of Operations

The discussion of our consolidated overall results of operations is based on amounts as reflected in our unaudited condensed consolidated financial statements and our audited consolidated financial statements which are prepared in accordance with U.S. GAAP. We analyze our results of operations both in U.S. dollars, as presented in the unaudited condensed consolidated financial statements, and supplementally in ZAR, because ZAR is the functional currency of the entities which contribute the majority of our results and is the currency in which the majority of our transactions are initially incurred and measured. Presentation of our reported results in ZAR is a non-GAAP measure. Due to the significant impact of currency fluctuations between the U.S. dollar and ZAR on our reported results and because we use the U.S. dollar as our reporting currency, we believe that the supplemental presentation of our results of operations in ZAR is useful to investors to understand the changes in the underlying trends of our business.

Our operating segment revenue presented in “—Results of operations by operating segment” represents total revenue per operating segment before intercompany eliminations. A reconciliation between total operating segment revenue and revenue, as well as the reconciliation between our segment performance measure and net loss before tax (benefits) expense, is presented in our unaudited condensed consolidated financial statements in Note 17 to those statements (which are incorporated by reference herein). Our chief operating decision maker was our Group Chief Executive Officer until February 29, 2024 and is our Executive Chairman from March 1, 2024, and each of them evaluates segment performance based on segment earnings before interest, tax, depreciation and amortization (“EBITDA”), adjusted for items mentioned in the next sentence (“Segment Adjusted EBITDA”) for each operating segment. We do not allocate once-off items (as defined below), stock-based compensation charges, depreciation and amortization, impairment of goodwill or other intangible assets, certain lease expenses (“Lease expenses”), other items (including gains or losses on disposal of investments, fair value adjustments to equity securities, fair value adjustments to currency options), interest income, interest expense, income tax expense or loss from equity-accounted investments to our reportable segments. Once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. The Lease expenses reflect lease expenses (refer to Note 16 to our unaudited condensed consolidated financial statements (which are incorporated by reference herein)) and the Stock-based compensation adjustments reflect stock-based compensation expense and are both excluded from the calculation of Segment Adjusted EBITDA and are therefore reported as reconciling items to reconcile the reportable segments’ Segment Adjusted EBITDA to our loss before income tax expense.

Group Adjusted EBITDA represents Segment Adjusted EBITDA after deducting Lease expenses and group costs. Refer also "Results of Operations-Use of Non-GAAP Measures" below.

Connect is included for the entire year to date of fiscal 2024 and 2023.

We analyze our business and operations in terms of two inter-related but independent operating segments: (1) Merchant Division and (2) Consumer Division. In addition, corporate activities that are impracticable to allocate directly to the operating segments, as well as any inter-segment eliminations, are included in Group costs. Inter-segment revenue eliminations are included in Eliminations.

Third quarter of fiscal 2024 compared to third quarter of fiscal 2023

The following factors had a significant impact on our results of operations during the third quarter of fiscal 2024 as compared with the same period in the prior year:

• Higher revenue: Our revenues increased 9% in ZAR, primarily due to an increase in low margin prepaid airtime sales and other value-added services, as well as higher transaction, insurance and lending revenues, which was partially offset by lower hardware sales revenue in our POS hardware distribution business given the lumpy nature of bulk sales;

• Operating income generated: Operating profitability continues to improve as a result of the increase in the trading activity as noted above off of a stable selling, general and administration base;

• Lower net interest charge: The net interest charge decreased to $4.0 million (ZAR 74.6 million) from $4.5 million (ZAR 81.0 million) primarily due to higher interest rates; and

• Foreign exchange movements: The U.S. dollar was 5% stronger against the ZAR during the third quarter of fiscal 2024 compared to the prior period, which adversely impacted our U.S. dollar reported results.

Consolidated overall results of operations

This discussion is based on the amounts prepared in accordance with U.S. GAAP.

The following tables show the changes in the items comprising our statements of operations, both in U.S. dollars and in ZAR:

	In United States Dollars
	Three months ended March 31,
	2024	2023	%
	$ '000	$ '000	change
Revenue	138,194	133,968	3%
Cost of goods sold, IT processing, servicing and support	107,854	105,299	2%
Selling, general and administration	23,124	24,547	(6%)
Depreciation and amortization	5,791	5,975	(3%)
Transaction costs related to Adumo acquisition	631	-	nm
Operating income (loss)	794	(1,853)	nm
Loss on disposal of equity-accounted investments	-	329	nm
Interest income	628	469	34%
Interest expense	4,581	4,984	(8%)
Loss before income tax expense (benefit)	(3,159)	(6,697)	(53%)
Income tax expense (benefit)	931	(860)	nm
Net loss before earnings from equity-accounted investments	(4,090)	(5,837)	(30%)
Earnings from equity-accounted investments	43	17	153%
Net loss attributable to us	(4,047)	(5,820)	(30%)

	In South African Rand
	Three months ended March 31,
	2024	2023	%
	ZAR '000	ZAR '000	change
Revenue	2,609,913	2,402,288	9%
Cost of goods sold, IT processing, servicing and support	2,036,881	1,888,201	8%
Selling, general and administration	436,746	440,172	(1%)
Depreciation and amortization	109,379	107,143	2%
Transaction costs related to Adumo acquisition	11,915	-	nm
Operating income (loss)	14,992	(33,228)	nm
Loss on disposal of equity-accounted investments	-	5,900	nm
Interest income	11,861	8,410	41%
Interest expense	86,504	89,372	(3%)
Loss before income tax expense (benefit)	(59,651)	(120,090)	(50%)
Income tax expense (benefit)	17,575	(15,422)	nm
Net loss before earnings from equity-accounted investments	(77,226)	(104,668)	(26%)
Earnings from equity-accounted investments	811	305	166%
Net loss attributable to us	(76,415)	(104,363)	(27%)

Revenue increased by $4.2 million (ZAR 0.2 billion), or 3.2% (in ZAR, 8.6%), primarily due to the increase in the number of low-margin prepaid airtime vouchers sold and an increase in volume of other value-added services provided, as well as higher transaction volumes processed, insurance premiums collected and lending revenues following an increase in loan originations, which was partially offset by a lower number of hardware sales in our POS hardware distribution business given the lumpy nature of bulk sales. Refer to discussion above at "-Recent Developments" for a description of key trends impacting our revenue this quarter.

Cost of goods sold, IT processing, servicing and support increased by $2.6 million (ZAR 0.1 billion), or 2.4% (in ZAR, 7.9%), primarily due to the increase in low margin prepaid airtime sales and higher insurance-related claims, which were partially offset by the lower cost of goods sold related to fewer hardware sales.

Selling, general and administration expenses decreased by $1.4 million (ZAR 3.4 million), or 5.8% (in ZAR 0.8%). The modest decrease in ZAR was primarily due to lower general and administration expenses, which were partially offset by higher employee-related expenses, higher stock-based compensation charges and the year-over-year impact of inflationary increases on certain expenses.

Depreciation and amortization expense decreased by $0.2 million, or 3.1%, and in ZAR increased by ZAR 2.2 million or 2.1%. In the ZAR, the increase was due to an increase in depreciation expense related to additional POS devices deployed.

Transaction costs related to Adumo acquisition includes fees paid to external service providers associated with legal, commercial, financial and tax due diligence activities performed and other legal and advisory services procured.

Our operating income (loss) margin for the third quarter of fiscal 2024 and 2023 was 0.6% and(1.4)%, respectively. We discuss the components of operating loss margin under "-Results of operations by operating segment."

We did not record any changes in the fair value of equity interests in MobiKwik and Cell C during the third quarter of fiscal 2024 or 2023, respectively. We continue to carry our investment in Cell C at $0 (zero). Refer to Note 4 for the methodology and inputs used in the fair value calculation for Cell C.

We recorded a loss of $0.3 million during the third quarter of fiscal 2023 related to the disposal of a minor portion of our investment in Finbond.

Interest on surplus cash increased to $0.6 million (ZAR 11.9 million) from $0.5 million (ZAR 8.4 million), primarily due to higher interest rates.

Interest expense decreased to $4.6 million (ZAR 86.5 million) from $5.0 million (ZAR 89.4 million), primarily as a result of lower interest expense incurred on certain of our borrowing for which we were able to negotiate lower rates of interest towards the end of calendar 2023, which was partially offset by higher overall base interest rates and higher overall borrowings during the third quarter of fiscal 2024 compared with comparable period in the prior quarter.

Fiscal 2024 tax expense was $0.9 million (ZAR 17.6 million) compared to a tax benefit of $(0.9) million (ZAR (15.4) million) in fiscal 2023. Our effective tax rate for fiscal 2024 was impacted by the tax expense recorded by our profitable South African operations, a deferred tax benefit related to acquisition-related intangible asset amortization, non-deductible expenses, the on-going losses incurred by certain of our South African businesses and the associated valuation allowances created related to the deferred tax assets recognized regarding net operating losses incurred by these entities.

Our effective tax rate for fiscal 2023 was impacted by a reduction in the enacted South African corporate income tax rate from 28% to 27% from January 2023 (but backdated to July 1, 2022), the tax expense recorded by our profitable South African operations, a deferred tax benefit related to acquisition-related intangible asset amortization, non-deductible expenses, the on-going losses incurred by certain of our South African businesses and the associated valuation allowances created related to the deferred tax assets recognized regarding net operating losses incurred by these entities.

Finbond is listed on the Johannesburg Stock Exchange and reports its six-month results during our first quarter and its annual results during our fourth quarter. We sold our entire remaining interest in Finbond during the second quarter of fiscal 2024. The table below presents the relative (loss) earnings from our equity-accounted investments:

	Three months ended March 31,
	2024	2023	$ %
	$ '000	$ '000	change
Other	43	17	153%
Total loss from equity-accounted investments	43	17	153%

Results of operations by operating segment

The composition of revenue and the contributions of our business activities to operating loss are illustrated below:

	In United States Dollars
	Three months ended March 31,
	2024	% of	2023	% of	% change
Operating Segment	$ '000	total	$ '000	total
Consolidated revenue:
Merchant	121,013	88%	118,092	88%	2%
Consumer	17,904	13%	15,876	12%	13%
Subtotal: Operating segments	138,917	101%	133,968	100%	4%
Eliminations	(723)	(1%)	-	-	nm
Total consolidated revenue	138,194	100%	133,968	100%	3%

Group Adjusted EBITDA:
Merchant(1)	8,394	87%	8,290	119%	1%
Consumer(1)	4,358	45%	1,649	24%	164%
Lease expenses(2)	(850)	(9%)	(696)	(10%)	22%
Group costs	(2,199)	(23%)	(2,293)	(33%)	(4%)
Group Adjusted EBITDA (non-GAAP)(3)	9,703	100%	6,950	100%	40%

(1) Segment Adjusted EBITDA Consumer includes retrenchment costs of $0.01 million for the third quarter of fiscal 2024.

(2) Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

(3) Group Adjusted EBITDA is a non-GAAP measure, refer to reconciliation below at "-Results of Operations-Use of Non-GAAP Measures".

	In South African Rand
	Three months ended March 31,
	2024	% of	2023	% of	% change
Operating Segment	ZAR '000	total	ZAR '000	total
Consolidated revenue:
Merchant	2,285,394	88%	2,117,602	88%	8%
Consumer	338,170	13%	284,686	12%	19%
Subtotal: Operating segments	2,623,564	101%	2,402,288	100%	9%
Eliminations	(13,651)	(1%)	-	-	nm
Total consolidated revenue	2,609,913	100%	2,402,288	100%	9%

Group Adjusted EBITDA:
Merchant(1)	158,524	86%	148,655	119%	7%
Consumer(1)	82,330	45%	29,570	24%	178%
Lease expenses(2)	(16,059)	(9%)	(12,481)	(10%)	29%
Group costs	(41,529)	(23%)	(41,118)	(33%)	1%
Group Adjusted EBITDA (non-GAAP)(3)	183,266	100%	124,626	100%	47%

(1) Segment Adjusted EBITDA for Consumer includes retrenchment costs of ZAR 0.1 million for the third quarter of fiscal 2024.

(2) Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

(3) Group Adjusted EBITDA is a non-GAAP measure, refer to reconciliation below at "-Results of Operations-Use of Non-GAAP Measures".

Merchant

Segment revenue increased due to the increase in prepaid airtime vouchers sold and other value-added services provided, which was partially offset by a lower number of hardware sales in our POS hardware distribution business given the lumpy nature of bulk sales as well as lower revenue generated from a decrease in certain valued-added services transaction volumes processed (such as international money transfers). In ZAR, the increase in Segment Adjusted EBITDA is primarily due to the higher sales activity, which was partially offset by lower hardware sales. Connect records a significant proportion of its airtime sales in revenue (see further below) and cost of sales, while only earning a relatively small margin. This significantly depresses the Segment Adjusted EBITDA margins shown by the business.

Our Segment Adjusted EBITDA margin (calculated as Segment Adjusted EBITDA divided by revenue) for the third quarter of fiscal 2024 and 2023 was 6.9% and 7.0%, respectively.

Prepaid airtime sales

In South Africa and other countries, mobile network operators ("MNOs") offer prepaid or contract (or postpaid) services to their customers to telephony services using a mobile telephony network or networks. MNOs also offer similar products (prepaid or postpaid) for mobile data which uses other wireless network protocols such as wireless fidelity ("wifi"). We use the term "prepaid airtime" to include both of these prepaid products.

Generally speaking, the difference between the two models is that prepaid is paid for upfront by the customer and contract is paid in arrears. MNOs sell prepaid products directly to their customers and also indirectly to their customers through distribution channels (which include wholesalers, retailers and other parties, including ourselves).

We sell a variety of products through our distribution channels, including prepaid airtime, prepaid electricity, gaming vouchers. We refer to these products collectively as VAS.

In order to "load" airtime onto a mobile device an MNOs customer requires a prepaid airtime voucher. A unique code is assigned to each prepaid airtime voucher and is required to activate the prepaid airtime on a mobile device. Like certain tangible goods, once sold, our customers cannot return prepaid airtime vouchers to us (except of course if there is a defect in the service provided by us, which rarely occurs).

We can either purchase an agreed quantity of prepaid airtime vouchers upfront directly from wholesalers or other parties (so called "Pinned airtime" - these electronic vouchers are stored on a server owned and maintained by us and we treat these vouchers as inventory) or we can "interface" directly into a wholesaler and deliver the airtime voucher directly to our customers (typically merchants) as the airtime is sold by the merchant to MNOs customers (so called Pinless airtime).

Consumer

Segment revenue increased primarily due to higher transaction fees generated from the higher EPE account holders base, insurance premiums collected and lending revenues following an increase in loan originations. This increase in revenue has translated into improved profitability, which was partially offset by higher insurance-related claims and higher employee-related expenses and the year-over-year impact of inflationary increases on certain expenses.

Our Segment Adjusted EBITDA margin for the third quarter of fiscal 2024 and 2023 was 24.3% and 10.4%, respectively.

Group costs

Our group costs primarily include employee related costs in relation to employees specifically hired for group roles and costs related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; and directors' and officers' insurance premiums.

Our group costs for fiscal 2024 decreased modestly compared with the prior period due to lower external audit, legal fees and lower provision for executive bonuses, which was partially offset by higher employee (base salary) costs, consulting fees and travel expenses.

Year to date fiscal 2024 compared to year to date fiscal 2023

The following factors had a significant impact on our results of operations during the year to date fiscal 2024 as compared with the same period in the prior year:

• Higher revenue: Our revenues increased 14% in ZAR, primarily due to an increase in low margin prepaid airtime sales and other value-added services, as well as higher transaction, insurance and lending revenues, which was partially offset by lower hardware sales revenue in our POS hardware distribution business given the lumpy nature of bulk sales;

• Operating income generated: Operating profitability was achieved following years of operating losses as a result of the various cost reduction initiatives in Consumer implemented in prior periods as well as the contribution from Connect;

• Higher net interest charge: The net interest charge increased to $12.8 million (ZAR 239.0 million) from $12.1 million (ZAR 211.3 million) primarily due to higher interest rates; and

• Foreign exchange movements: The U.S. dollar was 8% stronger against the ZAR during the year to date fiscal 2024 compared to the prior period, which adversely impacted our U.S. dollar reported results.

Consolidated overall results of operations

This discussion is based on the amounts prepared in accordance with U.S. GAAP.

The following tables show the changes in the items comprising our statements of operations, both in U.S. dollars and in ZAR:

	In United States Dollars
	Nine months ended March 31,
	2024	2023	%
	$ '000	$ '000	change
Revenue	418,176	394,822	6%
Cost of goods sold, IT processing, servicing and support	329,610	314,651	5%
Selling, general and administration	67,146	70,995	(5%)
Depreciation and amortization	17,460	17,892	(2%)
Transaction costs related to Adumo acquisition	665	-	nm
Operating income (loss)	3,295	(8,716)	nm
Reversal of allowance for EMI doubtful debt receivable	250	-	nm
Net loss on disposal of equity-accounted investments	-	193	nm
Interest income	1,562	1,269	23%
Interest expense	14,312	13,408	7%
Loss before income tax expense (benefit)	(9,205)	(21,048)	(56%)
Income tax expense (benefit)	1,881	(465)	nm
Net loss before loss from equity-accounted investments	(11,086)	(20,583)	(46%)
Loss from equity-accounted investments	1,319	2,582	(49%)
Net loss attributable to us	(12,405)	(23,165)	(46%)

	In South African Rand
	Nine months ended March 31,
	2024	2023	%
	ZAR '000	ZAR '000	change
Revenue	7,842,078	6,871,364	14%
Cost of goods sold, IT processing, servicing and support	6,181,076	5,476,091	13%
Selling, general and administration	1,259,415	1,235,576	2%
Depreciation and amortization	327,408	311,387	5%
Transaction costs related to Adumo acquisition	12,550	-	nm
Operating income (loss)	61,629	(151,690)	nm
Reversal of allowance for EMI doubtful debt receivable	4,741	-	nm
Net loss on disposal of equity-accounted investments	-	3,359	nm
Interest income	29,309	22,085	33%
Interest expense	268,262	233,349	15%
Loss before income tax expense (benefit)	(172,583)	(366,313)	(53%)
Income tax expense (benefit)	35,245	(8,093)	nm
Net loss before loss from equity-accounted investments	(207,828)	(358,220)	(42%)
Loss from equity-accounted investments	25,041	44,936	(44%)
Net loss attributable to us	(232,869)	(403,156)	(42%)

Revenue increased by $23.4 million (ZAR 1.0 billion), or 5.9% (in ZAR, 14.1%), primarily due to the increase in the number of low-margin prepaid airtime vouchers sold and an increase in volume of other value-added services provided, as well as higher transaction volumes processed, insurance premiums collected and lending revenues following an increase in loan originations, which was partially offset by a lower number of hardware sales in our POS hardware distribution business given the lumpy nature of bulk sales.

Cost of goods sold, IT processing, servicing and support increased by $15.0 million (ZAR 0.7 billion), or 4.8% (in ZAR, 12.9%), primarily due to the increase in low margin prepaid airtime sales, which were partially offset by the lower cost of goods sold related to fewer hardware sales.

Selling, general and administration expenses decreased by $3.8 million, or 5.4%, and in ZAR increased by ZAR 23.8 million, or 1.9%. In ZAR, the modest increase was primarily due to higher employee-related expenses related to the expansion of our senior management team and the year-over-year impact of inflationary increases on employee-related expenses, which were partially offset by the benefits of various cost reduction initiatives in Consumer.

Depreciation and amortization expense decreased by $0.4 million, or 2.4%, and in ZAR increased by ZAR 16.0 million or 5.1%. In the ZAR, the increase was due to an increase in depreciation expense related to additional POS devices deployed.

Transaction costs related to Adumo acquisition includes fees paid to external service providers associated with legal, commercial, financial and tax due diligence activities performed and other legal and advisory services procured.

Our operating income (loss) margin for the year to date fiscal 2024 and 2023 was 0.8% and (2.2)%, respectively. We discuss the components of operating loss margin under "-Results of operations by operating segment."

We did not record any changes in the fair value of equity interests in MobiKwik and Cell C during the year to date fiscal 2024 or 2023, respectively.

During the year to date fiscal 2024, we received an outstanding amount of $0.3 million related to the sale Carbon in fiscal 2023, which resulted in the reversal of an allowance for doubtful loans receivable of $0.3 million recorded in fiscal 2023. We recorded a gain of $0.3 million related to the disposal of our entire interest in Carbon during the year to date fiscal 2023. Refer to Note 5 to our unaudited condensed consolidated financial statements (which are incorporated by reference herein) for additional information regarding this disposal.

We recorded a net loss of $0.2 million comprising a loss of $0.4 million related to the disposal of a minor portion of our investment in Finbond and a $0.25 million gain related to the disposal of our entire interest in Carbon during the year to date fiscal 2023. Refer to Note 5 to our unaudited condensed consolidated financial statements (which are incorporated by reference herein) for additional information regarding this disposal.

Interest on surplus cash increased to $1.6 million (ZAR 29.3 million) from $1.3 million (ZAR 22.1 million), primarily due to higher interest rates.

Interest expense increased to $14.3 million (ZAR 268.3 million) from $13.4 million (ZAR 233.3 million), primarily as a result of higher overall interest rates and higher overall borrowings during the year to date fiscal 2024 compared with comparable period in the prior year to date, which was partially offset by lower interest expense incurred on certain of our borrowing for which we were able to negotiate lower rates of interest during the latter half of fiscal 2023 and again towards the end of calendar 2023.

Fiscal 2024 tax expense was $1.9 million (ZAR 35.2 million) compared to a tax benefit of $(0.5) million (ZAR (8.1) million) in fiscal 2023. Our effective tax rate for fiscal 2024 was impacted by the tax expense recorded by our profitable South African operations, a deferred tax benefit related to acquisition-related intangible asset amortization, non-deductible expenses, the on-going losses incurred by certain of our South African businesses and the associated valuation allowances created related to the deferred tax assets recognized regarding net operating losses incurred by these entities.

Our effective tax rate for fiscal 2023 was impacted by a reduction in the enacted South African corporate income tax rate from 28% to 27% from January 2023 (but backdated to July 1, 2022), the tax expense recorded by our profitable South African operations, a deferred tax benefit related to acquisition-related intangible asset amortization, non-deductible expenses, the on-going losses incurred by certain of our South African businesses and the associated valuation allowances created related to the deferred tax assets recognized regarding net operating losses incurred by these entities.

Finbond is listed on the Johannesburg Stock Exchange and reports its six-month results during our first half and its annual results during our fourth quarter. The table below presents the relative (loss) earnings from our equity-accounted investments:

	Nine months ended March 31,
	2024	2023	$ %
	$ '000	$ '000	change
Finbond	(1,445)	(2,631)	(45%)
Share of net loss	(278)	(1,521)	(82%)
Impairment	(1,167)	(1,110)	5%
Other	126	49	157%
	(1,319)	(2,582)	(49%)

Results of operations by operating segment

The composition of revenue and the contributions of our business activities to operating loss are illustrated below:

		In United States Dollars
		Nine months ended March 31,
		2024	% of	2023	% of	% change
Operating Segment		$ '000	total	$ '000	total
Consolidated revenue:
Merchant		370,244	89%	348,508	88%	6%
Consumer		50,191	12%	46,314	12%	8%
Subtotal: Operating segments		420,435	101%	394,822	100%	6%
Eliminations		(2,259)	(1%)	-	-	nm
Total consolidated revenue		418,176	100%	394,822	100%	6%

Group Adjusted EBITDA:
Merchant	(1)	25,148	94%	25,303	149%	(1%)
Consumer	(1)	9,786	37%	833	5%	1,075%
Lease expenses	(2)	(2,224)	(8%)	(2,255)	(13%)	(1%)
Group costs		(6,032)	(23%)	(6,849)	(40%)	(12%)
Group Adjusted EBITDA (non-GAAP)	(3)	26,678	100%	17,032	100%	57%

(1) Segment Adjusted EBITDA for Merchant includes retrenchments costs of $0.2 million and Consumer includes retrenchment costs of $0.2 million for year to date fiscal 2024.

(2) Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

(3) Group Adjusted EBITDA is a non-GAAP measure, refer to reconciliation below at "-Results of Operations-Use of Non-GAAP Measures".

		In South African Rand
		Nine months ended March 31,
		2024	% of	2023	% of	% change
Operating Segment		ZAR '000	total	ZAR '000	total
Consolidated revenue:
Merchant		6,942,910	89%	6,065,329	88%	14%
Consumer		941,566	12%	806,035	12%	17%
Subtotal: Operating segments		7,884,476	101%	6,871,364	100%	15%
Eliminations		(42,398)	(1%)	-	-	nm
Total consolidated revenue		7,842,078	100%	6,871,364	100%	14%

Group Adjusted EBITDA:
Merchant	(1)	471,640	94%	440,366	149%	7%
Consumer	(1)	183,857	37%	14,497	5%	1,168%
Lease expenses	(2)	(41,739)	(8%)	(39,245)	(13%)	6%
Group costs		(113,172)	(23%)	(119,198)	(40%)	(5%)
Group Adjusted EBITDA (non-GAAP)	(3)	500,586	100%	296,420	100%	69%

(1) Segment Adjusted EBITDA for Merchant includes retrenchments costs of ZAR 4.7 million and Consumer includes retrenchment costs of ZAR 2.9 million for year to date fiscal 2024.

(2) Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

(3) Group Adjusted EBITDA is a non-GAAP measure, refer to reconciliation below at "-Results of Operations-Use of Non-GAAP Measures".

Merchant

Segment revenue increased due to the increase in prepaid airtime vouchers sold and other value-added services provided, which was partially offset by a lower number of hardware sales in our POS hardware distribution business given the lumpy nature of bulk sales as well as lower revenue generated from a decrease in certain valued-added services transaction volumes processed (such as international money transfers). In ZAR, the increase in Segment Adjusted EBITDA is primarily due to the higher sales activity, which was partially offset by lower hardware sales

Our Segment Adjusted EBITDA margin for the year to date fiscal 2024 and 2023 was 6.8% and 7.3%, respectively.

Consumer

Segment revenue increased primarily due to more transaction fees generated from the higher EPE account holders base, higher insurance revenues, and an increase in lending revenue as a result of an increase in loan originations. This increase in revenue, together with the cost reduction initiatives initiated in fiscal 2022 and through fiscal 2023, have translated into a turnaround in the Consumer Division and the realization of sustained positive Segment Adjusted EBITDA in year to date fiscal 2024 compared with year to date fiscal 2023. Consumer Segment Adjusted EBITDA during the year to date fiscal 2024 was also impacted by higher credit losses (as a result of an increase in originations) and higher insurance-related claims (as a result of a higher number of insurance policies) compared with the year to date fiscal 2023.

Our Segment Adjusted EBITDA margin for the year to date fiscal 2024 and 2023 was 19.5% and 1.8%, respectively.

Group costs

Our group costs for fiscal 2024 decreased compared with the prior period due to lower external audit, legal and consulting fees and lower provision for executive bonuses, which was partially offset by higher employee costs and travel expenses.

Fiscal 2023 Compared to Fiscal 2022

The following factors had a significant influence on our results of operations during fiscal 2023 as compared with the same period in the prior year:

• Higher revenue: Our revenues increased by 180.0% in ZAR, primarily due to the contribution from Connect in Merchant and an increase in account fees and insurance revenues in Consumer;

• Lower operating losses: Operating losses decreased, delivering an improvement of 55% in ZAR compared with the prior period primarily due to the contribution from Connect, strong hardware sales, and the implementation of various cost reduction initiatives in Consumer, which was partially offset by an increase in acquisition related intangible asset amortization;

• Higher net interest charge: The net interest charge increased to ZAR 299.9 million from ZAR 56.8 million due to the additional borrowings incurred in order to fund the acquisition of Connect as well as the debt acquired within the Connect business itself;

• Significant transaction costs: We expensed $6.0 million of transaction costs related to the Connect acquisition in fiscal 2022; and

• Foreign exchange movements: The U.S. dollar was 18.0% stronger against the ZAR during fiscal 2023, which impacted our reported results.

Consolidated overall results of operations

This discussion is based on the amounts prepared in accordance with U.S. GAAP.

The following tables show the changes in the items comprising our statements of operations, both in U.S. dollars and in ZAR:

	In U.S. Dollars
	Year ended June 30,
	2023	2022	$ %
	$ '000	$ '000	change
Revenue	527,971	222,609	137%
Cost of goods sold, IT processing, servicing and support	417,544	168,317	148%
Selling, general and administration	95,050	74,993	27%
Depreciation and amortization	23,685	7,575	213%
Impairment loss	7,039	-	nm
Reorganization costs	-	5,894	nm
Transaction costs related to Connect acquisition	-	6,025	nm
Operating loss	(15,347)	(40,195)	(62%)
Gain related to fair value adjustment to currency options	-	3,691	nm
Loss on disposal of equity-accounted investment	205	376	(45%)
Gain on disposal of equity securities	-	720	nm
Interest income	1,853	2,089	(11%)
Interest expense	18,567	5,829	219%
Loss before income tax (benefit) expense	(32,266)	(39,900)	(19%)
Income tax (benefit) expense	(2,309)	327	nm
Net loss before loss from equity-accounted investments	(29,957)	(40,227)	(26%)
Loss from equity-accounted investments	(5,117)	(3,649)	40%
Net loss attributable to us	(35,074)	(43,876)	(20%)

	In South African Rand
	Year ended June 30,
	2023	2022	ZAR %
	ZAR '000	ZAR '000	change
Revenue	9,471,800	3,383,166	180%
Cost of goods sold, IT processing, servicing and support	7,490,739	2,558,047	193%
Selling, general and administration	1,705,196	1,139,728	50%
Depreciation and amortization	424,909	115,123	269%
Impairment loss	126,280	-	nm
Reorganization costs	-	89,576	nm
Transaction costs related to Connect acquisition	-	91,567	nm
Operating loss	(275,324)	(610,875)	(55%)
Gain related to fair value adjustment to currency options	-	56,095	nm
Loss on disposal of equity-accounted investment	3,678	5,714	(36%)
Gain on disposal of equity securities	-	10,942	nm
Interest income	33,243	31,748	5%
Interest expense	333,092	88,587	276%
Loss before income tax (benefit) expense	(578,851)	(606,391)	(5%)
Income tax (benefit) expense	(41,423)	4,970	nm
Net loss before loss from equity-accounted investments	(537,428)	(611,361)	(12%)
Loss from equity-accounted investments	(91,799)	(55,457)	66%
Net loss attributable to us	(629,227)	(666,818)	(6%)

Revenue increased by $305.4 million (ZAR 6.1 billion), or 137.2% (in ZAR, 180.0%), primarily due to the inclusion of Connect for the entire fiscal year, which has substantial low margin prepaid airtime sales in addition to its core processing revenue and an increase in account fees and insurance revenues.

Cost of goods sold, IT processing, servicing and support increased by $249.2 million (ZAR 4.9 billion), or 148.1% (in ZAR, 192.8%), primarily due to the inclusion of Connect, which were partially offset by the benefits of various cost reduction initiatives in Consumer and lower insurance-related claims.

Selling, general and administration expenses increased by $20.1 million (ZAR 0.6 billion), or 26.7% (in ZAR, 49.6%), primarily due to higher employee-related expenses related to the expansion of our senior management team, the year-over-year impact of inflationary increases on employee-related expenses and the inclusion of expenses related to Connect's operations, which were partially offset by the benefits of various cost reduction initiatives in Consumer.

Depreciation and amortization expense increased by $16.1 million (ZAR 0.3 billion), or 212.7% (in ZAR, 269.1%), due to the inclusion of acquisition-related intangible asset amortization related to intangible assets identified pursuant to the Connect acquisition, as well as the inclusion of depreciation expense related to Connect's property, plant and equipment.

During fiscal 2023, we recorded an impairment loss of $7.0 million related to the impairment of our hardware/ software supply business unit’s allocated goodwill. Refer to Note 10 of our audited consolidated financial statements (which are incorporated by reference herein) for additional information regarding these impairment losses.

We embarked on a retrenchment process on January 10, 2022, and incurred reorganization expenses of $5.9 million during fiscal 2022.

Transaction costs related to Connect acquisition in fiscal 2022 includes fees paid to external service providers associated with the contract drafting and negotiations; corporate finance advisory services; legal, financial and tax due diligence activities performed; warranty and indemnity insurance related to the transaction; and other advisory services procured; as well as our portion of the fees paid to competition authorities related to the regulatory filings made in various jurisdictions.

Our operating loss margin in fiscal 2023 and 2022 was (2.9%) and (18.1%), respectively. We discuss the components of operating loss margin under "-Results of operations by operating segment."

We did not record any changes in the fair value of equity interests in MobiKwik and Cell C during fiscal 2023 and 2022, respectively. We continue to carry our investment in Cell C at $0 (zero). Refer to Note 9 to our consolidated financial statements (which are incorporated by reference herein) for the methodology and inputs used in the fair value calculation for MobiKwik and Note 6 for the methodology and inputs used in the fair value calculation for Cell C.

Gain related to fair value adjustment to currency options represents the realized gain related to foreign exchange option contracts entered into in November 2021 in order to manage the risk of currency volatility and to fix the USD amount to be utilized for part of the Connect purchase consideration settlement. The foreign exchange option contracts matured on February 24, 2022. Refer to Note 6 to our consolidated financial statements (which are incorporated by reference herein) for additional information related to these currency options.

We recorded a net loss of $0.2 million comprising a loss of $0.4 million related to the disposal of a minor portion of our investment in Finbond and a $0.25 million gain related to the disposal of our entire interest in Carbon during fiscal 2023. We recorded a loss of $0.4 million related to the disposal of a minor portion of our investment in Finbond during fiscal 2022. Refer to Note 9 to our consolidated financial statements (which are incorporated by reference herein) for additional information regarding these disposals.

We recorded a gain of $0.7 million related to the disposal of our entire interest in an equity security during fiscal 2022. Refer to Note 9 to our consolidated financial statements (which are incorporated by reference herein) for additional information regarding this gain.

Interest on surplus cash decreased to $1.9 million (ZAR 33.2 million) from $2.1 million (ZAR 31.7 million), primarily due to the inclusion of Connect, which was partially offset by lower overall surplus cash balances following the acquisition of Connect.

Interest expense increased to $18.6 million (ZAR 333.1 million) from $5.8 million (ZAR 88.6 million), primarily as a result of additional interest expense incurred related to borrowings obtained to partially fund the acquisition of Connect, interest expenses incurred in Connect to fund our cash management, digitization and VAS offerings, and a higher utilization of our facilities to fund our ATMs, which was also coupled with an increase in base interest rates.

Fiscal 2023 tax benefit was $(2.3) million (ZAR (41.4) million) compared to a tax expense of $0.3 million (ZAR 5.0 million) in fiscal 2022. Our effective tax rate for fiscal 2023 was impacted by a reduction in the enacted South African corporate income tax rate from 28% to 27% from January 2023 (but backdated to July 1, 2022), the tax expense recorded by our profitable South African operations, a deferred tax benefit related to acquisition-related intangible asset amortization, non-deductible expenses, a deferred tax benefit related to an expense paid by Connect before we acquired the business and which subsequently has been determined to be deductible for tax purposes, the on-going losses incurred by certain of our South African businesses and the associated valuation allowances created related to the deferred tax assets recognized regarding net operating losses incurred by these entities.

Our effective tax rate for fiscal 2022 was impacted by the tax expense recorded by our profitable South African operations, a deferred tax benefit related to acquisition-related intangible asset amortization, non-deductible expenses (including transaction expenses related to the acquisition of Connect), the on-going losses incurred by certain of our South African businesses and the associated valuation allowances created related to the deferred tax assets recognized regarding net operating losses incurred by these entities.

Finbond is listed on the Johannesburg Stock Exchange and reports its six-month results during our first half and its annual results during our fourth quarter. We recorded impairment losses related to our investment in Finbond in fiscal 2023 following on-going losses reported by Finbond and its lower listed share price. Refer to Note 9 to our consolidated financial statements (which are incorporated by reference herein) for additional information regarding the impairments. The table below presents the relative loss from our equity accounted investments:

	Year ended June 30,
	2023	2022	$ %
	$ '000	$ '000	change
Finbond	(5,206)	(3,665)	42%
Share of net (loss) income	(4,096)	(3,665)	12%
Impairment	(1,110)	-	nm
Other	89	16	456%
Share of net income (loss)	89	16	456%
Total loss from equity-accounted investment	(5,117)	(3,649)	40%

Results of operations by operating segment

The composition of revenue and the contributions of our business activities to operating (loss) income are illustrated below:

	In U.S. Dollars
	Year ended June 30,
	2023	% of	2022	% of	%
Operating Segment	$ '000	total	$ '000	total	change
Consolidated revenue:
Merchant	463,701	88%	156,689	70%	196%
Consumer	62,801	12%	65,932	30%	(5%)
Subtotal: Operating segments	526,502	100%	222,621	100%	137%
Not allocated to operating segments	1,469	-	-	-	nm
Corporate/Eliminations	-	-	(12)	-	nm
Total consolidated revenue	527,971	100%	222,609	100%	137%
Group Adjusted EBITDA:
Merchant	33,531	121%	12,646	(72%)	165%
Consumer(1)	3,314	12%	(21,674)	123%	nm
Lease expenses(2)	(2,906)	(12%)	(3,955)	22%	(27%)
Group costs	(9,109)	(33%)	(8,587)	49%	6%
Group Adjusted EBITDA (non-GAAP)(3)	27,736	100%	(17,615)	100%	nm

(1) Consumer Segment Adjustment EBITDA for fiscal 2022 includes reorganization cost of $5.9 million.

(2) Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

(3) Group Adjusted EBITDA is a non-GAAP measure, refer to reconciliation below at "-Results of Operations-Use of Non-GAAP Measures".

	In South African Rand
	Year ended June 30,
	2023	% of	2022	% of	%
Operating Segment	ZAR '000	total	ZAR '000	total	change
Consolidated revenue:
Merchant	8,318,796	88%	2,381,323	70%	249%
Consumer	1,126,650	12%	1,002,021	30%	12%
Subtotal: Operating segments	9,445,446	100%	3,383,344	100%	179%
Not allocated to operating segments	26,354	-	-	-	nm
Corporate/Eliminations	-	-	(178)	-	nm
Total consolidated revenue	9,471,800	100%	3,383,166	100%	180%
Group Adjusted EBITDA:
Merchant	601,546	135%	192,197	(59%)	165%
Consumer(1)	59,453	13%	(329,403)	100%	nm
Lease expenses(2)	(52,134)	(12%)	(60,107)	18%	(13%)
Group costs	(163,415)	(37%)	(130,503)	40%	6%
Group Adjusted EBITDA (non-GAAP)(3)	497,584	100%	(267,709)	100%	nm

(1) Consumer Segment Adjustment EBITDA for fiscal 2022 includes reorganization cost of ZAR 89.6 million.

(2) Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

(3) Group Adjusted EBITDA is a non-GAAP measure, refer to reconciliation below at "-Results of Operations-Use of Non-GAAP Measures".

Merchant

Segment revenue increased due to the contribution from Connect for the full fiscal year compared with only two and a half months in fiscal 2022. This increase was partially offset by lower hardware sales revenue given the lumpy nature of bulk sales. The increase in Segment Adjusted EBITDA is also due to the inclusion of Connect, which was partially offset by lower hardware sales. Connect records a significant proportion of its airtime sales in revenue and cost of sales, while only earning a relatively small margin. This significantly depresses the Segment Adjusted EBITDA margins shown by the business.

Our Segment Adjusted EBITDA (loss) margin (calculated as Segment Adjusted EBITDA (loss) divided by revenue) in fiscal 2023 and 2022 was 7.2% and 8.1%, respectively.

Consumer

Segment revenue increased primarily due to higher insurance revenues and higher account holder fees, though this was partially offset by lower ATM transaction fees. We embarked on a retrenchment process during the third quarter of fiscal 2022 and recorded an expense of $5.9 million which is included in Segment Adjusted EBITDA loss. The cost reduction initiatives we initiated in fiscal 2022 delivered a significant reduction in Consumer's operating expenses which resulted in a significantly lower Segment Adjusted EBITDA loss compared with fiscal 2022. Specifically, expenses associated with operating a mobile distribution network were discontinued in early fiscal 2022, and we have streamlined our fixed distribution network through reductions in certain expenses including employee-related costs, security, guarding and premises costs. In June 2022 we recalibrated our allowance for doubtful microlending finance loans receivable from 10% of the lending book outstanding to 6.5% of the lending book, which resulted in a release from the allowance in fiscal 2022.

Our Segment Adjusted EBITDA loss margin in fiscal 2023 and 2022 was 5.3% and  (32.9%), respectively. After adjusting for the reorganization charge our fiscal 2022 Segment Adjusted EBITDA loss margin was (23.9%). Segment Adjusted EBITDA loss margin before the reorganization charge is a non-GAAP measure. We believe that the presentation of our Segment Adjusted EBITDA loss margin before the reorganization charge is useful to investors to understand the improvement in the operating performance in Consumer, before the reorganization charge, in fiscal 2023 compared with fiscal 2022.

Group costs

Our group costs primarily include employee related costs in relation to employees specifically hired for group roles and costs related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; and directors' and officers' insurance premiums.

Our group costs for fiscal 2023 increased compared with the prior period due to higher employee costs and an increase in directors' and officers' insurance premiums.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA is a non-GAAP measure. We provide this non-GAAP measure to enhance our evaluation and understanding of our financial performance and trends. We believe that this measure is helpful to users of our financial information understand key operating performance and trends in our business because it excludes certain non-cash expenses (including depreciation and amortization and stock-based compensation charges) and income and expenses that we consider once-off in nature.

Non-GAAP Measures

Group Adjusted EBITDA is earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for non-operational transactions (including loss on disposal of equity-accounted investments, gain related to fair value adjustments to currency options), (earnings) loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represents non-recurring income and expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Lease expenses which were previously excluded from the calculation of Group Adjusted EBITDA have now been included in the calculation. This change is in response to comments received from the staff of the SEC in March 2024 regarding our non-GAAP financial reporting. Comparative information has been adjusted to conform with the updated presentation.

The table below presents the reconciliation between GAAP net loss attributable to Lesaka to Group Adjusted EBITDA:

	Three months ended March 31,		Nine months ended March 31,		Year ended June 30,
	2024	2023	2024	2023	2023	2022
	$ '000	$ '000	$ '000	$ '000	$ '000	$ '000
Loss attributable to Lesaka - GAAP	(4,047)	(5,820)	(12,405)	(23,165)	(35,074)	(43,876)
(Earnings) loss from equity accounted investments	(43)	(17)	1,319	2,582	5,117	3,649
Net loss before (earnings) loss from equity-accounted investments	(4,090)	(5,837)	(11,086)	(20,583)	(29,957)	(40,227)
Income tax (benefit) expense	931	(860)	1,881	(465)	(2,309)	327
Loss before income tax expense	(3,159)	(6,697)	(9,205)	(21,048)	(32,266)	(39,900)
Interest expense	4,581	4,984	14,312	13,408	18,567	5,829
Interest income	(628)	(469)	(1,562)	(1,269)	(1,853)	(2,089)
Reversal of allowance for doubtful EMI loan receivable	-	-	(250)	-	-	-
Gain on disposal of equity securities	-	-	-	-	-	(720)
Net gain on disposal of equity-accounted investment	-	329	-	193	205	376
Gain related to fair value adjustment to currency options					-	(3,691)
Operating income (loss)	794	(1,853)	3,295	(8,716)	(15,347)	(40,195)
Impairment loss	-	-	-	-	7,039	-
PPA amortization (amortization of acquired intangible assets)	3,562	3,789	10,762	11,559	15,149	3,826
Depreciation and amortization	2,229	2,186	6,698	6,333	8,536	3,749
Stock-based compensation charges	2,090	1,644	5,653	5,955	7,309	2,962
Once-off items(1)	907	1,141	169	1,858	1,922	8,088
Unrealized loss FV for currency adjustments	121	43	101	43	222	-
Group Adjusted EBITDA - Non-GAAP	9,703	6,950	26,678	17,032	24,830	(21,570)

(1) The table below presents the components of once-off items for the periods presented:

	Three months ended March 31,		Nine months ended March 31,		Year ended June 30,
	2024	2023	2024	2023	2023	2022
	$ '000	$ '000	$ '000	$ '000	$ '000	$ '000
Transaction costs	276	470	456	792	850	6,460
Transaction costs related to Adumo acquisition	631	-	665	-	-	-
Indirect taxes provision	-	438	-	438	438	-
Separation of employee expense	-	183	-	183	262	-
Employee misappropriation of company funds	-	50	-	50	1,202	-
(Income recognized) Expenses incurred related to closure of legacy businesses	-	-	(952)	395	639	-
Non-recurring revenue not allocated to segments	-	-	-	-	(1,469)	-
Legacy processing adjustments	-	-	-	-	-	1,628
Total once-off items	907	1,141	169	1,858	1,922	8,088

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2022 we incurred significant transaction costs related to the acquisition of Connect over a number of quarters, and the transactions are generally non-recurring.

(Income recognized) Expenses incurred related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature. Indirect tax provision includes non-recurring indirect taxes which have been provided related to prior periods following an on-going investigation from a tax authority. We incurred separation costs related to the termination of certain senior-level employees, including an executive officer and senior managers, during the period and we consider these specific terminations to be of a non-recurring nature. Employee misappropriation of company funds represents a once-off loss incurred. Non-recurring revenue not allocated to segments includes once off revenue recognized that we believe does not relate to either our Merchant or Consumer divisions. The legacy processing adjustments represents amounts we identified during fiscal 2022 related to prior periods that are payable to third parties.

Fiscal 2022 Compared to Fiscal 2021

Discussion and analysis of the year ended June 30, 2022 compared to the year ended June 30, 2021 is included in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report.

Liquidity and Capital Resources

As of March 31, 2024, our cash and cash equivalents were $55.2 million and comprised of U.S. dollar-denominated balances of $3.4 million, ZAR-denominated balances of ZAR 942.2 million ($49.9 million), and other currency deposits, primarily Botswana pula, of $2.0 million, all amounts translated at exchange rates applicable as of March 31, 2024. The increase in our unrestricted cash balances from June 30, 2023, was primarily due to a positive contribution from our Merchant and Consumer operations and utilization of our borrowings facilities to fund certain components of our operations, which was partially offset by the utilization of cash reserves to fund certain scheduled and other repayments of our borrowings, purchase ATMs and vaults, and to make an investment in working capital.

We generally invest any surplus cash held by our South African operations in overnight call accounts that we maintain at South African banking institutions, and any surplus cash held by our non-South African companies in U.S. dollar-denominated money market accounts.

Historically, we have financed most of our operations, research and development, working capital, and capital expenditures, as well as acquisitions and strategic investments, through internally generated cash and our financing facilities. When considering whether to borrow under our financing facilities, we consider the cost of capital, cost of financing, opportunity cost of utilizing surplus cash and availability of tax efficient structures to moderate financing costs. For instance, in fiscal 2022, we obtained loan facilities from RMB to fund a portion of our acquisition of Connect. Following the acquisition of Connect, we now utilize a combination of short and long-term facilities to fund our operating activities and a long-term asset-backed facility to fund the acquisition of POS devices and vaults. Refer to Note 12 to our consolidated financial statements (which are incorporated by reference herein) for the year ended June 30, 2023, for additional information related to our borrowings.

Available short-term borrowings

Summarized below are our short-term facilities available and utilized as of March 31, 2024:

	RMB Facility E		RMB Indirect		RMB Connect		Nedbank
	$ '000	ZAR '000	$ '000	ZAR '000	$ '000	ZAR '000	$ '000	ZAR '000
Total short-term facilities available, comprising:
Overdraft	-	-	-	-	10,860	205,000	-	-
Overdraft restricted as to use(1)	47,680	900,000	-	-	-	-	-	-
Total overdraft	47,680	900,000	-	-	10,860	205,000	-	-
Indirect and derivative facilities(2)	-	-	7,152	135,000	-	-	8,294	156,556
Total short-term facilities available	47,680	900,000	7,152	135,000	10,860	205,000	8,294	156,556

Utilized short-term facilities:
Overdraft	-	-	-	-	9,006	170,000	-	-
Overdraft restricted as to use(1)	4,272	80,634	-	-	-	-	-	-
Indirect and derivative facilities(2)	-	-	1,754	33,107	-	-	112	2,110
Total short-term facilities available	4,272	80,634	1,754	33,107	9,006	170,000	112	2,110

Interest rate, based on South African prime rate		11.75%				11.65%

(1) Overdraft may only be used to fund ATMs and upon utilization is considered restricted cash.

(2) Indirect and derivative facilities may only be used for guarantees, letters of credit and forward exchange contracts to support guarantees issued by RMB and Nedbank to various third parties on our behalf.

Long-term borrowings

We have aggregate long-term borrowing outstanding of ZAR 2.6 billion ($135.7 million translated at exchange rates as of March 31, 2024) as described in Note 8. These borrowings include outstanding long-term borrowings obtained by Lesaka SA of ZAR 1.0 billion, including accrued interest, which was used to partially fund the acquisition of Connect. The Lesaka SA borrowing arrangements were amended in March 2023 to include a ZAR 200 million revolving credit facility. We used this revolving credit facility during the nine months ended March 31, 2024, and settled all drawn in full as of March 31, 2024, with the full balance available for utilization in the future. In contemplation of the Connect transaction, Connect obtained total facilities of ZAR 1.3 billion, which were utilized to repay its existing borrowings, to fund a portion of its capital expenditures and to settle obligations under the transaction documents, and which has subsequently been upsized for its operational requirements and has an outstanding balance as of March 31, 2024, of ZAR 1.2 billion, We also have a revolving credit facility, of ZAR 300.0 million which is utilized to fund a portion of our merchant finance loans receivable book.

Restricted cash

We have credit facilities with RMB in order to access cash to fund our ATMs in South Africa. Our cash, cash equivalents and restricted cash presented in our consolidated statement of cash flows as of March 31, 2024, includes restricted cash of $4.4 million related to cash withdrawn from our debt facility to fund ATMs. This cash may only be used to fund ATMs and is considered restricted as to use and therefore is classified as restricted cash on our consolidated balance sheet.

We have also entered into cession and pledge agreements with Nedbank related to our Nedbank indirect credit facilities and we have ceded and pledged certain bank accounts to Nedbank. The funds included in these bank accounts are restricted as they may not be withdrawn without the express permission of Nedbank. Our cash, cash equivalents and restricted cash presented in our consolidated statement of cash flows as of March 31, 2024, includes restricted cash of $0.1 million that has been ceded and pledged.

Cash flows from operating activities

Third quarter ended March 31, 2024 and 2023

Net cash provided by operating activities during the third quarter of fiscal 2024 was $19.2 million (ZAR 362.1 million) compared to net cash used in operating activities of $5.1 million (ZAR 91.6 million) during the third quarter of fiscal 2023. Excluding the impact of income taxes, our cash provided by operating activities during the third quarter of fiscal 2024 was positively impacted by the contribution from Merchant and Consumer, which was partially offset by growth in our consumer and merchant finance loans receivable books and temporary working capital movements within our merchant business as a result of quarter-end transaction processing activities closing on a Sunday, and further impacted by a public holiday on April 1, 2024, and which were settled in the following week.

We didn't pay any significant taxes during the third quarter of fiscal 2024. During the third quarter of fiscal 2023, we paid second provisional South African tax payments of $0.3 million (ZAR 5.1 million) related to certain Connect entities' 2023 tax year that had not yet been aligned with ours.

Taxes paid during the third quarter of fiscal 2024 and 2023 were as follows:

	Three months ended March 31,
	2024	2023	2024	2023
	$	$	ZAR	ZAR
	'000	'000	'000	'000
First provisional payments	1	-	18	-
Second provisional payments	36	280	691	5,090
Tax refund received	(7)	-	(128)	-
Total South African taxes paid	30	280	581	5,090
Foreign taxes paid	58	156	1,072	2,759
Total tax paid	88	436	1,653	7,849

Year to date ended March 31, 2024 and 2023

Net cash provided by operating activities during the year to date of fiscal 2024 was $23.1 million (ZAR 434.0 million) compared to net cash used in operating activities of $9.3 million (ZAR 162.7 million) during the year to date of fiscal 2023. Excluding the impact of income taxes, our cash provided by operating activities during the third quarter of fiscal 2024 was positively impacted by the contribution from Merchant and Consumer, which was partially offset by growth in our consumer and merchant finance loans receivable books and temporary working capital movements within our merchant business as a result of quarter-end transaction processing activities closing on a Sunday, and further impacted by a public holiday on April 1, 2024, and which were settled in the following week.

During the year to date of fiscal 2024, we paid first provisional South African tax payments of $2.7 million (ZAR 49.5 million) related to our 2024 tax year and South African tax payments related to prior years of $0.6 million (ZAR 12.2 million). During the year to date of fiscal 2023, we paid first provisional South African tax payments of $3.0 million (ZAR 50.8 million) related to our 2023 tax year, and additional second provisional South African tax payments of $0.5 million (ZAR 8.5 million) related to our 2022 tax year and as discussed above.

Taxes paid during the year to date of fiscal 2024 and 2023 were as follows:

	Nine months ended March 31,
	2024	2023	2024	2023
	$	$	ZAR	ZAR
	'000	'000	'000	'000
First provisional payments	2,663	2,955	49,534	50,798
Second provisional payments	36	471	691	8,461
Taxation paid related to prior years	641	10	12,187	180
Tax refund received	(38)	(198)	(768)	(3,540)
Total South African taxes paid	3,302	3,238	61,644	55,899
Foreign taxes paid	196	257	3,677	4,534
Total tax paid	3,498	3,495	65,321	60,433

Year ended June 30, 2023 and 2022

Net cash provided by operating activities during fiscal 2023 was $0.4 million (ZAR 7.4 million) compared to net cash utilized by operating activities of $37.2 million (ZAR 565.3 million) during fiscal 2022. Excluding the impact of income taxes, our cash provided by operating activities during fiscal 2023 was impacted by the positive contribution from Connect and certain business within our consumer business, which was partially offset by growth in our consumer and merchant finance loans receivable books. During fiscal 2023, we observed fluctuations in our working capital, primarily within our merchant business, as a result of monthly changes in our inventory and prepayment account balances as a result of payments made to secure prepaid airtime inventory. Certain of these purchases were funded from our borrowing arrangements and the impact of the funding is included in financing activities.

During fiscal 2023, we paid our first provisional South African tax payments of $3.0 million (ZAR 50.8 million) related to our 2023 tax year. During fiscal 2023, we also made our second provisional South African tax payments of $4.1 million (ZAR 76.1 million related to our 2023 tax year and received tax refunds of $0.2 million (ZAR (3.8) million). We also paid taxes totaling $0.4 million in other tax jurisdictions, primarily in the Botswana.

During fiscal 2022, we made our first provisional South African tax payments of $0.6 million (ZAR 9.1 million) related to our 2022 tax year. During fiscal 2022, we also made our second provisional South African tax payments of $0.7 million (ZAR 10.9 million related to our 2022 tax year and made an additional tax payment of $0.0 million (ZAR 0.0 million) related to our 2021 tax year.

Taxes paid during fiscal 2023 and 2022 were as follows:

	Year ended June 30,
	2023	2022	2023	2022
	$	$	ZAR	ZAR
	'000	'000	'000	'000
First provisional payments	2,955	585	50,798	9,142
Second provisional payments	4,079	691	76,089	10,929
Taxation paid related to prior years	15	1	273	19
Tax refund received	(210)	(300)	(3,756)	(4,542)
Total South African taxes paid	6,839	977	123,404	15,548
Foreign taxes paid	361	161	6,482	2,482
Total tax paid	7,200	1,138	129,886	18,030

Cash flows from investing activities

Third quarter ended March 31, 2024 and 2023

Cash used in investing activities for the third quarter of fiscal 2024 included capital expenditures of $2.9 million (ZAR 55.6 million), primarily due to the acquisition of vaults and POS devices.

Cash used in investing activities for the third quarter of fiscal 2023 included capital expenditures of $4.7 million (ZAR 84.6 million), primarily due to the acquisition of vaults and POS devices. During the third quarter of fiscal 2023, we received proceeds of $0.3 million related to the sale of minor positions in Finbond.

Year to date ended March 31, 2024 and 2023

Cash used in investing activities for the year to date of fiscal 2024 included capital expenditures of $8.0 million (ZAR 149.1 million), primarily due to the acquisition of vaults and POS devices. During the year to date of fiscal 2024, we received proceeds of $3.5 million related to the sale of remaining interest in Finbond and $0.25 million related to the second (and final) tranche from the disposal of our entire equity interest in Carbon.

Cash used in investing activities for the year to date of fiscal 2023 included capital expenditures of $13.2 million (ZAR 229.9 million), primarily due to the acquisition of vaults, POS devices and computer equipment. During the year to date fiscal 2023, we received proceeds of $0.25 million related to the first tranche (of two) from the disposal of our entire equity interest in Carbon and $0.4 million related to the sale of minor positions in Finbond.

Year ended June 30, 2023 and 2022

Cash used in investing activities for fiscal 2023 included capital expenditures of $16.2 million (ZAR 289.8 million), primarily due to the acquisition of ATMs. During fiscal 2023, we received proceeds of $0.25 million related to the first tranche (of two) from the disposal of our entire equity interest in Carbon and $0.4 million related to the sale of minor positions in Finbond.

During fiscal 2022, we paid approximately $4.6 million (ZAR 69.3 million), primarily due to the roll out of our new express branches, acquisitions of ATMs and the acquisition of computer equipment. During fiscal 2022, we paid approximately $202.2 million (ZAR 2.9 billion), net of cash acquired, for 100% of Connect. We also received funds totaling approximately $11.4 million related to the sale of Bank Frick in fiscal 2021, proceeds from sale of property, plant and equipment of $4.2 million, and proceeds of $0.9 million and $0.7 million, respectively, related to the sale of minor positions in Finbond and from the disposal of our entire interest in Revix in fiscal 2022.

Cash flows from financing activities

Third quarter ended March 31, 2024 and 2023

During the third quarter of fiscal 2024, we utilized $24.9 million from our South African overdraft facilities to fund our ATMs and our cash management business through Connect, and repaid $43.4 million of those facilities. We utilized $3.4 million of our long-term borrowings to fund the acquisition of certain capital expenditures and for working capital requirements. We repaid $7.2 million of long-term borrowings in accordance with our repayment schedule as well as to settle a portion of our revolving credit facility utilized.

During the third quarter of fiscal 2023, we utilized $128.2 million from our South African overdraft facilities to fund our ATMs and our cash management business through Connect, and repaid $136.0 million of those facilities. We utilized approximately $12.9 million of our long-term borrowings to fund our merchant finance loans receivable business, to fund the acquisition of certain capital expenditures and for working capital requirements. We repaid approximately $2.0 million of long-term borrowings in accordance with our repayment schedule. We received $0.1 million from the exercise of stock options. We also paid $0.2 million to repurchase shares from employees in order for the employees to settle taxes due related to the vesting of shares of restricted stock and to settle the strike price due and taxes due related to the exercise of stock options.

Year to date ended March 31, 2024 and 2023

During the year to date of fiscal 2024, we utilized $153.5 million from our South African overdraft facilities to fund our ATMs and our cash management business through Connect, and repaid $172.2 million of those facilities. We utilized $14.4 million of our long-term borrowings to fund the acquisition of certain capital expenditures and for working capital requirements. We repaid $13.1 million of long-term borrowings in accordance with our repayment schedule as well as to settle a portion of our revolving credit facility utilized. We also paid $0.2 million to repurchase shares from employees in order for the employees to settle taxes due related to the vesting of shares of restricted stock.

During the year to date of fiscal 2023, we utilized $441.5 million from our South African overdraft facilities to fund our ATMs and our cash management business through Connect, and repaid $448.3 million of those facilities. We utilized approximately $23.0 million of our long-term borrowings to fund our merchant finance loans receivable business, to fund the acquisition of certain capital expenditures and for working capital requirements. We repaid approximately $5.3 million of long-term borrowings in accordance with our repayment schedule. We received $0.4 million from the exercise of stock options. We also paid $0.5 million to repurchase shares from employees in order for the employees to settle taxes due related to the vesting of shares of restricted stock and to settle the strike price due and taxes due related to the exercise of stock options.

Year ended June 30, 2023 and 2022

During fiscal 2023, we utilized approximately $520.1 million from our South African overdraft facilities to fund our ATMs and our cash management business through Connect and repaid $547.3 million of these facilities. We utilized approximately $24.4 million of our long-term borrowings to settle approximately $10.5 million of our revolving credit facilities, fund our merchant finance loans receivable business, and to fund the acquisition of certain capital expenditures. We repaid approximately $17.5 million of these long-term, including approximately $10.5 million to settle our revolving credit balance in full. We received $0.5 million from the exercise of stock options. We also paid $1.3 million to repurchase shares from employees in order for the employees to settle taxes due related to the vesting of shares of restricted stock and to settle the strike price due and taxes due related to the exercise of stock options.

During fiscal 2022, we utilized approximately $570.9 million from our South African overdraft facilities to fund our ATMs and our cash management business through Connect and repaid $525.5 million of these facilities. We utilized approximately $78.9 million of our long-term borrowings to fund a portion of the acquisition of Connect, to fund our merchant finance loans receivable business, and to fund the acquisition of certain capital expenditures. We repaid approximately $5.6 million of these long-term borrowings. We also received $0.8 million from the exercise of stock options.

A discussion of changes in our cash flow from the year ended June 30, 2022 to the year ended June 30, 2021 can be found in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Capital Expenditures

We expect capital spending for the fourth quarter of fiscal 2024 to primarily include spending for acquisition of POS devices, vaults, computer software, computer and office equipment, as well as for our ATM infrastructure and branch network in South Africa. Our capital expenditures for the third quarter of fiscal 2024 and 2023 are discussed under "-Liquidity and Capital Resources-Cash flows from investing activities." All of our capital expenditures for the past three fiscal years were funded through internally generated funds, or, following the Connect acquisition, our asset-backed borrowing arrangement. We had outstanding capital commitments as of March 31, 2023, of $0.2 million. We expect to fund these expenditures through internally generated funds and available facilities.

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS OF LESAKA

We seek to manage our exposure to currency exchange, translation, interest rate, credit, microlending credit and equity price and liquidity risks as discussed below.

Currency Exchange Risk

We are subject to currency exchange risk because we purchase components for safe assets, that we assemble, and inventories that we are required to settle in other currencies, primarily the euro, renminbi, and U.S. dollar. We have used forward contracts in order to limit our exposure in these transactions to fluctuations in exchange rates between the South African rand ("ZAR"), on the one hand, and the U.S. dollar and the euro, on the other hand.

We had no outstanding foreign exchange contracts as of March 31, 2024 and June 30, 2023.

Translation Risk

Translation risk relates to the risk that our results of operations will vary significantly as the U.S. dollar is our reporting currency, but we earn a significant amount of our revenues and incur a significant amount of our expenses in ZAR. The U.S. dollar to the ZAR exchange rate has fluctuated significantly over the past three years. As exchange rates are outside our control, there can be no assurance that future fluctuations will not adversely affect our results of operations and financial condition.

Interest Rate Risk

As a result of our normal borrowing activities, our operating results are exposed to fluctuations in interest rates, which we manage primarily through regular financing activities. Interest rates in South Africa have been trending upwards in recent quarters but have now stabilized and are expected to remain at current levels, or perhaps even decline moderately over calendar 2024. We periodically evaluate the cost and effectiveness of interest rate hedging strategies to manage this risk. We generally maintain investments in cash equivalents and held to maturity investments and have occasionally invested in marketable securities.

We have short and long-term borrowings in South Africa which attract interest at rates that fluctuate based on changes in the South African prime and 3-month JIBAR interest rates. The following table illustrates the effect on our annual expected interest charge, translated at exchange rates applicable as of March 31, 2024, as a result of changes in the South African prime and 3-month JIBAR interest rates, using our outstanding short and long-term borrowings as of March 31, 2024. The effect of a hypothetical 1% (i.e. 100 basis points) increase and a 1% decrease in the interest rates applicable to the borrowings as of March 31, 2024, are shown. The selected 1% hypothetical change does not reflect what could be considered the best- or worst-case scenarios.

	As of March 31, 2024
	Annual expected interest charge ($ '000)	Hypothetical change in interest rates	Estimated annual expected interest charge after hypothetical change in interest rates ($ '000)
Interest on South African borrowings	18,644	1%	20,139
		(1%)	17,150

Credit Risk

Credit risk relates to the risk of loss that we would incur as a result of non-performance by counterparties. We maintain credit risk policies in respect of our counterparties to minimize overall credit risk. These policies include an evaluation of a potential counterparty's financial condition, credit rating, and other credit criteria and risk mitigation tools as our management deems appropriate. With respect to credit risk on financial instruments, we maintain a policy of entering into such transactions only with South African and European financial institutions that have a credit rating of "B" (or its equivalent) or better, as determined by credit rating agencies such as Standard & Poor's, Moody's and Fitch Ratings.

Consumer microlending credit risk

We are exposed to credit risk in our Consumer microlending activities, which provides unsecured short-term loans to qualifying customers. Credit bureau checks as well as an affordability test are conducted as part of the origination process, both of which are line with local regulations. We consider this policy to be appropriate because the affordability test we perform takes into account a variety of factors such as other debts and total expenditures on normal household and lifestyle expenses. Additional allowances may be required should the ability of our customers to make payments when due deteriorate in the future. A significant amount of judgment is required to assess the ultimate recoverability of these finance loan receivables, including ongoing evaluation of the creditworthiness of each customer.

Merchant lending

We maintain an allowance for doubtful finance loans receivable related to its Merchant services segment with respect to short-term loans to qualifying merchant customers. Our risk management procedures include adhering to our proprietary lending criteria which uses an online-system loan application process, obtaining necessary customer transaction-history data and credit bureau checks. We consider these procedures to be appropriate because it takes into account a variety of factors such as the customer's credit capacity and customer-specific risk factors when originating a loan.

Equity Securities Price Risk

Equity price risk relates to the risk of loss that we would incur as a result of the volatility in the exchange-traded price of equity securities that we hold. As of March 31, 2024, we did not have any equity securities that were exchange-traded and held as available for sale. Historically, exchange-traded equity securities held as available for sale were expected to be held for an extended period of time and we were not concerned with short-term equity price volatility with respect to these securities provided that the underlying business, economic and management characteristics of the company remained sound.

The market price of these exchange-traded equity securities may fluctuate for a variety of reasons and, consequently, the amount we may obtain in a subsequent sale of these securities may significantly differ from the reported market value.

Equity Securities Liquidity Risk

Equity liquidity risk relates to the risk of loss that we would incur as a result of the lack of liquidity on the exchange on which those securities are listed. As of March 31, 2024, we did not have any equity securities that were exchange-traded equity securities. If we did hold interests in exchange traded equity securities, there is a risk that we would not be able to sell some or all of these securities at one time, or over an extended period of time without influencing the exchange-traded price, or at all.

Our policy is to monitor these investments for impairment and make appropriate reductions in carrying value when an impairment is deemed to be other-than-temporary.

ADUMO'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with the financial statements of Adumo (RF) Proprietary Limited. and accompanying notes appearing elsewhere in this proxy statement. This discussion of the financial condition and results of operations of Adumo contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. All amounts presented are in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (“IASB”) (“IFRS”), and have been presented in ZAR, Adumo’s reporting and functional currency. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed below and elsewhere in this proxy statement, including “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” All forward-looking statements included in this proxy statement are based on information available to Adumo as of the date hereof, and Adumo assumes no obligation to update any such forward-looking statement.

Unless otherwise indicated or the context otherwise requires, references in this Adumo's Management's Discussion and Analysis of Financial Condition and Results of Operations section to "Adumo," "we," "us," "our," and other similar terms refer to Adumo and its consolidated subsidiaries. The information and analysis of Adumo and its business and financial performance relates to the period prior to the proposed Acquisition of Adumo by Lesaka's wholly owned subsidiary, Lesaka Technologies Proprietary Limited ("Lesaka SA").

Overview

Adumo is a leading independent payments and commerce enablement platform in Southern Africa, serving over 23,000 active merchants with operations across South Africa, Namibia, Botswana and Kenya. For more than two decades, Adumo has facilitated physical and online commerce between retail merchants and end-consumers by offering a unique combination of payment processing and integrated software solutions, which currently include embedded payments, integrated payments, reconciliation services, merchant lending, customer engagement tools, card issuing program management and data analytics.

Adumo operates across three business lines, which provide payment processing and integrated software solutions to different end markets:

  The Adumo Payments business offers payment processing, integrated payments and reconciliation solutions to small-and-medium ("SME") merchants in South Africa, Namibia and Botswana, and also provides card issuing program management to corporate clients such as Anglo American and Coca-Cola;
  The Adumo ISV business, also known as GAAP, has operations in South Africa, Botswana and Kenya, and clients in a further 21 countries, and is the leading provider of integrated point-of-sales software and hardware to the hospitality industry in Southern Africa, serving clients such as KFC, McDonald's, Pizza Hut, Nando's and Krispy Kreme; and,
  The Adumo Ventures business offers online commerce solutions (Adumo Online), cloud-based, multi-channel point-of-sales solutions (Humble) and an aggregated payment and credit platform for in-store and online commerce (SwitchPay) to SME merchants and corporate clients in South Africa and Namibia.

As of March 31, 2024, Adumo employed 955 employees throughout Southern Africa.

Acquisition of Adumo by Lesaka

On May 7, 2024, Lesaka, through Lesaka SA, and Adumo's shareholders entered into the Purchase Agreement. The Purchase Agreement provides for the acquisition of Adumo by Lesaka SA, with Adumo surviving as a wholly-owned subsidiary of Lesaka SA. The purchase consideration will be settled through the combination of an issuance of 17,279,803 shares of Lesaka's common stock (the "Consideration Shares") and a ZAR 232 million ($12.5 million, translated at the prevailing rate of $1: ZAR 18.50 as of May 7, 2024) payment in cash. The number of shares to be issued was calculated based on the Base Purchase Consideration, which is defined in the Purchase Agreement as an amount of ZAR 1.59 billion ($85.9 million), less the ZAR 232 million cash payment, implying a value per share of $4.25 ((ZAR 1.59 billion - ZAR 0.232 billion) / 17,279,803 / ZAR 18.50). The Purchase Agreement is more fully described elsewhere in the proxy statement.

The Acquisition has been approved by Adumo's board of directors and the requisite shareholders of Adumo. The Acquisition is expected to be consummated during the third calendar quarter of 2024, and is subject to the satisfaction or waiver of a number of closing conditions as set forth in the Purchase Agreement, including the approval of the issuance of the Consideration Shares by Lesaka's shareholders. There can be no assurances that the Acquisition will be successfully consummated.

Financial overview

Revenue

Adumo generates the majority of its revenue from per transaction fees that are calculated as a percentage of total payment value of the transaction, and software-as-a-service ("SaaS") subscription fees charged to merchants. SaaS subscription fees arise from the rendering of services, including computer processing services, software development charges, license fees, installation and maintenance charges and training.

Adumo also earns revenue from the sale of products (including point-of-sale devices) and fixed price contracts for software development. Software development revenue is recognized using the percentage-of-completion method, which is generally recognized based on the services performed to date as a percentage of the total services to be performed.

Cost of sales

Cost of sales includes costs associated with the generation of transaction-based revenue, including transaction costs and bank charges. It also includes costs associated with the rendering of services, software license fees, installation and maintenance charges, training and the sale of products (including point-of-sale devices).

Administrative expenses

Administrative expenses include employee-related charges (including base salary, commissions, overtime, bonus expense as well provisions for leave pay and other general employee-related expenses), selling and marketing expenses, telecommunication, cloud services and hosting, travel expenses, audit fees and insurance expenses. Also includes amortization of internally generated intangible assets (including developments costs), amortization of acquired intangible assets and deprecation of computer equipment, rental equipment and other property, plant and equipment as well as impairment losses, transaction expenditures and restructuring expenditure.

Finance charges

Finance charges include the preference dividend accrued or paid on preference shares issued to Investec (which are classified as borrowing in Adumo's consolidated balance sheet), interest bank overdrafts and other borrowings from third parties, interest on related party loans and interest on leases.

Results of Operations

The discussion of Adumo’s consolidated overall results of operations is based on amounts as reflected in its unaudited condensed consolidated financial statements for the six months ended March 31, 2024 which are prepared in accordance with IAS 34, and its audited consolidated financial statements for the year ended September 30, 2023, and the unaudited consolidated financial statements for the year ended September 30, 2022 and 2021, which are prepared in accordance with IFRS. Adumo analyzes its results of operations in ZAR as presented in its financial statements.

iKhokha is included for the entire 2023 and 2022 fiscal year, as well as for the six months ended March 31, 2022. Adumo disposed of its entire investment in iKhokha in November 2023 through an unbundling (return of shares in iKhokha to Adumo shareholders) and iKhokha’s results are included for October 2023 only in Adumo’s results for the six months ended March 31, 2024. Adumo acquired a controlling interest in GAAP in February 2021 and 100% of Wirecard Solutions SA (now Adumo Online), effective March 2021, and the results of operations from these entities have been consolidated from the respective acquisition dates.

Six month ended March 31, 2024 compared with six months ended March 31, 2023

The following factors had a significant impact on our results of operations during the six months ended March 31, 2024 as compared with the same period in the prior year:

  Disposal of iKhokha: iKhokha was disposed of to Adumo shareholders effective November 9, 2023, and Adumo recorded a gain on disposal of investment of ZAR 1.3 billion related to this transaction;
  Lower revenue following disposal of iKhokha: Revenue was 18% lower primarily as a result of the disposal of iKhokha;
  Lower finance charge: Finance charges were down 33% as result of lower average borrowings; and
  Higher profit before tax including impact from disposal of iKhokha: Profit before tax increased as a result of the gain on disposal resulting from the sale of iKhokha.

Consolidated overall results of operations

This discussion is based on the amounts prepared in accordance with IFRS.

The following tables show the changes in the items comprising Adumo's statements of operations, in ZAR:

	In South African Rand under IFRS
	Six months ended March 31,
	2024	2023	%
	ZAR '000	ZAR '000	change
Revenue	585,461	713,649	(18%)
Cost of sales	(228,086)	(296,931)	(23%)
Gross profit	357,375	416,718	(14%)
Administrative expenses	(313,841)	(467,657)	(33%)
Share of profit from joint ventures (net of taxation)	185	391	(53%)
Finance income	8,169	6,620	23%
Gains and losses arising from derecognition of financial assets measured at amortised cost	(2,695)	(2,517)	7%
Gain on disposal of investment	1,370,985	-	nm
Other gains and (losses)	(633)	201	nm
Finance costs	(11,668)	(17,536)	(33%)
Profit (Loss) before taxation	1,407,877	(63,780)	nm
Taxation (expense) benefit	(13,018)	4,163	nm
Profit (Loss) for the year	1,394,859	(59,617)	nm
Less (add) net income (loss) attributable to non-controlling interest	5,566	(7,158)	nm
Profit (Loss) attributable to Adumo	1,389,293	(52,459)	nm

Revenue decreased by ZAR 128.2 million, or 18%, primarily as a result of the disposal of iKhokha in November 2023, partially offset by the increase in the payment acquiring revenues driven by higher transaction volumes, and ISV hardware sales and software license fees. In addition, the Ventures businesses partially offset the decrease in revenue, particularly the online payments business.

Gross Margin increased to 61% from 58% in the prior period. Generally, the annuity, rental and licensing revenue streams attract higher margins than outright hardware sales.

Administrative expenses decreased by ZAR 158.2 million, or 34%, primarily as a result of the disposal of iKhokha in November 2023, as well as the streamlining of the Ventures division and consolidation of the shared service teams - Finance, Marketing, Human Capital - into the Payments division.

Finance income increased by ZAR 1.5 million, or 23%, as a result of higher average cash balances during the six months ended March 31, 2024, compared with the six months ended March 31, 2023.

Finance costs decreased by ZAR 5.9 million, or 33%, due to lower average debt facilities with Investec during the six months ended March 31, 2024 compared with the comparable period, as a result of scheduled principal repayments.

Income tax expense increased by ZAR 17.2 million primarily as a result of higher income before tax (excluding the impact of the non-taxable unbundling discussed above) during the six months ended March 31, 2024, compared with the prior period. The effective income tax rate was 0.9% which is 26.1% lower than the South Africa corporate tax rate of 27% primarily due to the inclusion of the tax neutral iKhokha unbundling entries (gain on disposal of investment), which was partially offset by the combination of a legal, consulting and transaction expenses that were not deductible for income tax purposes, and deferred tax assets not recorded on current year tax losses incurred.

Year ended September 30, 2023 compared with year ended September 30, 2022

The following factors had a significant impact on our results of operations during the year ended September 30, 2023 as compared with the same period in the prior year:

• Higher revenue: Increased 15%, in ZAR, from a combination of increased transaction fee revenues, rentals, licensing and hardware sales;

• Higher net finance charge: Increased by 89% due to the full impact of acquisition finance used by Adumo in September 2022 to acquire an additional shareholding in business allocated to the ISV segment; and

• Higher loss before tax: Adumo reported a higher loss before tax primarily as a result of higher operating expenditure and a significant increase in marketing and branding expenditures by iKhokha in order to increase revenue and strengthen its brand.

Consolidated overall results of operations

This discussion is based on the amounts prepared in accordance with IFRS.

The following tables show the changes in the items comprising Adumo's statements of operations, in ZAR:

	In South African Rand under IFRS
	Year ended September 30,
	2022	2021	%
	ZAR '000	ZAR '000	change
Revenue	1,454,090	1,260,193	15%
Cost of sales	(602,517)	(491,071)	23%
Gross profit	851,573	769,122	11%
Administrative expenses	(928,498)	(767,301)	21%
Share of profit from joint ventures (net of taxation)	518	266	95%
Share of loss from associates (net of taxation)	-	(3,492)	nm
Finance income	16,405	5,468	200%
Gains and losses arising from derecognition of financial assets measured at amortised cost	(4,760)	(4,292)	11%
Fair value adjustment in investment	-	(9,043)	nm
Other gains and losses	(5,282)	(1,266)	317%
Finance costs	(35,966)	(19,036)	89%
Loss before taxation	(106,010)	(29,574)	258%
Taxation benefit (expense)	11,113	(35,441)	nm
Loss for the year	(94,897)	(65,015)	46%
Less (add) net income (loss) attributable to non-controlling interest	(9,986)	3,955	nm
Loss attributable to Adumo	(84,911)	(68,970)	23%

Revenue increased by ZAR 193.9 million, or 15%, primarily due to the increase in the payment acquiring revenues driven by higher transaction volumes, and ISV hardware sales and software license rentals. In addition, the Ventures businesses, particularly the online payments business, contributed to the year-on-year revenue growth.

Gross Margin decreased to 58% from 61% in the prior period. Adumo experienced margin pressure on acquiring take rates in the Payments division, which was partially compensation by modestly stronger margins from software license, servicing and payment processing streams.

Administrative expenses increased by ZAR 170.2 million, or 23%, primarily due to significantly higher marketing and branding expenditures by iKhokha to increase revenue and strengthen its brand, as well as due to inflationary salary increases and higher headcount during the current year.

Finance income increased by ZAR 10.9 million, or 200%, as a result of higher average cash balances during the year ended September 30, 2023, compared with the year ended September 30, 2022

Finance costs increased by ZAR 16.9 million, or 89%, due to the full impact of acquisition finance used by Adumo in September 2022 to acquire an additional shareholding in business allocated to the ISV segment.

Income tax expense decreased by ZAR 46.6 million, or 131%, to report a net income tax benefit mainly as a result of a ZAR 31.0 million reversal in the prior year of deferred tax assets previously recognized on assessed losses. In the current year, the effective tax rate was 10.5%, which is due mainly to the non-deductibility of financing dividend payments included in finance charges, deferred taxation not raised on current year estimated taxation losses, and the impairment of Ventures assets, which impairment is not deductible for tax purposes.

Year ended September 30, 2022 compared with year ended September 30, 2021

The following factors had a significant impact on our results of operations during the year ended September 30, 2022 as compared with the same period in the prior year:

• Higher revenue: Increased 35%, in ZAR, from a combination of increased transaction fee revenues, rentals, licensing and hardware sales;

• Higher net finance charge: Increased by 39% due to the full impact of acquisition finance used by Adumo to acquire a controlling interest  in business allocated to the ISV segment; and

• Higher loss before tax: Adumo reported a higher loss before tax primarily as a result of higher operating expenditure (including salary costs) and a significant increase in marketing and branding expenditures by iKhokha in order to increase revenue and strengthen its brand.

Consolidated overall results of operations

This discussion is based on the amounts prepared in accordance with IFRS.

The following tables show the changes in the items comprising Adumo’s statements of operations, in ZAR:

	In South African Rand under IFRS
	Year ended September 30,
	2022	2021	%
	ZAR ’000	ZAR ’000	change
Revenue	1,260,193	931,800	35%
Cost of sales	(491,071)	(375,037)	31%
Gross profit	769,122	556,763	38%
Administrative expenses	(767,301)	(527,759)	45%
Share of profit from joint ventures (net of taxation)	266	(63)	nm
Share of loss from associates (net of taxation)	(3,492)	(4,005)	(13%)
Finance income	5,468	4,522	21%
Gains and losses arising from derecognition of financial assets measured at amortised cost	(4,292)	(6,826)	(37%)
Fair value adjustment in investment	(9,043)	-	nm
Other gains and losses	(1,266)	(1,345)	(6%)
Finance costs	(19,036)	(14,252)	34%
(Loss) Profit before taxation	(29,574)	7,035	nm
Taxation expense	(35,441)	(9,390)	277%
(Loss) Profit for the year	(65,015)	(2,355)	2,661%
Less (add) net income (loss) attributable to non-controlling interest	3,955	7,931	(50%)
Loss attributable to Adumo	(68,970)	(10,286)	23%
Revenue increased by ZAR 328.4 million, or 35%, primarily due to the increase in the payment acquiring revenues driven by higher transaction volumes from an increased customer base, and ISV hardware sales and software license rentals as GAAP was included for the full fiscal year

Gross Margin increased to 61% from 60% in the prior year. Adumo experienced modestly stronger margins from software license, servicing and payment processing streams, which was partially offset by margin pressure on acquiring take rates in the Payments division.

Administrative expenses increased by ZAR 229.3 million, or 44%, primarily due to inclusion of GAAP for the full fiscal year and significantly higher marketing and branding expenditures by iKhokha to increase revenue and strengthen its brand, as well as due to inflationary salary increases and higher headcount during the current year.

Finance income increased by ZAR 0.9 million, or 21%, as a result of higher average cash balances and higher interest rates during the year ended September 30, 2022, compared with the year ended September 30, 2021.

Finance costs increased by ZAR 4.8 million, or 34%, due to the full impact of acquisition finance used by Adumo in fiscal 2021 to acquire a controlling shareholding in business allocated to the ISV segment as well as higher interest rates.

Income tax expense increased by ZAR 26.1 million, or 277%, due to an increase in current tax expense as well as higher a deferred tax charge previously recognized on assessed losses. In the current year, the effective tax rate was (119.8%), which is due mainly to the reversal of deferred tax raised on assessed loss in prior year and deferred taxation not raised on current year estimated taxation losses, which was offset by financing dividend payments included in finance charges.

Liquidity and Capital Resources

As of March 31, 2024, Adumo's cash and cash equivalents were ZAR 150.2 million and comprised almost entirely ZAR-denominated balances, save for Botswana pula deposits of BWP 4.2 million (ZAR 5.8 million), all amounts translated at exchange rates applicable as of March 31, 2024. Cash and cash equivalents increased primarily due to the contribution from ISV off the back of a strong 12-month trading period ended March 31, 2024.

Adumo generally invests any surplus cash held by its operations in overnight call accounts that it maintains at South African banking institutions.

Historically, Adumo has financed most of our operations, research and development, working capital, and capital expenditures, as well as acquisitions and strategic investments, through internally generated cash, shareholder equity funding and its Investec financing facilities. When considering whether to borrow under our financing facilities, Adumo considers the cost of capital, cost of financing, opportunity cost of utilizing surplus cash and availability of tax efficient structures to moderate financing costs.

Available short-term borrowings

Summarized below are Adumo's material short-term facilities available and utilized as of March 31, 2024:

	Short-term borrowings as of March 31, 2024
	Investec WCF	Mercantile Overdraft	Other
	ZAR '000	ZAR '000	ZAR '000
Available facilities	20,000	2,000	10,400
Utilized facilities	2,186	424	-
Interest rate, based on South African Prime	11.75%	12.75%	11.75%

Long-term borrowings

Adumo has aggregate long-term borrowing outstanding of ZAR 117.1 million from Investec Bank Limited ("Investec"). These borrowings include outstanding long-term borrowings obtained by Adumo of ZAR 38.5 million, including accrued preference dividends, which was used to partially fund the acquisition of Adumo Payments (Pty) Ltd in previous years. In addition, an outstanding amount of ZAR 78.6 million was used to partially fund the acquisition of the ISV business unit, GAAP Point of Sale (Pty) Ltd. The repayment of these acquisition finance facilities, in six monthly instalments, is funded by the cash generated by the Adumo's operating business units.

These borrowings are subject to a financial covenant which is tested semi-annually on March 31 and September 30 of each year. The covenant measures the combination of Adumo Payments Pty Ltd, Adumo Technologies Pty Ltd, Adumo Payouts Pty Ltd and GAAP Point of Sales Pty Ltd gross debt-to-EBITDA ratio and the Preference share service cover ratio. Adumo has complied with this covenant in year-to-date 2024 and 2023.

Adumo, through a subsidiary, has outstanding borrowings of ZAR 13.0 million from Investec which it obtained in July 2022. These borrowings are secured and bears interest at the South African prime interest rate. The borrowings are repayable over a period of 36 months and secured by cession of all present and future debtors, bank accounts and insurance policies and a general notarial bond registered over movable assets of one of Adumo’s subsidiaries. Covenants related to these borrowings measure the borrower’s gross debt-to-EBITDA ratio and debt service cover ratio. Adumo has complied with these covenants in year-to-date both 2024 and 2023.

Adumo has outstanding borrowings of ZAR 7.7 million from Investec. These borrowings are secured and bears interest at the South African prime interest rate. The borrowings are repayable over a period of 36 months and secured by cession of all present and future debtors, bank accounts and insurance policies and a general notarial bond registered over movable assets of one of Adumo’s subsidiaries. These borrowings from Investec are subject to financial covenants tested quarterly on December 31, March 31, June 30, and September 30 of each year. The covenants measure the combined gross debt-to-EBITDA ratio and the debt service cover ratio for Adumo Technologies Group and Adumo Payouts (Pty) Ltd. Adumo Technologies has complied with all previous covenants; however, there was a breach of the debt service ratio on March 31, 2024. Investec waived the breach, and Adumo Technologies forecasts to meet the covenants on June 30, 2024. As a result, the full outstanding balance (R7.7 million) has been classified as a current liability in Adumo’s unaudited condensed consolidated financial statements for the year ended September 30, 2023.

Other borrowings issued by the group do not contain any covenants.

Restricted Funds

Restricted funds, not included in cash and cash equivalents, represent funds that are set aside for specific purposes and are not available for general use by us. Restricted funds include funds held in a trust bank account of ZAR 123.5 million) which are managed by trustees of a third-party bank and in cash (in a bank account) (ZAR 8.5 million) and represents funds received from our pre-paid bank card and gift card customers. These funds held in the bank accounts support the restricted funds payable (or unredeemed pre-paid card and gift card liabilities). These liabilities represent pre-paid cards loaded with funds, and gift cards in issue but not yet presented for payment.

Cash Flows for six months ended March 31, 2024 and 2023, and the year ended September 30, 2023 and 2022

The following table sets forth the primary sources and uses of cash and cash equivalents for the six months ended March 31, 2024 and 2023, and the year ended September 30, 2023 and 2022 in ZAR:

	Six months ended March 31,		Year ended September 30,
	2024	2023	2023	2022	2021
	ZAR ’000	ZAR ’000	ZAR ’000	ZAR ’000	ZAR ’000
Cash provided by operating activities	90,229	40,077	181,365	177,810	170,129
Cash used in investing activities	(66,209)	(97,019)	(207,405)	(209,351)	(318,100)
Cash (used in) provided by financing activities	(59,656)	153,838	149,028	(39,725)	219,112
Net movement	40,669	96,896	122,988	(71,266)	71,141

Adumo engaged in significant corporate activity in the three years prior to fiscal 2022. In fiscal 2022 it increased its holdings in certain of its consolidated subsidiaries which was funded through a combination of external borrowings and loans from shareholders. It experienced difficult trading conditions in fiscal 2022 which continued through to the beginning of fiscal 2023 which resulted in lower operating income (including iKhokha). In order to address these challenges, Adumo committed to improve its business through focused working capital management (including reducing inventory levels and improving the management of accounts payable), increasing revenue through additional sales and marketing activities, cost savings from a consolidation of its shared service teams and the unbundling of iKhokha (which reported a net loss after tax of ZAR 63.4 million during fiscal 2023). These initiatives have resulted in a stronger trading performance during the six month ended March 31, 2024, which resulted in positive net cash generated of ZAR 3.2 million before repayment of external borrowings, loans received from shareholders (ZAR 3.2 million calculated as net movement in cash of ZAR 11.1 million plus ZAR 19.3 million less ZAR 10.2 million less ZAR 17.0 million) compared with a net cash utilization of ZAR 76.4 million during the six months ended March 31, 2023, on an equivalent basis. Adumo also obtained additional loan funding from its shareholders during fiscal 2023 to support its operations.

Cash flows from operating activities

Six months ended March 31, 2024

Net cash provided by operating activities during the six months ended March 31, 2024 was ZAR 90.2 million compared to ZAR 40.1 million during the prior six month period. Excluding the impact of income taxes, cash provided by operating activities during the six months ended March 31, 2024, was positively impacted by improved trading, particularly in Adumo ISV, and the Ventures division.

During the six months ended March 31, 2024, Adumo made tax payments of ZAR 13.9 million primarily related to provisional tax payments related to its 2024 tax year. During the prior period, Adumo made tax payments of ZAR 8.4 million primarily related to provisional tax payments related to its 2023 tax year.

Year ended September 30, 2023

Net cash provided by operating activities during the year ended September 30, 2023 was ZAR 181.4 million compared to ZAR 177.8 million during the year ended September 30, 2022. Excluding the impact of income taxes, cash provided by operating activities during the year ended September 30, 2023 improved due to a combination of better working capital management and higher investment revenues earned.

Net cash provided by operating activities during the year ended September 30, 2022 was ZAR 177.8 million compared to ZAR 170.1 million during the year ended September 30, 2021. Excluding the impact of income taxes, cash provided by operating activities during the year ended September 30, 2022 improved due to better working capital management.

During the year ended September 30, 2023, Adumo made tax payments of ZAR 25.0 million primarily related to its 2023 tax year. During the year ended September 30, 2022, Adumo made tax payments of ZAR 29.8 million primarily related to its 2022 tax year. During the year ended September 30, 2021, Adumo made tax payments of ZAR 20.9 million primarily related to its 2021 tax year.

Cash flows from investing activities

Six months ended March 31, 2024

Cash used in investing activities for the six months ended March 31, 2024, included capital expenditures of ZAR 48.8 million, primarily due to the acquisition of rental equipment and computer equipment as well as the acquisition of intangible assets of ZAR 17.0 million, primarily due to the acquisition of development assets.

Cash used in investing activities for the six months ended March 31, 2023, included capital expenditures of ZAR 51.2 million, primarily due to the acquisition of rental equipment and computer equipment as well as acquisition of intangible assets of ZAR 44.9 million, primarily due to the acquisition of development assets.

Year ended September 30, 2023

Cash used in investing activities for the year ended September 30, 2023, included capital expenditures of ZAR 107.5 million, primarily due to the acquisition of rental equipment and computer equipment as well as the acquisition of intangible assets of ZAR 96.2 million, primarily due to the acquisition of development assets.

Cash used in investing activities for the year ended September 30, 2022, included capital expenditures of ZAR 113.7 million, primarily due to the acquisition of rental equipment and computer equipment as well as the acquisition of intangible assets of ZAR 82.0 million, primarily due to the acquisition of development assets. Cash used in investing activities for the year ended September 30, 2022, also includes cash paid related to the increase in the investment in a subsidiary of ZAR 4.8 million.

Cash used in investing activities for the year ended September 30, 2021, included capital expenditures of ZAR 68.9 million, primarily due to the acquisition of rental equipment and computer equipment as well as the acquisition of intangible assets of ZAR 50.2 million, primarily due to the acquisition of development assets. Cash used in investing activities for the year ended September 30, 2022, also includes cash paid related to the investment in subsidiaries of ZAR 182.4 million.

Cash flows from financing activities

Six months ended March 31, 2024

During the six months ended March 31, 2024, Adumo paid ZAR 19.3 million to redeem preference shares from Investec (which are presented in borrowings in its consolidated balance sheet). Cash of ZAR 46.8 million held by iKhokha upon distribution of iKhokha to Adumo’s shareholder was recognized in financing activities as a transaction with its parent company. Adumo also received loan funding from its shareholders of ZAR 27.2 million and paid rentals (under lease agreements) of ZAR 11.0 million.

During the six months ended March 31, 2023, Adumo paid ZAR 19.1 million to redeem preference shares from Investec. Adumo also received loan funding from its shareholders of ZAR 192.4 million and paid rentals of ZAR 14.8 million.

Year ended September 30, 2023

During the year ended September 30, 2023, Adumo paid ZAR 30.1 million to redeem preference shares from Investec. Adumo also received loan funding from its shareholders of ZAR 225.4 million and paid rentals of ZAR 30.1 million.

During the year ended September 30, 2022, Adumo received ZAR 70 million related to the issuance of preference shares and ZAR 11.8 million related to the issue of ordinary shares. Adumo paid ZAR 21.0 million to redeem preference shares from Investec. Adumo also received loan funding from its shareholders of ZAR 40.0 million, invested ZAR 103.7 million to increase its investment in a subsidiary and paid rentals of ZAR 33.5 million.

During the year ended September 30, 2021, Adumo received ZAR 280 million related to the issuance of preference shares. Adumo paid ZAR 18.5 million to redeem preference shares from Investec. Adumo also paid rentals of ZAR 32.3 million.

Contractual Obligations

The following table sets forth our contractual obligations as of March 31, 2024:

	Payments due by Period, as of March 31, 2024 (in ZAR '000s)
	Total	Less than 1 year	2-3 years
Short-term credit facilities	2,610	2,610
Long-term borrowings
Principal repayments(A)	138,113	72,946	65,167
Interest payments(A)	35,134	12,209	22,925
Operating lease liabilities, including imputed interest(B)	27,608	17,858	9,750
Purchase obligations	6,162	6,162
Capital commitments	46,346	46,346
Loans from Adumo shareholders(C)	271,593	271,593
Total	27,948	22,764	5,184

A) -Interest payments based on applicable interest rates as of March 31, 2024, and expected outstanding long-term borrowings over the period.

(B) – Refer to Note 20 to Adumo’s unaudited condensed consolidated financial statements as of March 31, 2024, and Note 28 to Adumo’s audited consolidated financial statements included elsewhere in this proxy statement for additional information regarding these borrowings.

(C) - Represents amounts due to Adumo's shareholders.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Capital Expenditures

Adumo expects capital spending for fiscal 2024 to primarily include spending for acquisition of rental and computer equipment. Adumo's capital expenditures for the six months ended March 2024 and 2023, and fiscal 2023 and 2022 are discussed under "-Liquidity and Capital Resources-Cash flows from investing activities." All of its capital expenditures for the past three fiscal years were funded through internally generated funds, shareholder funding, or under asset-backed borrowing arrangements. Adumo had outstanding capital commitments as of March 31, 2024, of ZAR 46.3 million. Adumo expects to fund these expenditures through internally generated funds and available facilities.

Critical Accounting Estimates

Our management's discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with IFRS. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to certain provisions and allowance for credit losses. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies and estimates are described in more detail in Note 1, "Basis of presentation-1.3 Critical accounting judgements and key sources of estimation uncertainty" to our audited financial statements included elsewhere in this proxy statement, we believe that the following critical accounting estimates are those most critical to the judgements and estimates used in the preparation of our financial statements are as follows:

Useful lives and residual values of tangible and intangible assets

The estimates of useful lives as translated into depreciation and amortization rates are detailed in Adumo's accounting policies, described in Note 2 of its financial statements. These rates and residual values of the assets are reviewed annually taking cognizance of the forecast commercial and economic realities and through benchmarking of accounting treatments in the industry.

Impairment of goodwill, investments and loans

Determining whether goodwill is impaired requires an estimation of the value in use of the cash generating units ("CGU") to which goodwill has been allocated. The CGU is determined based on Adumo management's assessment at effective date of acquisition taking into account information available.

The value-in-use calculation requires the entity to estimate the future cash flows expected to arise from the CGU and a suitable discount rate in order to calculate the present value of the future cash flows.

Deferred taxation

A deferred taxation asset is recognized to the extent that it is probable that future taxable profits will be available against which the deferred taxation asset can be realized. At the reporting date and subsequent to the date of this report, management assesses the probability of future taxable profits available against which the deferred taxation asset can be realized.

Impairment of long outstanding trade and other receivables

Determining whether trade and other receivables are impaired is assessed on a case-by-case applying on all available information on specific receivables at the reporting date, and subsequently to the date of this report. If there is an indicator of impairment, a provision for expected credit loss is raised.

Capitalization rates of internally generated intangibles (development costs)

Development costs are capitalized based on the estimated staff costs and indirect overheads incurred during the year or where Adumo has entered into specific contracts and the probability of future economic benefits associated with the asset will flow.

Fair Value Measurements

A number of Adumo's accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities. Adumo has an established control framework with respect to the measurement of fair values.

Adumo regularly reviews significant unobservable inputs and valuation adjustments. If third party information, such as broker quotes or pricing services, is used to measure fair values, then the valuation team assesses the evidence obtained from the third parties to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, Adumo uses observable market data as far as possible. Fair values are categorised into different levels in a fair value hierarchy based on the inputs used in the valuation technique as follows:

   Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.
   Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).
   Level 3: inputs for the asset or liability that are not based on the observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

Adumo recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Adumo has consistently applied the accounting policies set out in note 2 to all periods presented in these financial statements.

Recently Issued Accounting Pronouncements

Refer to Note 2, "Significant accounting policies-2.3 Accounting Standards and Interpretations in issue but not yet effective" in the notes of our audited consolidated annual financial statements for the year ended September 30, 2023 appearing elsewhere in this proxy statement, for a discussion of recent accounting pronouncements.

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS OF ADUMO

Adumo's activities expose it to a variety of risks, including the effect of foreign currency exchange rates; interest rates; credit risk; and credit, liquidity and market risks from the use of financial instruments. Adumo's overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Adumo group.

Adumo's risk management policies are established to identify and analyze the risks faced by it, to set appropriate risk limits and controls, and to monitor adherence thereto. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and its activities. Adumo, through its training in management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations. Adumo's directors have overall responsibility for the establishment and oversight of its risk management framework.

Foreign currency risk

Adumo is subject to foreign currency risk because it purchases equipment that is required to be settled in U.S dollars. Adumo has used forward contracts in order to limit its exposure in these transactions to fluctuations in exchange rates between the South African rand ("ZAR"), on the one hand, and the U.S. dollar, on the other hand.

Adumo had no outstanding foreign exchange contracts as of March 31, 2024 and September 30, 2023.

Interest rate risk

For purposes of this section, references to borrowings include Adumo's preference share issuances to Investec Bank Limited under which it make scheduled repayments and has classified the instruments as borrowings for financial reporting purposes.

As a result of its normal borrowing activities, Adumo's operating results are exposed to fluctuations in South African interest rates, which it manage primarily through regular financing activities. Interest rates in South Africa have been trending upwards in recent quarters but have now stabilized and are expected to remain at current levels, or perhaps even decline moderately over calendar 2024. We periodically evaluate the cost and effectiveness of interest rate hedging strategies to manage this risk. We generally maintain investments in cash equivalents and held to maturity investments and have occasionally invested in marketable securities.

Adumo has short and long-term borrowings in South Africa which attract interest at rates that fluctuate based on changes in the South African prime interest rate. The following table illustrates the effect on Adumo’s annual expected interest charge as a result of changes in the South African prime interest rate, using Adumo’s outstanding short and long-term borrowings as of March 31, 2024. The effect of a hypothetical 1% (i.e. 100 basis points) increase and a 1% decrease in the interest rates applicable to the borrowings as of March 31, 2024, are shown. The selected 1% hypothetical change does not reflect what could be considered the best- or worst-case scenarios.

	As of March 31, 2024
	Annual expected interest charge (ZAR ’000)	Hypothetical change in interest rates	Estimated annual expected interest charge after hypothetical change in interest rates (ZAR ’000)
Interest on South African borrowings	9,594	1%	11,420
		(1%)	10,507

Credit risk

Credit risk is the risk of financial loss to Adumo if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from Adumo's receivables from customers. Adumo's exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of Adumo's customer base, including the default risk of the industry and country in which customers operate, has less of an influence on credit risk.

Financial instruments

Credit risk

Adumo and its subsidiaries have established credit policies aligned with best practice recommendations, under which new customers are analyzed individually for creditworthiness before the respective companies' standard payment and delivery terms and conditions are offered. Customers that fail to meet benchmark creditworthiness may contract with the company only on cash before delivery basis.

In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, geographic location, ageing profile, maturity and existence of previous financial difficulties.

Adumo creates an allowance for impairment that represents its estimate of anticipated losses in respect of trade and other receivables. This allowance represents a potential specific loss relating to individual specific exposures.

Adumo creates an allowance for impairment that represents its estimate of anticipated losses in respect of loans receivable from related entities and third parties. This allowance represents a potential specific loss relating to individual specific exposures.

Liquidity risk

Liquidity risk is the risk that Adumo will not be able to meet its financial obligations as they fall due. Adumo's approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to its reputation.

Typically Adumo ensures that it has sufficient cash available, as well as lines of credit, to meet expected operational expenses, including the servicing of financial obligations. Adumo endeavors to mitigate the potential negative impacts of extreme circumstances that cannot reasonably be predicted, such as major catastrophes like business interruption and public liability.

As far as possible these risks are mitigated through short term insurance policies, however the costs associated with such cover are critically evaluated.

Adumo's liquidity requirements are assessed on an ongoing basis as part of its treasury function. Management does not believe a significant risk exists as Adumo generates positive cashflows. Short-term working capital requirements are managed through cash generation and where required, overdraft facilities obtained from banking institutions and additional shareholder funding.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect Adumo's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. Adumo further limits its market risk by holding its cash and cash equivalents with large commercial financial institutions of good standing.

MANAGEMENT FOLLOWING THE ACQUISITION

Executive Officers and Directors

We do not expect any changes to the composition of our Executive Officers or our Board following the consummation of the Acquisition.

The following table sets forth the name, age and position of each of the individuals who are expected to serve as executive officers and directors of our company as of July 23, 2024:

Name	Age	Position
Executive Officers:
Steven J. Heilbron	58	Executive and Director
Naeem E. Kola	50	Group Chief Financial Officer, Treasurer and Secretary and Director
Lincoln C. Mali	56	Chief Executive Officer: Southern Africa and Director
Ali Mazanderani	42	Executive Chairman of the Board and Director

Board of directors
Antony C. Ball	64	Director
Nonkululeko N. Gobodo	62	Director
Javed Hamid	79	Director
Chris Meyer	52	Director
S. Venessa Naidoo	60	Director
Monde Nkosi	33	Director
Kuben Pillay	63	Lead Independent Director
Ekta Singh-Bushell	51	Director

Each Executive Officer will serve at the discretion of the Board and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or Executive Officers.

Executive Officers

Mr. Heilbron has been the Chief Executive Officer of the Connect Group since 2013 and joined us following the acquisition of Connect in the same capacity. Mr. Heilbron has two decades of financial services experience, having spent 19 years working for Investec in South Africa and the UK, where he served as Global Head of Private Banking and Joint Chief Executive Officer of Investec Bank plc. He led a private consortium that acquired Cash Connect Management Solutions (Pty) Ltd ("CCMS") in 2013. Mr. Heilbron has presided over significant organic growth in the rebranded Connect Group, as well as spearheading the successful acquisition and integration of Kazang and EFTpos acquired from the Paycorp Group in February 2020. He is a member of the South African Institute of Chartered Accountants

Mr. Kola has been our Group Chief Financial Officer since March 1, 2022. Mr. Kola has progressively held senior finance roles in Dubai, most notably as Chief Financial Officer of the Emerging Markets Payments Group ("EMP"), a high-growth fintech business that grew materially and successfully concluded and integrated five acquisitions during Mr. Kola's six-year tenure as Chief Financial Officer. Prior to becoming Chief Financial Officer, Mr. Kola was Senior Vice President for Investments, Strategy and Business Planning at EMP. Since the acquisition of EMP by Network International in 2017, Mr. Kola has been an Operations Director and Strategic Advisor to the emerging market private equity firm Actis, where he again focused on fintech businesses.

Mr. Mali has been our Chief Executive Officer: Southern Africa since May 1, 2021. Mr. Mali is a financial services executive with over 25 years in the industry. Until April 2021, he was the Head of Group Card and Payments at Standard Bank Group, having served in many different roles within that organization since 2001. Mr. Mali chaired the board of directors of Diners Club South Africa until April 2021, and was a member of the Central and Eastern Europe, Middle East and Africa Business Council for Visa. Mr. Mali holds Bachelor of Arts (BA) and Bachelor of Laws (LLB) degrees from Rhodes University, an MBA from Henley Management College, various diplomas and attended an Advanced Management Program at Harvard Business School.

Mr. Mazanderani has been our Executive Chairman since February 1, 2024. He is a fintech investor and entrepreneur. He is the co-founder and chairman of Teya, a pan-European fintech. He is also a non-executive director on the board of several companies including Thunes (Singapore based private fintech), Kushki (Latin American payments company) and is the president of The European Digital Payments Industry Alliance (EDPIA). He was previously on the board of several other leading payments companies globally including StoneCo (Nasdaq: STNE) in Brazil and Network International Holdings Plc (LSE:NETW) in the Middle East. He was formerly a Partner at Actis, a London-based emerging market private equity firm, where he led multiple landmark fintech investments globally. Prior to his career at Actis, Mr. Mazanderani advised private equity and corporate clients for OC&C Strategy Consultants in London and served as lead strategy consultant for First National Bank based in Johannesburg. He holds postgraduate degrees in Economics from the University of Pretoria, Oxford University and the London School of Economics, an MBA from INSEAD and a Masters in Business Law from the University of St Gallen.

Board of directors

Mr. Ball is co-founder and chairman of Value Capital Partners (Pty) Ltd ("VCP"), a South Africa-based investment firm. Prior to VCP, Mr. Ball co-founded Brait in 1990, a leading South African private equity firm, regarded as a pioneer of private equity in the region, and held various leadership positions, including Deputy Chairman and CEO, between 1998 and 2011 when he left the company. Mr. Ball led Brait's investment in Lesaka in 2004, and served as a non-executive director of the company until 2012. Mr. Ball has a B Comm (Hons) from UCT, is a CA(SA), and completed an M Phil in Management Studies from Oxford University, where he studied as a Rhodes Scholar.

Ms. Gobodo is the first black female-chartered accountant in South Africa and brings a wealth of accounting and auditing experience from over 35 years of executive experience. She also has extensive experience as a non-executive director, having served on many boards including JSE listed Clicks Group Limited, PPC Limited and Shoprite Holdings Limited, as well as, Mercedes Benz, Imperial, the SA Maritime Authority, and the South Africa Revenue Service audit committee. She is a pioneer in her field, having established her own successful accounting and audit firm during the apartheid era. The firm grew to become SizweNtsalubaGobodo ("SNG"), the largest black accounting firm in South Africa. In 2018, SNG acquired the Grant Thornton South Africa license. In 2016, Ms. Gobodo founded Nkululeko Leadership Consulting, a boutique, black-owned and managed leadership consulting firm based in Sandton and served as its CEO for five years. In May 2021, she started Awakened Global, a movement that is contributing to end racial and gender inequality. She is a recipient of many business and professional awards. She was appointed as the Chancellor of the Walter Sisulu University in April 2023.

Mr. Hamid is currently a senior advisor to the International Executive Service Corps and held various positions with the International Finance Corporation ("IFC"), a member of the World Bank Group, and a major shareholder in Lesaka, from 1979 to 2006. He was on the Management Committee of IFC and served as the Regional Director for East Asia and Pacific Region. He was on the board of listed banks in Pakistan and Serbia, on the Pension Finance Committee of the World Bank Pension Fund and the Investment Committee of Lombard Thailand Private Equity Fund. He currently chairs the board of Small Enterprise Assistance Funds (USA) and is on the board of Salem University (USA) and Asia Research Capital Management Hedge Fund (Hong Kong). He has extensive international banking, investment and project finance experience and a strong background in investing in emerging markets, structuring investments, managing international investment portfolios, and providing technical assistance to companies in developing countries. He has a keen interest in sustainable development and corporate governance issues. Mr. Hamid holds a Master of Business Administration, from Harvard Business School, a Master of Arts from the University of Cambridge, a Bachelor of Arts in Economics, from the University of Cambridge and a Bachelor of Arts in Economics, Mathematics and Statistics, from the University of Punjab.

Mr. Meyer was our Group Chief Executive Officer from July 1, 2021 to February 29, 2024. Prior to joining us, he was the Head of Corporate & Investment Banking and Joint Managing Director at Investec Bank Plc, a LSE-listed specialist bank and wealth manager, having served in many different roles within the Investec Group since 2001. He was also an executive director for various international and regional subsidiaries of Investec Bank Plc. He is a member of the South African Institute of Chartered Accountants, holds an MSc Finance from the London Business School and a Post Graduate Diploma in Accounting from the University of Cape Town.

Ms. Naidoo is an experienced non-executive director and currently serves on the boards of both OUTsurance (JSE: OUT), a leading South African insurance company, and RFG Holdings Limited (JSE: RFG) in South Africa. She brings a wealth of experience in finance, launching new technologies, managing rapid international growth, restructures, operating in emerging market economies and currencies, and delivering success in highly competitive environments. She holds a Bachelor of Accounting and Postgraduate Diploma in Accountancy from the University of Durban-Westville and is a Chartered Accountant (SA). She also completed the Harvard Business School and University of the Witwatersrand Senior Executive Programme.

Mr. Nkosi is an investor with experience in private and public equities in South Africa and the U.S. He is an executive director of VCP and a non-executive director of several public and private businesses, including ADvTECH Limited. He was previously on the investment team of FFL Partners, a San Francisco-based private equity firm managing more than $2 billion. Prior to that, Mr. Nkosi was a management consultant at Bain & Company, focused on financial services and telecommunications clients across Sub-Saharan Africa. Mr. Nkosi holds a Bachelor of Business Science from the University of Cape Town, a Master of Arts in Education from the Stanford Graduate School of Education, and an MBA from the Stanford Graduate School of Business.

Mr. Pillay serves on South African public and private corporate boards including as Chairman of Sabvest Limited (JSE: SBV), lead independent director of OUTsurance (JSE: OUT). He was the non-executive chairman of the Primedia Group from 2014 to 2016, and also served as its group CEO from 2009 to 2014. Mr. Pillay was also a non-executive director of Transaction Capital Limited (JSE: TCP). Mr. Pillay was a managing financial partner at public interest law firm, Cheadle Thompson and Haysom, before joining Mineworkers Investment Company ("MIC") in 1996 as a founding executive director, and later serving as the non-executive chairman. Mr. Pillay also served as the independent non-executive chairman of Cell C Limited from August 2017 to October 2019. Mr. Pillay has a BA LLB from the University of the Witwatersrand, Johannesburg, and a Masters in Comparative Jurisprudence from Howard University, Washington DC.

Ms. Singh-Bushell serves on global technology public and private corporate boards. She is a member of the board and chair of the nominating and governance committee, and technology committee for Huron Consulting Group (NASDAQ: HURN), a global consulting company offering services to healthcare, higher education, and life sciences and commercial industries; ChargePoint, Inc. (NYSE: CHPT), a leading EV charging as a service company, where she is a member of the audit committee; TTEC, Inc. (NASDAQ: TTEC), a leading global customer experience technology and services company, focusing on the design, implementation, and delivery of transformative customer experience for various brands, where she is a member of the audit, and chair of the technology and security committee, and Cisco (NASDAQ: CSCO), an industry-leading portfolio of technology innovations, securely connects industries and communities through networking, security, collaboration, cloud management, and other services; where she is a member of the Audit Committee and the Environmental, Social, and Public Policy Committee. She formerly served on the boards of Datatec Limited (JSE: DTC), an international ICT solutions and services group, as Lead Independent Director and Designer Brands Inc. (NYSE: DBI) as a member of the audit, remuneration and nomination committees. From 2016 to 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell worked at Ernst & Young, serving in various leadership roles including global IT Effectiveness leader, US innovation & digital strategy leader; and chief Information security officer. Ms. Singh-Bushell is a member of the board of Women's Health Access Matters, a non-profit that supports increased awareness in women's health research, and between 2004 and 2014 she served in various leadership roles for the Asian American Federation. Ms. Singh-Bushell is a Certified Public Accountant and holds advanced international certifications in governance, sustainability, information systems security, audit, and control.

PRINCIPAL SHAREHOLDERS OF LESAKA

The following table presents, as of June 14, 2024, information about beneficial ownership of our common stock by:

   each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;
   each of our current directors and named executive officers; and
   all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 63,429,024 shares of common stock outstanding as of June 14, 2024. All shares of common stock, including that common stock underlying stock options that are presently exercisable or exercisable within 60 days after June 14, 2024 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. The following table does not take into account the shares to be issued upon the closing of the Acquisition. For more information about the principal shareholders of Post-Closing Lesaka assuming the closing of the Acquisition, please see the section entitled "Principal Shareholders of Post-Closing Lesaka" of this proxy statement.

Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority. Except as otherwise noted, each shareholder's address is c/o Lesaka Technologies, Inc., President Place, 4th Floor, Corner of Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

	Shares of Common Stock Beneficially Owned
	Number	%
Antony C. Ball	-	-
Nonkululeko N. Gobodo	-	-
Javed Hamid	-	-
Steven J Heilbron(1)	750,000	1%
Naeem E. Kola(2)	342,088	*
Lincoln C. Mali(3)	344,591	*
Ali Mazanderani(4)	374,894	*
Chris G.B. Meyer(5)	931,107	1%
S. Venessa Naidoo	-	-
Monde Nkosi	-	-
Kuben Pillay	-	-
Ekta Singh-Bushell	7,000	*
Value Capital Partners (Pty) Ltd (6)	14,670,700	23%
IFC Investors and Related Entities(7)	7,366,866	12%
The Goldman Sachs Group Inc.(9)	4,997,469	8%
Morgan Stanley(10)	5,252,317	8%
Directors and Executive Officers as a group(11)	2,749,680	4%

* Less than one percent

(1)  Comprises (i) 300,000 shares of common stock; and (ii) 450,000 shares of restricted stock, the vesting of which is subject to the satisfaction of time-based vesting conditions.

(2)  Comprises (i) 126,262 shares of common stock; and (ii) 215,826 shares of restricted stock, the vesting of which is subject to the satisfaction of certain time-based vesting conditions.

(3) Comprises (i) 110,512 shares of common stock; and (ii) 234,079 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(4) Comprises (i) 374,894 shares of common stock.

(5) Comprises (i) 178,194 shares of common stock; (ii) 183,760 shares of common stock held by a trust, settled by a relative of Mr. Meyer and of which he is a beneficiary, and (iii) 569,153 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(6) According to Amendment No. 6 to Schedule 13D/A filed by VCP with the SEC on November 18, 2022, VCP has sole voting and dispositive power over these securities. VCP's business address is 173 Oxford Road, 8th Floor, Rosebank, Gauteng, 2196, South Africa. Antony C. Ball is the non-executive chairman and Monde Nkosi is an executive director of VCP.

(7) According to Amendment No. 2 to Schedule 13D/A filed by the IFC Investors and related entities with the SEC on August 19, 2022: (a) International Finance Corporation ("IFC") beneficially owns an aggregate of 2,267,239 common shares as to which it has sole voting and dispositive power, (b) IFC African, Latin American and Caribbean Fund, LP ("ALAC") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (c) IFC African, Latin American and Caribbean Fund (GP) LLC ("ALAC GP") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (d) IFC Financial Institutions Growth Fund, LP ("FIG") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power, and (e) IFC FIG Fund (GP), LLP ("FIG GP") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power. Each of ALAC, a United Kingdom limited partnership, and FIG, a United Kingdom limited partnership, is primarily engaged in the business of investing in securities. ALAC GP, a Delaware limited liability company, is primarily engaged in the business of serving as the general partner of ALAC. FIG GP, a United Kingdom limited liability partnership, is primarily engaged in the business of serving as the general partner of FIG. Each of ALAC and FIG are funds managed by IFC Asset Management Company LLC, a wholly-owned subsidiary of IFC, that invests third party capital in conjunction with IFC investments. The business address of the aforementioned entities is 2121 Pennsylvania Avenue, Washington, D.C. 20433.

(8) According to Amendment No. 2 to Schedule 13G filed by The Goldman Sachs Group, Inc. ("Goldman Sachs") with the SEC on February 7, 2024, Goldman Sachs has shared voting and dispositive power over these securities. Goldman Sachs's business address is 200 West Street, New York, NY 10282.

(9) According to Amendment No. 2 to Schedule 13G filed by Morgan Stanley with the SEC on February 8, 2024, Morgan Stanley has shared voting and dispositive power over these securities. Morgan Stanley's business address is 1585 Broadway, New York, NY 10036.

(10) Represents shares beneficially owned by our directors and executive officers as a group. Includes 1,469,508 shares of restricted stock, the vesting of which is subject to certain conditions discussed above.

PRINCIPAL SHAREHOLDERS OF POST-CLOSING LESAKA

The following table sets forth information about beneficial ownership of our common stock Post-Closing Lesaka's common stock immediately following the closing of the Acquisition by:

   each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of Post-Closing Lesaka's outstanding shares of common stock;
   each director and named executive officer of Post-Closing Lesaka; and
   all directors and executive officers as a group of Post-Closing Lesaka.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. This information is not necessarily indicative of beneficial ownership for any other purpose. All shares of common stock, including that common stock underlying stock options that are presently exercisable or exercisable within 60 days after June 14, 2024 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages set forth below are based on an estimated 80,708,827 shares of Lesaka's common stock issued and outstanding immediately following the closing of the Acquisition, which consists of (i) 63,429,024 shares of common stock outstanding as of June 14, 2024, and (ii) an assumed 17,279,803 shares of Lesaka's common stock expected to be issued in connection with the Acquisition. If the actual facts are different from the foregoing assumptions, ownership figures in Post-Closing Lesaka as presented in the following table will be different.

Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority. Except as otherwise noted, each shareholder's address is c/o Lesaka Technologies, Inc., President Place, 4th Floor, Corner of Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

	Shares of Common Stock Beneficially Owned
	Number	%
Antony C. Ball	-	0%
Nonkululeko N. Gobodo	-	0%
Javed Hamid	-	0%
Steven J Heilbron(1)	750,000	*
Naeem E. Kola(2)	342,088	*
Lincoln C. Mali(3)	344,591	*
Ali Mazanderani(4)	374,894	*
Chris G.B. Meyer(5)	931,107	1%
S. Venessa Naidoo	-	0%
Monde Nkosi	-	0%
Kuben Pillay	-	0%
Ekta Singh-Bushell	7,000	*
Value Capital Partners (Pty) Ltd (6)	14,670,700	18%
IFC Investors and Related Entities(7)	9,450,134	12%
Apis Growth 13 Limited(8)	6,790,452	8%
The Goldman Sachs Group Inc.(9)	4,997,469	6%
Morgan Stanley(10)	5,252,317	7%
Directors and Executive Officers as a group(11)	2,749,680	3%

* Less than one percent

(1)  Comprises (i) 300,000 shares of common stock; and (ii) 450,000 shares of restricted stock, the vesting of which is subject to the satisfaction of time-based vesting conditions.

(2)  Comprises (i) 126,262 shares of common stock; and (ii) 215,826 shares of restricted stock, the vesting of which is subject to the satisfaction of certain time-based vesting conditions.

(3) Comprises (i) 110,512 shares of common stock; and (ii) 234,079 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(4) Comprises (i) 374,894 shares of common stock.

(5) Comprises (i) 178,194 shares of common stock; (ii) 183,760 shares of common stock held by a trust, settled by a relative of Mr. Meyer and of which he is a beneficiary, and (iii) 569,153 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(6) According to Amendment No. 6 to Schedule 13D/A filed by VCP with the SEC on November 18, 2022, VCP has sole voting and dispositive power over these securities. VCP's business address is 173 Oxford Road, 8th Floor, Rosebank, Gauteng, 2196, South Africa. Antony C. Ball is the non-executive chairman and Monde Nkosi is an executive director of VCP.

(7) According to Amendment No. 2 to Schedule 13D/A filed by the IFC Investors and related entities with the SEC on August 19, 2022: (a) International Finance Corporation ("IFC") beneficially owns an aggregate of 2,267,239 common shares as to which it has sole voting and dispositive power, (b) IFC African, Latin American and Caribbean Fund, LP ("ALAC") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (c) IFC African, Latin American and Caribbean Fund (GP) LLC ("ALAC GP") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (d) IFC Financial Institutions Growth Fund, LP ("FIG") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power, and (e) IFC FIG Fund (GP), LLP ("FIG GP") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power. Each of ALAC, a United Kingdom limited partnership, and FIG, a United Kingdom limited partnership, is primarily engaged in the business of investing in securities. ALAC GP, a Delaware limited liability company, is primarily engaged in the business of serving as the general partner of ALAC. FIG GP, a United Kingdom limited liability partnership, is primarily engaged in the business of serving as the general partner of FIG. Each of ALAC and FIG are funds managed by IFC Asset Management Company LLC, a wholly-owned subsidiary of IFC, that invests third party capital in conjunction with IFC investments. The business address of the aforementioned entities is 2121 Pennsylvania Avenue, Washington, D.C. 20433.

(8) Comprises 6,790,452 shares of common stock expected to be issued pursuant to the Acquisition. Apis 13 Group Limited's business address is 10th Floor, Ebene Heights Building, 34 Ebene Cybercity, Ebene, Mauritius.

(9) According to Amendment No. 2 to Schedule 13G filed by The Goldman Sachs Group, Inc. ("Goldman Sachs") with the SEC on February 7, 2024, Goldman Sachs has shared voting and dispositive power over these securities. Goldman Sachs's business address is 200 West Street, New York, NY 10282.

(10) According to Amendment No. 2 to Schedule 13G filed by Morgan Stanley with the SEC on February 8, 2024, Morgan Stanley has shared voting and dispositive power over these securities. Morgan Stanley's business address is 1585 Broadway, New York, NY 10036.

(11) Represents shares beneficially owned by our directors and executive officers as a group. Includes 1,469,508 shares of restricted stock, the vesting of which is subject to certain conditions discussed above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

We review all relationships and transactions in which we and our directors and named executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Mr. Kola is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and named executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our Audit Committee considers:

   the nature of the related person's interest in the transaction;
   the material terms of the transaction, including, without limitation, the amount and type of transaction;
   the importance of the transaction to the related person;
   the importance of the transaction to us;
   whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
   any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Familial Relationships

There are no familial relationships among any of our directors or executive officers.

Policy Agreement with IFC Investors

Pursuant to the Policy Agreement, dated April 11, 2016 (the "Policy Agreement"), between International Finance Corporation, IFC African, Latin American and Caribbean Fund, LP, IFC Financial Institutions Growth Fund, LP, and Africa Capitalization Fund, Ltd. (collectively, the "IFC Investors") and us, the IFC Investors are entitled to designate one nominee to our Board. The IFC Investors have advised us that the IFC Investors regard Mr. Hamid as the independent director nominated by the IFC Investors under the terms of the Policy Agreement. In addition, pursuant to the Policy Agreement, the IFC Investors have been granted certain rights, including the right to require us to repurchase any shares we have sold to them upon the occurrence of specified triggering events, which we refer to as a "put right".

Events triggering the put right relate to (1) us being the subject of a governmental complaint alleging, a court judgment finding or an indictment alleging that we (a) engaged in specified corrupt, fraudulent, coercive, collusive or obstructive practices; (b) entered into transactions with targets of economic sanctions; or (c) failed to operate our business in compliance with anti-money laundering or anti-terrorism laws; or (2) we reject a bona fide offer to acquire all of our outstanding shares at a time when we have in place or implement a shareholder rights plan, or adopt a shareholder rights plan triggered by a beneficial ownership threshold of less than twenty percent. The put price per share will be the higher of the price per share paid to us by the IFC Investors and the volume-weighted average price per share prevailing for the 60 trading days preceding the triggering event, except that with respect to a put right triggered by rejection of a bona fide offer, the put price per share will be the highest price offered by the offeror.

Cooperation Agreement and Securities Purchase Agreement with VCP

Pursuant to a Cooperation Agreement, dated May 13, 2020, as amended on December 9, 2020, and March 22, 2022, (collectively the "Cooperation Agreement"), between VCP and us, VCP is entitled to designate one nominee to our Board. VCP has designated Mr. A.C. Ball as its nominee to our Board. In addition, pursuant to the Cooperation Agreement, VCP has agreed to refrain from acquiring more than 24.9% of our outstanding common stock or taking certain actions, including acting in concert with others, that could result in a change of control of our company. The restriction to acquire more than 24.9% of our common stock excludes any shares of our common stock acquired pursuant to the Securities Purchase Agreement (the "VCP Agreement") dated as of March 22, 2022. These restrictions remained in effect through the date of our 2022 annual meeting of shareholders and the Cooperation Agreement has expired.

On March 22, 2022, we entered into the "VCP Agreement" with VCP whereby VCP will procure that one or more funds under its management (the "Purchasing Funds") will subscribe for, and we will have the obligation to issue and sell to the Purchasing Funds, ZAR 350.0 million of our common stock if (i) an event of default occurs under certain debt agreements entered into with FirstRand Bank Limited acting through its Rand Merchant Bank division ("RMB") (including Facility G or Facility H), (ii) Lesaka SA fails to pay all outstanding amounts in respect of Facility H on the maturity date of such facility, or (iii) our market capitalization on the Nasdaq Global Select Market (based on the closing price on such exchange) falls and remains below the U.S. dollar equivalent of ZAR 2.6 billion on more than one day. The VCP Agreement contains customary representations and warranties from us and VCP and covenants from us and certain of our subsidiaries.

On March 16, 2023, we entered into an amendment agreement (the "VCP Amendment Agreement") with VCP to amend the maturity date under the agreement with VCP to December 31, 2025, in order to align such date with the maturity date of certain of our debt agreements.

Additionally, we entered into a Step-In Rights Letter on March 22, 2022 with VCP and RMB, which provides RMB with step in rights to perform the obligations or enforce our rights under the VCP Agreement to the extent that we fail to do so and do not remedy such failure within two business days of notice of such failure.

Independent Director Agreements

We have entered into independent director agreements with each of our independent directors, providing for, among other things, the terms of each director's service, compensation and liability.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. These agreements require us to indemnify them, to the fullest extent authorized or permitted by applicable law, including the Florida Business Corporation Act, for certain liabilities to which they may become subject as a result of their affiliation with us.

Consulting Agreement with Mr. Ali Mazanderani

On August 5, 2020, we entered into a Consulting Agreement with Mr. Mazanderani (the "Mazanderani Consulting Agreement") pursuant to which Mr. Mazanderani will, among other things, consult with the Board and the Chief Executive Officer for a period of two years on matters regarding our strategy. Mr. Mazanderani has extensive experience in global fintech businesses, including in several of our company's principal geographies and product lines. The Mazanderani Consulting Agreement expired under its terms on August 5, 2022.

Pursuant to the terms of the Mazanderani Consulting Agreement, Mr. Mazanderani received a $16,667 per month, or $200,000 per year (the "Consulting Fee"), which was payable on a monthly basis in arrears, and was eligible for a short-term incentive bonus of up to 100% of the Consulting Fee, subject to the achievement of certain pre-determined performance targets, and was granted an option to purchase 150,000 shares of our common stock at an exercise price of $3.50 per share, pursuant to our stock incentive plan. No performance bonus was paid during the year ended June 30, 2023.

Consulting Agreement with Mr. Chris G.B Meyer

On March 1, 2024, we entered into a Consulting Agreement with Mr. Meyer (the "Meyer Consulting Agreement") pursuant to which Mr. Meyer will, among other things, consult with the Board and the Executive Chairman for a period of 11 months on matters regarding we may reasonably request from time to time, including, but not limited to, the transition of our Executive Chairman into this role, M&A and post-merger integration, and financial and personnel matters. Mr. Meyer has extensive experience in leadership and corporate M&A transactions. Pursuant to the terms of the Meyer Consulting Agreement, Mr. Meyer receives $11,333 per month, which is payable on a monthly basis in arrears.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Overview

The following unaudited pro forma combined financial statements have been prepared to give effect to the Acquisition. We have prepared these unaudited pro forma combined financial statements based on (a) our historical unaudited condensed consolidated financial statements as of and for the nine months ended March 31, 2024, (b) our historical audited consolidated financial statements for the year ended June 30, 2023, and (c) the unaudited condensed consolidated financial information for Adumo as of March 31, 2024, and for the nine months ended March 31, 2024, and the consolidated audited financial information for the twelve months ended September 30, 2023, which has been derived as described below. The unaudited pro forma combined financial statements are based on our historical financial information statements and historical financial information of Adumo after giving effect to the Acquisition and certain assumptions, reclassifications and adjustments which we believe to be reasonable and factually supportable as described in the notes to the unaudited pro forma combined financial statements.

We have presented an unaudited pro forma combined balance sheet which combines our historical balance sheets as of March 31, 2024, and Adumo as of March 31, 2024, as if the Acquisition had occurred on March 31, 2024. We have presented an unaudited combined pro forma statement of operations for (a) the nine months ended March 31, 2024, of us and Adumo which combines our historical statements of operations for the nine months ended March 31, 2024, and the consolidated financial information for Adumo for the nine months ended March 31, 2024, as if the Acquisition had occurred on July 1, 2022, and (b) the twelve months ended June 30, 2023, of us and Adumo which combines our historical statements of operations for the year ended June 30, 2023, and the consolidated financial information for Adumo for the twelve months ended September 30, 2023, as if the Acquisition had occurred on July 1, 2022.

Our fiscal year ends on June 30 and Adumo's fiscal year ends on September 30. SEC rules require us to prepare the pro forma statement of operations by using its most recently completed fiscal quarter prior to distribution of this proxy statement (which was March 31, 2024) and bring Adumo's statement of operations up to within 93 days of our most recent fiscal quarter end. Thus, as Adumo's latest balance sheet date is the same as ours, we have used Adumo's balance sheet as of March 31, 2024, for purposes of the combination with our pro forma balance sheet as of March 31, 2024. We have prepared the pro forma combined statement of operations to coincide with our fiscal reporting periods as follows:

   We used Adumo's statement of profit and loss for the twelve months ended September 30, 2023, and deducted the nine months ended June 30, 2023, and added the six months ended March 31, 2024, to produce the statement of operations for the nine months ended March 31, 2024; and
   We used Adumo's statement of profit and loss for the twelve months ended September 30, 2023, for the twelve months ended June 30, 2024.

This pro forma information includes revenue and loss attributable to Adumo of ZAR 359.0 million and ZAR 7.4 million, respectively, for the three months ended September 30, 2023, which is included in both Adumo’s statement of profit and loss for the year ended September 30, 2023, and the nine months ended March 31, 2024.

A tax rate of 27%, the South African statutory rate, has been applied when calculating taxation impacts unless otherwise specified. Certain Adumo balances have been reclassified to conform to our balance sheet and statement of operations presentation.

Our historical consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are shown in U.S. dollars. The financial information of Adumo, which has been derived as described above, was prepared in accordance with IFRS Accounting Standards ("IFRS") issued by the International Accounting Standards Board ("IASB"), which differs in certain respects from U.S. GAAP. Necessary adjustments have been made to reconcile the combined financial information of Adumo to U.S. GAAP as described in Note 2 to the unaudited pro forma combined financial statements.

The consolidated financial information of Adumo is denominated in South African Rand ("ZAR"). Therefore, for purposes of presenting the unaudited pro forma combined financial statements an exchange rate of $1 / ZAR 18.8760 has been used to translate Adumo's historical balance sheet as of March 31, 2024, from ZAR to U.S. dollars, based on the closing exchange rate as of March 31, 2024, as reported by an independent external source (www.oanda.com) ("Oanda"). An exchange rate of $1/ ZAR 18.7536 has been used to translate Adumo's results of operations for the nine months ended March 31, 2024, from ZAR to U.S. dollars, based on the average daily exchange rate for the nine months ended March 31, 2024, as reported by Oanda. An exchange rate of $1/ ZAR 18.1739 has been used to translate Adumo's results of operations for the twelve months ended September 30, 2023, from ZAR to U.S. dollars, based on the average daily exchange rate for the twelve months ended September 30, 2023, as reported by Oanda. We have used the exchange rates for its reporting periods to translate Adumo's ZAR-reported balances because, upon consolidation (or combination), Adumo is consolidated first into Lesaka SA's reported numbers (which are also prepared in ZAR) and then the consolidated Lesaka SA group is converted to USD and consolidated into Lesaka.

The Acquisition has been recorded using the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any purchase price in excess of net assets acquired is recorded as goodwill. These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values based on information that is currently available. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including identifiable intangible assets and residual goodwill. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein are subject to change based upon completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

No account has been taken within these unaudited pro forma combined financial statements of any future changes in accounting policies or any synergies (including cost savings), all of which may or may not occur as a result of the Acquisition. In addition, the impact of ongoing integration activities and other changes in Adumo's assets and liabilities could cause material differences in the information presented.

These unaudited pro forma combined financial statements are for illustrative purposes only and are not necessarily indicative of the combined results of operations or financial position of the combined company that would have been reported had the Acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

You should read these unaudited pro forma combined financial statements in conjunction with the historical audited consolidated financial statements and accompanying notes and the unaudited condensed consolidated interim financial statements and accompanying notes of Adumo included elsewhere in this proxy statement and our audited consolidated financial statements included in our 2023 Annual Report and unaudited condensed consolidated financial statements included in our Q3 Quarterly Report, both of which are incorporated by reference herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2024

(in USD thousands, unless otherwise indicated)

	Lesaka	Adumo Note 3	Transaction accounting adjustments	Notes	Proforma

ASSETS
Current assets
Cash and cash equivalents	55,223	7,957	(12,291)	5(a)	50,889
Restricted cash	4,383	-	-		4,383
Accounts receivable, net and other receivables	34,331	7,196	-		41,527
Finance loans receivable, net	40,754	-	-		40,754
Inventory	21,789	4,670	-		26,459
Total current assets before settlement assets	156,480	19,823	(12,291)		164,012
Settlement assets	29,300	6,992	-		36,292
Total current assets	185,780	26,815	(12,291)		200,304
Property, plant and equipment, net	27,918	7,994	-		35,912
Operating lease right-of-use	5,533	1,152	-		6,685
Equity-accounted investments	159	-	-		159
			(14,316)	5(c)
Goodwill	133,473	14,316	60,796	5(b)	194,269
			(11,668)	5(c)
Intangible assets, net	110,798	11,668	20,809	5(c)	131,607
Deferred income taxes	9,793	1,432	-		11,225
Other long-term assets, including reinsurance assets	78,035	6,552	(3,624)	5(d)	80,963
TOTAL ASSETS	551,489	69,929	39,706		661,124

LIABILITIES
Current liabilities
Short-term credit facilities for ATM funding	4,272	-	-		4,272
Short-term credit facilities	9,006	138	-		9,144
Accounts payable	19,018	3,442	-		22,460
			1,895	5(d)
			(1,895)	5(d)
			(13,138)	5(e)
Other payables	49,470	22,175	2,967	5(f)	61,474
Operating lease liability - current	1,763	946	-		2,709
Current portion of long-term borrowings	3,269	4,100	-		7,369
Income taxes payable	1,565	691	-		2,256
Total current liabilities before settlement obligations	88,363	31,492	(10,171)		109,684
Settlement obligations	27,820	7,971	-		35,791
Total current liabilities	116,183	39,463	(10,171)		145,475
			(3,150)	5(c)
Deferred income taxes	43,878	2,432	5,619	5(c)	48,779
Operating lease liability - long term	3,912	517			4,429
Long-term borrowings	132,398	4,467	(1,250)	5(e)	135,615
Other long-term liabilities, including insurance policy liabilities	2,602	-	-		2,602
TOTAL LIABILITIES	298,973	46,879	(8,952)		336,900
Redeemable common stock	79,429	-	-		79,429

EQUITY
LESAKA EQUITY:
			1,895	5(d)
			(32,919)	5(g)
Common stock	83	31,024	17	5(h)	100
Preferred stock	-	-	-		-
Other invested equity	-	21,043	(21,043)	5(g)
			(1,550)	5(d)
			13,633	5(g)
Additional paid-in-capital	341,287	(12,083)	64,782	5(h)	406,069
Treasury shares, at cost	(288,445)	-	-		(288,445)
Accumulated other comprehensive loss	(195,096)	2	(2)	5(g)	(195,096)
			(679)	5(d)
			(651)	5(d)
			20,501	5(g)
Retained earnings	315,258	(19,171)	(2,967)	5(f)	312,291
Total Lesaka equity	173,087	20,815	41,017		234,919
Non-controlling interest	-	2,235	7,641	5(i)	9,876
TOTAL EQUITY	173,087	23,050	48,658		244,795

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	551,489	69,929	39,706		661,124

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the nine months ended March 31, 2024

(in $ '000, except per share data or unless otherwise indicated)

	Lesaka	Adumo Note 3	Transaction accounting adjustments	Notes	Proforma

REVENUE	418,176	41,137			459,313

EXPENSE

Cost of goods sold, IT processing, servicing and support	329,610	14,247			343,857
Selling, general and administration	67,146	20,464	(480)	5(c)	87,610
Depreciation and amortization	17,460	3,982	2,764	5(c)	23,726
Impairment loss	-	559	-		559
Transaction costs related to Adumo acquisition	665	131	-		796

OPERATING (LOSS) INCOME	3,295	1,755	(2,284)		2,766

REVERSAL OF ALLOWANCE OF DOUBTFUL EMI DEBT	250	-			250

INTEREST INCOME	1,562	578	(700)	5(a)	1,440

INTEREST EXPENSE	14,312	743			15,055

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(9,205)	1,590	(2,984)		(10,599)

			(130)	5(c)
INCOME TAX EXPENSE	1,881	685	746	5(c)	3,182

NET (LOSS) INCOME BEFORE (LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(11,086)	905	(3,600)		(13,781)

(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(1,319)	(1)			(1,320)

NET (LOSS)INCOME FROM CONTINUING OPERATIONS	(12,405)	904	(3,600)		(15,101)

LESS (ADD): NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	469	(273)	5(c)	196

NET (LOSS) INCOME ATTRIBUTABLE TO LESAKA	(12,405)	435	(3,327)		(15,297)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	(0.20)				(0.19)
Diluted loss attributable to Lesaka shareholders	(0.20)				(0.19)
Adjusted weighted average common shares outstanding (‘000)	60,990				78,270

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended June 30, 2023

(in $ '000, except per share data or unless otherwise indicated)

	Lesaka	Adumo Note 3	Transaction accounting adjustments	Notes	Proforma

REVENUE	527,971	53,587			581,558

EXPENSE

Cost of goods sold, IT processing, servicing and support	417,544	419,890			437,434
Selling, general and administration	95,050	27,986			123,036
			(4,346)	5(c)
Depreciation and amortization	23,685	5,752	3,804	5(c)	28,895
Impairment loss	7,039	577			7,616
Transaction costs related to Adumo acquisition	-	83	2,967	5(f)	3,050

OPERATING (LOSS) INCOME	(15,347)	(701)	(2,425)		(18,473)

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	205	-			205

INTEREST INCOME	1,853	551	(900)	5(a)	1,504

INTEREST EXPENSE	18,567	1,170			19,737

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	(32,266)	(1,320)	(3,325)		(36,911)

			(1,174)	5(c)
INCOME TAX (BENEFIT) EXPENSE	(2,309)	491	1,027	5(c)	(1,965)

NET LOSS BEFORE (LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(29,957)	(1,811)	(3,178)		(34,946)

(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(5,117)	29			(5,088)
NET LOSS FROM CONTINUING OPERATIONS	(35,074)	(1,782)	(3,178)		(40,034)

LESS (ADD): NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	(549)	(375)	5(c)	(924)

NET LOSS ATTRIBUTABLE TO LESAKA	(35,074)	(1,233)	(2,803)		(39,110)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	(0.67)				(0.48)
Diluted loss attributable to Lesaka shareholders	(0.67)				(0.48)
Adjusted weighted average common shares outstanding (‘000)	60,134				77,414

See accompanying notes to unaudited pro forma combined financial statements.

LESAKA TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying unaudited pro forma combined financial statements are prepared under U.S. GAAP and present the pro forma financial position and results of operations of the combined company based on the historical financial information of us and Adumo and after giving effect to the Acquisition and certain adjustments which we believe to be reasonable and factually supportable, which are described in these notes. The Acquisition has been recorded using the purchase method of accounting, with us as the acquirer. Please refer to "Overview" for further discussion of the basis of presentation of these unaudited pro forma combined financial statements.

Certain Adumo balances have been reclassified to conform to our balance sheet and statement of operations presentation as described in Note 3.

2. Reconciliation of certain Adumo financial information to US GAAP

Adumo's financial statements have been prepared in accordance with the basis of preparation as set out in the notes to its financial statements in accordance with IFRS which differ in certain respects from accounting principles generally accepted in the United States of America ("US GAAP"). The tables presented below provide a reconciliation of certain financial information prepared in accordance with IFRS to US GAAP as at and for the periods presented.

Adumo's statement of financial position as of March 31, 2024

	Notes	IFRS	Adjustments	US GAAP
		ZAR '000	ZAR '000	ZAR '000
ASSETS
Non-current assets
Property, plant and equipment	1	172,634	(21,746)	150,888
Operating lease right of use	1	-	21,746	21,746
Intangible assets		220,245	-	220,245
Goodwill		270,236	-	270,236
Investment in joint ventures		22,939	-	22,939
Investment in preference shares		68,400	-	68,400
Loan receivable		32,350	-	32,350
Deferred taxation		27,024	-	27,024
		813,828	-	813,828
Current assets
Inventories		88,152	-	88,152
Trade and other receivables		134,656	-	134,656
Restricted funds receivable		131,975	-	131,975
Taxation receivable		1,178	-	1,178
Cash and cash equivalent		150,188	-	150,188
		506,149	-	506,149

Total assets		1,319,977	-	1,319,977

EQUITY AND LIABILITIES
Capital and reserves
Ordinary stated capital		585,610	-	585,610
B Preference stated capital		121,989	-	121,989
C Preference stated capital		225,017	-	225,017
E Preference stated capital		50,204	-	50,204
Foreign currency translation reserve		37	-	37
Change in subsidiary shareholding reserve		(228,085)	-	(228,085)
Accumulated loss		(361,868)	-	(361,868)
Equity attributable to owners of the Company		392,904	-	392,904
Non-controlling interest		42,180	-	42,180
Total equity		435,084	-	435,084
Non-current liabilities
Borrowings		60,717	-	60,717
Lease payable		9,750	-	9,750
Deferred taxation		45,909	-	45,909
Loan from shareholder		23,593	-	23,593
		139,969	-	139,969

Current liabilities
Trade and other payables		235,545	-	235,545
Restricted funds payable		150,465	-	150,465
Bank overdraft		2,610	-	2,610
Borrowings		77,398	-	77,398
Loan from shareholder		248,000	-	248,000
Lease payable		17,858	-	17,858
Taxation payable		13,048	-	13,048
		744,924	-	744,924
Total equity and liabilities		1,319,977	-	1,319,977

Notes

(1) Under US GAAP, a company is required to present operating leases right of-use assets ("ROU") outside of property, plant and equipment. Adumo has included its ROU in property, plant and equipment and an adjustment is made to present the amount on a separate caption.

Adumo's statement of operations for the nine months ended March 31, 2024

	Notes	IFRS	Adjustments	US GAAP
		ZAR '000	ZAR '000	ZAR '000
Revenue		944,506	-	944,506
Cost of sales		(362,387)	-	(362,387)
Gross profit		582,119	-	582,119
Administrative expenses	1,2	(531,054)	(6,763)	(537,817)
Share of profit from joint ventures (net of taxation)		185	-	185
Share of loss from associates (net of taxation)		(203)	-	(203)
Finance income		13,143	-	13,143
Gains and losses arising from derecognition of financial assets measured at amortised cost		(2,695)	-	(2,695)
Gain on disposal of investment		1,370,985	-	1,370,985
Other gains and losses		(5,182)	-	(5,182)
Finance costs	1	(20,553)	4,671	(15,882)
Profit before taxation		1,406,745	(2,092)	1,404,653
Taxation		(16,098)	-	(16,098)
Profit for the year		1,390,647	(2,092)	1,388,555
Less (add) net income (loss) attributable to non-controlling interest		8,797	-	8,797
Profit attributable to Adumo		1,381,850	(2,092)	1,379,758

Notes

(1) Under US GAAP, operating leases expense related to ROU assets is required to be presented in a separate caption. An adjustment is made to reclassify amounts from finance charges under IFRS to a separate caption under US GAAP within administration expenses.

(2) Under US GAAP, the reversal of impairment of intangible assets is not permitted and an adjustment has been made to reverse the reversal of $2.1 million of impairment of intangible assets included within administration expenses.

Adumo's statement of operations for the year ended September 30, 2023

	Notes	IFRS	Adjustments	US GAAP
		ZAR '000	ZAR '000	ZAR '000
Revenue		1,454,090	-	1,454,090
Cost of sales		(602,517)	-	(602,517)
Gross profit		851,573	-	851,573
Administrative expenses	1,2	(928,498)	(7,151)	(935,649)
Share of profit from joint ventures (net of taxation)		518	-	518
Finance income		16,405	-	16,405
Gains and losses arising from derecognition of financial assets measured at amortised cost		(4,760)	-	(4,760)
Other gains and losses		(5,282)	-	(5,282)
Finance costs	1	(35,966)	6,228	(29,738)
Loss before taxation		(106,010)	(923)	(106,933)
Taxation		11,113	-	11,113
Loss for the year		(94,897)	(923)	(95,820)
Add net loss attributable to non-controlling interest		(9,986)	-	(9,986)
Loss attributable to Adumo		(84,911)	(923)	(85,834)

Notes

(1) Under US GAAP, operating leases expense related to ROU assets is required to be presented in a separate caption. An adjustment is made to reclassify amounts from finance charges under IFRS to a separate caption under US GAAP within administration expenses.

(2) Under US GAAP, the reversal of impairment of intangible assets is not permitted and an adjustment has been made to reverse the reversal of $0.9 million of impairment of intangible assets included within administration expenses.

3. Adumo balance sheet and statements of operations

(a) Balance sheet

The table below presents Adumo's balance sheet, in ZAR, as of March 31, 2024, adjusted for reclassifications to conform with Lesaka's presentation, and then converted to USD, translated using the exchange rate applicable as of March 31, 2024):

	Adumo	Reclassifications	Notes	Adumo	Adumo
	ZAR '000	ZAR '000		ZAR '000	USD '000
ASSETS
Non-current assets
Property, plant and equipment	150,888	-		150,888	7,994
Operating lease right of use	21,746	-		21,746	1,152
Intangible assets	220,245	-		220,245	11,668
Goodwill	270,236	-		270,236	14,316
Investment in joint ventures	22,939	(22,939)	A	-	-
OTHER LONG-TERM ASSETS, including reinsurance assets (note 8)	-	123,689	A	100,750	6,552
Investment in preference shares	68,400	(68,400)	A	-	-
Loan receivable from related parties	32,350	(32,350)	A	-	-
Deferred taxation	27,024	-		27,024	1,432
	813,828	-		813,828	43,114
Current assets
Inventories	88,152	-		88,152	4,670
Trade and other receivables	134,656	1,178	B	135,834	7,196
Restricted funds receivable	131,975	-		131,975	6,992
Taxation receivable	1,178	(1,178)	B	-	-
Cash and cash equivalent	150,188	-		150,188	7,957
	506,149	-		506,149	26,815

Total assets	1,319,977	-		1,319,977	69,929

EQUITY AND LIABILITIES
Capital and reserves
Ordinary stated capital	585,610	-		585,610	31,024
B Preference stated capital	121,989	(121,989)	C	-	-
C Preference stated capital	225,017	(225,017)	C	-	-
E Preference stated capital	50,204	(50,204)	C	-	-
Other invested equity	-	397,210	C	397,210	21,043
Foreign currency translation reserve	37	-		37	2
Change in subsidiary shareholding reserve	(228,085)	-	D	(228,085)	(12,083)
Accumulated loss	(361,868)	-		(361,868)	(19,171)
Equity attributable to owners of the Company	392,904	-		392,904	20,815
Non-controlling interest	42,180	-		42,180	2,235
Total equity	435,084	-		435,084	23,050

Non-current liabilities
Borrowings	60,717	-		60,717	3,217
Lease payable	9,750	-		9,750	517
Deferred taxation	45,909	-		45,909	2,432
Loan from shareholder	23,593	-		23,593	1,250
	139,969	-		139,969	7,416

Current liabilities
Trade and other payables	235,545	(170,574)	E	64,971	3,442
Other payables	-	170,574	E	170,574	9,037
Restricted funds payable	150,465	-		150,465	7,971
Bank overdraft	2,610	-		2,610	138
Borrowings	77,398	-		77,398	4,100
Loan from shareholder	248,000	-		248,000	13,138
Lease payable	17,858	-		17,858	946
Taxation payable	13,048	-		13,048	691
	744,924	-		744,924	39,463
Total equity and liabilities	1,319,977	-		1,319,977	69,929

(A) The captions investment in joint ventures, investment in preference shares and loans receivable reclassified to other long-term assets, including reinsurance assets in Lesaka's balance sheet;

(B) Taxation receivable reclassified to accounts receivable, net and other receivables in Lesaka's balance sheet;

(C) Adumo's preference shares have been reclassified to other invested equity and will be eliminated in the pro forma adjustments;

(D) Change in subsidiary shareholding reserve is included in to additional paid-in capital in the unaudited pro forma combined balance sheet; and

(E) Other payables included in Trade and other payables have been reclassified to other payables in Lesaka's balance sheet.

(b) Statements of operations

The table below presents Adumo's combined statement of operations, in ZAR, for the nine months ended March 31, 2024, adjusted for reclassifications to conform with Lesaka's presentation, and then converted to USD, translated using the average exchange rate for Lesaka's nine months ended March 31, 2024:

	Adumo	Less iKhokha(1)	Reclassifications	Notes	Adumo	Adumo
	ZAR '000	ZAR '000	ZAR '000		ZAR '000	USD '000
Revenue	944,506	(173,036)	-		771,470	41,137
Cost of sales	(362,387)	95,210	-		(267,177)	(14,247)
Gross profit	582,119	(77,826)	-		504,293	26,890
Selling, general and administration	-	-	(383,765)	B,D,E,F,G	(383,765)	(20,464)
Depreciation and amortization	-	-	(74,669)	F	(74,669)	(3,982)
Impairment loss	-	-	(10,483)	A	(10,483)	(559)
Administrative expenses	(537,817)	74,318	463,499	A,B	-	-
Share of profit from joint ventures (net of taxation)	185	-	(185)	C	-	-
Share of loss from associates (net of taxation)	(203)	-	203	C	-	-
Finance income	13,143	(2,298)	-		10,845	578
Gains and losses arising from derecognition of financial assets measured at amortised cost	(2,695)	-	2,695	D	-	-
Gain on disposal of investment	1,370,985	(1,370,985)	-		-	-
Other gains and (losses)	(5,182)		5,182	E	-	-
Transaction costs related to the Adumo transaction	-	-	(2,459)	G	(2,459)	(131)
Finance costs	(15,882)	1,949	-		(13,933)	(743)
(Loss) profit before taxation	1,404,653	(1,374,842)	18		29,829	1,590
Taxation	(16,098)	3,250	-		(12,848)	(685)
Profit for the year	1,388,555	(1,371,592)	18		16,981	905
Loss from joint ventures and equity-accounted investments	-	-	(18)	C	(18)	(1)
Profit for the year	1,388,555	(1,371,592)	-		16,963	904
Less (add) net income (loss) attributable to non-controlling interest	8,797	-	-		8,797	469
Profit attributable to Adumo	1,379,758	(1,371,592)	-		8,166	435

(1) iKhokha was disposed of in November 2023 and its results of operations included in the combined statement of operations for the nine months ended March 31, 2024 and the year ended June 30, 2023, have been removed from the total for Adumo on the basis that iKhokha was not part of the group being acquired by Lesaka. An adjustment has been made to reverse the gain on disposal of investment of ZAR 1.4 billion.

(A) Impairment losses included in administrative expenses have been reclassified to impairment loss in Lesaka's statement of operations;

(B) Administrative expenses reclassified to selling, general and administration in Lesaka's statement of operations;

(C) Share of profit from joint ventures (net of taxation) and share of loss from associates (net of taxation) reclassified to earnings (loss) from equity-accounted investments in Lesaka's statement of operations;

(D) Gains and losses arising from derecognition of financial assets measured at amortised cost reclassified to selling, general and administration in Lesaka's statement of operations;

(E) Other gains and losses reclassified to selling, general and administration in Lesaka's statement of operations;

(F) Depreciation and amortization included in administrative expenses has been reclassified to depreciation and amortization in Lesaka's statement of operations; and

(G) Expenses incurred related to the Adumo are included in administration expense and have been reclassified to transaction costs related to Adumo transaction in Lesaka's statement of operations.

The table below presents Adumo's statement of operations, in ZAR, for the twelve months ended September 30, 2023, adjusted for reclassifications to conform with Lesaka's presentation, and then converted to USD, translated using the average exchange rate for Lesaka's year ended June 30, 2023:

	Adumo	Less iKhokha(1)	Reclassifications	Notes	Adumo	Adumo
	ZAR '000	ZAR '000	ZAR '000		ZAR '000	USD '000
Revenue	1,454,090	(480,211)	-		973,879	53,587
Cost of sales	(602,517)	241,043	-		(361,474)	(19,890)
Gross profit	851,573	(239,168)	-		612,405	33,697
Selling, general and administration	-	-	(508,622)	B,E,F,G	(508,622)	(27,986)
Depreciation and amortization	-	-	(104,539)	E	(104,539)	(5,752)
Impairment loss	-	-	(10,483)	A	(10,483)	(577)
Administrative expenses	(935,649)	320,536	615,113	A,B	-	-
Share of profit from joint ventures (net of taxation)	518	-	(518)	C	-	-
Finance income	16,405	(6,388)	-		10,017	551
Gains and losses arising from derecognition of financial assets measured at amortised cost	(4,760)	-	4,760	D	(4,760)	(262)
Other gains and losses	(5,282)	-	5,282	E	-	-
Transaction costs related to the Adumo transaction	-	-	(1,511)	G	(1,511)	(83)
Finance costs	(29,738)	8,473	-		(21,265)	(1,170)
(Loss) profit before taxation	(106,933)	83,453	(518)		(23,998)	(1,320)
Taxation	11,113	(20,030)	-		(8,917)	(491)
Loss for the year	(95,820)	63,423	(518)		(32,915)	(1,811)
Earnings from joint ventures and equity-accounted investments	-	-	518	C	518	29
Loss for the year	(95,820)	63,423	-		(32,397)	(1,782)
Less (add) net income (loss) attributable to non-controlling interest	(9,986)	-	-		(9,986)	(549)
Loss attributable to Adumo	(85,834)	63,423	-		(22,411)	(1,233)

(1) iKhokha was disposed of in November 2023 and its results of operations included in the combined statement of operations for the year ended June 30, 2023, have been removed from the total for Adumo on the basis that iKhokha was not part of the group being acquired by Lesaka.

(A) Impairment losses included in administrative expenses have been reclassified to impairment loss in Lesaka's statement of operations;

(B) Administrative expenses reclassified to selling, general and administration in Lesaka's statement of operations;

(C) Share of profit from joint ventures (net of taxation) reclassified to earnings (loss) from equity-accounted investments in Lesaka's statement of operations;

(D) Gains and losses arising from derecognition of financial assets measured at amortised cost reclassified to selling, general and administration in Lesaka’s statement of operations;

(E) Other gains and losses reclassified to selling, general and administration in Lesaka's statement of operations;

(F) Depreciation and amortization included in administrative expenses has been reclassified to depreciation and amortization in Lesaka's statement of operations; and

(G) Expenses incurred related to the Adumo are included in administration expense and have been reclassified to transaction costs related to Adumo transaction in Lesaka's statement of operations.

4. Acquisition of Adumo

The following table sets forth the components of the purchase price for the Acquisition using March 28, 2024 (the last trading day of March) closing price on the NasdaqGS of $3.75 and the USD/ ZAR closing exchange rate as of 18.8760 as of March 31, 2024, for cash to paid at closing):

USD '000
Lesaka shares to be issued pursuant to the Acquisition	64,799
Common stock	17
Additional paid-in capital	64,782
Cash paid to Sellers	12,291
Total purchase consideration as relates to the following components: (A)	77,090
Purchase of note receivable from Sellers (comprising $1,250 current portion and $13,138 long-term portion)	14,388
Purchase of Adumo shares	62,702

(A) – under the Purchase Agreement the purchase consideration represents payment for (1) notes receivable acquired from the Sellers and (2) Adumo shares. The note receivable represents a note receivable from Adumo that was previously held by CATS. Once payment is made by Lesaka to CATS to acquire the note receivable from Adumo, it is then held by Lesaka and receivable by it from Adumo. Refer to the section Purchase Agreement elsewhere in this document for additional information.

The following table sets forth the preliminary allocation of the purchase price, translated at the exchange rate as of March 31, 2024:

USD '000
Cash and cash equivalents	7,957
Accounts receivable	7,196
Inventory	4,670
Settlement assets	6,992
Property, plant and equipment	7,994
Operating lease right-of-use asset	1,152
Intangible assets	20,809
Deferred income tax assets	1,432
Other long-term assets	2,928
Trade payables	(3,442)
Other payables	(22,175)
Short-term borrowings	(138)
Operating lease liability - current	(946)
Current portion of long-term borrowings	(4,100)
Income taxes (payable) receivable	(691)
Settlement obligations	(7,971)
Deferred income taxes - long-term liabilities	(4,901)
Operating lease liability - long-term	(517)
Long-term borrowings	(4,467)
Net assets acquired	11,782
Fair value of non-controlling interest	(9,876)
Purchase of Adumo shares	62,702
Goodwill[1]	60,796

(1) Goodwill calculated as Purchase of Adumo shares plus fair value of non-controlling interest less net assets acquired.

The preliminary purchase price allocation is based on management estimates as of June 26, 2024, and may be adjusted up to one year following the closing of the Acquisition. Management has not yet finalized its valuation analysis and calculations necessary to finalize the determination of the fair value of the assets acquired and liabilities assumed, along with the related allocations of goodwill and intangible assets. We expect to finalize the purchase price allocation on or before June 30, 2025. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements.

5. Pro forma adjustments

The following are descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

(a) Reduction in cash and cash equivalents and interest income

Represents the estimated reduction in interest income of $0.7 million and $0.9 million on our cash reserves of $14.2 million (which is the USD equivalent of the ZAR cash reserves utilized using the $:ZAR exchange rate of 16.3648 on July 1, 2022) for the nine months ended March 31, 2024, and the year ended June 30, 2023, which was used to fund a portion of the Acquisition at an assumed pre-tax USD interest rate of approximately 8.00% and 6.75%, respectively. We were in a net operating loss carry forward position (with an allowance for unutilized net operating loss carryforwards created in full) and therefore there was no net tax benefit during the periods presented.

The cash paid of $12.3 million is presented as a pro forma adjustment to reduce cash and cash equivalents in the pro forma combined balance sheet as of March 31, 2024.

(b) Goodwill

The amount of $60.8 million represents the excess of the purchase price over the fair value of net assets acquired as presented within the preliminary purchase price allocation in Note 4 above.

(c) Acquired intangible assets and amortization expense and reversal of Adumo pre-acquisition intangible assets

Represents the portion of the purchase price allocated to Adumo's intangible assets acquired, at estimated fair values based on management's estimates. As of March 31, 2024, these assets (comprising goodwill and intangible assets) had a carrying value on Adumo's balance sheet of approximately $26.0 million. As noted above, this identification and estimation of fair value is provisional and may change when the final purchase price allocation is made. Since the tax basis of these identifiable intangible assets is less than their accounting basis, the purchase price allocated to these assets results in additional deferred tax liabilities.

The table below presents the fair value of the acquired intangible assets (in ZAR and USD) the estimated used life (in years) of these acquired intangible assets and the amortization expense and related tax effect (in ZAR and USD) for the identified periods presented:

				Nine months ended March 31, 2024		Year ended June 30, 2023
	Fair value	Fair value	Estimated useful life	Intangible asset amortization expense	Deferred tax impact	Intangible asset amortization expense	Deferred tax impact
	ZAR '000	USD '000	(in years)	USD '000(1)	USD '000	USD '000(2)	USD '000
Finite lived intangibles assets
Brands	56,735	3,006	10	227	61	312	84
Computer software	223,342	11,832	5	1,786	482	2,458	664
Customer contracts	112,706	5,971	6	751	203	1,034	279
Total	392,783	20,809		2,764	746	3,804	1,027

Deferred tax liabilities
Brands	15,318	812
Computer software	60,302	3,195
Customer contracts	30,431	1,612
Total	106,051	5,619

(1) Using the average exchange rate for the nine months ended March 31, 2024, the amortization expense related to these intangible assets was $2.8 million. The deferred tax effect of $0.7 million related to this adjustment is included on the income tax expense line in the unaudited pro forma combined statement of operations.

(2) Using the average exchange rate for the year ended June 30, 2023, the total annual amortization expense related to these intangible assets was $3.8 million. The deferred tax effect of $1.0 million related to this adjustment is included on the income tax expense line in the unaudited pro forma combined statement of operations.

A portion of the acquired intangible assets have been allocated to non-controlling interests. We have allocated amortization expense, net of deferred taxes, of $0.3 million and $0.4 million, for the nine months ended March 31, 2024 and the year ended June 30, 2023, respectively, to the net income (loss) attributable to non-controlling interest line in the pro forma combined statement of operations.

The table below presents Adumo's intangible assets (including goodwill) and related deferred tax liabilities that have been reversed on acquisition (in ZAR and USD), and the reversal of Adumo's amortization expense and related tax effect in its historical accounts for the identified periods presented (in ZAR and USD):

			Nine months ended	Twelve months ended
			March 31, 2024	September 30, 2023
	ZAR '000	USD '000	USD '000(1)	USD '000(2)
As of March 31, 2024
Goodwill reversed on acquisition	270,236	14,316
Intangible assets, net reversed on acquisition	220,245	11,668
Total intangible assets, net reversed	490,481	25,984
Deferred tax liability reversed on acquisition	(59,459)	(3,150)
Impact on other invested equity	431,022	22,834

Pro forma nine months ended March 31, 2024
Intangible asset amortization reversed	9,011		480
Deferred tax related to intangible asset amortization reversed	2,433		130

Pro forma year ended June 30, 2023
Intangible asset amortization reversed	78,992			4,346
Deferred tax related to intangible asset amortization reversed	21,328			1,174

(1) Using the average exchange rate for the nine months ended March 31, 2024. This adjustment is included in the unaudited pro forma combined statement of operations for the nine months ended March 31, 2024.

(2) Using the average exchange rate for the year ended June 30, 2023. This adjustment is included in the unaudited pro forma combined statement of operations for the year ended June 30, 2023.

(d) Pre-closing adjustments

Adumo is required to execute certain pre-closing transactions as a condition to the Purchase Agreement. All amounts in this note translated to USD at the exchange rates applicable as of March 31, 2024 for balance sheet items.

Prior to closing, Adumo is required to:

   Implement the Adumo ESS restructure which essentially results in the liquidation of an investment in a preference share security that Adumo owns and which had a value of approximately $2.9 million (ZAR 56.1 million) as of March 31, 2024, and which is expected to be redeemed, on loan account, for $2.3 million (ZAR 43.7 million) and result in a loss on redemption of $0.7 million (.ZAR 12.4 million) Adumo's has an investment in a preference share issued by Sun Road Investments (Pty) Ltd ("Sun Road") which is expected to be redeemed by Sun Road for ZAR 1 (one South African Rand) which will result in Adumo incurring a loss on redemption of $0.7 million (ZAR 12.3 million).
   Adumo will also redeem, on loan account, its E preference shares for $4.1 million (ZAR 79.5 million) which had a carrying value of approximately $2.7 million (ZAR 50.2 million) as of March 31, 2024, which is expected to result in a pro forma loss.of $1.6 million (ZAR 29.3 million) recorded in additional paid-in-capital from the transaction between Adumo shareholders.
   A pro forma adjustment of $3.6 million ($2.9 million plus $0.7 million) is recorded against other long-term assets upon redemption of the Adumo ESS preference security and the Sun Road investment.
   Pro forma adjustments of (i) $1.9 million ($4.1 million less $2.3 million) is recorded against other payments related to the loan account due to CATS (one of the Sellers) and (ii) $1.9 million is recorded against the other payables and common stock as the loan to CATS is required to be converted to ordinary shares in Adumo.
    Pro forma adjustments are recorded against retained earnings to record the expected loss on redemption of the Adumo ESS preference security of $0.7 million and the loss on redemption of the Sun Road investment of $0.7 million.

(e) Elimination of loans acquired from CATS

As described in Note 4, we will acquire a loan made by Adumo to CATS (one of the Sellers). The adjustment represents the elimination of the loan of $14.4 million between us and Adumo upon combination of the entities of which $13.1 million is included in other payables and $1.3 million is included in long-term borrowings.

(f) Transaction costs adjustments

Represents our estimate of the expected Adumo acquisition costs of $3.0 million owing to external professional advisors for services provided which are not reflected in tour March 31, 2024 consolidated balance sheet. These costs have been accrued as a current liability. We do not expect to deduct these expenses for tax purposes. Because we are required to expense these costs as they are incurred, it has charged them to retained earnings as of March 31, 2024. This adjustment is also included in the unaudited pro forma combined statement of operations for the year ended June 30, 2023. There were no significant transaction costs actually incurred by us during the year ended June 30, 2023. These costs will not affect our statement of operations beyond 12 months after the acquisition date.

Our consolidated statement of operations for the nine months ended March 31, 2024, include transaction costs of $0.7 million.

Adumo's consolidated statement of operations for the nine months ended March 31, 2024, and year ended September 30, 2023, include transaction costs of $0.1 million and $0.08 million (translated at average exchange rates for the periods identified), respectively, paid on behalf of the sellers.

(g) Elimination of Adumo's shareholders' equity

Represents the elimination of Adumo's ordinary stated capital of $32.9 million, other invested capital of $21.0 million, additional paid-in-capital of $13.6 million, and accumulated losses of $20.5 million acquired by us.

(h) Issuance of Lesaka shares to Sellers

Represents the issuance of Lesaka shares of common stock to the Sellers (refer to note 4) as part of the purchase consideration.

(i) Fair value of non-controlling interests

Represents an adjustment to increase the carrying value of the non-controlling interests as a result of the Acquisition and is calculated as the difference between the estimated fair value of the non-controlling interests as of March 31, 2024 at acquisition less the carrying value reported in Adumo's consolidated balance sheet as of March 31, 2024 pre-acquisition. The fair value of Adumo's non-controlling interests has been determined based on our estimated implied fair values of the components of Adumo which have non-controlling interests.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called "householding". Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, which typically are mailed in early October of each year, by notifying us in writing at: Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, Attention: Lesaka Technologies, Inc. Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

SHAREHOLDER PROPOSALS

The Board knows of no other matters that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof.

COMMUNICATIONS WITH LESAKA'S BOARD

Any shareholder who wishes to communicate directly with the Board may do so via mail, facsimile or e-mail, addressed as follows:

Lesaka Technologies, Inc.

Board of Directors

P.O. Box 2424

Parklands, 2121, South Africa

E-mail: phillipe.welthagen@lesakatech.com

Fax: +27 11 880 7080

Shareholders engaging with us are required to include their name and address in any such written or e-mail communication and also indicate whether the sender is a shareholder of our company. The corporate secretary shall transmit any communication to the Board, or individual director(s), as applicable, as soon as practicable upon receipt. Absent safety or security concerns, the corporate secretary shall relay all communications, without any other screening for content.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following documents previously filed with the Commission are incorporated by reference in this proxy statement:

(a)	Lesaka's Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Commission on September 12, 2023;

(b)	Lesaka’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2023, filed with the Commission on November 7, 2023, for the quarter ended December 31, 2023, filed with the Commission on February 6, 2024 and for the quarter ended March 31, 2024, filed with the Commission on May 8, 2024;

(c)	Lesaka’s Current Reports on Form 8-K filed with the Commission on July 6, 2023, October 27, 2023, November 15, 2023, December 1, 2023, December 4, 2023, January 23, 2024, May 7, 2024, June 3, 2024 and June 20, 2024; and

(d)	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 29, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Purchase Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://ir.lesakatech.com/. The content of our website is not a part of this proxy statement.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Opinion

We have audited the consolidated financial statements of Adumo (RF) Proprietary Limited and subsidiaries (the "Company"), which comprise the consolidated statement of financial position as of September 30, 2023, and the related consolidated statements of profit and loss, other comprehensive income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

The consolidated statement of financial position of the Company, as of September 30, 2022, and the related consolidated statements of profit and loss, other comprehensive income, changes in equity, and cash flows for each of the two years then ended, and the related notes to the consolidated financial statements have not been audited in accordance with GAAS.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company's ability to continue as a going concern at least, but not limited to, 12 months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

   Exercise professional judgment and maintain professional skepticism throughout the audit.
   Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
   Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
   Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
   Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
   We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche

Registered Auditors

Johannesburg, South Africa

July 22, 2024

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF PROFIT AND LOSS
FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
	Notes	R'000	R'000	R'000

REVENUE	3	1,454,090	1,260,193	931,800

Cost of sales		(602,517)	(491,071)	(375,037)

GROSS PROFIT		851,573	769,122	556,763

Administration expenses	4	(928,498)	(767,301)	(527,759)
Share of results in associates	16	-	(3,492)	(4,005)
Share of results in joint ventures	15	518	266	(63)
Finance income	7	16,405	5,468	4,522
Gains and losses arising from derecognition of financial assets measured at amortised cost	8	(4,760)	(4,292)	(6,826)
Fair value adjustment on investment	9	-	(9,043)	-
Other losses	10	(5,282)	(1,266)	(1,345)
Finance costs	6	(35,966)	(19,036)	(14,252)

(LOSS) PROFIT BEFORE TAXATION		(106,010)	(29,574)	7,035

Taxation	11	11,113	(35,441)	(9,390)

LOSS FOR THE YEAR		(94,897)	(65,015)	(2,355)

TOTAL LOSS ATTRIBUTABLE TO:
Owners of the Company		(84,911)	(68,970)	(10,286)
Non-controlling interest		(9,986)	3,955	7,931
		(94,897)	(65,015)	(2,355)

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 SEPTEMBER 2023
	Group
	2023	2022 unaudited	2021 unaudited
	R'000	R'000	R'000

LOSS FOR THE YEAR	(94,897)	(65,015)	(2,355)

OTHER COMPREHENSIVE INCOME FOR THE YEAR AFTER TAXATION:

Items that may be reclassified to profit or (loss)
Exchange differences on translating foreign operations	38	29	(3)

TOTAL COMPREHENSIVE LOSS FOR THE YEAR	(94,859)	(64,986)	(2,358)

TOTAL COMPREHENSIVE LOSS ATTRIBUTABLE TO:
Owners of the Company	(84,873)	(68,941)	(10,289)
Non-controlling interest	(9,986)	3,955	7,931
	(94,859)	(64,986)	(2,358)

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF FINANCIAL POSITION
AT 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited
ASSETS	Notes	R'000	R'000
Non-current assets
Property, plant and equipment	12	182,485	247,461
Intangible assets	13	240,337	324,293
Goodwill	14	270,236	325,160
Investments in joint ventures	15	22,172	18,125
Investment in preference shares	17	65,977	61,856
Loans receivable from shareholders	18	13,441	13,542
Deferred taxation	19	23,836	49,423
		818,484	1,039,860
Current assets
Inventories	20	75,538	92,679
Trade and other receivables	21	106,752	125,276
Restricted funds receivable	22	128,718	136,014
Asset held for sale	23	317,240	-
Taxation receivable		1,122	3,158
Cash and cash equivalents	24	150,000	110,857
		779,370	467,984

Total assets		1,597,854	1,507,844

EQUITY AND LIABILITIES
Capital and reserves
Ordinary stated capital	25	581,937	581,937
B Preference stated capital	26	121,989	121,989
C Preference stated capital	27	225,017	225,017
E Preference stated capital	28	50,204	50,204
Equity settled employee benefit reserve	29	6,612	3,738
Foreign currency translation reserve		47	9
Change in subsidiary shareholding reserve		(121,440)	(258,006)
Accumulated loss		(193,190)	(108,279)
Equity attributable to owners of the Company		671,176	616,609
Non-controlling interest		76,839	39,176
Total equity		748,015	655,785

Non-current liabilities
Borrowings	30	68,900	153,690
Lease payable	31	17,295	75,676
Deferred taxation	19	48,340	60,940
Loan from shareholder	34	22,251	19,946
		156,786	310,252
Current liabilities
Trade and other payables	32	240,201	245,873
Restricted funds payable	33	129,662	148,173
Liabilities held for sale	23	117,820	-
Bank overdraft	24	7,465	50,641
Borrowings	30	89,158	29,620
Loan from shareholder	34	84,195	40,370
Lease payable	31	17,945	23,557
Taxation payable		6,607	3,573
		693,053	541,807
Total equity and liabilities		1,597,854	1,507,844

ADUMO (RF) PROPRIETARY LIMITED
STATEMENTS OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 SEPTEMBER 2023

	Ordinary stated capital	B Preference stated capital	C Preference stated capital	E Preference stated capital	Equity settled employee benefit reserve	Foreign currency translation reserve	Change in subsidiary shareholding reserve	Accumulated loss	Equity attributable to owners of the company	Non- controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Group
Balance at 30 September 2020 unaudited	559,250	101,989	-	-	-	(17)	(183,617)	(29,023)	448,582	632	449,214

Total comprehensive income							-
Loss for the year							-	(10,286)	(10,286)	7,931	(2,355)
Other comprehensive loss for the year						(3)	-	-	(3)	-	(3)
Total comprehensive loss for the year	-	-	-	-	-	(3)	-	(10,286)	(10,289)	7,931	(2,358)

Transactions with owners of the Company
Issue of B Preference shares	-	20,000	-		-	-	-	-	20,000	-	20,000
Issue of C Preference shares	-	-	225,017		-	-	-	-	225,017	-	225,017
Dividend paid	-	-	-		-	-	-	-	-	(3,330)	(3,330)
Equity-Settled share based payment	-	-	-		1,375	-	-	-	1,375	-	1,375
Total transactions with owners of the Company	-	20,000	225,017	-	1,375	-	-	-	246,392	(3,330)	243,062

Changes in ownership interest
Acquisition of subsidiaries							-	-	-	60,211	60,211
Movement in subsidiary equity reserves							(125)	-	(125)	125	-
Increase of investment in subsidiaries							(19,234)	-	(19,234)	5,232	(14,002)
Total changes in ownership interest	-	-	-	-	-	-	(19,359)	-	(19,359)	65,568	46,209

Balance at 30 September 2021	559,250	121,989	225,017	-	1,375	(20)	(202,976)	(39,309)	665,326	70,801	736,127

	Ordinary stated capital	B Preference stated capital	C Preference stated capital	E Preference stated capital	Equity settled employee benefit reserve	Foreign currency translation reserve	Change in subsidiary shareholding reserve	Accumulated loss	Equity attributable to owners of the company	Non-controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Group
Balance at 1 October 2021 unaudited	559,250	121,989	225,017	-	1,375	(20)	(202,976)	(39,309)	665,326	70,801	736,127

Total comprehensive income
Loss for the year	-	-	-	-	-	-	-	(68,970)	(68,970)	3,955	(65,015)
Other comprehensive income for the year	-	-	-	-	-	29	-	-	29	-	29
Total comprehensive income (loss) for the year	-	-	-	-	-	29	-	(68,970)	(68,941)	3,955	(64,986)

Transactions with owners of the Company
Issue of ordinary shares	22,687	-	-	-	-	-	-	-	22,687	-	22,687
Issue of E Preference shares	-	-	-	50,204	-	-	-	-	50,204	-	50,204
Dividend paid	-	-	-	-	-	-	-	-	-	(6,290)	(6,290)
Equity-Settled share based payment	-	-	-	-	2,363	-	-	-	2,363	-	2,363
	22,687	-	-	50,204	2,363	-	-	-	75,254	(6,290)	68,964

Changes in ownership interest
Acquisition of subsidiaries	-	-	-	-	-	-	-	-	-	-	-
Movement in subsidiary equity reserves	-	-	-	-	-	-	(475)	-	(475)	475	-
Increase of investment in subsidiary	-	-	-	-	-	-	(54,555)	-	(54,555)	(29,765)	(84,320)
Total changes in ownership interest	-	-	-	-	-	-	(55,030)	-	(55,030)	(29,290)	(84,320)

Balance at 30 September 2022	581,937	121,989	225,017	50,204	3,738	9	(258,006)	(108,279)	616,609	39,176	655,785

	Ordinary stated capital	B Preference stated capital	C Preference stated capital	E Preference stated capital	Equity settled employee benefit reserve	Foreign currency translation reserve	Change in subsidiary shareholding reserve	Accumulated loss	Equity attributable to owners of the company	Non-controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000

Total comprehensive income
Loss for the year	-	-	-	-	-	-	-	(84,911)	(84,911)	(9,986)	(94 897)
Other comprehensive income for the year	-	-	-	-	-	38	-	-	38	-	38
Total comprehensive income (loss) for the year	-	-	-	-	-	38	-	(84,911)	(84,873)	(9,986)	(94 859)

Transactions with owners of the Company
Issue of ordinary shares	-	-	-	-	-	-	-	-	-	-	-
Issue of E Preference shares	-	-	-	-	-	-	-	-	-	-	-
Dividend paid	-	-	-	-	-	-	-	-	-	(4,540)	(4,540)
Equity-Settled share based payment	-	-	-	-	2,874	-	-	-	2,874	-	2,874
Total transactions with owners of the Company	-	-	-	-	2,874	-	-	-	2,874	(4,540)	(1,666)

Changes in ownership interest
Movement in subsidiary equity reserves [1]	-	-	-	-	-	-	149,060	-	149,060	40,346	189 406
Increase of investment in subsidiaries	-	-	-	-	-	-	(1,006)	-	(1,006)	355	(651)
Decrease of investment in subsidiaries [2]							(11,488)	-	(11 488)	11,488	-
Total changes in ownership interest	-	-	-	-	-	-	136,566	-	136 566	52,189	188 755

Balance at 30 September 2023	581,937	121,989	225,017	50,204	6,612	47	(121,440)	(193,190)	671 176	76 839	748 015

Classes of equity for Group and Company comprise the following:

- Stated capital comprises the proceeds received, in cash or other assets, for the issue of ordinary shares.

- B Preference stated capital comprises proceeds received, in cash or other assets, for the issue of convertible preference shares. These shares are convertible into ordinary shares.

- C Preference stated capital comprises proceeds received, in cash or other assets, for the issue of convertible preference shares. These shares are convertible into ordinary shares.

- E Preference stated capital comprise proceeds received, in cash or other assets, for the issue of preference shares.

- Equity settled employee benefit reserve comprises amounts related to share based payments schemes implemented within the Group and Company.

- Foreign currency translation reserve comprises foreign currency differences arising from the translation of the financial statements of the foreign subsidiaries.

- Change in subsidiary shareholding reserve comprises adjustments relating to a change in the shareholding of a subsidiary or the equity reserves of the subsidiary during the year where there was no loss of control over the subsidiary.

- Accumulated losses comprises the profit or loss as shown in the Statement of Profit and Loss for the year.

- Non-controlling interest comprises the proportionate interest in a subsidiary allocated to the non-controlling shareholder.

1 During the year, Crossfin Apis Transactional Solutions Pty Ltd acquired ordinary shares of Ikhokha Pty Ltd through a loan conversion of previous funding provided by CATS and cash subscription. This resulted in an increase in the net asset value of Ikhokha due to the additional share capital invested.

2 The decrease of investment in subsidiary is due the ordinary shares issued by Ikhokha to CATS as discussed under footnote 1. This resulted in Adumo's shareholding in Ikhokha reducing from 79.7% to 72.11% as at 30 September 2023.

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited Restated *	2021 unaudited Restated *
		R'000	R'000	R'000
CASH FLOWS FROM OPERATING ACTIVITIES	Notes	181,365	177,810	170,129
Cash generated from operations before working capital changes	35	83,877	139,833	153,852
Working capital changes	36	115,220	66,406	35,145
Cash generated from operations		199,097	206,239	188,997
Finance costs	6	(3,731)	(2,659)	(1,013)
Finance income	7	10,988	4,003	2,998
Taxation paid	37	(24,989)	(29,773)	(20,853)

CASH FLOWS FROM INVESTING ACTIVITIES		(207,405)	(209,351)	(318,100)

Acquisition of property, plant and equipment	38.1	(107,470)	(113,655)	(68,927)
Acquisition of intangible assets	38.2	(96,185)	(82,035)	(50,207)
Acquisition of subsidiary		(651)	(4 768)	(182 427)
Loans advanced to associates		-	(9,575)	(11,448)
Investments in joint ventures		(3,529)	(3,727)	(1,048)
Loans advanced to shareholders		-	(9)	-
Loans advanced to third parties		-	-	(4,369)
Loans repaid by third parties		-	1,076	128
Proceeds on disposal of property, plant and equipment and intangible assets		430	3,342	198

CASH FLOWS FROM FINANCING ACTIVITIES		149,028	(39 725)	219,112

Proceeds on issue of B preference shares		-	-	20,000
Proceeds on issue of C preference shares		-	-	225,017
Proceeds on issue of D preference shares		-	-	35,000
Proceeds on issue of F preference shares	30	-	70,000	-
Proceeds from issue of ordinary shares		-	11,805	-
Preference shares redeemed	30	(30,700)	(21,000)	(18,450)
Payment of preference dividend	30	(9,828)	(5,954)	(5,578)
Payment of dividends		(4,540)	(6,290)	(3,330)
Increase in investment in subsidiary		-	(103 675)	-
Loans received from external		-	8,921	-
Loans received from shareholders		225,407	40,000	-
Loans repaid to third parties		(601)	-	(1,272)
Repayment of lease liabilities	31	(30,710)	(33,532)	(32,275)

Cash and cash equivalents
- Net movement		122,988	(71,266)	71 141
- Asset held for sale		(40,669)	-	-
- Balance at the beginning of the year		60,216	131,482	60,342
Balance at the end of the year		142,535	60,216	131,483

*  Refer to note 39

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

1. BASIS OF PRESENTATION

1.1 Basis of accounting

These financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and the requirements of the Companies Act of South Africa, and are prepared under the historical cost convention as modified by the fair value valuation of certain financial instruments and assets and liabilities acquired in a business combination.

Date of authorization

These consolidated annual financial statements were prepared at the request of the Company’s Board of Directors (the “Board”) and were approved by the Board on July 22, 2024, and signed on its behalf by Mr. Grant Manicom, Group Chief Financial Officer.

Change in presentation of statement of profit and loss – correction of immaterial error

The Group identified certain immaterial presentation errors to the consolidated financial statements for the year ended September 30, 2023 whereby the Group incorrectly presented its expenses using a hybrid presentation of function and nature in the consolidated statement of profit and loss, which should have been presented by either nature or function in order to comply with IAS 1. Starting in 2024, the Group presents the consolidated statement of profit and loss by function, which is most representative of the way management view the business. The change in presentation had no effect on the reported results of operations.

These financial statements are prepared using the accounting policies set out below and are in accordance with the applicable IFRS.

The Consolidated financial statements comprise the Company and its subsidiaries, collectively the "Group" and separately the "Company".

1.2 Functional and presentation currency

The financial statements are presented in South African Rand ("Rands"), which is the functional currency. All financial information presented in Rands has been rounded to the nearest thousand, except where otherwise indicated.

1.3 Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the accounting policies

In the process of applying the Group’s accounting policies, which are described in note 2, management has made one critical judgement related to non current assets held for sale - Ikokha that have a significant effect on the amounts recognised in the financial statements. Management has also,   noted certain key sources of estimation uncertainty, as described below.

Non-current assets held for sale – Ikhokha

Management has concluded that the Ikhokha disposal group, although meeting the criteria as held for sale, did not meet the criteria to be treated as a discontinued operation given that Ikhokha did not represent a separate major line of business nor a separate geographical area of operations, nor was it part of a single co-ordinated plan to dispose of such line of business or geographical area of operations, nor was it a subsidiary acquires exclusively with a view to resale.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Useful lives and residual values of tangible and intangible assets

The estimates of useful lives as translated into depreciation and amortisation rates are detailed in the Group's accounting policies, described in note 2 of the financial statements. These rates and residual values of the assets are reviewed annually taking cognisance of the forecast commercial and economic realities and through benchmarking of accounting treatments in the industry.

Impairment of goodwill, investments and loans

Determining whether goodwill is impaired requires an estimation of the value in use of the cash generating units ("CGU") to which goodwill has been allocated. The CGU is determined based on management's assessment at effective date of acquisition taking into account information available.

The value in use calculation requires the entity to estimate the future cash flows expected to arise from the CGU and a suitable discount rate in order to calculate the present value of the future cash flows.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

1. BASIS OF PRESENTATION (continued)

1.3 Critical accounting judgements and key sources of estimation uncertainty (continued)

Deferred taxation

A deferred taxation asset is recognised to the extent that it is probable that future taxable profits will be available against which the deferred taxation asset can be realised. At the reporting date and subsequently to the date of this report, management assesses the probability of future taxable profits available against which the deferred taxation asset can be realised.

Impairment of long outstanding trade and other receivables

Determining whether trade and other receivables are impaired is assessed on a case-by-case basis applying on all available information on specific receivables at the reporting date, and subsequently to the date of this report. If there is an indicator of impairment, a provision for expected credit loss is raised.

Measurement of fair values

A number of the Group's accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities. The Group has an established control framework with respect to the measurement of fair values.

Capitalisation rates of internally generated intangibles (Development costs)

Development costs are capitalised based on the estimated staff costs and indirect overheads incurred during the year or where the Company have entered into specific contracts and the probability of future economic benefits associated with the asset will flow.

The Group regularly reviews significant unobservable inputs and valuation adjustments. If third party information, such as broker quotes or pricing services, is used to measure fair values, then the valuation team assesses the evidence obtained from the third parties to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorised into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

• Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

• Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

• Level 3: inputs for the asset or liability that are not based on the observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorised in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Group recognises transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

The Group has consistently applied the accounting policies set out in note 2 to all periods presented in these financial statements.

2. MATERIAL ACCOUNTING POLICIES

2.1 Going concern

The directors have at the time of approving the financial statements, a reasonable expectation that the group have adequate resources to continue in operational existence for the foreseeable future. This they continue to adopt the going concern basis of accounting in preparing the financial statements.

2.2 Basis of consolidation

Business combinations

The Group accounts for business combinations using the acquisition method when control is transferred to the Group. The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable assets acquired and liabilities assumed. Any goodwill that arises is tested annually for impairment. Any gain on a bargain purchase is recognised in profit or loss immediately.

Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.2 Basis of consolidation (continued)

During the prior period, the Group concluded acquisitions under common control and has elected to account for the transactions by applying the acquisition method of IFRS 3 : Business Combinations.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in profit or loss.

Any contingent consideration payable is measured at fair value at the acquisition date. If the contingent consideration is classified as equity, then it is not re-measured and settlement is accounted for within equity. Subsequent changes in the fair value of the contingent consideration are recognised in profit or loss.

Investments in subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases. Control is re-assessed when there is a change in one or more of the control elements.

Transactions eliminated on consolidation

Intra-group balances and any unrealised gains and losses or income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

Transactions with non-controlling interest

The non-controlling interests are measured at their proportionate interest in the identifiable net assets of the acquiree or at fair value at date of acquisition. The election is made on a transaction-by-transaction basis. Changes in the Group's interest in subsidiaries that do not result in a loss of control are accounted for an equity transactions and taken to the change in subsidiary shareholding reserve.

Losses applicable to the non-controlling interests, including negative "other comprehensive income", are allocated to the non-controlling interest even if doing so causes the non-controlling interest to be in a deficit position. The non-controlling interest is presented within equity separately from the parent shareholders' equity.

Loss of control

When the Group loses control over a subsidiary, it de-recognises the assets and liabilities of the subsidiary, and any related non controlling interest and other components of equity. Any resulting gain or loss is recognised in profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

Investments in joint ventures

Joint ventures are those entities in which the Group has joint control, over the relevant activities of the entity. Joint control is presumed to exist when the Group holds 50 percent of the voting power of another entity unless other factors indicating control are present.

Investments in joint ventures are accounted for using the equity method (equity accounted investees) and are recognised initially at cost which includes transaction costs less accumulated impairment losses. The consolidated financial statements include the Group's share of the profit or loss and equity movements of equity accounted investees, after adjustments to align the accounting policies with those of the Group, from the date that joint control commences until the date that joint control ceases. Losses applicable to the joint venture interests, including negative "other comprehensive income", are not allocated if doing so causes the net investment in the joint venture to be in a deficit position.

Investments in associates

Associates are those entities in which the Group has significant influence, but not control or joint control, over the financial and operating policies. Significant influence is presumed to exist when the Group holds between 20 and 49 percent of the voting power of another entity unless other factors indicating control are present.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.2 Basis of consolidation (continued)

Investments in associates are accounted for using the equity method (equity accounted investees) and are recognised initially at cost which includes transaction costs less accumulated impairment losses. The consolidated financial statements include the Group's share of the profit or loss and equity movements of equity accounted investees, after adjustments to align the accounting policies with those of the Group, from the date that significant influence commences until the date that significant influence ceases. Losses applicable to the associate interests, including negative "other comprehensive income", are not allocated if doing so causes the net investment in the associate to be in a deficit position.

After initial acquisition of an investment in subsidiary, gains and losses resulting from a change in shareholding are recognised directly in equity and taken to the change in subsidiary shareholding reserve.

Transaction between entities under common control - disposal of subsidiary

In the absence of explicit literature under IFRS covering the accounting for disposals of subsidiaries to entities under common control, the Group has elected to apply the principles of IFRIC 17 - Distributions of Non-cash Assets to Owners as its accounting policy for such transactions, as allowed by IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors. In such case, the distribution is accounted for at fair value which may give rise to a gain or loss on disposal in the income account, which is presented in the statement of profit or loss as a gain on disposal of investment.

2.3 Accounting Standards and Interpretations in issue but not yet effective

The Group does not currently believe the adoption of the following standards and interpretations will have a material impact on its results, financial position or cashflows :

Title	Subject	Effective date
Mandatorily effective in the current year
Amendments to IAS 16	Property, Plant and Equipment- Proceeds before Intended Use	1 Jan 2022
Annual Improvements to IFRS Standards 2018-2020 (May 2020)	Annual Improvements to IFRS Standards 2018-2020 (May 2020)	1 Jan 2022
Amendments to IFRS 3 (May 2020)	Reference to the Conceptual Framework	1 Jan 2022
Amendments to IAS 37 (May 2020)	Onerous Contracts - Cost of Fulfilling a Contract	1 Jan 2022
IFRS S1 General Requirements for Disclosure of Sustainability-related Financial Information	IFRS S1 General Requirements for Disclosure of Sustainability related Financial Information	TBC - Per IASB 1 Jan 2024
IFRS S2 - Climate-related Disclosures	IFRS S2 - Climate-related Disclosures	TBC - Per IASB 1 Jan 2024

Not yet mandatorily effective

Amendments to IAS 1	Classification of liabilities as current or non-current	1 Jan 2023
Amendments to IAS 1	Classification of Liabilities as Current or Non-current - Deferral	1 Jan 2023
Amendments to IFRS 4	Extension of the Temporary Exemption from Applying IFRS 9	1 Jan 2023
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of accounting policies	1 Jan 2023
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction International Tax Reform - Pillar Two Model Rules	1 Jan 2023
Amendments to IAS 8	Definition of accounting estimates	1 Jan 2023
Amendments to IFRS 17	Initial Application of IFRS 17 and IFRS 9- Comparative Information	1 Jan 2023
Amendment to IFRS 16	Lease Liability in a Sale and Leaseback	1 Jan 2024
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements	TBC - Per IASB 1 Jan 2024
Amendments to IAS 1	Non-current Liabilities with Covenants	1 Jan 2024
Amendments to IAS 1	Classification of liabilities as current or non-current	1 Jan 2024
Amendments to IAS 1	Classification of Liabilities as Current or Non-current - Deferral of Effective Date	1 Jan 2024
Amendments to IAS 21	Lack of exchangeability	TBC - Per IASB 1 Jan 2025

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.4 Investments

Other investments

Other investments are recognised at "fair value through profit and loss" in accordance with IFRS9 Financial Instruments: Recognition and Measurement, although these are held and structured as non-current investments. Management determines the classification at initial recognition. After initial recognition, fair value gains and losses are recognised in profit and loss.

2.5 Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and impairment losses. Costs directly attributable to the acquisition of the asset are capitalised at acquisition date and depreciated over the useful life as set out below.

Depreciation, calculated as noted below, is recognised in profit or loss. Day-to-day servicing costs are recognised in profit or loss as incurred.

Subsequent expenditure is included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the asset will flow to the Group and the cost of the item can be measured reliably.

Depreciation is calculated on cost using the straight-line method over the estimated useful lives of the assets to estimated residual values, as follows:

• Computer equipment	3 - 5 years
• Furniture, fixtures and fittings	6 years
• Motor vehicles	3 - 5 years
• Office equipment	3 - 5 years
• Rental equipment	3 years
• Improvements to leased premises	remaining period of the lease remaining period of the lease
• Right of use	remaining period of the lease remaining period of the lease

The assets' residual values, useful lives and depreciation method are reviewed and adjusted, if appropriate, at each reporting date. Gains and losses on disposals are determined by calculating the difference between the disposal proceeds and the carrying amount and are included in profit or loss.

2.6 Goodwill

Goodwill arising on the acquisition of a subsidiary represents the excess of the cost of acquisition over the Group's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities of the subsidiary recognised at the date of acquisition.

Goodwill is initially recognised as an asset at cost and is subsequently measured at cost less any accumulated impairment losses.

Impairment exists when the carrying value of an asset or Cash generating unit ("CGU") exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm's length, for similar assets or observable market prices less incremental costs of disposing of the asset. The value-in-use calculation is based on a discounted cash flow (DCF) model. Impairment losses recognised in the comparative financial year were based on the value in use of the relevant cash-generating units. CGU to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the CGU is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the CGU and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.6 Goodwill (continued)

Purchase Price Allocations ("PPA") on goodwill arising through acquisitions are performed in line with the requirements of IFRS 3 Business Combinations within the allowed 12 month measurement period commencing from effective date of each transaction.

On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

2.7 Intangible assets

Intangible assets acquired separately

Intangible assets acquired separately are recognised at cost less accumulated amortisation and accumulated impairment losses. Amortisation is charged on a straight-line basis over the estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

Internally generated intangible assets - research and development

Expenditure on research activities is recognised in profit or loss for the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognised if,

• the technical feasibility of completing the intangible asset so that ii will be available for use or sale;

• the intention to complete the intangible asset and use or sell it;

• the ability to use or sell the intangible asset;

• how the intangible asset will generate probable future economic benefits;

• the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset;

• the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognised for internally-generated intangible assets is the total of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is charged to profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are measured at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets acquired separately.

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates and the above criteria are met. All other expenditure is recognised in profit or loss for the period.

Capitalised development costs that have finite useful lives are amortised from the date the product is available for use. The product is amortised on a straight-line basis over the period of its expected benefit, not exceeding five years, from when the product is released to the market.

Set-up costs

Costs relating to the establishment and certification of software are amortised over period of expected economic benefit to be received from date of certification. The estimated useful life and amortisation method are reviewed at the end of each annual reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

Software

Purchased software and the direct costs associated with the customisation and installation thereof, are capitalised. Expenditure on internally-developed software is capitalised if it meets the criteria for capitalising development expenditure. Other software development expenditure is included in profit or loss when incurred.

The useful life of software is assessed at least annually at the reporting date and is amortised on a straight-line basis over the period of its expected benefit, not exceeding six years.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.7 Intangible assets (continued)

Amortisation is calculated on cost using the straight-line method over the estimated useful lives of the assets to estimated residual values, as follows:

• Brands	5 - 15 years
• Computer software	3 - 6 years
• Customer contracts	5 - 10 years
• Customer relationships	5 - 10 years
• Development costs capitalized	3 - 5 years
• Intellectual property	5 - 10 years

Intangible assets acquired in a business combination

Intangible assets acquired in a business combination are identified and recognised separately from goodwill where they satisfy the definition of an intangible asset and their fair values can be measured reliably through the PPA process. The cost of such intangible assets is their fair value at the acquisition date.

Subsequent to initial recognition, intangible assets acquired in a business combination as identified through the PPA process, are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets acquired separately.

The assets residual values, useful lives and amortisation method are reviewed and adjusted, if appropriate, at each reporting date. Gains and losses on disposals are determined by calculating the difference between the disposal proceeds and the carrying amount and are included in profit or loss in the period in which the disposal occurs.

2.8 Impairment of tangible and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Recoverable amount is the higher of fair value less costs to sell and value in use.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the lime value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. If the recoverable amount of an asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (CGU) is reduced to its recoverable amount.

Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the CGU to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual CGU, or otherwise they are allocated to the smallest group of CGU for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, and whenever there is an indication that the asset may be impaired. An impairment loss is recognised immediately in profit or loss.

2.9 Financial instruments

Financial instruments include all financial assets, financial liabilities and equity instruments, including derivative instruments. Financial assets and financial liabilities, in respect of financial instruments, are recognised on the Group's Statement of Financial Position when the Group becomes party to the contractual provisions of the instrument.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.9 Financial instruments (continued)

Fair value methods and assumptions

The fair value of financial assets and financial liabilities are determined as follows:

• the fair value of financial instruments with standard terms and conditions and traded in active, liquid and organised financial markets are determined with reference to the applicable quoted market prices;

• the fair value of financial instruments, excluding derivative instruments, not traded in active, liquid and organised financial markets is determined using a variety of methods and assumptions that are based on market conditions and risks existing at reporting date, including independent appraisals and discounted cash flow methods; and

• the fair value of trade and other receivables, cash and cash equivalents and trade and other payables approximate their carrying amount due to the short-term maturities of these items.

Effective interest method

The effective interest method is a method of calculating the amortised cost of financial assets and financial liabilities and of allocating interest income and interest expense over the relevant period. The effective interest is the rate that discounts estimated future cash receipts and future cash payments through the expected life of the financial asset and financial liability, or where appropriate a shorter period, to the net carrying amount of the financial asset or financial liability.

Amortised cost

Amortised cost is the amount at which the financial asset and financial liability is measured at initial recognition less principal repayments, cumulative amortisation and accumulated expected credit losses. The cumulative amortisation of any difference between the initial amount and the maturity amount of the financial asset and financial liability is calculated by using the effective interest method and recognised in profit or loss as interest income or interest expense over the period of the investment or debt.

Classification of financial assets

Debt instruments that meet the following conditions are measured subsequently at amortised cost:

• The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows

• The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):

• The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets

• The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL).

1) Amortised cost and effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period. The amortised cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortisation using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortised cost of a financial asset before adjusting for any loss allowance.

2) Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortised cost or FVTOCI are measured at FVTPL.

The following asset classes comprise of loans receivable from subsidiaries, joint ventures, associates and third parties, preference share investments and trade and other receivables. Trade and other receivables and other loans are initially stated at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at amortised cost using the effective interest method.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.9 Financial instruments (continued)

Receivables originated by the Group by providing goods or services directly to the customer are carried at amortised cost plus any directly attributable transaction costs amount less a provision for expected credit loss. A provision for expected credit loss is established when there is objective evidence that the Group has incurred a loss and will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is the difference between the carrying amount and the recoverable amount.

Loans are financial assets with fixed determinable payments that are not quoted in an active market. Loans comprise loans to joint ventures, associates and third parties for the Group.

Impairment

The Group recognises a loss allowance for expected credit losses on investments in debt instruments that are measured at amortised cost or at FVTOCI, trade receivables and contract assets. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group always recognises lifetime expected credit losses (EGL) for trade receivables, contract assets and lease receivables. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group's historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Group recognises lifetime EGL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month EGL. Lifetime EGL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month EGL represents the portion of lifetime EGL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

Impairment - Significant increase in credit risk

In assessing whether the credit risk on a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument at the reporting date with the risk of a default occurring on the financial instrument at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward looking information considered includes the future prospects of the industries in which the Group's debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group's core operations.

Impairment - Write-off policy

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over two years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group's recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognised in profit or loss.

Impairment - Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. A default event is categorised by missed payment, financial distress and deterioration of creditworthiness. The assessment of the probability of default and loss given default is based on historical data adjusted by forward looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets' gross carrying amount at the reporting date, together with any additional amounts expected to be drawn down in the future by default date determined based on historical trend, the Group's understanding of the specific future financing needs of the debtors, and other relevant forward-looking information.

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate. For a lease receivable, the cash flows used for determining the expected credit losses is consistent with the cash flows used in measuring the lease receivable in accordance with IFRS 16.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.9 Financial instruments (continued)

The Group's current risk grading framework comprises the following categories for the purposes of recognising expected credit losses :

Category	Description	Basis for recognising expected credit losses
Neither past due nor impaired	The counterparty has a low risk of default and does not have any past due amounts	12 month expected credit loss
Past due	The balance has been outstanding for in excess of 60 days or there has been a significant increase in credit risk since initial recognition	Lifetime expected credit loss - not credit impaired
Impaired	The balance has been outstanding for in excess of 60 days or there is evidence indicating the asset is impaired	Lifetime expected credit loss - credit impaired
Write-off	There is evidence that the debtor is in severe financial difficulty and there is no realistic prospect of recovery	Amount is written off

Cash and cash equivalents

In the statement of financial position, cash and bank balances comprise cash (i.e. cash on hand and demand deposits) and cash equivalents. Cash equivalents are short-term (generally with original maturity of three months or less), highly liquid investments that are readily convertible to a known amount of cash and which are subject to an insignificant risk of changes in value. Cash equivalents are held for the purpose of meeting short-term cash commitments rather for investment or other purposes.

For the purposes of the statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts which are repayable on demand and form an integral part of the group's cash management. Such overdrafts are presented as short-term borrowings in the statement of financial position.

Cash and cash equivalents are measured at amortised costs, where appropriate, at the relevant exchange rate at the reporting date. Cash and cash equivalents comprise cash on hand and other short-term, highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Restricted cash

Restricted cash represents funds that are set aside for specific purposes and are not available for general use by the company. The company segregates restricted cash from unrestricted cash to ensure compliance with legal, contractual, or regulatory requirements.

Restricted cash is measured at its nominal value. It is presented separately on the balance sheet within current or non-current assets, depending on the expected timing of release from restriction.

Initial recognition and measurement

Financial assets are recognised and de-recognised on trade-date where the purchase or sale of the financial asset is under a contract whose terms require delivery of the instrument within the time frame established by the market concerned.

All financial assets are initially measured at fair value, including transaction costs, except for those financial assets classified as at fair value through profit or loss which are initially measured at fair value, excluding transaction costs.

The fair value of a financial instrument on initial recognition is normally the transaction price unless the fair value is evident from observable market data.

Subsequent to initial measurement, these instruments are measured as set out below:

• loans and receivables and cash equivalents that have fixed or determinable payments that are not quoted in an active market are classified as loans and receivables; and

• loans and receivables are subsequently measured at amortised cost using the effective interest method less any expected credit loss. Interest income is recognised in profit or loss by applying the effective interest method, except for short-term trade receivables where the recognition of interest would not be considered material.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.9 Financial instruments (continued)

Financial liabilities

All financial liabilities are measured subsequently at amortised cost using the effective interest method or at FVTPL.

Financial liabilities measured subsequently at amortised cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for trading, or (iii) designated as at FVTPL, are measured subsequently at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

The classification depends on the nature and purpose of the financial liabilities and is determined at the time of initial recognition.

The Group's principal financial liabilities are interest and non-interest bearing borrowings, trade and other payables, loans due to subsidiaries, finance lease liabilities and other short-term borrowings.

Interest bearing borrowings

Interest bearing borrowings are originally recognised at fair value, net of transaction costs incurred. Interest bearing borrowings are subsequently stated at amortised cost, namely original debt less principal payments and amortisations. Any differences between proceeds and the redemption value are recognised in profit or loss over the period of the borrowings using the effective interest method.

Interest bearing borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Trade and other payables

Trade and other payables are initially measured at fair value and are subsequently measured at amortised cost, using the effective interest method.

Other short-term borrowings

Other short term borrowings that are repayable on demand and form a part of the Group's cash management are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

Initial recognition and measurement

All financial liabilities are initially measured at fair value, including directly attributable transaction costs except for those financial liabilities classified as at fair value through profit or loss, which are initially measured at fair value, excluding transaction costs.

The fair value of a financial instrument on initial recognition is normally the transaction price unless the fair value is evident from observable market data.

Subsequent to initial measurement, these instruments are measured as set out below:

• Interest bearing borrowings, non-interest bearing borrowings, finance lease liabilities, bank borrowings and other short-term borrowings are subsequently measured at amortised cost using the effective interest method. Interest expense is recognised in profit or loss by applying the effective interest rate.

• Interest bearing borrowings and non-interest bearing borrowings are classified as current liabilities unless there is an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

• Trade and other payables are carried at amortised cost.

A contract that contains an obligation to purchase its own equity instrument for cash or another financial asset gives rise to a financial liability and is accounted for at the present value of the redemption amount. On initial recognition its fair value is reclassified directly from equity. Subsequent changes in the liability are included in profit and loss. On expiry or exercise of the option the carrying value of the liability is reclassified directly to equity.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.9 Financial instruments (continued)

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. The Group's principal equity instrument is stated capital, which is recorded at proceeds received, net of any direct issue costs.

Stated capital

Share capital is classified as equity. Incremental costs directly attributable to the issue of ordinary shares, convertible shares and share options are recognised as a deduction from equity, net of any taxation effects.

Re-purchase of stated capital (treasury shares)

When stated capital recognised as equity is re-purchased, the amount of the consideration paid, which includes directly attributable costs net of tax effects, is recognised as a deduction from equity. Re-purchased shares are classified as treasury shares and are presented as a deduction from equity. When treasury shares are sold or re-issued subsequently, the amount received is recognised as an increase in equity, and the resulting surplus or deficit on the transaction is transferred to or from treasury share reserve.

De-recognition

Financial assets (or a portion thereof) are de-recognised when the contractual rights to the cash flows expire or when the Group transfers substantially all the risks and rewards related to the financial asset or when the entity loses control of the financial assets.

On de-recognition, the difference between the carrying amount of the financial asset and proceeds receivable and any prior adjustment to reflect fair value that had been reported in equity is included in profit or loss.

Financial liabilities (or a portion thereof) are de-recognised when the obligation specified in the contract is discharged, cancelled or expired. On de-recognition, the difference between the carrying amount of the financial liability, including related non-amortised costs and amounts paid for it is included in profit or loss.

Offset

Where a legally enforceable right of offset exists for recognised financial assets and financial liabilities and there is an intention to settle the liability and realise the asset simultaneously, or to settle on a net basis, all related financial effects are offset.

2.10 Inventories

Inventories are measured at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. The cost of inventories comprises of all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Cost is calculated using the first-in first-out method or the weighted average method.

When inventories are sold, the carrying amount of those inventories is recognised in profit or loss in the period in which the related revenue is recognised. The amount of any write-down of inventories to net realisable value and all losses of inventories are recognised in profit or loss in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories, arising from an increase in net realisable value, is recognised as a reduction in the amount of inventories recognised in profit or loss in the period in which the reversal occurs.

2.11 Leasing

The Group as the lessor

Amounts due from lessees under finance leases are recorded as receivables at the amount of the Group's net investment in the leases. Finance lease income is allocated to accounting periods so as to reflect a constant periodic rate of return on the Group's net investment outstanding in respect of the leases. Rental income from operating leases is recognised on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised on a straight-line basis over the lease term.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.11 Leasing (continued)

The Group as the lessee

The Group assesses whether a contract is or contains a lease, at inception of a contract. The Group recognises a Right Of Use asset and a corresponding lease liability with respect to all lease agreements in which it is a lessee, except for short term leases, defined as leases with a term of 12 months or less, and leases of low value assets. For these leases, the Group recognises the lease payments as an operating expense on a straight line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which the economic benefits from the leased assets are obtained.

The lease liability is initially measured at the present value of the lease payments that are not paid at commencement date, discounted by using the rate implicit in the lease. If this rate cannot be determined, the Group uses its incremental borrowing rate.

Lease payments included in the measurement of the lease liability comprise :

- fixed lease payments (including in-substance fixed payments), less any lease incentives;

- variable lease payments that depend on an index or rate, initially measured using the index or rate at commencement date;

- the amount expected to be payable by the lessee under residual value guarantees;

- the exercise of price of purchase options, if the lessee is reasonably certain to exercise the options;

- payments of penalties for terminating the lease, if the lease term reflects the exercise of an option to terminate the lease.

The lease liability is presented as a separate line in the consolidated Statement of Financial Position under non-current and current liabilities.

The lease liability is subsequently measured by increasing the carrying amount to reflect the interest on the lease liability and reducing by the carrying amount to reflect the lease payments made.

The Group re-measures the lease liability and makes the corresponding change to the relates right of use asset whenever the following occurs:

- the lease term has changed or there is a change in the assessment of the exercise of a purchase option, in which case the lease liability is re-measured by discounting the revised lease payments using a revised discount rate;

- the lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which case the lease liability is re-measured by discounting the revised lease payments using the initial discount rate unless the lease payments change due to a change in the floating rate, in which case a revised discount rate is used;

- a lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is re measured by discounting the revised lease payments using a revised discount rate.

The Group did not make any such adjustments during the current or prior year.

The Right Of Use asset comprises the initial measurement of the corresponding lease liability, lease payments made at or before the commencement date and any initial direct costs. The asset is subsequently measures at cost lease accumulated depreciation and impairment losses.

Whenever the Group incurs an obligation for costs to dismantle or remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognised and measured under IAS 37. The costs are included in the related Right Of Use asset, unless the costs are incurred to produce inventories.

Right Of Use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If the lease transfers ownership of the underlying asset or the cost of the Right Of Use asset reflects that the Group expects to exercise a purchase option, the related Right Of Use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

The Group applies IAS 36 Impairment of Assets to determine whether a Right Of Use is impaired and accounts for any identified impairment loss as described in note 2.8 above.

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.11 Leasing (continued)

Variable rents that do not depend on an index or rate are not included in the measurement of the lease liability and the Right Of Use asset. The related payments are recognised as an expense in the period in which the event or condition that triggers the payment occurs and are included in the line "other expenses" in the Statement of Profit or Loss.

Taxation expense comprises current and deferred taxation. Current taxation and deferred taxation is recognised in profit or loss except to the extent that it relates to a business combination, or items recognised directly in equity or in Other Comprehensive Income.

Current taxation

Current taxation is the expected taxation payable or receivable on the taxable income or loss for the year, using taxation rates enacted or substantively enacted at the reporting date, and any adjustment to taxation payable in respect of previous years.

2.12 Taxation

Deferred taxation

Deferred taxation is recognised in respect of temporary differences between the carrying values of assets and liabilities for accounting purposes and the amounts used for taxation enacted or substantively enacted taxation rates at the reporting date that are expected to apply when the asset is realised or liability settled. A deferred taxation asset is recognised to the extent that it is probable that future taxable profits will be available against which the deferred taxation asset can be realised.

Deferred taxation liabilities are recognised for all taxable temporary differences arising on investments in subsidiaries, joint ventures and associates, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred taxation assets are recognised to the extent that it is probable that future taxable profits will be available against which associated estimated taxation losses and deductible temporary differences can be utilised. Deferred taxation assets are reduced to the extent that ii is no longer probable that the related tax benefit will be realised.

Deferred taxation assets and liabilities, reflect the taxation consequences that would follow from the expected recovery or settlement of the carrying amount of its assets and liabilities. Such assets and liabilities are not recognised if the temporary difference arises from:

• non-tax deductible goodwill; and

• the initial recognition (other than in a business combination) of an asset or liability to the extent that neither accounting nor taxable profit is affected on acquisition.

Deferred taxation assets and liabilities are offset when there is a legally enforceable right to set off current taxation assets against current taxation liabilities and they relate to income taxes levied by the same taxation authority and the Group intends to settle its current taxation assets and liabilities on a net basis.

2.13 Foreign currencies

Items included in the financial statements of the Group's entities are measured using the currency of the primary economic environment in which the entity operates ("the functional currency"). The consolidated financial statements are presented in Rands, which is the Group's functional and presentation currency.

A foreign currency transaction is recorded, on initial recognition in Rand, by applying to the foreign currency amount the spot exchange rate between the functional currency and the foreign currency at the date of the transaction.

At each reporting date:

• foreign currency monetary items are translated using the closing rate;

• non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction; and

• non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was measured.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.13 Foreign currencies (continued)

Foreign exchange gains and losses resulting from the translation and settlement of monetary assets and liabilities are included in a profit or loss except for exchange differences arising on non-monetary items where the changes in fair values are recognised directly in equity.

Foreign subsidiaries

The results and financial position of a foreign operation (none of which has the currency of a hyperinflationary economy) are translated into the functional currency using the following procedures:

• assets and liabilities are translated at the closing rate at the reporting date;

• income and expenses are translated at the average exchange rates for the period unless exchange rates fluctuate significantly; and

• all resulting exchange differences are recognised in Other Comprehensive Income and presented in equity in the Group's differences are reclassified to profit and loss in the period in which the operation is disposed of.

2.14 Employee benefits

Short-term employee benefits

The cost of short-term employee benefits (those payable within 12 months after the service is rendered, such as paid annual leave, bonuses, and non-monetary benefits such as medical care) are recognised in profit or loss in the period in which the service is rendered and are not discounted.

The liabilities for employee entitlements to salaries and annual leave represent the amount which the Group has a present obligation to pay as a result of employees' services provided to the reporting date. The liabilities have been calculated at undiscounted amounts based on current remuneration rates.

A liability is recognised for the amount expected to be paid under short-term cash bonus plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognised as an employee benefit expense in profit or loss when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available.

2.15 Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, sales related taxes and rebates.

The Group has the following revenue streams:

Consulting fees

Delivery of solutions

Development fees

Financial services fees

Hardware sales and rentals

Issuing fees

License fees

Processing fees

Product fees Services

Transaction fees

Management fees

The above revenue streams can be broadly categorised as Revenue from sale of products and Revenue arising from the rendering of services. Revenue from the two categories is recognised when the following criteria are met:

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

2.15 Revenue recognition (continued)

Revenue from the sale of products

Revenue from the sale of products is recognised under the Five Step approach, depending on the type of contract, revenue will be recognised as and when the performance obligation is satisfied at a point in time.

Revenue arising from the rendering of services

Revenue arising from the rendering of services, which include computer processing services, software development charges, licence fees, installation and maintenance charges and training, is recognised in proportion to the stage of completion of the transaction at the reporting date based on when the performance obligation is satisfied under the five step approach. Deferred revenue may be recognised as a liability based on revenue received to date and the stage of completion.

Revenue from fixed price contracts for software development is recognised using the percentage-of-completion ("POC") method. Under the POC method, revenue is generally recognised based on the services performed to date as a percentage of the total services to be performed.

If circumstances arise that may change the original estimates of revenues, costs or extent of progress toward completion, estimates are revised. These estimates may result in increases or decreases in estimated revenues or costs and are reflected in income in the period in which the circumstances that give rise to the revision become known to management.

2.16 Other income

Finance income

Interest is recognised when it accrues to the Group on a time proportion basis, taking account of the principal outstanding and the effective yield of the asset.

Investment income

Dividends and the full cash equivalent of capitalisation share awards received, where applicable, are recognised when the right to receive payment or transfer is established.

2.17 Non-current assets held for sale

Non-current assets (and disposal groups) classified as held for sale are measured at the lower of carrying amount and fair value less costs to sell.

Non-current assets and disposal groups are classified as held for sale if their carrying amount will be recovered through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable and the asset (or disposal group) is available for immediate sale in its present condition. Management must be committed to the sale which should be expected to qualify for recognition as a completed sale within one year from the date of classification.

When the group is committed to a sale plan involving loss of control of a subsidiary, all of the assets and liabilities of that subsidiary are classified as held for sale when the criteria described above are met, regardless of whether the group will retain a non-controlling interest in its former subsidiary after the sale.

2.18 Share-based payments

Equity-settled share-based payments to employees are measured at the fair value of the equity instrument at the grant date. The fair value excludes the effect of non-market-based vesting conditions.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on straight-line basis over the vesting period, based on the Group's estimate of the number of equity instruments that will eventually vest. At each reporting date, the Group revises its estimate of the number of equity instruments expected to vest as a result of the effect of non-market-based vesting conditions. The impact of the revision of the original estimates, if any, is recognised in profit pr loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to reserves.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
3	REVENUE

	Revenue from sale of products (at a point in time)	255,989	254,281	200,449
	Hardware sales	147,021	152,422	116,241
	Consulting fees	3,808	608	2,255
	Delivery fees	139	113	729
	Development fees	2,005	2,576	2,523
	Financial services fees	36,088	24,684	14,022
	Hardware rentals	-	-	-
	Issuing fees	7,161	4,688	5,569
	Licence fees	1,362	2,825	1,928
	Processing fees	19,499	36,562	30,135
	Services	35,373	27,049	24,188
	Transaction fees	3,533	2,754	2,859

	Revenue from rendering of services (over time)	1,198,101	1,005,912	731,351
	Consulting fees	7,286	8,401	5,027
	Hardware rentals	221,245	223,320	143,369
	Issuing fees	5,033	4,736	4,142
	Licence fees	118,260	99,519	58,622
	Processing fees	76,327	53,817	47,017
	Services	72,981	53,579	40,127
	Transaction fees	695,919	561,549	432,103
	Administration fees	1,050	991	944
	Total revenue	1,454,090	1,260,193	931,800

4	ADMINISTRATION EXPENSES	Group
	is stated after taking into account the following items:	2023	2022 unaudited	2021 unaudited
	Credit (charge)	R'000	R'000	R'000
4.1	General administration expenses
	Premises/Infrastructure Expenses	(60,901)	(42,801)	(26,192)
	Travel and Entertainment Expenses	(31,567)	(27,124)	(13,651)
	Sales and Marketing Expenses	(104,638)	(76,959)	(4,494)
	Advertising & Marketing Expenses	(2,565)	(2,735)	(29,673)
	Audit Fees	(3,641)	(3,484)	(3,075)
	Bank Charges	(2,320)	(2,437)	(1,494)
	Consulting Services	(14,807)	(13,718)	(10,910)
	Courier/Delivery	(9,562)	(10,772)	(2,961)
	Insurance	(4,747)	(3,943)	(2,722)
	Information Technology Costs	(44,157)	(26,908)	(13,016)
	Head Office charges - shareholders	(6,876)	(7,251)	(7,849)
	Service charges	(2,120)	(4,495)	(3,724)
	Legal Fees	(4,042)	(1,709)	(1,148)
	Outside Services	(4,113)	(3,537)	(3,307)
	Repair and Maintenance : Computer Hardware	(2,423)	(2,286)	(2,180)
	Other *	(17,541)	(21,042)	(7,629)
		(316,000)	(251,201)	(134,025)

* Other includes general expenses, finance & administration expenses, stationery expense, penalties and fines, office equipment expense, donations, corporate social responsibilities costs and other immaterial administration expenses.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

4	ADMINISTRATION EXPENSES (continued)	Group
	is stated after taking into account the following items:	2023	2022 unaudited	2021 unaudited
	Credit (charge)	R'000	R'000	R'000

4.2	Staff expenses	(439,340)	(370,687)	(260,285)

4.3	Reversal of impairment (impairment) of intangible assets
	Computer software	3,033	3,033	1,406
	Development costs	(2,110)	10,104	2,896
		923	13,137	4,302

Refer to note 13 for further details on the impairment assessments related to intangible assets.

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000

4.4	Reversal of impairment (impairment) of investment in associate
	SwitchPay Proprietary Limited	-	10,969	(10,969)
		-	10,969	(10,969)

4.5	Amortisation of intangible assets
	Brands	(3,770)	(3,771)	(2,750)
	Computer software	(5,309)	(4,331)	(2,878)
	Customer relationships	(20,656)	(23,106)	(22,918)
	Customer contracts	-	-	(577)
	Development costs	(42,206)	(47,659)	(27,741)
	Intellectual property	(7,051)	(7,552)	(6,659)
		(78,992)	(86,419)	(63,523)

4.6	Depreciation of property, plant and equipment
	Computer equipment	(22,142)	(21,324)	(19,885)
	Furniture, fixtures and fittings	(1,575)	(1,934)	(1,233)
	Improvements to leased premises	(2,158)	(1,398)	(1,164)
	Motor vehicles	(1,629)	(1,014)	(679)
	Office equipment	(702)	(581)	(388)
	Rental equipment	(22,590)	(22,118)	(14,767)
	Right of use	(25,796)	(29,307)	(17,588)
		(76,592)	(77,676)	(55,704)

4.7	Impairment of goodwill
	Flickpay Proprietary Limited	-	(604)	-
	Prodigy Africa Proprietary Limited	-	(1,033)	-
	Loyalty Box	-	(545)	-
	SwitchPay	(10,483)	-	-
		(10,483)	(2,182)	-

4.8	Project expenditure
	Expenditure associated with projects on a non-recurring basis within certain business units.	-	(301)	(586)

4.9	Restructuring expenditure	(336)	(1,803)	(1,426)

4.10	Transaction expenditure
	Expenditure relating to the Company's corporate activity that has been expensed in accordance with IFRS.	(7,678)	(1,138)	(5,543)

4.11	Number of employees	1,339	1,222	1,044

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

5	DIRECTORS' REMUNERATION AND INTERESTS	Group
		2023	2022 Unaudited	2021 unaudited
5.1	Directors' remuneration	R'000	R'000	R'000
	The directors' remuneration for the year ended 30 September 2023 was as follows:
	Salaries, incentives, medical aid, pension and allowances	15,095	18,811	18,171
	Directors fees	-	-	-
	Total directors' remuneration	15,095	18,811	18,171

	Salary	Incentive Bonus	Allowances	Pension	Directors fees	Total 2023
	R'000	R'000	R'000	R'000	R'000	R'000
Executive
2023
P Kent [1]	3,100	1,344	-	325	-	4,769
GM Manicom [2]	2,807	1,334	-	146	-	4,287
	5,907	2,678	-	471	-	9,056
Non-Executive
2023
DC Sparrow [4]	3,796	1,794	90	359	-	6,039
NL Smalle [5]	-	-	-	-	-	-
M Stefanel [6]	-	-	-	-	-	-
R Schwab [7]	-	-	-	-	-	-
TM Pitsi [8]	-	-	-	-	-	-
H Uberoi [9]
	3,796	1,794	90	359	-	6,039
Executive
2022
P Kent [1]	2,687	854	178	303	-	4,022
GM Manicom [2]	2,546	1,741	-	191	-	4,478
	5,233	2,595	178	494	-	8,500

	Salary	Incentive Bonus	Allowances	Pension	Directors fees	Total 2022
	R'000	R'000	R'000	R'000	R'000	R'000
Non-Executive
2022
DC Sparrow [4]	3,405	3,035	90	315	-	6,845
AR Gaylard [3]	1,333	1,970	60	103	-	3,466
NL Smalle [5]	-	-	-	-	-	-
M Stefanel [6]	-	-	-	-	-	-
R Schwab [7]	-	-	-	-	-	-
	4,738	5,005	150	418	-	10,311

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

5 DIRECTORS' REMUNERATION AND INTERESTS (continued)

	Salary	Incentive Bonus	Allowances	Pension	Directors fees	Total 2021
	R'000	R'000	R'000	R'000	R'000	R'000
Executive
2021
P Kent [1]	2,623	403	144	289	-	3,459
GM Manicom [2]	2,319	721	-	166	-	3,206
RH Flack [3]	2,426	588	51	113	-	3,178
	7,368	1,712	195	568	-	9,843
Non-Executive
2021
AR Gaylard [4]	2,457	820	120	184	-	3,581
DC Sparrow [5]	3,198	1,171	90	288	-	4,747
NL Smalle [6]	-	-	-	-	-	-
M Stefanel [7]	-	-	-	-	-	-
R Schwab [8]	-	-	-	-	-	-
	5,655	1,991	210	472	-	8,328

[1] Mr P Kent was remunerated by Adumo Payments Proprietary Limited, a subsidiary of the company, for the current and prior year.

[2] Mr GM Manicom was remunerated by Adumo Management Company Proprietary Limited, for the current and Adumo Payments Proprietary Limited in the prior year

[3] Mr AR Gaylard was remunerated by Crossfin Technology Holdings Proprietary Limited, the holding company, for the prior year He resigned in February 2022.

[4] Mr DC Sparrow was remunerated by Crossfin Technology Holdings Proprietary Limited, the holding company, for the current and prior year.

[5] Mr NL Smalle was not remunerated from within the Crossfin Technology Holdings group in the current and prior year

[6] Mr M Stefanel was not remunerated from within the Crossfin Technology Holdings group in the current and prior year

[7] Mr R Schwab was not remunerated from within the Crossfin Technology Holdings group in the current and prior year

[8] Mr TM Pitsi was appointed on February 2022 and was not remunerated from within the Crossfin Technology Holdings group in the current year

[9] Mr H Uberoi was appointed on February 2023 and was not remunerated from within the Crossfin Technology Holdings group in the current year.

5.2	Director's interest in share capital
	The aggregate interests of the directors in the issued stated capital of the Company is as follows:
		Number of shares			Number of shares
		2023			2022 unaudited
		Direct Beneficial	Indirect Beneficial	Total	Direct Beneficial	Indirect Beneficial	Total
	Ordinary Shares
	Executive directors
	P Kent (held through Sunroad Investments 1 Proprietary Limited)	-	108,523	108,523	-	108,523	108,523
	G Manicom (held through Fairhead Property Proprietary Limited)	-	8,572	8,572	-	8,572	8,572
		-	117,095	117,095	-	117,095	117,095

Refer to note 2 for further details on conditions and rights associated with the class of issued shares.

5.3 Prescribed officers

The Company has no prescribed officers for the current or prior year.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
6	FINANCE CHARGES

	Interest on bank overdrafts and external borrowings	4,884	2,659	309
	Interest on shareholder loans	12,537	1,874	1,947
	Interest on lease liabilities	6,228	8,365	6,074
	Dividend on preference shares	12,282	6,138	5,922
	Interest from other	35	-	-
	Total finance charges	35,966	19,036	14,252
	Non-cash finance charges	(32,235)	(16,377)	(13,239)
	Total finance charges for cash flow purposes	3,731	2,659	1,013

		Group
		2023	2022 unaudited	2021 unaudited
7	FINANCE INCOME	R'000	R'000	R'000

	Dividend from related parties	4,122	770	-
	Interest from associate company	-	25	-
	Interest from bank deposits and external loans receivable	12,236	4,673	4,519
	Interest from finance leases	-	-	3
	Interest from other	47	-	-
	Total finance income	16,405	5,468	4,522
	Non-cash finance income	(5,417)	(1,465)	(1,524)
	Total finance income for cash flow purposes	10,988	4,003	2,998

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
8	GAINS AND (LOSSES) ARISING FROM DERECOGNITION OF FINANCIAL ASSETS MEASURED AS AMORTISED COST

	Expected credit loss adjustments	(4,760)	(4,292)	(6,826)

		Group
		2023	2022 unaudited	2021 unaudited
9	FAIR VALUE ADJUSTMENT ON INVESTMENT	R'000	R'000	R'000

	SwitchPay Proprietary Limited	-	(9,043)	-

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
10	OTHER LOSSES

	Foreign exchange differences
	Unrealised	(5,142)	(1,881)	(1,329)
	Realised	(140)	615	(16)
		(5,282)	(1,266)	(1,345)

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
11	TAXATION	R'000	R'000	R'000

11.1	Normal taxation
	South African Normal Taxation
	Current taxation
	- Current year	(29,748)	(25,462)	(19,504)
	- Prior year	(311)	270	(331)
	- Security transfer taxation	-	(66)	(9)
	Deferred taxation
	- Current year	41,172	(9,916)	9,775
	- Prior year	-	(267)	679
	Total taxation	11,113	(35,441)	(9,390)

		Group
11.2	Reconciliation of the rate of taxation	%	%	%
	Normal rate of taxation	27.00	28.00	28.00
	Adjusted for:
	Deferred taxation not raised on current year estimated taxation losses	(7.0)	(33.88)	6.30
	Deferred taxation raised on prior year temporary differences	(1.0)	(9.22)	(4.90)
	Disallowable expenses	(26.5)	(8.41)	69.40
	Exempt income	22.8	21.74	5.20
	Foreign taxation rate differences	0.0	(0.05)	(2.10)
	Permanent difference on tax allowances	(1.4)	4.99	(13.50)
	Prior year overprovision	(5.6)	(19.25)	-
	Prior year underprovision	(0.3)	-	0.50
	Share of losses from joint venture and associate investment	0.1	(3.05)	16.20
	Tax losses previously not recognised	-	1.01	6.40
	Utilisation of assessed loss	(0.2)	(0.15)	21.90
	Reversal of deferred tax raised on assessed loss in prior year	-	(104.76)	-
	Security transfer taxation	-	(0.22)	0.1
	Taxation rate adjustment	0.3	(3.44)	-
	Other taxes	2.2	6.86	-
	Effective rate of taxation	10.5	(119.8)	133.5

The Group holds investments in foreign subsidiaries which are subject to differing taxation rates.

Effective 01 March 2023, the statutory tax rate for South Africa changed from 28% to 27%.

		Group
		2023	2022
			unaudited
		R'000	R'000
11.3	Estimated taxation losses available for set off against future taxable income
	Estimated taxation losses available for set off against future taxable income	431,711	301,817
	Taxation losses on which deferred taxation assets have been raised	(66,128)	39,547
		365,583	341,364

Deferred taxation assets have not been raised on estimated taxation losses to the extent that management have assessed that the estimated taxation losses will not be utilised in the foreseeable future. Accordingly, deferred taxation assets of R98.7 million (2022: R95.6 million) for the Group have not been raised at the reporting date.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

12	PROPERTY, PLANT AND EQUIPMENT	Cost	Accumulated depreciation & impairment losses	Carrying value
12.1	Group - 2023	R'000	R'000	R'000
	Computer equipment	167,662	(141,559)	26,103
	Furniture, fixtures and fittings	6,481	(4,759)	1,722
	Improvements to leased premises	6,742	(5,121)	1,621
	Motor vehicles	10,719	(6,197)	4,522
	Office equipment	2,398	(1,890)	508
	Rental equipment	180,461	(60,603)	119,858
	Right of use	79,779	(51,628)	28,151
		454,242	(271,757)	182,485
	Group - 2022 unaudited
	Computer equipment	164,193	(127,010)	37,183
	Furniture, fixtures and fittings	9,115	(5,085)	4,030
	Improvements to leased premises	6,303	(3,122)	3,181
	Motor vehicles	9,379	(4,569)	4,810
	Office equipment	3,129	(1,641)	1,488
	Rental equipment	169,497	(54,954)	114,543
	Right of use	140,661	(58,435)	82,226
		502,277	(254,816)	247,461

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

12	PROPERTY, PLANT AND EQUIPMENT (continued)	Carrying value beginning of year	Acquisition through business combinations	Reclassification from (to) a different class of asset *	Additions	Disposals	Depreciation	Reclassified as held for sale***	Other**	Carrying value end of year
12.2	Carrying value movement reconciliation	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
	Group - 2023
	Computer equipment	37,183	-	-	16,665	(68)	(22,142)	(5,535)	-	26,103
	Furniture, fixtures and fittings	4,030	-	-	46	-	(1,575)	(779)	-	1,722
	Improvements to leased premises	3,181	-	-	5,787	-	(2,158)	(5,188)	-	1,622
	Motor vehicles	4,810	-	-	1,403	(63)	(1,629)	-	-	4,521
	Office equipment	1,488	-	-	124	(5)	(702)	(398)	-	507
	Rental equipment	114,543	-	(55,539)	83,445	-	(22,590)	-	-	119,859
	Right of use	82,226	-	-	8,463	(1,310)	(25,796)	(35,385)	(46)	28,152
		247,461	-	(55,539)	115,933	(1,446)	(76,592)	(47,285)	(46)	182,486
	Group - 2022 unaudited
	Computer equipment	32,766	475	(21)	26,023	(736)	(21,324)	-	-	37,183
	Furniture, fixtures and fittings	6,098	42	(434)	248	10	(1,934)	-	-	4,030
	Improvements to leased premises	3,669	-	-	910	-	(1,398)	-	-	3,181
	Motor vehicles	2,075	-	-	4,003	(254)	(1,014)	-	-	4,810
	Office equipment	1,396	8	446	219	-	(581)	-	-	1,488
	Rental equipment	107,735	-	(53,325)	82,251	-	(22,118)	-	-	114,543
	Right of use	63,684	19	-	47,854	-	(29,307)	-	(24)	82,226
		217,423	544	(53,334)	161,508	(980)	(77,676)	-	(24)	247,461

* Reclassification from (to) a different class of asset includes the transfer of rental equipment from property, plant and equipment to inventories during the financial year

** Other includes fair value adjustments on the right of use asset, forex adjustments on purchase of computer equipment and intragroup transfer of computer equipment.

*** The lkhokha assets were reclassified as assets held for sale in accordance with IFRS 5. Refer to note 24 for further details.

The Right of use asset has been raised in accordance with IFRS16 Leases. As part of its activities, the company has entered into a lease agreement as lessee, for vehicles, equipment, land and buildings. Depreciation recognised on Right of use assets is presented in the movement schedules above. Please refer to note 32 for details on the related finance leases.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

13	INTANGIBLE ASSETS	Cost	Accumulated amortisation and impairment losses	Carrying value
		R'000	R'000	R'000
	Group - 2023
	Brands	53,007	(11,238)	41,769
	Computer software	43,681	(36,620)	7,061
	Customer contracts	27,826	(27,826)	-
	Customer relationships	131,773	(101,598)	30,175
	Development costs	251,908	(141,936)	109,972
	Intellectual property	79,685	(28,325)	51,360
		587,880	(347,543)	240,337
	Group - 2022 unaudited
	Brands	53,007	(7,467)	45,540
	Computer software	39,876	(32,556)	7,320
	Customer contracts	27,826	(27,826)	-
	Customer relationships	131,773	(80,942)	50,831
	Development costs	301,472	(142,881)	158,591
	Intellectual property	83,285	(21,274)	62,011
		637,239	(312,946)	324,293

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

13	INTANGIBLE ASSETS (continued)	Carrying value beginning of year	Acquisition through business combinations	Disposal of investment in subsidiary	Reclassification from (to) different class of asset	Additions	Disposals	Reversal of impairment*	Amortisation	Reclassified as held for sale**	Carrying value end of year
	Carrying value movement reconciliation	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000

	Group - 2023
	Brands	45,540	-	-	-	-	-	-	(3,770)	-	41,770
	Computer software	7,320	-	-	523	1,492	-	3,033	(5,309)	-	7,059
	Customer relationships	50,831	-	-	-	-	-	-	(20,656)	-	30,175
	Development costs	158,591	-	-	(523)	94,693	-	(2,110)	(42,206)	(98,473)	109,972
	Intellectual property	62,011	-	-	-	-	-	-	(7,051)	(3,600)	51,360
	Work in progress	-	-	-	-	-	-	-	-	-	-
		324,293	-	-	-	96,185	-	923	(78,992)	(102,073)	240,336
	Group - 2022 unaudited
	Brands	49,311	-	-	-	-	-	-	(3,771)	-	45,540
	Computer software	2,367	395	-	142	5,749	(35)	3,033	(4,331)	-	7,320
	Customer relationships	73,937	-	-	-	-	-	-	(23,106)	-	50,831
	Development costs	113,547	6,499	-	(142)	76,286	(44)	10,104	(47,659)	-	158,591
	Intellectual property	69,563	-	-	-	-	-	-	(7,552)	-	62,011
	Work in progress	2,268	-	-	-	-	(2,268)	-	-	-	-
		310,993	6,894	-	-	82,035	(2,347)	13,137	(86,419)	-	324,293

*Reversal of impairment relates to the impairment of intangible assets raised on acquisition of GAAP and Adumo Online.

** The lkhokha assets were reclassified as assets held for sale in accordance with IFRS 5. Refer to note 24 for further details.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

13. INTANGIBLE ASSETS (continued)

The Group's intangible assets are tested annually for impairment by firstly, identifying if indicators of impairment are present at the cash-generating unit ("CGU") level to which the intangible asset relates. If indicators are present, value in use calculations are then performed at the CGU level.

The recoverable amounts of the CGU's are determined from value in use calculations using the relevant weighted average cost of capital ("WACC") for the CGU. The key assumptions for the value in use are those regarding the discount rates, inflation rates, growth rates, expected changes to selling prices and direct costs during the year.

Key assumptions applied in the value in use calculations are as follows:

- Revenue streams as per the budgets would materialise;

- EBITDA closely approximates cashflows; and

- Discount rates (WACC) ranging between 15% and 30% (2021 : between 15% and 30%) were applied.

Management estimates discount rates using after tax rates that reflect current market assessments of the time value of money and the risks specific to the CGU.

Development costs in Adumo Online relating to the AfriPay project were impaired in the current year by R2.1 million. There is no active market for this project, which led to the impairment of the development costs.

The Group prepares cash flow projections derived from the most recent financial budgets approved by directors covering a five year period and extrapolates cash flows using these financial projections. A terminal value is calculated using a minimum of the fifth year's cash flow discounted into perpetuity using an estimated terminal growth rate of 5% (2022 : 3%).

Comparisons were conducted against recently concluded third-party investment transactions for all investments, except for SwitchPay Pty Ltd. The fair value derived from the third-party investment transaction exceeded the value in-use calculation, and furthermore, the carrying value of the investments as of 30 September 2023, indicated no impairments.

No sensitivity analysis of the key assumptions used in the value-in-use calculation is required, as we relied on independent fair values.

No further indications of impairments were identified within the Group as the estimated value in use still exceeded the carrying values of the intangibles assets.

		Group
		2023	2022 unaudited
		R'000	R'000
14	GOODWILL

	Balance at the beginning of the year	325,160	301,400
	Acquisition of Humble Software Proprietary Limited	-	15,459
	Acquisition of SwitchPay Proprietary Limited	-	10,483
	Less: Impairment of goodwill	(10,483)	(2,182)
	Less: Ikhokha reclassified to asset held for sale [1]	(44,441)	-
	Balance at the end of the year	270,236	325,160

	Comprising:
	Acquisition of Prodigy Africa Proprietary Limited	1,033	1,033
	Acquisition of the going concern of Loyalty Box	545	545
	Acquisition of Adumo Payments Proprietary Limited	227,134	227,134
	Acquisition of Flickpay Proprietary Limited	604	604
	Acquisition of Emerge Mobile (RF) Proprietary Limited	44,441	44,441
	Acquisition of GAAP Point of Sale Proprietary Limited	14,307	14,307
	Acquisition of Adumo Online Proprietary Limited	5,059	5,059
	Acquisition of Innervation Rewards Proprietary Limited	8,277	8,277
	Acquisition of Humble Software Proprietary Limited [2]	15,459	15,459
	Acquisition of SwitchPay Proprietary Limited [3]	10,483	10,483
	Less: Impairment of Prodigy Africa Proprietary Limited, Loyalty Box, Flickpay Proprietary Limited and SwitchPay Proprietary Limited	(12,665)	(2,182)
	Less: Ikhokha reclassified to Asset held for sale	(44,441)	-
		270,236	325,160

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

14 GOODWILL (continued)

In the current year, there were no transactions concluded where goodwill was recognised.

[1] The lkhokha assets were reclassified as assets held for sale in line with the requirement of IFRS 5. Refer to note 21 for further detail.

In the prior year, the following transactions were concluded where goodwill was recognised:

[2] - Goodwill arising on acquisition of Humble Software of a R15,5 million arose following the conclusion of the transaction where Adumo increased its equity interest in Humble Software from 46,19% to 71,38% through a conversion of loan funding to equity and now reports this investment as a subsidiary. Please refer to note 40 for further details.

[3] - Goodwill arising on acquisition of SwitchPay of a R10,5 million arose following the conclusion of the transaction where Adumo increased its equity interest in SwitchPay from 49,99% to 78,54% through a conversion of loan funding to equity and subsequently reported this as a subsidiary. Please refer to note 40 for further details.

The Group tests goodwill annually for impairment or more frequently if there are indications that goodwill may be impaired.

The Group's goodwill is tested annually for impairment by determining the recoverable amount for each CGU by preparing value in use calculations at the CGU level. Value in use calculation uses cash flow projections based on financial budgets approved by directors covering a five year period.

The recoverable amounts of the CGU are determined from value in use calculations using the relevant WACC for the CGU. The key assumptions for the value in use calculations are those regarding the discount rates, inflation rates, growth rates, expected changes to selling prices and direct costs during the year.

Key assumptions applied in the value in use calculations are as follows:

- Revenue streams as per the budgets would materialise;

- EBITDA closely approximates cashflows; and

- Discount rates (WACC) ranging between 15% and 30% were applied (2022: between 15% and 30%) were applied.

Management estimates discount rates using after tax rates that reflect current market assessments of the time value of money and the risks specific to the CGU.

The Group prepares cash flow projections derived from the most recent financial budgets approved by directors covering a five year period and extrapolates cash flows using these financial projections. A terminal value is calculated using a minimum of the fifth year's cash flow discounted into perpetuity using an estimated terminal growth rate of 5% (2022 : 3%).

Comparisons were conducted against recently concluded third-party investment transactions for all investments, except for SwitchPay Pty Ltd. The fair value derived from the third-party investment transaction exceeded the value in-use calculation.

No sensitivity analysis of the key assumptions used in the value-in-use calculation is required, as we relied on independent fair values.

The SwitchPay goodwill was impaired in full in the current year with R10.5 million. The recoverable amount (R nil) was determined from the value in use calculation using 30.5 percent as the weighted average cost of capital.

Key assumptions used includes:

- The forecasted sales growth rates are derived from past experiences, adjusted to account for the activation of services in existing merchants and the product's adoption within the current merchant base.

- Earnings before interest, tax, depreciation and amortisation (EBITDA) is forecasted based on historical operating margins, adjusted to account for the impact of restructuring the product set.

- Cash conversion is the ratio of operating cash flows to operating profit. Management forecasts cash conversion rates based on historical experience.

No sensitivity analysis of key assumptions used in the value-in-use calculation is required, as we impaired the investment to nil.

The goodwill balance as at reporting date was tested for impairment at year end as detailed above, in line with Group's policy to test goodwill annually for impairment and the SwitchPay goodwill balance (R10.5 million) is impaired in full.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022
			unaudited
		R'000	R'000
15	INVESTMENTS IN JOINT VENTURES

	Unlisted shares at cost	14,317	10,788
	Fair value adjustment on acquisition of investment	7,045	7,045
	Share of post-acquisition profit and loss
	- Current year	518	266
	- Prior years	292	26
	Less: Impairment of investments in joint ventures	-	-

	Carrying value of investments in joint ventures	22,172	18,125
	Less: Impairment of investments in joint ventures	-	-
		22,172	18,125

Details of joint ventures are reflected in note 49 of these financial statements.

At the reporting date, management assessed the recoverability of its investments in from joint ventures and are of the opinion that these do not require any impairment.

		Group
		2023	2022
			unaudited
		R'000	R'000
16	INVESTMENTS IN ASSOCIATES

	Unlisted shares at cost	-	48,754
	Share of profit and loss
	- Current year		(3,492)
	- Prior years	-	-
	- Fair value adjustment on investment	-	(9,043)
	- Disposal of associate	-	(45,817)
	- Loans advanced to associates	-	9,598
	Loans receivable from associates	-	-

	Carrying value of investments in associates	-	-
	Less: Impairment of investments in associates	-	-
		-	-

In the prior year, Adumo (RF) Proprietary Limited increased its equity interest in Humble Software Proprietary Limited and SwitchPay Proprietary Limited. This gave rise to a deemed disposal of both investments in associates.

		Group
		2023	2022
			unaudited
		R'000	R'000
17	INVESTMENT IN PREFERENCE SHARES

	Investments in Preference shares	65,977	61,856
	Less: Impairment of investments	-	-
		65,977	61,856

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

17 INVESTMENT IN PREFERENCE SHARES (continued)

The unlisted preference shares held at cost comprise the following:

-Adumo RF Proprietary Limited, subscribed for 70 717 preference shares at an average issue price of R709,92 per share for a total investment of R50,2 million, for the settlement of E preference shares issued to Adumo ESS Proprietary Limited for the purposes of the Adumo group management incentive scheme. A dividend rate of 72% of the South African prime rate less 2% compounded monthly is applicable to the subscription price with no fixed dividend payment dates. At reporting date, dividends of R3.4 million have accrued resulting in a balance at reporting date of R54,2 million.

- Adumo RF Proprietary Limited, subscribed for 1 000 preference shares at a issue price of R10 882,66 per share for a total investment of R10,8 million, issued by Sunroad Investments 1 Proprietary Limited, for the settlement of ordinary shares issued to Sunroad Investments 1 Proprietary Limited. A dividend rate of 72% of the South African prime rate less 2% compounded monthly is applicable to the subscription price with no fixed dividend payment dates. At reporting date, dividends of R0,7 million (2022: R0.2 million) have accrued resulting in a balance at reporting date of R11,8 million (2022: R11.0 million).

		Group
		2023	2022 unaudited
		R'000	R'000

18	LOANS RECEIVABLE

	Non-controlling shareholder loans	13,432	13,533
	Loans to external parties	9	9
		13,441	13,542
	Less: Current portion shown under current assets	-	-
		13,441	13,542
	Less: Impairment of loans receivable	-	-
		13,441	13,542

Non-controlling shareholder loans comprise the following :

- R13.4 million (2022: R12,3 million) owing by Adumo non-controlling shareholders. These loans are unsecured and have no fixed terms of repayment. The loans bear interest at South African prime rate. The company has no intention to call on these loans in the short term.

Loans to external parties comprise the following :

- RB 990 owing by Adumo ESS Propriety Limited management. This non-interest bearing loan is unsecured and has no fixed term of repayment. There is no intention to recall this loan.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022
			unaudited
		R'000	R'000
19	DEFERRED TAXATION

	The movement in deferred taxation is reconciled as follows:

	Balance at the beginning of the year	(11,517)	(17,685)
	Profit or loss credit	41,172	(10,183)
	Acquisition of subsidiary (note 40)	-	16,351
	Transfer to asset held for sale (note 24)	(54,158)	-
	Foreign exchange difference	(1)	-
	Balance at the end of year	(24,504)	(11,517)

	Comprising:
	Allowances on intangible assets	(858)	1,934
	Allowances on property, plant & equipment	(25,477)	(25,386)
	Assessed losses	19,541	39,319
	Deferred development and set-up costs capitalised	(12,599)	(12,263)
	Deferred revenue	14,510	10,986
	Intangible assets raised on acquisition of subsidiaries	(31,560)	(40,334)
	Finance lease	3,527	4,704
	Provisions	5,195	8,662
	Prepayments	(1,512)	(2,942)
	Leave pay accrual	2,437	3,149
	Other deferred tax asset	2,292	654
		(24,504)	(11,517)

The movement in deferred taxation is reconciled as follows:	Group
	2023	2022 unaudited
Included in the Statement of Financial Position as :	R'000	R'000
Deferred taxation asset	23,836	49,423
Deferred taxation liability	(48,340)	(60,940)
	(24,504)	(11,517)

Deferred taxation in respect of temporary differences and available estimated taxation losses has been recognised at the statutory taxation rate.

Deferred taxation assets have not been raised on estimated taxation losses to the extent that management have assessed that the estimated taxation losses will not be utilised in the foreseeable future. Accordingly, deferred taxation assets of R98.7 million (2022: R95.6 million) for the Group have not been raised at the reporting date.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022
			unaudited
		R'000	R'000

20	INVENTORIES

	Work in progress	953	1,075
	Finished goods	80,771	102,845
	Other	956	-
	Less : impairment allowance	(7,142)	(11,241)
		75,538	92,679

At the reporting date, management assessed the recoverability of inventories and the write down of inventory to net realisable value of R7.1 million (2022 : R11.2 million) was recognised as an expense. Inventories are expected to be recovered within twelve months.

		Group
		2023	2022
			unaudited
		R'000	R'000

21	TRADE AND OTHER RECEIVABLES

	Trade accounts receivable	94,293	106,484
	Less: expected credit loss provision	(9,244)	(7,335)
		85,049	99,149
	Prepayments	15,546	15,261
	Value added taxation	2,406	3,416
	Other receivables including staff loans and deposits	3,751	7,450
		106,752	125,276

	Opening balance - expected credit loss provision	7,335	8,619
	Amount raised	3,965	(1,079)
	Amount written off	-	2,309
	Amounts recovered	(2,075)	(2,549)
	Foreign exchange differences	19	2
	Balance acquired through business combination	-	33
	Balance at year end	9,244	7,335

At the reporting date, management assessed the recoverability of trade receivables and increased the expected credit loss allowance by R1.9 million (2022 R1.3 million).

Refer to financial instruments note 2.9 for key IFRS 9 disclosure.

		Group
		2023	2022
			unaudited
		R'000	R'000

22	RESTRICTED FUNDS RECEIVABLE

	Cash held on behalf of customers	128,718	136,014
		128,718	136,014

Adumo Payments Proprietary Limited (previously known as "Sureswipe"), Adumo Payouts Proprietary Limited (previously known as "Innervation Rewards") and Adumo Online Proprietary Limited, subsidiaries of Adumo, hold cash consisting of cash received from gift card customers. The cash held in the bank account supports the restricted funds payable as disclosed in note 34.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

23 ASSET HELD FOR SALE

On 14 September 2023, the group entered into a restructuring agreement to distribute lkhokha Pty Ltd as a dividend in specie. On the transaction date, lkhokha' s assets and liabilities will be disposed of to the parent company, Crossfin Apis Transactional Solutions Proprietary Limited ("CATS") at fair value, leading to a change in ownership of lkhokha. This transaction was finalised in November 2023, within 12 months from year end, and as a result the investment in Ikhokha has been classified as a disposal group held for sale and presented separately in the statement of financial position. The disposal group will be distributed at fair value, which substantially exceeds the carrying amount of the related net assets and accordingly no impairment losses have been recognised on the classification of the disposal group as held for sale.

Group
The major classes assets and liabilities comprising of the disposal group:	2023
R'000
Assets
Property, plant and equipment (note 13)	47,285
Intangible assets (note 14)	102,073
Goodwill (note 15)	44,441
Loan receivable (note 19)	1,397
Deferred tax asset (note 20)	54,158
Inventories (note 21)	8,687
Trade receivable and other receivables (note 22)	18,530
Cash and cash equivalents (note 24)	40,669
Total assets classified as held for sale	317,240

The details of liabilities classified as liabilities from discontinued operations held for sale are as follows:
Lease payable (note 32)	46,853
Trade and other payables (note 33)	69,955
Bank overdraft (note 24)	1,012
Total liabilities associated with assets classified as held for sale	117,820

Net assets of disposal group	199,420
24 CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash and short term bank deposits with an original maturity of three months or less, net of outstanding bank overdrafts. The carrying amount of these assets approximates fair value. Cash and cash equivalents at the end of the reporting period as shown in the group and company statement of financial performance comprise the following:

	Group
	2023	2022
		unaudited
	R'000	R'000

Included in the Statement of Financial Position as :
Cash and cash equivalents	150,000	110,857
Bank overdraft	(7,465)	(50,641)
	142,535	60,216

Asset held for sale

lkhokha' s cash and cash equivalents (R40.7 million) have been transferred to asset held for sale.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

24 CASH AND CASH EQUIVALENTS (continued)

Changes in liabilities from financing activities

The table below details changes in the Group's liabilities arising from financing activities, including cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows that will be, classified in the Group's consolidated cash flow statements as cash flows from financing activities.

	Borrowings	Lease payable	Bank overdraft	Total
	R'000	R'000	R'000	R'000

Group

Balance at the beginning of the year	183,310	99,233	50,641	333,184
Cash outflow	(51,259)	(30,710)	(43,176)	(125,145)
Non-cash changes comprising :	26,007	(33,237)	-	(7,230)
Additional leases (note 32)	-	8,464		8,464
Non-cash finance charges (note 7)	26,007	6,228	-	32,235
Transfer to asset held for sale (note 24)	-	(46,853)	-	(46,853)
Lease disposed (note 32)	-	(1,076)	-	(1,076)
Balance at the end of the year	158,058	35,286	7,465	200,809

Non-cash investing transactions

Non-cash additions to buildings and rental equipment during the year amounted to R8.5 million (2022 : R47.8 million) financed by leases for the Group and nil for the Company (2022 : Nil).

Effective 29 March 2022, Adumo increased its equity interest in SwitchPay from 49,99% to 78,54% through a conversion of loan funding to equity and subsequently reported this as a subsidiary.

Effective 31 March 2022, Adumo increased its equity interest in Humble Software from 46,19% to 71,38% through a conversion of loan funding to equity and now reports this investment as a subsidiary.

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000

25	ORDINARY STATED CAPITAL

25.1	Authorised
	2 000 000 ordinary shares of no par value

	Issued
	1 018 505 (2022: 1 018 505, 2021 : nil) ordinary shares of no par value	581,937	581,937	559,250
	Total issued ordinary stated capital	581,937	581,937	559,250

	Reconciliation of issued shares
	Balance at the beginning of the year	581,937	559,250	559,250
	Proceeds on issue of shares	-	22,687	-
	Balance at the end of the year	581,937	581,937	559,250

No new ordinary shares with no par value were issued in the current year. (2022: 17 681, 2021 : Nil).

Holders of the ordinary shares in issue are entitled to the following :

- vote on any matter decided by the shareholders in proportion to their shareholding; and

- participate proportionately in any distribution made by the Company.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

25 ORDINARY STATED CAPITAL (continued)

25.2	Shareholders

	The ordinary shareholders of the Company at reporting date are as follows :

		2023		2022 unaudited		2021 unaudited
	Ordinary shares	Number of shares	% of issued capital	Number of shares	% of issued capital	Number of shares	% of issued capital
	Crossfin Apis Transactional Solutions Proprietary Limited	858,338	84.3%	858,338	84.3%	858,338	85.8%
	David Aberson	5,562	0.5%	5,562	0.5%	5,329	0.5%
	Hardy and Hardy Proprietary Limited	4,450	0.4%	4,450	0.4%	2,250	0.2%
	Izak Steyn	9,098	0.9%	9,098	0.9%	8,998	0.9%
	Richard Flack	-	0.0%	-	0.0%	20,480	0.0%
	Stephen Le Roux	824	0.1%	824	0.1%	824	2.0%
	Stephen Mallaby	6,324	0.6%	6,324	0.6%	5,704	0.1%
	Sun Road Investments 1 Proprietary Limited	108,523	10.7%	108,523	10.7%	83,800	0.6%
	Vaughan Alexander	16,814	1.7%	16,814	1.7%	15,101	8.4%
	Fairhead Property Proprietary Limited	8,572	0.8%	8,572	0.8%	-	1.5%
	Total shares in issue	1,018,505	100.0%	1,018,505	100.0%	1,000,824	100.0%

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
26	B PREFERENCE STATED CAPITAL

26.1	Authorised
	182 716 (2022: 182 716) B preference shares of no par value

	Issued
	182 716 (2022 & 2021: 182 716) B preference shares of no par value	121,989	121,989	121,989
	Total issued B preference stated capital	121,989	121,989	121,989

	Reconciliation of issued shares
	Balance at the beginning of the year	121,989	121,989	101,989
	Proceeds on issue of shares	-	-	20,000
	Balance at the end of the year	121,989	121,989	121,989

No new B preference shares with no par value were issued in the current year (2022: nil, 2021 : 29 956).

Holders of the B preference shares in issue are entitled to the following :

- participate proportionately in any distribution made by the Company.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

26	B PREFERENCE STATED CAPITAL (continued)

26.2	Shareholders

	The B preference shareholders of the Company at reporting date are as follows :
		2023		2022 unaudited		2021 unaudited
	B Preference shares	Number of shares	% of issued capital	Number of shares	% of issued capital	Number of shares	% of issued capital
	Crossfin Apis Transactional Solutions Proprietary Limited	181,101	99.1%	181,101	99.1%	181,101	99.1%
	David Aberson	121	0.1%	121	0.1%	121	0.1%
	Izak Steyn	202	0.1%	202	0.1%	202	0.1%
	Stephen Mallaby	168	0.1%	168	0.1%	168	0.1%
	Vaughan Alexander	1,124	0.6%	1,124	0.6%	1,124	0.6%
	Total shares in issue	182,716	100.0%	182,716	100.0%	182,716	100.0%

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
27	C PREFERENCE STATED CAPITAL

27.1	Authorised
	160 082 (2022 & 2021: 160 082) C preference shares of no par value

	Issued
	160 082 (2022 & 2021: 160 082) C preference shares of no par value	225,017	225,017	225,017
	Total issued C preference stated capital	225,017	225,017	225,017

	Reconciliation of issued shares
	Balance at the beginning of the year	225,017	225,017	-
	Proceeds on issue of shares	-	-	225,017
	Balance at the end of the year	225,017	225,017	225,017

No new C preference shares with no par value were issued in the current year (2022: nil, 2021 : 160 082).

Holders of the C preference shares in issue are entitled to the following :

- vote on any matter decided by the shareholders in proportion to their shareholding; and

- participate proportionately in any distribution made by the Company.

27.2	Shareholders

	The C preference shareholders of the Company at reporting date are as follows:

		2023		2022 unaudited		2021 unaudited
	C Preference shares	Number of shares	% of issued capital	Number of shares	% of issued capital	Number of shares	% of issued capital
	International Finance Corporation	80,041	50.0%	80,041	50.0%	80,041	50.0%
	IFC Financial Institutions Growth Fund	80,041	50.0%	80,041	50.0%	80,041	50.0%
	Total shares in issue	160,082	100.0%	160,082	100.0%	160,082	100.0%

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
28	E PREFERENCE STATED CAPITAL

28.1	Authorised
	70 717 (2022: 70717, 2021 : Nil) E preference shares of no par value

	Issued
	70 717 (2022 : 70 717, 2021: Nil) E preference shares of no par value	50,204	50,204	-
	Total issued E preference stated capital	50,204	50,204	-

	Reconciliation of issued shares
	Balance at the beginning of the year	50,204	-
	Proceeds on issue of shares	-	50,204	-
	Balance at the end of the year	50,204	50,204	-

No new E preference shares with no par value were issued in the current year. (2022: 70 717, 2021 : Nil)

Holders of the E preference shares in issue are entitled to :

- economic participation in Adumo RF Propriety Limited's investments other than Adumo's investment in ikhokha Propriety Limited.

28.2	Shareholders

	The E preference shareholders of the Company at reporting date are as follows:

		2023		2022 unaudited		2021 unaudited
	E Preference shares	Number of shares	% of issued capital	Number of shares	% of issued capital	Number of shares	% of issued capital
	Adumo ESS Propriety Limited	70,717	100%	70,717	100%	-	0%
	Total shares in issue	70,717	100%	70,717	100%	-	0%

29	EQUITY SETTLED EMPLOYEE BENEFIT RESERVE	Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
	Equity settled employee benefit reserve	6,612	3,738	1,375
		6,612	3,738	1,375

lkhokha RF Proprietary Limited, a direct subsidiary of Adumo RF, introduced an equity settled employee share option scheme during the 2021 year of assessment to incentivise senior management. These share options vest over the earlier of three years after issuance or the occurrence of a defined "liquidity" event and are convertible into ordinary shares of no par value upon vesting date.

These share options give rise to an equity settled employee benefit reserve and related expense to be recognised evenly over the vesting period. This equity settled employee benefit reserve and related expense are recognised at the grant date at fair value of the share options granted and take into account the estimated number of options that will eventually vest.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022
			unaudited
		R'000	R'000
30	BORROWINGS

	Borrowings from external parties (30.1)	24,739	21,745
	Preference shares (30.2)	133,101	161,347
	Unsecured borrowings from non-controlling shareholder (30.3)	218	218
		158,058	183,310
	Less: Current portion shown under current liabilities	(89,158)	(29,620)
		68,900	153,690
	Comprising:
	Interest bearing borrowings	157,840	183,092
	Non-interest bearing borrowings	218	218
		158,058	183,310
	Reconciliation of movement in preference shares:
	Balance at the beginning of the year	161,347	112,163
	Preference dividend raised	12,282	6,138
	Preference share redeemed	(30,700)	(21,000)
	Payment of preference dividend	(9,828)	(5,954)
	Proceeds on issue of preference shares	-	70,000
	Balance at the end of the year	133,101	161,347

30.1. Borrowings from external parties comprises the following:

- Borrowings of R0.068 million (2022: R1,0 million) in GAAP relate to vehicle instalment sales agreements provided by Wesbank. The loans bear interest at rates between 9,42% and 9,75% rate, are repayable in monthly instalments over a five-year period and are secured by the vehicles under the instalment sales agreement.

- R15.1 million (2022: R13,4 million) relates to amounts owing by Adumo Payments Proprietary Limited to Investec. The capital amount received was R12.7 million in July 2022. The loan is secured and bears interest at the South African prime rate. The loan is repayable over a period of 36 months and secured by cession of all present and future debtors, bank accounts and insurance policies and a general notarial bond registered over movable assets

- R9.3 million (2022: R8 million) relates to amounts owing by Adumo Technologies Proprietary Limited to Investec. The loan is secured and bears interest at the South African prime rate. Interest is repayable on the capital portion for the first 12 months, thereafter the capital and interest is repayable on the loan over 36 months. The loan is secured by cession of all present and future debtors, bank accounts and insurance policies and a general notarial bond registered over movable assets.

30.2. The preference shares comprises the following:

- R46.8 million (2022 : R62.8 million) relates to preference shares issued by Adumo. Adumo issued, and Investec Bank Limited subscribed for 1 000 cumulative, redeemable, no par value preference shares at an issue price of R100 000 per share for a total investment of R100 million. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 80% of the South African prime rate of interest with a principal share redemption of R8 million at each payment date. The remaining balance is redeemable in full at the end of the 5 year term. At 30 September 2023, 450 preference shares are outstanding.

- R23.7 million (2022 : R28.5 million) relates to preference shares issued by Adumo. Adumo issued, and Investec Bank Limited subscribed for 35 000 cumulative, redeemable, no par value preference shares at an issue price of R100 per share for a total investment of R35 million. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 80% of the South African prime rate of interest with a principal share redemption of R2,5 million at each payment date. The remaining balance is redeemable in full at the end of the 5 year term. At 30 September 2023, 22 750 preference shares are outstanding.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

30 BORROWINGS (continued)

- R62.6 million (2022: R70.1 million) relates to preference shares issued by Adumo. Adumo issued, and Investec Bank Limited subscribed for 70 000 cumulative, redeemable, no par value preference shares at an issue price of R100 per share for a total investment of R70 million. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 80% of the South African prime rate of interest with a principal share redemption of R4,9 million at each payment date. The remaining balance is redeemable in full at the end of the 5 year term. At 30 September 2023, 602 preference shares are outstanding.

Covenants

The preference shares are subject to a financial covenant which is tested semi-annually on 31 March and 30 September each year. The covenant measures the combination of Adumo Payments Pty Ltd, Adumo Technologies Pty Ltd, Adumo Payouts Pty Ltd and GAAP Point of Sales Pty Ltd gross debt-to-EBITDA ratio and the Preference share service cover ratio. Adumo has complied with this covenant in 2023 and 2022.

Other borrowings issued by the group do not contain any covenants.

These shares do not carry voting rights.

30.3. Unsecured borrowings from non-controlling shareholders comprises the following:

- R0.1million (2022: R0.1million) relates to loans owing by Humble Software Proprietary Limited. The loan is unsecured, has no fixed terms of repayment and is non-interest bearing.

R0.1 million (2022 : R0.1 million) related to loans owing by Sales Acumen Solutions Proprietary Limited, a non-controlling shareholder of Flickpay Proprietary Limited ("Flickpay"). The loan is unsecured, has no fixed terms of repayment and is non-interest bearing.

31	LEASE PAYABLE
		Group
		2023	2022
			unaudited
		R'000	R'000
	Obligation relating to Right Of Use asset
	Due within one year	17,945	23,557
	Due within two to five years	17,295	75,676
		35,240	99,233

	Included in the Statement of Financial Position as :
	Non-current	17,295	75,676
	Current	17,945	23,557
		35,240	99,233
	Reconciliation of movement in lease liability:
	Balance at the beginning of the year	99,233	88,551
	Acquisition of subsidiary (note 40)	-	21
	Addition new leases	8,464	49,815
	Finance charges (note 7)	6,228	8,365
	Lease adjustment	(46)	(1,539)
	Leases disposed	(1,076)	(12,448)
	Rentals paid	(30,710)	(33,532)
	Transfer to asset held for sale	(46,853)	-
	Balance at the end of the year	35,240	99,233

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

31 LEASE PAYABLE (continued)

The lease term per lease agreement was used and varied mostly between 1 and 5 years including renewal options exercised as per company accounting policy. The incremental borrowing rate applied to lease liability recognised under IFRS 16 is 0,64% compounded monthly (2022: 0,64%). The company does not face a significant liquidity risk with regards to its lease liabilities.

		Group
		2023	2022
			unaudited
		R'000	R'000

32	TRADE AND OTHER PAYABLES

	Trade payables	82,036	88,232
	Sundry payables	12,980	11,055
	Accrued liabilities	86,418	96,297
	Value added taxation	4,721	7,342
	Deferred revenue	54,046	42,947
		240,201	245,873

Deferred revenue relates to cash received from customers where the risks and rewards had not passed to the customer at reporting date and as a consequence, the revenue has not been recognised in the current period.

Accrued liabilities includes an incentive provision of R19.8 million (R23.2 million) for the Adumo group and nil for the separate company.

		Group
		2023	2022
			unaudited
		R'000	R'000

33	RESTRICTED FUNDS PAYABLE

	Unredeemed gift card liability	129,662	148,173
		129,662	148,173

Unredeemed gift card liability consists of gift cards in issue but not yet presented for payment. The liability is supported by the cash held on behalf of customers as detailed in note 23.

		Group
		2023	2022
			unaudited
		R'000	R'000

34	LOAN FROM SHAREHOLDER

	Crossfin Apis Transactional Solutions Proprietary Limited	106,446	60,316
		106,446	60,316
	Included in the Statement of Financial Position as:
	Non-current	22,251	19,946
	Current	84,195	40,370
		106,446	60,316

The balance owing to Crossfin Apis Transactional Solutions ("CATS"), comprise of the following loans:

- R22.3 million (2022: R19.9 million) relates to loans owing by Adumo Payments. The loan is unsecured, bears interest at the South African prime interest rate and is repayable in full on 1 April 2025,

- R84.2 million (2022: R40.4 million) relates to loan owing by Adumo RF. The loan is unsecured, bears interest at the South African prime interest rate plus 2% and is convertible into ordinary equity shares. The loans will be converted on the date of the lkhokha unbundling, 9 November 2023 (Note 24), at the fair value of Adumo before the transaction.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000

35	CASH GENERATED FROM OPERATIONS BEFORE WORKING CAPITAL CHANGES

	(Loss) profit before taxation	(106,010)	(29,574)	7,035
	Adjustments for :
	Amortisation of intangible assets	78,992	86,419	63,523
	Deferred revenue	(711)	1,878	408
	Depreciation of property, plant and equipment	76,592	77,676	55,704
	Equity-settled employee benefit expense	2,874	2,363	1,375
	Finance charges	23,684	12,898	14,252
	Foreign exchange differences	40	29	(14)
	Reversal of impairment of intangible assets	(923)	(13,137)	(4,302)
	Reversal of impairment of investment in associate	-	(10,969)	10,969
	Impairment of goodwill	10,483	2,182	-
	Finance income	(12,283)	(4,698)	(4,522)
	Dividend received from related parties and in species	(4,122)	(770)	-
	Dividend paid on preference shares	12,282	6,138
	Fair value adjustment on investment	-	9,043
	Movement in inventory impairment allowance	1,649	(1,346)	5,585
	Movement in expected credit loss allowance	1,909	(1,509)	(266)
	Profit on disposal of property, plant and equipment	(61)	(16)	37
	Share of profit from joint ventures	(518)	(266)	63
	Share of losses from associates	-	3,492	4,005
		83,877	139,833	153,852

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000

36	WORKING CAPITAL CHANGES

	Movement in inventories	62,344	41,167	19,689
	Movement in trade and other receivables	5,381	(8,262)	(11,296)
	Movement in restricted funds receivable	7,296	(26,152)	(22,264)
	Movement in trade and other payables	40,199	59,653	49,016
		115,220	66,406	35,145

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
37	TAXATION PAID

	Balance at the beginning of the year	(415)	(4,930)	(1,116)
	Taxation charge for the year	(30,059)	(25,258)	(19,844)
	Acquisition of subsidiary (note 40)	-	-	(4,833)
	Foreign exchange differences	-	-	10
	Balance at end of the year	5,485	415	4,930
	Taxation paid	(24,989)	(29,773)	(20,853)

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
38.1	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT

	Computer equipment	16,665	26,498	28,677
	Furniture, fixtures and fittings	46	290	3,203
	Improvements to leased premises	5,787	910	212
	Motor vehicles	1,403	4,003	2,052
	Office equipment	124	227	679
	Rental equipment	83,445	82,251	155,045
		107,470	114,179	189,868
	Less: Shown under acquisition through business combinations (note 12)	-	(524)	(108,530)
		107,470	113,655	81,338
	Less: Non cash acquisition of property, plant and equipment	-	-	(12,411)
		107,470	113,655	68,927

		Group
		2023	2022 unaudited	2021 unaudited
		R'000	R'000	R'000
38.2	ACQUISITION OF INTANGIBLE ASSETS

	Brands	-	-	45,907
	Computer software	1,492	6,144	2,292
	Customer contracts			577
	Customer relationships	-	-	24,315
	Development costs	94,693	82,785	105,744
	Intellectual property	-	-	59,011
	Work in progress	-	-	2,268
		96,185	88,929	240,114
	Less: Shown under acquisition through business combinations (note 13)	-	(6,894)	(189,907)
		96,185	82,035	50,207

39	PRIOR PERIOD ERRORS

The additional contingent consideration paid in 2022 pertaining to the GAAP Point of Sale Pty Ltd acquisition in 2021, was previously incorrectly disclosed within investing activities instead of financing activities. In addition, the cash and cash equivalents that were acquired during each of 2022 and 2021 as part of the Group's business combinations in each year was incorrectly disclosed as a reconciling item in the cash flow statement; this has been corrected to be presented within investing as an offset to consideration paid for the acquisition.
The correction of the prior period errors has no impact on the statement of profit or loss and other comprehensive income, statement of financial position or statement of changes in equity in either of the years.
The corrections noted has an impact on the following statement of cash flow line items in 2022:

		Group
		2022 As reported	Adjustment	2022 Restated
		R'000	R'000	R'000

	Acquisition of subsidiary (net of cash acquired)	(108,807)	104,039	(4,768)
	Cash flows from investing activities	(313,390)	104,039	(209,351)
	Payment of contingent consideration	-	(103,675)	(103,675)
	Cash flows from financing activities	63,950	(103,675)	(39 725)
	Net movement	(71,630)	364	(71,266)
	Cash and cash equivalents: Acquisition of subsidiary	364	(364)	-

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

39	PRIOR PERIOD ERROR (continued)

	The correction has an impact on the following statement of cash flow line items:

		Group
		2021 As reported	Adjustment	2021 Restated
		R'000	R'000	R'000

	Acquisition of subsidiary (net of cash acquired)	(229,388)	46,961	(182,427)
	Cash flows from investing activities	(365,061)	46,961	(318,100)
	Net movement	24,180	46,961	71,141
	Cash and cash equivalents: Acquisition of subsidiary	46,961	(46,961)	-

40 ACQUISITION OF SUBSIDIARY

GROUP - 2023

There was no acquisition of subsidiaries for the Group in the current year.

GROUP - 2022

Effective 29 March 2022, Adumo increased its equity interest in SwitchPay from 49,99% to 78,54% through a conversion of loan funding to equity and subsequently reported this as a subsidiary. Following further increase in shareholding through the exit of non-controlling shareholders for a cash consideration of R4,1 million. Adumo holds an equity interest of 100% at reporting date.

Effective 31 March 2022, Adumo increased its equity interest in Humble Software from 46,19% to 71,38% through a conversion of loan funding to equity and now reports this investment as a subsidiary. Following further increase in shareholding through the exit of non-controlling shareholders for a cash consideration of R1,1 million during the year. Adumo holds an equity interest of 76,39% at reporting date.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

40 ACQUISITION OF SUBSIDIARY (continued)

	Group
	2022 unaudited
	SwitchPay Proprietary Limited	Humble Software Proprietary Limited	Total
	R'000	R'000	R'000

The net assets acquired of as a result of the transaction are as follows :
Finance charges
Property, plant and equipment	167	377	544
Intangible assets	6,499	395	6,894
Deferred taxation asset	10,606	5,745	16,351
Inventory	-	243	243
Trade and other receivables	657	366	1,023
Cash and bank balances	37	327	364
Borrowings	(50)	(279)	(329)
Lease payable	-	(21)	(21)
Trade and other payables	(1,448)	(1,469)	(2,917)
Net asset value acquired	16,468	5,684	22,152

Goodwill arising on acquisition	10,483	15,459	25,942
Non-controlling interest arising on acquisition	(1,775)	(502)	(2,277)
Total purchase consideration settled as follows :	25,176	20,641	45,817
Cash settlement for purchase of shares	-	-	-
Conversion of Loan	-	-	-
Disposal of investment in joint venture	-	-	-
Disposal of investment in associate	25,176	20,641	45,817

Total cash consideration is made up as follows :
Cash consideration paid	-	-	-
Less: Cash and bank balances acquired - net of bank overdraft	37	327	364
	37	327	364

GROUP - 2021

Effective 3 February 2021, Adumo acquired a 63% equity interest in GAAP for a purchase consideration of R155,1 million. The purchase consideration was settled as R109,5 million in cash, R35 million through funding provided by Investec for the issue of 35 000 Class D Preference shares and conversion of the upfront deposit plus accrued interest totaling R10,6 million. GAAP holds 100% investment in three subsidiary companies.

Effective 3 March 2021, Adumo acquired a 100% equity interest in Adumo Online for a purchase consideration of EUR3,3 million. Adumo Online holds 100% equity in a Namibian subsidiary.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

40	ACQUISITION OF SUBSIDIARY (continued)	Group
		2021 unaudited
		GAAP Point of Sale Proprietary Limited	Adumo Online Proprietary Limited	Total
		R'000	R'000	R'000

	The net assets acquired of as a result of the transaction are as follows:

	Property, plant and equipment	156,512	460	156,972
	Intangible assets	57,592	29,445	87,037
	Goodwill	300	-	300
	Deferred taxation asset	-	17,750	17,750
	Inventory	40,607	-	40,607
	Trade and other receivables	30,666	6,269	36,935
	Restricted funds receivable	-	1,541	1,541
	Taxation receivable	-	812	812
	Cash and bank balances	32,893	14,176	47,069
	Borrowings	(2,045)	-	(2,045)
	Lease payable	(49,648)	-	(49,648)
	Deferred taxation liability	(21,281)	-	(21,281)
	Trade and other payables	(77,110)	(7,769)	(84,879)
	Restricted funds payable	-	(3,635)	(3,635)
	Bank overdraft	(108)	-	(108)
	Taxation payable	(5,645)	-	(5,645)
	Net asset value acquired	162,733	59,049	221,782
	Intangible assets arising on acquisition - net of impairment	89 024	13 846	102,870
	Goodwill arising on acquisition	14 007	5 059	19,066
	Deferred taxation arising on acquisition	(28 411)	(7 022)	(35,433)
	Non-controlling interest arising on acquisition	(60 212)	-	(60,211)
	Total purchase consideration settled as follows :	177 143	70 931	248,074
	Cash settlement for purchase of shares	144 456	70 931	215,387
	Conversion of loan funding provided pre-acquisition	10 644	-	10,644
	Deferred purchase consideration	22 043	-	22,043

	Total cash consideration is made up as follows :
	Cash consideration paid	(144 455)	(70 931)	(215,386)
	Less: Cash and bank balances acquired - net of bank overdraft	32 785	14 176	46,961
		(111 670)	(56 755)	(168,425)

41 ACQUISITION OF ASSOCIATE

GROUP - 2021

Effective 1 February 2021, Adumo converted previously provided funding of R19,2 million to a 49,99% equity interest in SwitchPay. This investment is accounted for as an associate investment for group reporting.

The net assets acquired of as a result of the transaction are as follows :

Property, plant and equipment	236
Intangible assets	5,913
Deferred taxation asset	6,070
Trade and other receivables	4
Cash and bank balances	437
Borrowings - non-current	(8,152)
Trade and other payables	(728)
Net asset value acquired	3,780

Investment in unlisted shares	19,154
Total purchase consideration settled as follows :
Conversion of loan funding provided prior to acquisition	19,154

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Group
		2023	2022 unaudited
		R'000	R'000
42	COMMITMENTS

42.1	Operating lease commitments

	Property
	Due within one year	792	1,488
	Due within two to five years	-	-
		792	1,488
	Equipment (Office and motor vehicles)
	Due within one year	368	1,327
	Due within two to five years	-	549
		368	1,876

	Total operating lease commitments	1,160	3,364

Operating lease commitments relate to leases that do not meet the definition of a finance lease under IFRS16 and are treated as an operating lease.

		Group
42.2	Capital commitments	2023	2022 unaudited
		R'000	R'000
	companies
	- not yet contracted for	192,076	248,723
	Less : Ikhokha's portion	(106,513)	-
		85,563	248,723

These capital commitments represent approved capital expenditure for the year ending 30 September 2024. These do not represent contracted obligations as at 30 September 2023 and therefore has not been included in the statement of financial position.

R192.1 million (2022 : R247.7 million) of capital commitments for the Group are expected to be financed by cash generated from operations, nothing is expected to be financed through external institutions. (2022: R1.25 million)

43. FINANCIAL RISK MANAGEMENT

Overview

The Group's activities expose it to a variety of risks, including the effect of foreign currency exchange rates and interest rates. The Group's overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group.

The Group has exposure to the following risks from its use of financial instruments:

- credit risk

- liquidity risk

- market risk

This note presents information about the Group's exposure to each of the above risks, the Group's objectives, policies and processes for measuring and managing risk and capital. Further quantitative disclosures are included throughout these financial statements.

The directors have overall responsibility for the establishment and oversight of the Group's risk management framework.

The Group's risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor adherence thereto. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group's activities. The Group, through its training in management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

43. FINANCIAL RISK MANAGEMENT (continued)

Overview (continued)

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Group's receivables from customers.

Trade and other receivables

The Group's exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Group's customer base, including the default risk of the industry and country in which customers operate, has less of an influence on credit risk.

Credit risk

Group companies have established credit policies aligned with best practice recommendations, under which new customers are analysed individually for creditworthiness before the respective Company's standard payment and delivery terms and conditions are offered. Customers that fail to meet benchmark creditworthiness may contract with the company only on cash before delivery basis.

In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, geographic location, ageing profile, maturity and existence of previous financial difficulties.

The Group establishes an allowance for impairment that represents its estimate of anticipated losses in respect of trade and other receivables. This allowance represents a potential specific loss relating to individual specific exposures.

The Group establishes an allowance for impairment that represents its estimate of anticipated losses in respect of loans receivable from subsidiaries, joint ventures, associates and third parties. This allowance represents a potential specific loss relating to individual specific exposures.

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. The Group's approach to managing liquidity is to ensure , as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group's reputation.

Typically the Group ensures that it has sufficient cash available, as well as lines of credit, to meet expected operational expenses, including the servicing of financial obligations. The Group endeavours to mitigate the potential negative impacts of extreme circumstances that cannot reasonably be predicted, such as major catastrophes like business interruption and public liability.

As far as possible these risks are mitigated through short term insurance policies, however the costs associated with such cover are critically evaluated.

The Group's liquidity requirements are assessed on an ongoing basis as part of the Group's treasury function. Management does not believe a significant risk exists as the Group generates positive cashflows. Short term working capital requirements are managed through cash generation and where required, overdraft facilities obtained from banking institutions and additional shareholder funding.

The Group further limits its market risk by holding its cash and cash equivalents with large commercial financial institutions of good standing.

Liquidity risk (continued)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Group's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return on risk.

Capital management

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

The capital structure of the Group consists of borrowings, which includes interest and non-interest bearing borrowings disclosed under note 2, cash and cash equivalents and equity attributable to equity holders which comprises issued ordinary stated, B preference stated capital, C preference stated capital and E preference stated capital disclosed under note 26, 27, 28 and 29 and retained earnings (accumulated loss).

43. FINANCIAL RISK MANAGEMENT (continued)

Capital management (continued)

The Group's capital management objective is to achieve an optimal weighted average cost of capital while continuing to safeguard the Group's ability to meet its liquidity requirements (including its commitments in respect of capital expenditure), repay borrowings as they fall due and to continue as a going concern.

The policy of the Group is to achieve sufficient gearing so as to have an optimal weighted average cost of capital while also ensuring that at all times its creditworthiness is considered to be at least investment grade. The Group's gearing is evaluated as and when necessary, against the desired optimal capital structure and new borrowings proposals are considered when appropriate.

	Group
	2023	2022
		unaudited
	R'000	R'000
Financial assets comprise :

Non-current assets
Loans receivable from subsidiaries	-	-
Loans receivable	13,441	13,542
Investment: Preference Shares	65,977	61,856
Total non-current assets	79,418	75,398

Current assets
Trade and other receivables <	88,800	106,599
Restricted funds receivable	128,718	136,014
Cash and cash equivalents	150,000	110,857
Total current assets	367,518	353,470

Total financial assets	446,936	428,868

< The following have been excluded from trade and other receivables for the purposes of financial asset classification purposes:

- Prepayments totaling R15.5 million (2022: R15.3 million) for the Group and RO.8 million (2022: R1,3 million) for the Company, and

- Statutory Value Added Taxation receivables totaling R2.4 million (2022: R3.4 million) for the Group and R11K (2022: Nil) for the Company.

	Loans and receivables	Other financial assets	Total	Fair value
Capital management	R'000	R'000	R'000	R'000

Categories of financial assets

Group - 2023
Loans receivable	13,441	-	13,441	13,441
Investment: Preference shares	-	65,977	65,977	65,977
Trade and other receivables	88,631	169	88,800	88,800
Restricted funds receivable	128,718	-	128,718	128,718
Cash and cash equivalents	150,000	-	150,000	150,000
	380,790	66,146	446,936	446,936

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

		Loans and receivables	Other financial assets	Total	Fair value
43	FINANCIAL RISK MANAGEMENT (continued)	R'000	R'000	R'000	R'000

	Capital management (continued)

	Group - 2022 unaudited
	Loans receivable	13,542	-	13,542	13,542
	Investment: Preference shares	-	61,856	61,856	61,856
	Trade and other receivables	106,599	-	106,599	106,599
	Restricted funds receivable	136,014	-	136,014	136,014
	Cash and cash equivalents	110,857	-	110,857	110,857
		367,012	61,856	428,868	428,868

	Group
	2023	2022 unaudited
	R'000	R'000
Non-current liabilities

Financial liabilities comprise :

Borrowings	68,900	153,690
Lease payable	17,295	75,676
Loans from group company	22,251	19,946
Total non-current liabilities	108,446	249,312

Current liabilities

Trade and other payables ˅	162,938	177,182
Restricted funds payable	129,662	148,173
Bank overdraft	7,465	50,641
Borrowings	89,158	29,620
Lease payable	17,945	23,557
Loan from group company	84,195	40,370
Total current liabilities	491,363	469,543
Total financial liabilities	599,809	718,855

	Total	Fair value
	R'000	R'000
Capital management

Categories of financial liabilities

Group - 2023
Borrowings	158,058	158,058
Lease payable	35,240	35,240
Loans from group company	106,446	106,446
Trade and other payables ˅	162,938	162,938
Restricted funds payable	129,662	129,662
Bank overdraft	7,465	7,465
	599,809	599,809

Group - 2022
Borrowings	183,310	183,310
Lease payable	99,233	99,233
Loans from group company	60,316	60,316
Trade and other payables ˅	177,182	177,182
Restricted funds payable	148,173	148,173
Bank overdraft	50,641	50,641
	718,855	718,855

v The following have been excluded from trade and other payables for the purposes of financial asset classification purposes:

- Statutory Value Added Taxation payables totaling Rl.3 million /2022: Rl.3 million) for the Group,

- Leave pay accrual totaling R18.5 million (2022: R18.4 million) for the Group and R Nil (2022: Nil) for the Company. and

- Deferred revenue totaling R54.0 million /2022: R42.9 million) for the Group.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

43	FINANCIAL RISK MANAGEMENT (continued)	Group
		2023	2022
			unaudited
		R'000	R'000
43.1	Exposure to credit risk

	The maximum exposure to credit risk at the reporting date is as follows:

	Trade and other receivables	88,800	106,599
	Provision for expected credit loss	9,244	7,335
		98,044	113,934
	Loans receivable from subsidiaries	-	-
	Loans receivable	13,441	13,542
	Investment: Preference shares	65,977	61,856
	Restricted funds receivable	128,718	136,014
	Cash and cash equivalents	150,000	110,857
		456,180	436,203

	Neither past due nor impaired	Past due	Impaired	Total
	R'000	R'000	R'000	R'000
Group - 2023
Loans receivable	13,441	-	-	13,441
Investment: Preference shares	65,977	-	-	65,977
Trade and other receivables	87,140	1,660	9,244	98,044
Restricted funds receivable	128,718	-	-	128,718
Cash and cash equivalents	150,000	-	-	150,000
	445,276	1,660	9,244	456,180

Group - 2022 unaudited
Loans receivable	13,542	-	-	13,542
Investment: Preference shares	61,856	-	-	61,856
Trade and other receivables	100,128	6,472	7,335	113,935
Restricted funds receivable	136,014	-	-	136,014
Cash and cash equivalents	110,857	-	-	110,857
	422,397	6,472	7,335	436,204

Management have assessed the risk profile of the loans receivable from subsidiaries, associates and external parties and where applicable, raised an impairment allowance. These loans are not considered past due based on the terms of the loan agreements.

Management have assessed the risk profile of trade and other receivables and where applicable, raised an impairment allowance. Balances past due but not impaired are considered recoverable.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

43	FINANCIAL RISK MANAGEMENT (continued)	Group
		2023	2022
			unaudited
43.1	Exposure to credit risk (continued)	R'000	R'000

	Trade accounts receivable
	Trade accounts receivable	94,293	106,484
	Less: expected credit loss provision	(9,244)	(7,335)
	Net trade accounts receivables	85,049	99,149

	Provision for expected credit loss

	Balance at the beginning of the year	7,335	8,619
	Impairment losses raised	3,965	2,309
	Impairment losses reversed/written off	(2,075)	(3,628)
	Acquisition of subsidiary	19	35

	Balance at the end of the year	9,244	7,335

		0 - 30 days	30 - 90 days	90 - 365 days	Total
		R'000	R'000	R'000	R'000
	Aged trade account receivables

	Group - 2023	58,914	24,964	10,415	94,293

	Group - 2022 unaudited	69,441	23,820	13,223	106,484

	Aged provision for expected credit loss

	Group - 2023	921	1,911	6,412	9,244

	Group - 2022 unaudited	1,191	1,471	4,673	7,335

43.2	Exposure to currency risk	South African Rand (Rand) R'000	United States Dollar (Rand) R'000	Other R'000	Total (Rand) R'000

	Financial assets

	Group - 2023
	Loans receivable	13,441	-	-	13,441
	Investment: Preference shares	65,977	-	-	65,977
	Trade and other receivables	87,895	63	841	88,799
	Restricted funds receivable	128,718	-	-	128,718
	Cash and cash equivalents	145,238	759	4,003	150,000
		441,269	822	4,844	446,935

	Group - 2022 unaudited
	Loans receivable	13,542	-	-	13,542
	Lease receivable	61,856	-	-	61,856
	Trade and other receivables	103,067	2,276	1,256	106,599
	Restricted funds receivable	136,014	-	-	136,014
	Cash and cash equivalents	107,459	1,263	2,135	110,857
		421,938	3,539	3,391	428,868

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

43	FINANCIAL RISK MANAGEMENT (continued)	South African Rand (Rand)	United States Dollar (Rand)	Other	Total (Rand)
43.2	Exposure to currency risk (continued)	R'000	R'000	R'000	R'000

	Financial liabilities

	Group - 2023

	Borrowings	264,504	-	-	264,504
	Lease payable	35,240	-	-	35,240
	Trade and other payables	160,889	1,499	551	162,939
	Restricted funds payable	129,662	-	-	129,662
	Bank overdraft	7,465	-	-	7,465
	Loan from group company	106,446	-	-	106,446
		704,206	1,499	551	706,256
	Group - 2022 unaudited

	Borrowings	183,310	-	-	183,310
	Lease payable	99,233	-	-	99,233
	Trade and other payables	165,536	11,270	377	177,183
	Restricted funds payable	148,173	-	-	148,173
	Bank overdraft	50,641	-	-	50,641
	Loan from group company	60,316	-	-	60,316
		707,209	11,270	377	718,856

The following significant exchange rates were applied during the period:

	Average rate		Closing rate
	2023	2022 unaudited	2023	2022 unaudited
United States Dollar	18.18	18.07	18.92	18.07
Botswana Pula	1.37	1.36	1.39	1.36

Foreign currency sensitivity

The United States Dollar is the primary currency to which the Group is exposed. Assuming a 10% weakening of the Rand against the United States Dollar at 30 September 2023 on financial instruments, profit and loss for the period would have decreased by R67 thousand million (2022: R0,4 million) and the net asset value would have increased by R0.6 million (2022: R1,5 million). A 10% strengthening of the Rand against the above currencies at 30 September 2023 would have had the equal but opposite effect to the amounts shown above, on the basis that all other variables remain constant.

The rates of sensitivity represent management's assessment of the possible change in reporting foreign currency rates as at the reporting date and is not intended to represent a management forecast. The analysis assumes that all other variables, in particular interest rates, remain constant and are applied against the gross Statement of Financial Position exposure.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

43. FINANCIAL RISK MANAGEMENT (continued)

43.3. Exposure to interest rate risk

The carrying amount of the Group's financial assets and liabilities at reporting date that are subject to interest rate risk is as follows:

	Interest bearing	Non-interest bearing	Total
	R'000	R'000	R'000
Financial assets
Group - 2023
Loans receivable	13,432	9	13,441
Investment: Preference shares	65,977	-	65,977
Trade and other receivables	-	88,800	88,800
Restricted funds receivable	125,924	2,794	128,718
Cash and cash equivalents	99,653	50,347	150,000
	304,986	141,950	446,936
Group - 2022 unaudited
Loans receivable	13,533	9	13,542
Investment: Preference shares	61,856	-	61,856
Trade and other receivables	-	106,599	106,599
Restricted funds receivable	127,256	8,758	136,014
Cash and cash equivalents	90,525	20,331	110,856
	293,170	135,697	428,867

Financial liabilities
Group - 2023
Borrowings	179,502	85,002	264,504
Lease payable	35,240	-	35,240
Trade and other payables	-	162,938	162,938
Restricted funds payable	-	129,662	129,662
Bank overdraft	7,465	-	7,465
Loan from group company	106,446	-	106,446
	328,653	377,602	706,255
Group - 2022 unaudited
Borrowings	155,256	28,054	183,310
Lease payable	99,212	21	99,233
Trade and other payables	-	177,182	177,182
Restricted funds payable	-	148,173	148,173
Bank overdraft	50,641	-	50,641
Loan from group company	60,316	-	60,316
	365,425	353,430	718,855

The Group is sensitive to the movements in the South African interest rates which are the primary interest rates to which the Group is exposed. The rates of sensitivity represent an assessment of the possible change in interest rates and is not intended to represent a management forecast. If the South African interest rate decreased by 100 basis points at reporting date, then profit and loss for the period would have increased by R1.9 million (2022: increased by R1.4 million) for the Group.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

43.  FINANCIAL RISK MANAGEMENT (continued)

43.4. Exposure to liquidity risk

The following are contractual maturities of financial liabilities including estimated interest payments:

	0 -1 years	2 - 5 years	There- after	Total

	R'000	R'000	R'000	R'000

Group - 2023

Borrowings	132,256	111,999	-	244,255
Lease payable	17,293	17,295	-	34,588
Trade and other payables	162,939	-	-	162,939
Restricted funds payable	129,662	-	-	129,662
Bank overdraft	7,465	-	-	7,465
Loan from group company	85,300	27,799	-	113,099
	534,915	157,093	-	692,008
Group - 2022 unaudited

Borrowings	38,222	171,047	-	209,269
Lease payable	29,443	85,329	-	114,772
Trade and other payables	177,183	-	-	177,183
Restricted funds payable	148,173	-	-	148,173
Bank overdraft	50,641	-	-	50,641
Loan from group company	125,086	35,457	-	160,543
	568,748	291,833	-	860,581

44. GUARANTEES

A guarantee of R1.5 million was initially provided for the lease of new premises for the Adumo Group companies based in Johannesburg. Originally secured by Adumo RF Pty Ltd, this guarantee was subsequently transferred to Adumo Management Company Pty Ltd, effective 29 August 2023.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

45	RELATED PARTY TRANSACTIONS

The following are related parties of the Group :
	Crossfin Holdings RF Proprietary Limited	Ultimate parent company
	Crossfin SPV1 Proprietary Limited	Indirect shareholder
	Crossfin Apis Transactional Solutions Proprietary Limited	Majority shareholder
	D Aberson	Shareholder
	S Mallaby	Shareholder
	V Alexander	Shareholder
	Fairhead Property Proprietary Limited	Shareholder
	Sun Road Investment 1 Proprietary Limited	Shareholder
	Adumo ESS Proprietary Limited	Shareholder
	Adumo Online Proprietary Limited	Subsidiary
	iKhokha (RF) Proprietary Limited	Subsidiary
	GAAP Point of Sale Proprietary Limited	Subsidiary
	Adumo Technologies Proprietary Limited	Subsidiary
	Humble Software Proprietary Limited	Subsidiary
	SwitchPay Proprietary Limited	Subsidiary
	Adumo Management Company Proprietary Limited	Subsidiary

Please refer to note 5 for details of the directors remuneration and shareholding in the Group.

		Group
		2023	2022 unaudited	2021 unaudited	2023	2022 unaudited
		R'000	R'000	R'000	R'000	R'000
		Transactions	Transactions	Transactions	Balance owing by (to)	Balance owing by (to)
45.1	Recovery of rental charged to related parties for the year and rental receivable outstanding at reporting date	R'000	R'000	R'000	R'000	R'000

	Sister company
	Crossfin Business Support Services Proprietary Limited	-	30	-	-	-

	Total	-	30	-	-	-
45.2	Management fees charged by related parties for the year and trade payable outstanding at reporting date

	Majority shareholder
	Crossfin Apis Transactional Solutions Proprietary Limited	-	3,401	6,551	-	-
	Crossfin Technology Holdings Proprietary Limited	-	450	1,298	-	-
		-	3,851	7,849	-	-

	Total	-	3851	7,849	-	1
45.3	Administration, consulting and other fees charged by related parties for the year and trade payable outstanding at reporting date

	Sister company
	Crossfin Business Support Services Proprietary Limited	80	305	180	-	-
		80	305	180	-	-

	Total	80	305	180	-	-

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

45. RELATED PARTY TRANSACTIONS (continued)

		Group
		2023	2022 unaudited	2021 unaudited	2023	2022 unaudited
		R'000	R'000	R'000	R'000	R'000
		Transactions	Transactions	Transactions	Balance owing by (to)	Balance owing by (to)
45.4	Interest charged to related parties for the year and loan owing at reporting date	R'000	R'000	R'000	R'000	R'000

	Subsidiary
	Adumo Online Proprietary Limited	-	-	-	23,968	18,181
	iKhokha (RF) Proprietary Limited	2,699	3,253	3,708	17,033	46,076
	GAAP Point of Sale Proprietary Limited	-	-	-	1,500	1,500
	Adumo Technologies Proprietary Limited	-	-	1,498	30,619	10,619
	Humble Software Proprietary Limited	351	105	-	1,393	3,455
	SwitchPay Proprietary Limited	-	-	-	29,563	15,511
	Adumo Management Company Proprietary Limited	-	-	-	3,438	1,667
	Adumo Payments Proprietary Limited			23
		3,050	3,358	5,229	107,514	97,009
	Associate
	Humble Software Proprietary Limited	-	25	-	-	-
		-	25		-	-
	Directors
	RH Flack	-	26	415	-	-
		-	26	415	-	-
	Shareholders
	D Aberson	270	163	133	3,149	2,879
	S Mallaby	267	161	132	3,116	2,849
	V Alexander	119	72	59	1,387	1,268
	RBW Investments Proprietary Limited	-	51		-	-
	Sun Road Investment 1 Proprietary Limited	736	160		11,778	11,042
	Fairhead Property Proprietary Limited	495	285		5,780	5,285
		1,887	892	324	25,210	23,323
	Total	4,937	4,301	5,968	132,724	120,332

45.5	Interest charged by related parties for the year and loan owing at reporting date

	Majority shareholder
	Crossfin Apis Transactional Solutions Proprietary Limited	7,825	370	-	84,195	40,370
	Crossfin Technology Holdings Proprietary Limited	-	-	704	-	-
		7,825	370	704	84,195	40,370
	Total	7,825	370	704	84,195	40,370

45.6	Dividends received from related parties for the year and dividend receivable outstanding at reporting date

	Subsidiary
	Sun Road Investment 1 Proprietary Limited	736	160	-	11,778	11,042
	Adumo ESS Proprietary Limited	3,386	610	-	54,199	50,813
		4,122	770	-	65,977	61,855
	Total	4,122	770	-	65,977	61,855

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

46. GOING CONCERN

The Group incurred a net loss for the year ended 30 September 2023 of R95 million (2022: R65 million). As of that date the total assets exceeded the total liabilities by R748.0 million (2022: R655.7 million) and total current assets exceeded the total current liabilities by R86.3 million (2022: total current liabilities exceeded total current assets by R73.8 million).

The directors have reviewed the Group's cash flow forecasts to 30 September 2023 and, in the light of this review and the current financial position, they are satisfied that the Group has or has access to adequate resources to continue in operational existence for the foreseeable future. Management has implemented, and will continue to implement, actions to maximise liquidity and reduce costs to ensure the sustainability of the Group.

The directors have taken into account the subsequent events as described in this report in making their assessment of the Group ability to continue as a going concern.

Based on the above, the financial statements have been prepared on the basis of accounting policies applicable to a going concern.

47. SUBSEQUENT EVENT

The following non-adjusting events have taken place between reporting date and approval of these financial statements :

In October 2023, an amount of R21.6 million was paid to Investec comprising R15,35 million relating to the redemption of A, D and F preference shares and R6.3 million relating to accrued dividends on the respective preference shares.

In November 2023, an internal restructuring transaction between Crossfin SPV1, CATS, Adumo and lkhokha was concluded which resulted in the following new shareholding for Adumo RF:

Ordinary shares	Number of shares	% of issued shares
Crossfin Apis Transactional Solutions Proprietary Limited	990,018	100.0%
Total shares in issue	990,018	100.0%

B Preference shares	Number of shares	% of issued shares
Crossfin Apis Transactional Solutions Proprietary Limited	182,716	100.0%
Total shares in issue	182,716	100.0%

C Preference shares	Number of shares	% of issued shares
Crossfin Apis Transactional Solutions Proprietary Limited	160,082	100.0%
Total shares in issue	160,082	100.0%

As part of the above internal restructuring transaction, CATS equity holding based on voting rights in Adumo increased from 72,83% to 100% with loans payable to CATS at transaction date converted to equity in Adumo and Adumo's equity holding in lkhokha has decreased from 72.11% to 0%.

Other than the above, the directors are not aware of any further material event that has taken place between reporting date and time of approving these annual financial statements.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

48	INVESTMENTS IN SUBSIDIARIES

	Direct investments in subsidiaries

	Company name	Country of incorporation	Direct investor	Equity Holding % 30 Sep 2022 unaudited	Equity Holding % 30 Sep 2023
	Adumo Management Company Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	100.00	100.00
	Adumo Payouts Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	100.00	100.00
	Adumo Technologies Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	100.00	100.00
	Adumo Payments Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	100.00	100.00
	Adumo Online Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	100.00	100.00
	SwitchPay Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	100.00	100.00
	Ikhokha (RF) Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	79.70	72.11
	GAAP Point of Sale Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	80.00	80.00
	Humble Software Proprietary Limited	South Africa	Adumo (RF) Proprietary Limited	76.39	84.79

Indirect investments in subsidiaries held through subsidiaries of the Group

Company name	Country of incorporation	Direct investor	Equity Holding % 30 Sep 2022 unaudited	Equity Holding % 30 Sep 2023
Evertrade 187 Proprietary Limited	South Africa	Adumo Technologies Proprietary Limited	100.00	100.00
Flickpay Proprietary Limited	South Africa	Adumo Technologies Proprietary Limited	75.00	75.00
Prodigy Africa Proprietary Limited	South Africa	Adumo Technologies Proprietary Limited	85.01	85.01
Long Range Systems Proprietary Limited	South Africa	GAAP Point of Sale Proprietary Limited	100.00	100.00
POS Control Services Proprietary Limited	South Africa	GAAP Point of Sale Proprietary Limited	100.00	100.00
GAAP Botswana Proprietary Limited	Botswana	GAAP Point of Sale Proprietary Limited	100.00	100.00
Innervation Value Added Services Botswana Proprietary Limited	Botswana	GAAP Point of Sale Proprietary Limited	100.00	100.00
Adumo Online Namibia Property Limited	Namibia	Adumo Online Proprietary Limited	100.00	100.00

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

48. INVESTMENTS IN SUBSIDIARIES (continued)

	Share capital	Shares at cost
	2023	2023	2022 unaudited	2021 unaudited
	R'000	R'000	R'000	R'000
Investments
Adumo Online Proprietary Limited	5,064	75,995	75,995	70,931
GAAP Point of Sale Proprietary Limited	Ⱶ	258,774	258,774	177,142
iKhokha (RF) Proprietary Limited	284,239	115,864	115,864	115,864
Adumo Technologies Proprietary Limited	Ⱶ	161,176	161,176	161,176
Adumo Payouts Proprietary Limited [1]	21,228	182,171	182,171	-
Adumo Payments Proprietary Limited	99	383,174	383,174	383,174
Adumo Management Company Proprietary Limited	4,203	4,203	4,203	-
SwitchPay Proprietary Limited	35,542	37,462	37,462	-
Humble Software Proprietary Limited [2]	22,245	22,431	18,363	-
		1,241,250	1,237,182	908,287

		2023	2022 unaudited	2021 unaudited
Loans receivable from subsidiaries		R'000	R'000	R'000
Adumo Online Proprietary Limited		23,968	18,181	5,064
GAAP Point of Sale Proprietary Limited		1,500	1,500	1,500
iKhokha (RF) Proprietary Limited		17,033	42,823	43,720
Adumo Technologies Proprietary Limited		30,619	10,619	15,419
Adumo Management Company Proprietary Limited		3,438	1,666	-
SwitchPay Proprietary Limited		29,563	15,511	-
Humble Software Proprietary Limited		1,393	3,350	-
		107,514	93,650	65,703
Less: Impairment of investments and loans receivable from subsidiaries (note 4)		(121,988)	(45,385)
Total investments in subsidiaries		1,226,776	1,285,447	973,990

The following transactions were concluded by the Group in the previous year:

[1] - Effective 13 March 2022, Adumo Technologies unbundled its equity interest in Adumo Payouts to Adumo RF at a fair value of R182 million. This was distributed as a dividend in specie. Adumo Payouts is now a direct subsidiary of Adumo RF.

[2] - Effective 14 March 2022, Adumo Payments unbundled its equity interest in Humble Software to Adumo RF at a fair value of R8.3 million. This was distributed as a divided in specie. Following this, Adumo increased its equity interest in Humble Software through a conversion of loan funding to equity and now reports this investment as a subsidiary. Further increase in shareholding through the exit of non-controlling shareholders for a cash consideration of R1,1 million during the year.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

48. INVESTMENTS IN SUBSIDIARIES (continued)

	2023	2022 unaudited	2021 unaudited
Aggregate investment revenues received from subsidiaries comprise the following:	R'000	R'000	R'000
Dividend received	44,882	23,744	19,094
Interest received	4,444	4,182	5,229
Total investment revenues from subsidiaries	49,326	27,926	24,323
Ⱶ R1 000 or less

Statement of Profit and Loss and Comprehensive Income	Revenue	Profit (loss) for the year	Profit (loss) allocated to non- controlling interest
For the year ended 30 September 2023	R'000	R'000	R'000
Adumo Online Proprietary Limited	14,440	(15,539)	-
GAAP Point of Sale Proprietary Limited	438,281	28,484	(5,697)
iKhokha (RF) Proprietary Limited	480,211	(63,422)	(15,291)
Adumo Technologies Proprietary Limited	143,407	(11,586)	(32)
Adumo Payments Proprietary Limited	342,427	17,397	-
Adumo Management Company Proprietary Limited^	11,532	(3,178)	-
Adumo Payouts Proprietary Limited	52,047	16,151	-
SwitchPay Proprietary Limited*	413	(16,883)	-
Humble Software Proprietary Limited "	10,457	(1,424)	(361)
			(21,381)

For the year ended 30 September 2022
Adumo Online Proprietary Limited	15,820	(46,012)	-
GAAP Point of Sale Proprietary Limited	386,975	28,568	9,652
iKhokha (RF) Proprietary Limited	381,668	(27,072)	(5,496)
Adumo Technologies Proprietary Limited	147,889	159,406	(249)
Adumo Payments Proprietary Limited	314,015	20,893	-
Adumo Management Company Proprietary Limited^	4,024	(3,350)	-
Adumo Payouts Proprietary Limited	25,321	5,802	-
SwitchPay Proprietary Limited*	823	(17,361)	(476)
Humble Software Proprietary Limited "	5,031	1,920	525
			3,956
For the year ended 30 September 2021
Adumo Online Proprietary Limited <	10,738	(7,355)	-
GAAP Point of Sale Proprietary Limited >	243,676	20,212	7,478
iKhokha (RF) Proprietary Limited	269,406	2,321	661
Innervation Pan African Payments Proprietary Limited	142,125	10,962	(208)
Sureswipe Proprietary Limited	269,352	14,121	-
			7,931

^Results have been disclosed from effective date of incorporation to reporting date being 1 December 2021 to 30 September 2023.

Results have been disclosed from effective date of acquisition to reporting date being 29 March 2022 to 30 September 2023.

"Results have been disclosed from effective date of acquisition to reporting date being 31 March 2022 to 30 September 2023.

< Results have been disclosed from effective date of acquisition to reporting date being 1 March 2020 to 30 September 2021.

> Results have been disclosed from effective date of acquisition to reporting date being 1 February 2020 to 30 September 2021.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

48	INVESTMENTS IN SUBSIDIARIES (continued)

	Statement of Financial Position

		Non-current assets	Current assets	Non-current liabilities	Current liabilities	Net assets	Net assets attributable to non- controlling interest
		R'000	R'000	R'000	R'000	R'000	R'000

	At 30 September 2023
	Adumo Online Proprietary Limited <	20,568	6,373	135	31,525	(4,719)	-
	GAAP Point of Sale Proprietary Limited >	212,682	165,534	31,959	154,783	191,474	38,295
	iKhokha (RF) Proprietary Limited	204,912	67,887	37,426	98,473	136,900	27,791
	Adumo Technologies Proprietary Limited	52,607	52,218	6,250	65,001	33,574	(499)
	Adumo Payments Proprietary Limited	50,938	97,136	9,235	103,350	28,592	-
	Adumo Management Company Proprietary Limited^	10,737	7,078	1,845	18,304	844	-
	Adumo Payouts Proprietary Limited #	4,117	150,325	-	140,677	9,715	-
	SwitchPay Proprietary Limited*	4,909	1,693	-	32,578	(9,092)	-
	Humble Software Proprietary Limited"	6,972	1,516	-	2,820	3,673	862
							66,449

	At 30 September 2022 unaudited unaudited
	Adumo Online Proprietary Limited <	29,445	14,973	216	33,384	10,818	-
	GAAP Point of Sale Proprietary Limited >	216,298	132,705	44,929	118,356	185,718	37,143
	iKhokha (RF) Proprietary Limited	120,486	62,028	43,837	130,636	8,041	1,632
	Adumo Technologies Proprietary Limited	53,728	45,905	8,034	46,505	45,094	(467)
	Adumo Payments Proprietary Limited	56,178	73,010	8,241	92,355	28,592	-
	Adumo Management Company Proprietary Limited^	15,876	4,022	6,966	12,088	844	-
	Adumo Payouts Proprietary Limited #	3,809	154,372	-	148,466	9,715	-
	SwitchPay Proprietary Limited*	6,694	844	-	16,630	(9,092)	-
	Humble Software Proprietary Limited"	6,935	1,321	-	4,582	3,673	867
							39,175

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

49	INVESTMENTS IN JOINT VENTURES

	Indirect investments in joint ventures
						Equity Holding %	Equity Holding %
	Company name	Country of incorporation	Direct investor			2022	2023
	Innervation Value Added Services Namibia Proprietary Limited	Namibia	Adumo Technologies Proprietary Limited			50.00%	50.00%
	Retail Capital Proprietary Limited	South Africa	Adumo Technologies Proprietary Limited			>	>

	> Unincorporated joint venture
			Unlisted shares at cost	Share of post acquisition profit/(loss)	Fair value adjustments	Total
			R'000	R'000	R'000	R'000

	2023
	Innervation Value Added Services Namibia Proprietary Limited		#	810		7,855
	Retail Capital Proprietary Limited		14,317	-	-	14,317
			14,317	810	-	22,172
	2022
	Innervation Value Added Services Namibia Proprietary Limited		#	292	-	7,337
	Retail Capital Proprietary Limited		10,788	-	-	10,788
			10,788	292	-	18,125
	# less than 1000

	Statement of Profit and Loss and Comprehensive Income

			Revenue	Profit/(loss) before interest and taxation	Profit/(loss) before taxation	Profit/(loss) after taxation
			R'000	R'000	R'000	R'000

	For the year ended 30 September 2023
	Innervation Value Added Services Namibia Proprietary Limited		22,413	1,488	1,518	1,035
	Retail Capital Proprietary Limited		42,184	12,540	12,540	12,540

	For the year ended 30 September 2022
	Innervation Value Added Services Namibia Proprietary Limited		11,263	767	759	531
	Retail Capital Proprietary Limited		32,265	16,802	16,802	16,802

	For the year ended 30 September 2021
	Innervation Value Added Services Namibia Proprietary Limited		4,049	(179)	(167)	(126)
	Retail Capital Proprietary Limited		332,556	51,630	51,630	37,306

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

49	INVESTMENTS IN JOINT VENTURES (continued)

	Statement of Financial Position
		Non-current assets	Current assets	Non-current liabilities	Current liabilities	Capital and reserves	Retained Earnings/ (accumulated loss)
		R'000	R'000	R'000	R'000	R'000	R'000

	At 30 September 2023

	Innervation Value Added Services Namibia Proprietary Limited	167	4,436	-	1,709	2,000	894
	Retail Capital Proprietary Limited	-	84,287	-	57,022	27,158	107

	At 30 September 2022 unaudited
	Innervation Value Added Services Namibia Proprietary Limited	84	4,020	-	2,245	2,000	(141)
	Retail Capital Proprietary Limited	-	65,018	-	42,237	20,794	1,987

50. SUBSEQUENT EVENTS POST ISSUANCE OF THESE FINANCIAL STATEMENTS

The Company has evaluated subsequent events through 22 July 2024, which is the date the Consolidated Financial Statements were authorized for issuance, and identified the non-adjusting events:

May 2024 offer to acquire Adumo

On 7 May 2024, the Company entered into a Sale and Purchase Agreement (the "Sale Agreement") with Lesaka Technologies, Inc. ("Lesaka"), a public company incorporated in the State of Florida and listed on the Nasdaq Global Select Market, and Lesaka Technologies Proprietary Limited ("Lesaka SA"), a South African private company, and Adumo ESS Proprietary Limited (and together with the Company the "Sellers"). Pursuant to the Sale Agreement and subject to its terms and conditions, Lesaka, through its subsidiary, Lesaka SA, agreed to acquire, and the Sellers agreed to sell, all of the outstanding equity interests and certain claims in the Company.

The purchase consideration will be settled through the combination of an issuance of 17,279,803 shares of the Lesaka's common stock and a R232 million payment in cash. The share issuance was based off of the Base Purchase Consideration, as defined in the Sale Agreement, of ZAR 1.59 billion, less the ZAR 232 million cash payment.

The Sale Agreement includes customary covenants from the Sellers, including (i) to conduct the business in the ordinary course during the period between the execution of the Sale Agreement and the closing of the transactions contemplated thereby, and (ii) not to engage in certain kinds of transactions during such period.

The closing of the transaction is subject to customary closing conditions, including (i) approval from the competition authorities of South Africa and Namibia; (ii) exchange control approval from the financial surveillance department of the South African Reserve Bank; (iii) Lesaka obtaining confirmation from RMB that it has sufficient funds to settle the cash portion of the purchase consideration; (iv) approval of Adumo shareholders (including preference shareholders) with respect to entering into and implementation of the Sale Agreement, and all other agreements and transactions contemplated in the Sale Agreement by 6 June 2024; (v) obtaining the consent of Adumo's lender regarding Adumo entering into and implementing the Sale Agreement, and all other agreements and transactions contemplated in the Sale Agreement by 5 June 2024, (vi) the release of certain Seller's shares held as security by such bank; (vi) obtaining the consent of the lender of one of Adumo's shareholders regarding Adumo entering into the transaction by 6 June 2024; (vii) Lesaka obtaining all necessary regulatory and shareholder approval to issue the Consideration Shares to the Sellers; (viii) on or before 6 June 2024, Lesaka signing a written addendum to the Policy Agreement  it has with the International Finance Corporation that provides for the inclusion of the Consideration Shares attributable to certain Seller shareholders  in the definition of "Put Shares" under the Policy Agreement, and related changes; and (ix) obtaining certain third-party consents.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE ANNUAL FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 SEPTEMBER 2023

50. SUBSEQUENT EVENTS POST ISSUANCE OF THESE FINANCIAL STATEMENTS (continued)

In addition, the closing of the transaction is subject to either: (i) on or before 6 July, 2024, the direct and/or indirect shareholders of one of the Sellers providing written unconditional undertakings to purchase all of certain of its shareholders pro rata entitlements to the Consideration Shares in consideration for an aggregate amount equal to ZAR 285,772,238 (the "Replacement Cash Component"); or (ii) if the foregoing does not occur in a timely manner then, on or before 31 October, 2024, Lesaka SA (or is nominee) will enter into a written unconditional agreement with Crossfin SPV in relation to the acquisition of all  of such entitlements in respect of all such Consideration Shares (other than those which are required to be liquidated in order to satisfy cash tax obligations), provided that the aggregate consideration for such entitlements will be equal to the Replacement Cash Component and provided further that (i) Lesaka SA (or its nominee) has provided a bank guarantee from RMB or other South African registered bank in respect of the settlement of such aggregate consideration and (ii) that, to the extent applicable, Lesaka SA's nominee has, prior to the conclusion thereof, obtained all approvals as may be required to conclude and implement such agreement.

Lesaka has agreed to file a resale registration statement with the United States Securities and Exchange Commission ("SEC") covering the resale of the Consideration Shares by the Sellers following the closing of the transaction. Lesaka has undertaken to use its commercially reasonable efforts to have the resale registration statement declared effective by the SEC following its filing.

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF PROFIT AND LOSS
FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		Six months ended 31 March
		2024	2023
	Notes	R'000	R'000
REVENUE	3	585,461	713,649
Cost of sales		(228,086)	(296,931)

GROSS PROFIT		357,375	416,718
Administration expenses	4	(313,841)	(467,657)
Share of results in joint ventures		185	391
Finance income	6	8,169	6,620
Gains and losses arising from derecognition of financial assets measured at amortised cost	7	(2,695)	(2,517)
Gain on disposal of investment	8	1,370,985	-
Other gains and losses	9	(633)	201
Finance costs	5	(11,668)	(17,536)
PROFIT (LOSS) BEFORE TAXATION		1,407,877	(63,780)
Taxation	10	(13,018)	4,165
PROFIT (LOSS) FOR THE PERIOD		1,394,859	(59,615)
TOTAL LOSS ATTRIBUTABLE TO:
Owners of the Company		1,389,293	(52,457)
Non-controlling interest		5,566	(7,158)
		1,394,859	(59,615)

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF OTHER COMPREHENSIVE INCOME
FOR THE 6 MONTHS ENDED 31 MARCH 2024

	Group
	2024	2023
	R'000	R'000
PROFIT (LOSS) FOR THE PERIOD	1,394,859	(59,615)
OTHER COMPREHENSIVE INCOME FOR THE PERIOD AFTER TAXATION:
Items that may be reclassified to (loss) or profit
Exchange differences on translating foreign operations	(10)	6

TOTAL COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD	1,394,849	(59,609)
TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owners of the Company	1,389,283	(52,451)
Non-controlling interest	5,566	(7,158)
	1,394,849	(59,609)

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF FINANCIAL POSITION
AT 31 MARCH 2024

		Group
		As at 31 March	As at 30 September
		2024	2023
ASSETS	Notes	R'000	R'000
Non-current assets
Property, plant and equipment	11	172,634	182,485
Intangible assets	12	220,245	240,337
Goodwill		270,236	270,236
Investments in joint ventures		22,939	22,172
Investment in preference shares		68,400	65,977
Loans receivable from related parties	13	21,746	13,441
Deferred taxation		27,024	23,836
		803,224	818,484
Current assets
Inventories	14	88,152	75,538
Trade and other receivables		134,657	106,752
Restricted funds receivable	15	131,975	128,718
Asset held for sale	16	-	317,240
Loans receivable from related parties	13	10,604	-
Taxation receivable		1,178	1,122
Cash and cash equivalents		150,188	150,000
		516,754	779,370
Total assets		1,319,978	1,597,854
EQUITY AND LIABILITIES
Capital and reserves
Ordinary stated capital	17	585,610	581,937
B Preference stated capital	18	121,989	121,989
C Preference stated capital	19	225,017	225,017
E Preference stated capital	20	50,204	50,204
Equity settled employee benefit reserve	21	-	6,612
Foreign currency translation reserve		37	47
Change in subsidiary shareholding reserve		(228,086)	(121,440)
Accumulated loss		(361,867)	(193,190)
Equity attributable to owners of the Company		392,904	671,176
Non-controlling interest		42,180	76,839
Total equity		435,084	748,015
Non-current liabilities
Borrowings	22	60,717	68,900
Lease payable		9,750	17,295
Deferred taxation		45,909	48,340
Loan from shareholder	24	23,593	22,251
		139,969	156,786
		139,969	156,786
Current liabilities
Trade and other payables		235,545	240,201
Restricted funds payable	23	150,465	129,662
Liabilities held for sale	16	-	117,820
Bank overdraft		2,610	7,465
Borrowings	22	77,398	89,158
Loan from shareholder	24	248,000	84,195
Lease payable		17,858	17,945
Taxation payable		13,049	6,607
		744,925	693,053
Total equity and liabilities		1,319,978	1,597,854

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF CHANGES IN EQUITY
FOR THE 6 MONTHS ENDED 31 MARCH 2024

	Ordinary stated capital	B Preference stated capital	C Preference stated capital	E Preference stated capital	Equity settled employee benefit reserve	Foreign currency translation reserve	Change in subsidiary shareholding reserve	Accumulated loss	Equity attributable to owners of the company	Non- controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Group
Balance at 30 September 2022	581,937	121,989	225,017	50,204	3,738	9	(258,006)	(108,279)	616,609	39,176	655,785
Total comprehensive income
Loss for the period	-	-	-	-	-	-	-	(52,459)	(52,459)	(7,158)	(59,617)
Other comprehensive income for the period	-	-	-	-	-	6	-	-	6	-	6
Total comprehensive income for the period	-	-	-	-	-	6	-	(52,459)	(52,453)	(7,158)	(59,611)
Transactions with owners of the Company
Issue of ordinary shares	-	-	-	-	-	-	-	-	-	-	-
Issue of E Preference shares	-	-	-	-	-	-	-	-	-	-	-
Dividend paid	-	-	-	-	-	-	-	-	-	(2,300)	(2,300)
Equity-Settled share based payment	-	-	-	-	1,437	-	-	-	1,437	-	1,437
	-	-	-	-	1,437	-	-	-	1,437	(2,300)	(863)
Changes in ownership interest
Acquisition of subsidiaries	-	-	-	-	-	-	-	-	-	-	-
Movement in subsidiary equity reserves	-	-	-	-	-	-	137,117	-	137,117	35,290	172,407
Increase of investment in subsidiary	-	-	-	-	-	-	-	-	-	-	-
Decrease of investment in subsidiary	-	-	-	-	-	-	(10,673)	-	(10,673)	10,673	-
Total changes in ownership interest	-	-	-	-	-	-	126,444	-	126,444	45,963	172,407
Balance at 31 March 2023	581,937	121,989	225,017	50,204	5,175	15	(131,562)	(160,738)	692,037	75,681	767,718

	Ordinary stated capital	B Preference stated capital	C Preference stated capital	E Preference stated capital	Equity settled employee benefit reserve	Foreign currency translation reserve	Change in subsidiary shareholding reserve	Accum ulated loss	Equity attributable to owners of the company	Non- controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Balance at 30 September 2023	581,937	121,989	225,017	50,204	6,612	47	(121,440)	(193,190)	671,176	76,839	748,015

Total comprehensive income
Profit for the period	-	-	-	-	-	-	-	1,389,293	1,389,293	5,566	1,394,859
Other comprehensive income for the period	-	-	-	-	-	(10)	-	-	(10)	-	(10)
Total comprehensive income for the period	-	-	-	-	-	(10)	-	1,389,293	1,389,283	5,566	1,394,849
Transactions with owners of the Company
Buyback and cancellation	(92,031)	-	-	-	-	-	-	(157,970)	(250 001)	-	(250 001)
Issue of ordinary shares	95,704	-	-	-	-	-	-	-	95,704	-	95,704
Transfer of shares	-	-	-	-	-	-	-	-	-	-	-
Dividend distributed to owners (note 27)	-	-	-	-	-	-	-	(1,400,000)	(1,400,000)	(2,400)	(1,402,400)
Equity-Settled share based payment - expense	-	-	-	-	398	-	-	-	398	-	398
Equity-Settled share based payment - disposal	-	-	-	-	(7,010)	-	-	-	(7,010)	-	(7,010)
Total transactions with owners of the Company	3,673	-	-	-	(6,612)	-	-	(1,557,970)	(1,560,909)	(2,400)	(1,563.309)
Changes in ownership interest
Movement in subsidiary equity reserves	-	-	-	-	-	-	(117)	-	(117)	117	-
Increase of investment in subsidiaries	-	-	-	-	-	-	-	-	-	(2)	(2)
Decrease of investment in subsidiaries	-	-	-	-	-	-	11,320	-	11,320	5,680	17,000
Disposal of investment (note 27)	-	-	-	-	-	-	(117 849)	-	(117 849)	(43,620)	(161 469)
Total changes in ownership interest	-	-	-	-	-	-	(106,646)	-	(106,646)	(37,825)	(144,471)
Balance at 31 March 2024	585,610	121,989	225,017	50,204	-	37	(228,086)	(361,867)	392,904	42,180	435,084

Classes of equity for Group and Company comprise the following:

- Stated capital comprises the proceeds received, in cash or other assets, for the issue of ordinary shares..

- B Preference stated capital comprises proceeds received, in cash or other assets, for the issue of convertible preference shares.

- C Preference stated capital comprises proceeds received, in cash or other assets, for the issue of convertible preference shares.

- E Preference stated capital comprise proceeds received, in cash or other assets, for the issue of convertible preference shares.

- Equity settled employee benefit reserve comprises amounts related to share based payments schemes implemented within the Group and Company.

- Foreign currency translation reserve comprises foreign currency differences arising from the translation of the financial statements of the foreign subsidiaries.

- Change in subsidiary shareholding reserve comprises adjustments relating to a change in the shareholding of a subsidiary or the equity reserves of the subsidiary during the period where there was no loss of control over the subsidiary

- Accumulated losses comprises the profit or loss as shown in the Statement of Profit and Loss for the period. In the current period there was an equity adjustment to accumulated loss as ordinary shares were repurchased (non cash) from shareholders at a value which exceeded the original issue price (market value) (note 17).

- Non-controlling interest comprises the proportionate interest in a subsidiary allocated to the non-controlling shareholder.

ADUMO (RF) PROPRIETARY LIMITED
STATEMENT OF CASH FLOWS
FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		Six months ended 31 March
		2024	2023
		R'000	R'000
CASH FLOWS FROM OPERATING ACTIVITIES	Notes	90,229	40,077
Cash generated from operations before working capital changes	25	113,628	53,550
Working capital changes	26	(11,653)	(4,250)
Cash generated from operations		101,975	49,300
Finance charges	5	(1,929)	(4,928)
Finance income	6	4,056	4,152
Taxation paid		(13,873)	(8,447)

CASH FLOWS FROM INVESTING ACTIVITIES		(66 209)	(97,019)

Acquisition of property, plant and equipment		(48,786)	(51,243)
Acquisition of intangible assets		(17,029)	(44,892)
Investments in joint ventures		(581)	(958)
Proceeds on disposal of property, plant and equipment and intangible assets		187	74

CASH FLOWS FROM FINANCING ACTIVITIES		(59,656)	153,838

Preference shares redeemed	22	(19,300)	(19,114)
Payment of preference dividend	22	(2,262)	-
Payment of dividends		(2,400)	(2,300)
Disposal of Ikhokha [1]	27	(46,752)	-
Loans received from shareholders		27,187	192,407
Loans repaid to shareholders		(1,177)	-
Loans repaid to third parties		(3,911)	(2,354)
Rental paid		(11,031)	(14,801)

Net movement in cash classified within assets held for sale [1]		40,669	-

Cash and cash equivalents
- Net movement		5 043	96,896
- Balance at the beginning of the period		142,535	60,216
Balance at the end of the period		147,578	157,112

1 The net movement in cash classified within assets held for sale represents the movement between the opening (R40,669m) and closing (nil) held for sale cash positions. This is presented to reflect that Ikhokha was held for sale at the beginning of the period and was disposed of by 31 March 2024. The cash distributed to Crossfin Apis Transactional Solutions Pty Ltd as part of the carrying assets of the disposal group is recognised in financing activities as a transaction with a parent company.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

1. BASIS OF PRESENTATION

1.1 Basis of accounting

These financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting ("IAS 34") and the requirements of the Companies Act of South Africa, and are prepared under the historical cost convention as modified by the fair value valuation of certain financial instruments and assets and liabilities acquired in a business combination.

These financial statements are prepared using the accounting policies as set out in the annual financial statements, which are in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

The Consolidated financial statements comprise the Company and its subsidiaries, collectively the “Group”.

Date of authorization

These unaudited condensed consolidated interim financial statements were prepared at the request of the Company’s Board of Directors (the “Board”) and were approved by the Board on July 23, 2024, and signed on its behalf by Mr. Grant Manicom Group Chief Financial Officer.

The change in presentation had no effect on the reported results of operations.

The Consolidated financial statements comprise the Company and its subsidiaries, collectively the "Group".

1.2 Functional and presentation currency

The financial statements are presented in South African Rand ("Rands"), which is the functional currency. All financial information presented in Rands has been rounded to the nearest thousand, except where otherwise indicated.

Refer to The Adumo Consolidated and Separate Financial Statement for the year ended 30 September 2023, for the full accounting policies disclosure.

2. SIGNIFICANT ACCOUNTING POLICIES

Standards in issue and not yet effective

The Group does not currently believe the adoption of the following standards and interpretations will have a material impact on its results, financial position or cashflows:

Title	Subject	Effective date
Amendment to IFRS 16	Lease Liability in a Sale and Leaseback	1 Jan 2024
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements	TBC - Per IASB 1 Jan 2024
Amendments to IAS 1	Non-current Liabilities with Covenants	1 Jan 2024
Amendments to IAS 1	Classification of liabilities as current or non-current	1 Jan 2024
Amendments to IAS 1	Classification of Liabilities as Current or Non-current - Deferral of Effective Date	1 Jan 2024
IFRS S1 General Requirements for Disclosure of Sustainability-related Financial Information	IFRS S1 General Requirements for Disclosure of Sustainability-related Financial Information	1 Jan 2024
IFRS S2 - Climate-related Disclosures	IFRS S2 - Climate-related Disclosures	1 Jan 2024
Amendments to IAS 21	Lack of exchangeability	1 Jan 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	1 Jan 2026
IFRS 18	Presentation and Disclosures in Financial Statements	1 Jan 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 Jan 2027

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		2024	2023
		R'000	R'000
3	REVENUE
	Revenue from sale of products (at a point in time)	122,662	127,286
	Hardware sales	71,561	65,084
	Consulting fees	1,767	1,616
	Delivery fees	52	79
	Development fees	390	627
	Financial services fees	4,396	19,572
	Issuing fees	5,403	3,332
	Licence fees	632	844
	Processing fees	17,087	16,333
	Services	20,959	17,892
	Transaction fees	415	1,907

	Revenue from rendering of services (over time)	462,799	586,363
	Consulting fees	4,955	4,510
	Development fees	642	-
	Financial services fees	3,031	89
	Hardware sales and rentals	121,875	111,577
	Issuing fees	2,659	2,471
	Licence fees	67,106	58,060
	Processing fees	28,820	30,745
	Services	41,144	34,661
	Transaction fees	192,282	344,250
	Administration fees	285	-
	Total revenue	585,461	713,649

		Group
4	ADMINISTRATION EXPENSES	2024	2023
	is stated after taking into account the following items:	R'000	R'000
	Credit (charge)

4.1	General administration expenses
	Premises/Infrastructure Expenses	(23,672)	(22,782)
	Travel and Entertainment Expenses	(13,318)	(15,371)
	Sales and Marketing Expenses	(7,934)	(56,192)
	Advertising & Marketing Expenses	(552)	(1,570)
	Audit Fees	(1,562)	(1,786)
	Bank Charges	(1,026)	(1,162)
	Consulting Services	(680)	(14,932)
	Courier/Delivery	(3,147)	(5,064)
	Finance and Administration Fees	(11,399)	68
	Insurance	(2,076)	(2,261)
	Information Technology Costs	(9,344)	(19,207)
	Head Office charges - shareholders	(3,133)	(3,541)
	Service charges	(196)	(2,446)
	Legal Fees	(864)	(2,088)
	Outside Services	(2,123)	(1,952)
	Repair and Maintenance : Computer Hardware	(1,459)	(1,870)
	Other *	(3,298)	(312)
		(85,783)	(152,468)

* Other includes general expenses, finance & administration expenses, stationery expense, penalties and fines, office equipment expense, donations, corporate social responsibilities costs and other immaterial administration expenses.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
4	ADMINISTRATION EXPENSES (continued)	2024	2023
	is stated after taking into account the following items:	R'000	R'000
	Credit (charge)

4.2	Staff expenses	(165,447)	(211,446)
4.3	Reversal of impairment of intangible assets
	Computer software	1,627	1,517
	Development costs	464	557
		2,091	2,074

Refer to note 12 for further details on the impairment assessments related to intangible assets.

		Group
		2024	2023
		R'000	R'000

4.4	Amortisation of intangible assets
	Brands	(1,885)	(1,885)
	Computer software	(2,497)	(2,732)
	Customer relationships	(10,328)	(10,328)
	Development costs	(13,404)	(47,100)
	Intellectual property	(3,346)	(3,705)
		(31,460)	(65,750)

4.5	Depreciation of property, plant and equipment
	Computer equipment	(9,038)	(10,776)
	Furniture, fixtures and fittings	(401)	(1,105)
	Improvements to leased premises	(658)	(993)
	Motor vehicles	(802)	(805)
	Office equipment	(168)	(352)
	Rental equipment	(13,780)	(11,515)
	Right of use	(7,884)	(13,649)
		(32,731)	(39,195)
4.6	Restructuring expenditure	(2,066)	(130)

4.7	Transaction expenditure
	Expenditure relating to the Company's corporate activity that has been expensed in accordance with IFRS.	(1,206)	(742)

4.8	Other non-cash expenses
	AWS credit	2,761	-

4.9	Number of employees	955	1,281

		Group
		2024	2023
		R'000	R'000
5	FINANCE CHARGES
	Interest on bank overdrafts and external borrowings	1,987	2,520
	Interest on shareholder loans	2,635	6,022
	Interest on lease liabilities	1,522	2,881
	Dividend on preference shares	5,530	6,112
	Interest from other	(6)	1
	Total finance charges	11,668	17,536
	Non-cash finance charges	(9,739)	(12,608)
	Total finance charges for cash flow purposes	1,929	4,928

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		2024	2023
6	FINANCE INCOME	R'000	R'000
	Dividend from related parties	2,422	1,880
	Interest from bank deposits and external loans receivable	4,739	4,740
	Interest from related party loan	1,008	-
	Total investment revenues	8,169	6,620
	Non-cash finance income	(4,113)	(2,468)
	Total finance income for cash flow purposes	4,056	4,152

		Group
		2024	2023
		R'000	R'000
7	GAINS AND LOSSES ARISING FROM DERECOGNITION OF FINANCIAL ASSETS MEASURED AS AMORTISED COST

	Expected credit loss adjustments	(2,695)	(2,517)

		Group
		2024	2023
		R'000	R'000
8	GAIN ON DISPOSAL OF INVESTMENT

	Ikhokha Proprietary Limited (note 27)	1,370,985	-

		Group
		2024	2023
		R'000	R'000
9	OTHER GAINS AND (LOSSES)

9.1	Foreign exchange differences
	Unrealised	25	(25)
	Realised	(658)	226

	Total other gains and losses	(633)	201

		Group
		2024	2023
10	TAXATION	R'000	R'000

10.1	Normal taxation
	South African Normal Taxation
	Current taxation
	- Current year	(18,581)	(12,976)
	- Prior year	-	(297)
	- Security transfer taxation	(856)	-
	Deferred taxation
	- Current year	6,419	17,438
	- Prior year	-	-
	Total taxation	(13,018)	4,165

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		2024	2023
		R'000	R'000
10	TAXATION (continued)%		%
10.2	Reconciliation of the rate of taxation
	Normal rate of taxation	27.00	27.00
	Adjusted for:
	Deferred taxation raised on prior year temporary differences	-	(0.44)
	Disallowable expenses	0.16	(3.20)
	Deferred taxation not raised on Current Year tax loss - local & foreign entity	0.04	(3.58)
	Foreign taxation rate difference	-	0.03
	Exempt income - fair value adjustment on disposal of Ikhokha	(26.42)	1.56
	Permanent difference on tax allowances	0.09	0.56
	Prior year overprovision	-	(0.11)
	Utilisation of assessed loss	(0.01)	(0.02)
	Security transfer taxation	0.06	-
	Tax losses previously not recognised	-	(1.70)
	Taxation rate adjustment	(0.01)	0.25
	Other taxes	0.03	(13.82)
	Effective rate of taxation	0.94	6.53

The Group holds investments in foreign subsidiaries which are subject to differing taxation rates.

Effective 01 March 2023, the statutory tax rate for South Africa changed from 28% to 27%.

		Group
		2024	2023
		R'000	R'000
10.3	Estimated taxation losses available for set off against future taxable income
	Estimated taxation losses available for set off against future taxable income	196,709	335,212
	Taxation losses on which deferred taxation assets have been raised	(19,728)	(45,810)
		176,981	289,402

Deferred taxation assets have not been raised on estimated taxation losses to the extent that management have assessed that the estimated taxation losses will not be utilised in the foreseeable future. Accordingly, deferred taxation assets of R177.0 million (2023: R289.4 million ) for the Group have not been raised at the reporting date.

There are no taxation losses available for the Company against which a deferred tax asset can be raised in the current or prior year.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

11	PROPERTY, PLANT AND EQUIPMENT	Cost	Accumulated depreciation & impairment losses	Carrying value
11.1	Group - As at 31 March 2024	R'000	R'000	R'000
	Computer equipment	173,141	(150,595)	22,546
	Furniture, fixtures and fittings	6,532	(5,160)	1,372
	Improvements to leased premises	6,742	(5,779)	963
	Motor vehicles	13,154	(7,000)	6,154
	Office equipment	2,464	(2,058)	406
	Rental equipment	185,771	(66,324)	119,447
	Right of use	81,019	(59,273)	21,746
		468,823	(296,189)	172,634
	Group - As at 30 September 2023
	Computer equipment	167,662	(141,559)	26,103
	Furniture, fixtures and fittings	6,481	(4,759)	1,722
	Improvements to leased premises	6,742	(5,121)	1,621
	Motor vehicles	10,719	(6,197)	4,522
	Office equipment	2,398	(1,890)	508
	Rental equipment	180,461	(60,603)	119,858
	Right of use	79,779	(51,628)	28,151
		454,242	(271,757)	182,485

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

11	PROPERTY, PLANT AND EQUIPMENT (continued)	Carrying value beginning of period	Reclassification from (to) a different class of asset *	Additions	Disposals	Depreciation	Reclassified as held for sale***	Other**	Carrying value end of period
11.2	Carrying value movement reconciliation	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
	Group - As at 31 March 2024
	Computer equipment	26,103	-	5,481	-	(9,038)	-		22,546
	Furniture, fixtures and fittings	1,722	-	51	-	(401)	-		1,372
	Improvements to leased premises	1,621	-	-	-	(658)	-		963
	Motor vehicles	4,521	-	2,435	-	(802)	-	-	6,154
	Office equipment	507	-	67	-	(168)	-	-	406
	Rental equipment	119,859	(26,950)	40,318	-	(13,780)	-	-	119,447
	Right of use	28,152	-	1,508	(30)	(7,884)	-	-	21,746
		182,485	(26,950)	49,860	(30)	(32,731)	-	-	172,634
	Group - As at 30 September 2023
	Computer equipment	37,183	-	16,665	(68)	(22,142)	(5,535)	-	26,103
	Furniture, fixtures and fittings	4,030	-	46	-	(1,575)	(779)	-	1,722
	Improvements to leased premises	3,181	-	5,786	-	(2,158)	(5,188)	-	1,621
	Motor vehicles	4,810	-	1,403	(63)	(1,629)	-	-	4,521
	Office equipment	1,488	-	124	(5)	(702)	(398)	-	507
	Rental equipment	114,543	(55,539)	83,445	-	(22,590)	-	-	119,859
	Right of use	82,226	-	8,463	(1,310)	(25,796)	(35,385)	(46)	28,152
		247,461	(55,539)	115,932	(1,446)	(76,592)	(47,285)	(46)	182,485

* Reclassification from (to) a different class of asset includes the transfer of rental equipment from property, plant and equipment to inventories during the financial period.

** Other includes fair value adjustments on the right of use asset, forex adjustments on purchase of computer equipment and intragroup transfer of computer equipment.

*** The Ikhokha assets were classified as assets held for sale in accordance with IFRS 5 at 30 September 2023. Refer to note 16 for further details. The asset held for sale was subsequently disposed of in November 2023 when the Ikhokha asset was distributed to shareholders.

The Right of use asset has been raised in accordance with IFRS16 Leases. As part of its activities, the company has entered into a lease agreement as lessee, for vehicles, equipment, land and buildings. Depreciation recognised on Right of use assets is presented in the movement schedules above.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

12	INTANGIBLE ASSETS	Cost	Accumulated amortisation and impairment losses	Carrying value
		R'000	R'000	R'000
12.1	Group - As at 31 March 2024
	Brands	53,007	(13,122)	39,885
	Computer software	44,559	(37,539)	7,020
	Customer relationships	115,437	(95,590)	19,847
	Development costs	260,308	(154,829)	105,479
	Intellectual property	79,685	(31,671)	48,014
		552,996	(332,751)	220,245
	Group - As at 30 September 2023
	Brands	53,007	(11,238)	41,770
	Computer software	43,681	(36,620)	7,060
	Customer contracts	27,826	(27,826)	-
	Customer relationships	131,773	(101,598)	30,175
	Development costs	251,908	(141,936)	109,972
	Intellectual property	79,685	(28,325)	51,360
		587,880	(347,543)	240,337

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

12	INTANGIBLE ASSETS (continued)	Carrying value beginning of period	Reclassification from (to) different class of asset	Additions	Reversal of impairment (impairment)*	Amortisation	Reclassified as held for sale**	Carrying value end of period
12.2	Carrying value movement reconciliation
		R'000	R'000	R'000	R'000	R'000	R'000	R'000
	Group - As at 31 March 2024
	Brands	41,770	-	-	-	(1,885)	-	39,885
	Computer software	7,060	(47)	877	1,627	(2,497)	-	7,020
	Customer relationships	30,175	-	-	-	(10,328)	-	19,847
	Development costs	109,972	47	8,400	464	(13,404)	-	105,479
	Intellectual property	51,360	-	-	-	(3,346)	-	48,014
	Work in progress	-	-	-	-	-	-	-
		240,337	-	9,277	2,091	(31,460)	-	220,245
	Group - As at 30 September 2023
	Brands	45,540	-	-	-	(3,770)	-	41,770
	Computer software	7,320	523	1,493	3,033	(5,309)	-	7,060
	Customer relationships	50,831	-	-	-	(20,656)	-	30,175
	Development costs	158,591	(523)	94,693	(2,110)	(42,206)	(98,473)	109,972
	Intellectual property	62,011	-	-	-	(7,051)	(3,600)	51,360
	Work in progress	-	-	-	-	-	-	-
		324,293	-	96,185	923	(78,992)	(102,073)	240,337

* Reversal of impairment relates to the impairment of intangible assets raised on acquisition of GAAP and Adumo Online.

** The Ikhokha assets were classified as assets held for sale in accordance with IFRS 5 at 30 September 2023. Refer to note 16 for further details. The asset held for sale was subsequently disposed of in November 2023 when the Ikhokha asset was distributed to shareholders.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

12. INTANGIBLE ASSETS (continued)

The Group's intangible assets are tested annually for impairment by first identifying if indicators of impairment are present at the cash-generating unit ("CGU") level to which the intangible asset relates. If indicators are present, value-in-use calculations are then performed at the CGU level.

The annual impairment test for intangible assets is prepared as part of the year-end reporting and is not required at an interim date unless an impairment indicator arises. Management believes that there is no indication of impairment for the intangible assets at interim reporting period thus no impairment testing was performed.

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000

13	LOANS RECEIVABLE FROM RELATED PARTIES
	Non-controlling shareholder loans	14,101	13,432
	Loans to external parties	9	9
	Loan to Ikhokha Propriety Limited	18,240	-
		32,350	13,441
	Less: Current portion shown under current assets	(10,604)	-
		21,746	13,441
	Less: Impairment of loans receivable	-	-
		21,746	13,441

Non-controlling shareholder loans comprise the following :

- R14.1 million (2023: R13.4 million) owing by Adumo non-controlling shareholders. These loans are unsecured and have no fixed terms of repayment. The loans bear interest at South African prime rate. The company has no intention to call on these loans in the short term.

Loans to external parties comprise the following :

- R8 990 owing by Adumo ESS Propriety Limited. This non-interest bearing loan is unsecured and has no fixed term of repayment. There is no intention to recall this loan.

Loan to Ikhokha

- Adumo RF Propriety Limited advanced a loan to Ikhokha  Propriety Limited ("IKhokha") in February 2022, while Ikhokha was a wholly owned subsidiary of Adumo RF. The loan bears interest at the prime interest rate plus 2%, with no fixed repayment terms until 01 October 2024, when Ikhokha will begin repaying the loan in 12 equal monthly instalments until September 2025.

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000

14	INVENTORIES
	Work in progress	541	953
	Finished goods	93,174	80,771
	Other	603	956
	Less : impairment allowance	(6,166)	(7,142)
		88,152	75,538

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

At the reporting date, management assessed the recoverability of inventories and the write down of inventory to net realisable value of R6.2 million (2023 : R7.1 million) was recognised as an expense. Inventories are expected to be recovered within twelve months.

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000

15	RESTRICTED FUNDS RECEIVABLE
	Cash held on behalf of customers	131,975	128,718
		131,975	128,718

Adumo Payments Proprietary Limited (previously known as "Sureswipe"), Adumo Payouts Proprietary Limited (previously known as "Innervation Rewards") and Adumo Online Proprietary Limited, subsidiaries of Adumo, hold cash consisting of cash received from gift card customers.  The cash held in the bank account supports the restricted funds payable as disclosed in note 23.

16. ASSETS HELD FOR SALE

On 14 September 2023, the group entered into a restructuring agreement to distribute lkhokha Pty Ltd as a dividend in specie, giving rise to the assets held for sale classification at 30 September 2023. On the transaction date of 9 November 2023, lkhokha' s assets and liabilities were disposed of to the parent company, Crossfin Apis Transactional Solutions Proprietary Limited ("CATS") at fair value, leading to a change in ownership of lkhokha. This transaction was finalised in November 2023, within 12 months from year end, and as a result the investment in Ikhokha has been classified as a disposal group held for sale and presented separately in the statement of financial position. In accordance with the Group's accounting policies for such transactions, the disposal group will be distributed at fair value, which substantially exceeds the carrying amount of the related net assets and accordingly no impairment losses have been recognised on the classification of the disposal group as held for sale. Effective 9 November 2023, the disposal group classified as held for sale was disposed of at fair value (note 27).

Group
The major classes assets and liabilities comprising of the disposal group:	As at 30 September 2023
R'000
Assets
Property, plant and equipment (note 11)	47,285
Intangible assets (note 12)	102,073
Goodwill	44,441
Loan receivable (note 13)	1,397
Deferred tax asset	54,158
Inventories (note 14)	8,687
Trade receivable and other receivables	18,530
Cash and cash equivalents	40,669
Total assets classified as held for sale	317,240
The details of liabilities classified as liabilities from discontinued operations held for sale are as follows:
Lease payable	46,853
Trade and other payables	69,955
Bank overdraft	1,012
Total liabilities associated with assets classified as held for sale	117,820
Net assets of disposal group	199,420

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000

17	ORDINARY STATED CAPITAL
17.1	Authorised
	2 000 000 ordinary shares
	Issued
	990 018 (2023: 1 018 505) ordinary shares	585,610	581,937
	Total issued ordinary stated capital	585,610	581,937
	Reconciliation of issued shares (value)
	Balance at the beginning of the period	581,937	581,937
	Buyback and cancellation - non-cash	(92,031)	-
	Share transfer- non-cash	-
	Issue of new shares - conversion of loan	95,704	-
	Balance at the end of the period	585,610	581,937
	Reconciliation of issued shares (number of shares)
	Balance at the beginning of the year	1 018 505	1 018 505
	Buyback and cancellation	(121 545)	-
	Share transfer	-	-
	Issue of new shares - conversion of loan	93 058	-
	Balance at the end of the year	990 018	1 018 505

The following changes in ordinary share capital occurred on 9 November 2023, as a result of the restructuring agreement as summarized in note 27:

- buyback and cancellation of 121 545 ordinary shares from management at fair value of R250 million, consisting of R 92.0 million original share price and R157 million fair value adjustment, The fair value of Crossfin Apis Transactional Solutions Pty Ltd’s holding in the equity securities of Adumo was determined through the use of current market bid prices, and is categorised as Level 3: Unobservable inputs of the IFRS 13 'Fair Value Measurement' defined fair value hierarchy. The valuation was determined through the application of a multiple of the underlying business’ EBITDA for the twelve months, which was based on management’s consideration of market conditions specific to the sector.

- transfer of 38 622 ordinary shares from management to Crossfin Apis Transactional Solutions Proprietary Limited ("CATS") in a transaction between shareholders, refer to updated shareholding structure below,

- issue of 93 058 ordinary shares settled through conversion of loan (note 24)

Holders of the ordinary shares in issue are entitled to the following :

- vote on any matter decided by the shareholders in proportion to their shareholding; and

- participate proportionately in any distribution made by the Company.

17.1	Shareholders

	The ordinary shareholders of the Company at reporting date are as follows :

		As at 31 March 2024		As at 30 September 2023
	Ordinary shares	Number of shares	% of issued capital	Number of shares	% of issued capital
	Crossfin Apis Transactional Solutions Proprietary Limited	990,018	100.0%	858,338	84.3%
	David Aberson	-	0.0%	5,562	0.5%
	Hardy and Hardy Proprietary Limited	-	0.0%	4,450	0.4%
	Izak Steyn	-	0.0%	9,098	0.9%
	Richard Flack	-	0.0%	-	0.0%
	Stephen Le Roux	-	0.0%	824	0.1%
	Stephen Mallaby	-	0.0%	6,324	0.6%
	Sun Road Investments 1 Proprietary Limited	-	0.0%	108,523	10.7%
	Vaughan Alexander	-	0.0%	16,814	1.7%
	Fairhead Property Proprietary Limited	-	0.0%	8,572	0.8%
	Total shares in issue	990,018	100.0%	1,018,505	100.0%

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000
18	B PREFERENCE STATED CAPITAL
18.1	Authorised
	182 716 (2023: 182 716) B preference shares

	Issued
	182 716 (2023: 182 716) B preference shares	121,989	121,989
	Total issued B preference stated capital	121,989	121,989
	Reconciliation of issued shares
	Balance at the beginning of the period	121,989	121,989
	Transfer of shares - non-cash	-	-
	Balance at the end of the period	121,989	121,989

	Reconciliation of issued shares
	Balance at the beginning of the period	182,716	182,716
	Transfer of shares - non-cash	-	-
	Balance at the end of the period	182,716	182,716

The following changes in B preference share capital occurred on 9 November 2023, as a result of the restructuring agreement as summarized in note 27:

- transfer of 1 615 B preference shares from management to Crossfin Apis Transactional Solutions Proprietary Limited ("CATS") based on transactions between shareholders, refer to updated shareholding structure below.

Holders of the B preference shares in issue are entitled to the following :

- participate proportionately in any distribution made by the Company.

The B preference shareholders of the Company at reporting date are as follows :

	As at 31 March 2024		As at 30 September 2023
B Preference shares	Number of shares	% of issued capital	Number of shares	% of issued capital
Crossfin Apis Transactional Solutions Proprietary Limited	182,716	100.0%	181,101	99.1%
David Aberson	-	0.0%	121	0.1%
Izak Steyn	-	0.0%	202	0.1%
Stephen Mallaby	-	0.0%	168	0.1%
Vaughan Alexander	-	0.0%	1,124	0.6%
Total shares in issue	182,716	100.0%	182,716	100.0%

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000
19	C PREFERENCE STATED CAPITAL
19.1	Authorised
	160 082 (2023: 160 082) C preference shares

	Issued
	160 082 (2023: 160 082) C preference shares	225,017	225,017
	Total issued C preference stated capital	225,017	225,017
	Reconciliation of issued shares
	Balance at the beginning of the period	225,017	225,017
	Transfer of shares - non-cash	-	-
	Balance at the end of the period	225,017	225,017

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

19. C PREFERENCE STATED CAPITAL (continued)

	Group
	As at 31 March 2024	As at 30 September 2023
	R'000	R'000
Reconciliation of issued shares
Balance at the beginning of the period	160,082	160,082
Transfer of shares - non-cash	-	-
Balance at the end of the period	160,082	160,082

The following changes in C preference share capital occurred on 9 November 2023, as a result of the restructuring agreement as summarized in note 27:

-  transfer of 160 082 C preference shares from management to Crossfin Apis Transactional Solutions Proprietary Limited ("CATS") based on transactions between shareholders, refer to updated shareholding structure below

Holders of the C preference shares in issue are entitled to the following :

- vote on any matter decided by the shareholders in proportion to their shareholding; and

- participate proportionately in any distribution made by the Company.

19.2	Shareholders

	The C preference shareholders of the Company at reporting date are as follows :

		As at 31 March 2024		As at 30 September 2023
	C Preference shares	Number of shares	% of issued capital	Number of shares	% of issued capital
	International Finance Corporation	-	0.0%	80,041	50.0%
	IFC Financial Institutions Growth Fund	-	0.0%	80,041	50.0%
	Crossfin Apis Transactional Solutions Proprietary Limited	160,082	100.0%	-	0.0%
	Total shares in issue	160,082	0.0%	160,082	100.0%

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000
20	E PREFERENCE STATED CAPITAL
20.1	Authorised
	70 717 (2023: Nil) E preference shares
	Issued
	70 717 (2023: Nil) E preference shares	50,204	50,204
	Total issued E preference stated capital	50,204	50,204
	Reconciliation of issued shares
	Balance at the beginning of the period	50,204	-
	Proceeds on issue of shares	-	50,204
	Balance at the end of the period	50,204	50,204

	Reconciliation of issued shares
	Balance at the beginning of the period	70,717	-
	Proceeds on issue of shares	-	70,117
	Balance at the end of the period	70,117	70,117

No new E preference shares with no par value were issued in the current period. (2023:  nil)

Holders of the E preference shares in issue are entitled to :

- economic participation in Adumo RF Propriety Limited's investments other than Adumo's investment in ikhokha Propriety Limited.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

20	E PREFERENCE STATED CAPITAL (continued)

20.2	Shareholders
	The E preference shareholders of the Company at reporting date are as follows :

		As at 31 March 2024		As at 30 September 2023
	E Preference shares	Number of shares	% of issued capital	Number of shares	% of issued capital
	Adumo ESS Propriety Limited	70,717	100%	70,717	100%
	Total shares in issue	70,717	100%	70,717	100%

21	EQUITY SETTLED EMPLOYEE BENEFIT RESERVE	Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000
	Equity settled employee benefit reserve	-	6,612
		-	6,612

Ikhokha RF Proprietary Limited, a direct subsidiary of Adumo RF, introduced an equity settled employee share option scheme during the 2021 year of assessment to incentivise senior management. These share options vest over the earlier of three years after issuance or the occurrence of a defined "liquidity" event and are convertible into ordinary shares of no par value upon vesting date.

These share options give rise to an equity settled employee benefit reserve and related expense to be recognised evenly over the vesting period. This equity settled employee benefit reserve and related expense are recognised at the grant date at fair value of the share options granted and take into account the estimated number of options that will eventually vest.

Effective 9 November 2023, the Ikhokha equity-settled employee benefit reserve was disposed of at fair value as part of the unbundling of Ikhokha to CATS.

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000
22	BORROWINGS
	Borrowings from external parties (22.1)	20,828	24,739
	Preference shares (22.2)	117,069	133,101
	Unsecured borrowings from non-controlling shareholder (22.3)	218	218
		138,115	158,058
	Less: Current portion shown under current liabilities	(77,398)	(89,158)
		60,717	68,900
	Comprising:
	Interest bearing borrowings	124,848	157,840
	Non-interest bearing borrowings	13,267	218
		138,115	158,058
	Reconciliation of movement in preference shares:
	Balance at the beginning of the period	133,101	161,347
	Preference dividend raised	5,530	12,282
	Preference share redeemed	(19,300)	(30,700)
	Payment of preference dividend	(2,262)	(9,828)
	Proceeds on issue of preference shares	-	-
	Balance at the end of the period	117,069	133,101

22.1. Borrowings from external parties comprises the following:

- Borrowings of R0.067 million (2023: R0.068 million) in GAAP Point of Sale Pty Ltd relate to vehicle instalment sales agreements provided by Wesbank. The loans bear interest at rates between 9,42% and 9,75% rate, are repayable in monthly instalments over a five-year period and are secured by the vehicles under the instalment sales agreement.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

22. BORROWINGS (continued)

22.1. Borrowings from external parties comprises the following (continued):

- Borrowings of R0.067 million (2023: R0.068 million) in GAAP Point of Sale Pty Ltd relate to vehicle instalment sales agreements provided by Wesbank. The loans bear interest at rates between 9,42% and 9,75% rate, are repayable in monthly instalments over a five-year period and are secured by the vehicles under the instalment sales agreement.

- R13.0 million (2023 : R15.1 million ) relates to amounts owing by Adumo Payments Proprietary Limited to Investec. The capital amount received was R12.7 million in July 2022. The loan is secured and bears interest at the South African prime rate. The loan is repayable over a period of 36 months and secured by cession of all present and future debtors, bank accounts and insurance policies and a general notarial bond registered over movable assets.

- R7.7 million (2023: R9.3 million) relates to amounts owing by Adumo Technologies Proprietary Limited to Investec. The loan is secured and bears interest at the South African prime rate. Interest is repayable on the capital portion for the first 12 months, thereafter the capital and interest is repayable on the loan over 36 months. The loan is secured by cession of all present and future debtors, bank accounts and insurance policies and a general notarial bond registered over movable assets.

22.2. The preference shares comprises the following:

- R38.5 million (2023 : R46.8 million) relates to preference shares issued by Adumo. Adumo issued, and Investec Bank Limited subscribed for 1 000 cumulative, redeemable, no par value preference shares at an issue price of R100 000 per share for a total investment of R100 million. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 80% of the South African prime rate of interest with a principal share redemption of R8 million at each payment date. The remaining balance is redeemable in full at the end of the 5 year term. At 31 March 2024, 370 (2023 : 450) preference shares are outstanding.

- R21.1 million (2023 : R23.7 million) relates to preference shares issued by Adumo. Adumo issued, and Investec Bank Limited subscribed for 35 000 cumulative, redeemable, no par value preference shares at an issue price of R100 per share for a total investment of R35 million. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 80% of the South African prime rate of interest with a principal share redemption of R2,5 million at each payment date. The remaining balance is redeemable in full at the end of the 5 year term. At 31 March 2024, 20 300 (2023 : 22 750) preference shares are outstanding.

- R57.5 million (2023: R62.6 million) relates to preference shares issued by Adumo. Adumo issued, and Investec Bank Limited subscribed for 70 000 cumulative, redeemable, no par value preference shares at an issue price of R100 per share for a total investment of R70 million. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 80% of the South African prime rate of interest with a principal share redemption of R4,9 million at each payment date. The remaining balance is redeemable in full at the end of the 5 year term. At 31 March 2024, 553 (2023 : 602) preference shares are outstanding.

Covenants

The Adumo Technologies and Adumo Payments Investec debt is subject to a financial covenant tested quarterly on 31 December, 31 March, 30 June, and 30 September each year. The Adumo Technologies covenant measures the combined gross debt-to-EBITDA ratio and the debt service cover ratio for Adumo Technologies Group and Adumo Payouts Pty Ltd. Adumo Technologies has complied with all previous covenants; however, there was a breach of the debt service ratio on 31 March 2024. Investec condoned the breach of the debt service ratio on 31 March 2024, and Adumo Technologies forecasts to meet the covenants on 30 June 2024. As a result, the full outstanding balance (R7.7 million) has been classified as a current liability.

The Adumo Payments covenants measure the entity's gross debt-to-EBITDA ratio and debt service cover ratio. Adumo Payments has complied with these covenants in both 2024 and 2023.

The preference shares are subject to a financial covenant which is tested semi-annually on 31 March and 30 September each year. The covenant measures the combination of Adumo Payments Pty Ltd, Adumo Technologies Pty Ltd, Adumo Payouts Pty Ltd and GAAP Point of Sales Pty Ltd gross debt-to-EBITDA ratio and the Preference share service cover ratio.  Adumo RF has complied with this covenant in 2024 and 2023.

Other borrowings issued by the group do not contain any covenants.

These shares do not carry voting rights.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

22. BORROWINGS (continued)

22.3. Unsecured borrowings from non-controlling shareholders comprises the following:

- R0.1million (2023: R0.1million) relates to loans owing by Humble Software Proprietary Limited. The loan is unsecured, has no fixed terms of repayment and is non-interest bearing.

- R0,1 million (2023 : R0,1 million) related to loans owing by Sales Acumen Solutions Proprietary Limited, a non-controlling shareholder of Flickpay Proprietary Limited ("Flickpay"). The loan is unsecured, has no fixed terms of repayment and is non-interest bearing.

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000

23	RESTRICTED FUNDS PAYABLE
	Unredeemed gift card liability	150,465	129,662
		150,465	129,662

Unredeemed gift card liability consists of gift cards in issue but not yet presented for payment. The liability is supported by the cash held on behalf of customers as detailed in note 15.

		Group
		As at 31 March 2024	As at 30 September 2023
		R'000	R'000

24	LOAN FROM SHAREHOLDER
	Crossfin Apis Transactional Solutions Proprietary Limited	271,593	106,446
		271,593	106,446
	Included in the Statement of Financial Position as:
	Non-current	23,593	22,251
	Current	248,000	84,195
		271,593	106,446

The balance owing to Crossfin Apis Transactional Solutions ("CATS"), comprise of the following loans:

- R23.6 million (2023: R22.3 million) relates to loans owing by Adumo Payments. The loan is unsecured, bears interest at the South African prime interest rate and is repayable in full on 1 April 2025,

- Nil (2023: R84.2 million) relates to loan owing by Adumo RF. The loan was unsecured, bears interest at the South African prime interest rate plus 2% and was convertible into ordinary equity shares. The loans were converted on the date of the Ikhokha disposal, 9 November 2023 (Note 17), at the fair value on transaction date. The fair value of Crossfin Apis Transactional Solutions Pty Ltd’s holding in the equity securities of Adumo was determined through the use of current market bid prices, and is categorised as Level 3: Unobservable inputs of the IFRS 13 'Fair Value Measurement' defined fair value hierarchy. The valuation was determined through the application of a multiple  of the underlying business’ EBITDA for the twelve months, which was based on management’s consideration of market conditions specific to the sector.

- R248.0 million (2023 : nil) arose on the Ikhokha disposal whereby the Group ceded the loan payable to shareholders for the repurchase claims (note27) to Crossfin Apis Transactional Solutions Proprietary Limited. This loan bears no interest and is repayable on demand. (non-cash).

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

25	CASH GENERATED FROM (UTILISED BY) OPERATIONS BEFORE WORKING CAPITAL CHANGES	Group
		2024	2023
		R'000	R'000

	(Loss) profit before taxation	1,407,877	(63,780)
	Adjustments for :
	Amortisation of intangible assets (note 4.4)	31,460	65,750
	Deferred revenue	10,927	476
	Depreciation of property, plant and equipment (note 4.5)	32,731	39,195
	Equity-settled employee benefit expense	398	1,437
	Finance charges (note 5)	6,138	11,424
	Foreign exchange differences	(11)	7
	Reversal of impairment of intangible assets (note 4.3)	(2,091)	(2,074)
	Finance income (note 6)	(5,747)	(4,740)
	Dividend received from related parties and in species (note 6)	(2,422)	(1,880)
	Dividend paid on preference shares (note 5)	5,530	6,112
	Gain on disposal of investment (note 8)	(1,370,985)	-
	Movement in inventory impairment allowance	(788)	1,102
	Movement in expected credit loss allowance	954	916
	Profit on disposal of property, plant and equipment	(158)	(4)
	Share of profit from joint ventures	(185)	(391)
		113,628	53,550

		Group
26	WORKING CAPITAL CHANGES	2024	2023
		R'000	R'000

	Movement in inventories	12,808	6,511
	Movement in trade and other receivables	(33,710)	(20,972)
	Movement in restricted funds receivable	3,257	(2,064)
	Movement in trade and other payables	5,992	12,275
		(11,653)	(4,250)

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

27. DISPOSAL OF SUBSIDIARY

GROUP - 2024

As disclosed in Note 16, on 14 September 2023, the Group entered into a restructuring agreement with Crossfin Apis Transactional Solutions Proprietary Limited ("CATS"), Fairhead Properties Proprietary Limited ("Fairhead"), IFC Financial Institutions Growth Fund LP ("FIG"), International Finance Corporation ("IFC"), Sun Road Investments 1 Proprietary Limited ("Sun Road"), Hardy and Hardy Proprietary Limited ("Hardy") Ikhokha Proprietary Limited ("Ikhokha"), and the management shareholders. The following steps were taken as part of the restructuring agreement, which was concluded on 9 November 2023:

Transaction between shareholders:

CATS acquired the following shares from Adumo's shareholders directly:

1. C preference shares from IFC and FIG in exchange for the issue of class C preference shares in CATS whose rights will mirror those of the IFC preference shares. Refer to note 19.

2. Ordinary and B preference shares held by Management Shareholders in Adumo in exchange for the issue of ordinary shares. Refer to note 17 and note 18.

Share Acquisition and Repurchase claims:

Adumo RF repurchased and cancelled the remaining ordinary shares held by Sun Road, Fairhead and Hardy, refer to note 17, with the repurchase claim payable on an interest-free loan account.

Adumo RF cedes repurchase loan to CATS:

CATS acquires the Sun Road, Hardy and the Fairhead repurchase claim from Sun Road, Hardy, and Fairhead from Adumo RF resulting in an interest free loan without specified repayment terms, refer to note 24.

Distribution of Ikhokha Shares:

Adumo RF distributed the Ikhokha shares as a non-cash asset distribution  to CATS at a fair value of R1.4 billion, explained further below.

Conversion of Loans to Equity:

The CATS convertible loan 1 and loan 2, which were advanced to Adumo RF in the 2023 financial year, were converted into ordinary equity shares, refer to note 17 and note 24.

As noted above and as part of the aforementioned agreement, on 9 November 2023, Ikhokha, a subsidiary of the Group, was transferred to CATS via a dividend in specie with a value of R1.4 billion to its shareholders.  This holding was previously classified as an asset held for sale  as at 30 September 2023, and at date of transfer gave rise to a profit on disposal as the fair value exceeded the carrying value of the disposal group held for sale.

In accordance with IFRIC 17 the value of dividend in-specie recognised as distribution within the statement of changes in equity was the fair value of Ikhokha at the date of distribution. The fair value of the Group's holding in the equity securities of Ikhokha was determined through the use of current market bid prices, and is categorised as Level 3: Unobservable inputs of the IFRS 13 'Fair Value Measurement' defined fair value hierarchy. The valuation was determined through the application of a multiple of 4.5x to the underlying business’ revenue for the twelve months, which was based on management’s consideration of market conditions specific to the sector.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

27. DISPOSAL OF SUBSIDIARY (continued)

The table below sets out the disposal accounting for Ikhokha, whereby the associated assets and liabilities recognized within held for sale were derecognized along with associated equity amounts pertaining to the disposal group. Applying the requirements of IFRIC 17 required the dividend in specie to be recognized at fair value at the point of disposal, leading to a gain of R 1.37 billion being recognized in the statement of operations  .

Group
2024
Ikhokha Proprietary Limited
The net assets (liabilities) disposed of as a result of the transaction is as follows:
Non-Current Assets	258 354
Goodwill attributed to disposal group	44,441
Property, plant and equipment	47,720
Intangible assets	109,824
Loans receivable	1,411
Deferred taxation	54,958
Current Assets	77,876
Inventories	11,000
Trade and other receivables	20,124
Cash and cash equivalents	46,752
Non-Current Liabilities	(36,862)
Lease payable	(36,862)
Current Liabilities	(101,873)
Trade and other payables	(72,970)
Restricted funds payable	(2,028)
Borrowings from shareholder	(17,203)
Lease payable	(9,672)

NET ASSETS DISPOSED OF ASSETS PREVIOUSLY CLASSIFIED AS HELD FOR SALE	197 495

Non-controlling interest disposed	(43,620)
Change in shareholding reserve disposed	(117,849)
Equity settled employee benefit reserve disposed	(7,010)
TOTAL DISPOSAL VALUE	29,016
CONSIDERATION RECEIVED AS FOLLOWS :
Dividend in specie	1,400,000
GAIN ON DISPOSAL OF SUBSIDIARY	1,370,985
TOTAL CASH CONSIDERATION IS MADE UP AS FOLLOWS :
Less: Cash and bank balances disposed	(46,752)
(46,752)

GROUP - 2023

There was no disposal of subsidiary for the Group for the year ended 30 September 2023.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

28. FINANCIAL RISK MANAGEMENT

Overview

The Group's activities expose it to a variety of risks, including the effect of foreign currency exchange rates and interest rates. The Group's overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group.

The Group has exposure to the following risks from its use of financial instruments:

- credit risk

- liquidity risk

- market risk

This note presents information about the Group's exposure to each of the above risks, the Group's objectives, policies and processes for measuring and managing risk and capital. Further quantitative disclosures are included throughout these financial statements.

The directors have overall responsibility for the establishment and oversight of the Group's risk management framework.

The Group's risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor adherence thereto. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group's activities. The Group, through its training in management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Group's receivables from customers.

Trade and other receivables

The Group's exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Group's customer base, including the default risk of the industry and country in which customers operate, has less of an influence on credit risk.

Credit risk

Group companies have established credit policies aligned with best practice recommendations, under which new customers are analysed individually for creditworthiness before the respective Company's standard payment and delivery terms and conditions are offered. Customers that fail to meet benchmark creditworthiness may contract with the company only on cash before delivery basis.

In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, geographic location, ageing profile, maturity and existence of previous financial difficulties.

The Group establishes an allowance for impairment that represents its estimate of anticipated losses in respect of trade and other receivables. This allowance represents a potential specific loss relating to individual specific exposures.

The Group establishes an allowance for impairment that represents its estimate of anticipated losses in respect of loans receivable from subsidiaries, joint ventures, associates and third parties. This allowance represents a potential specific loss relating to individual specific exposures.

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. The Group's approach to managing liquidity is to ensure , as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group's reputation.

Typically the Group ensures that it has sufficient cash available, as well as lines of credit, to meet expected operational expenses, including the servicing of financial obligations. The Group endeavours to mitigate the potential negative impacts of extreme circumstances that cannot reasonably be predicted, such as major catastrophes like business interruption and public liability.

As far as possible these risks are mitigated through short term insurance policies, however the costs associated with such cover are critically evaluated.

The Group's liquidity requirements are assessed on an ongoing basis as part of the Group's treasury function. Management does not believe a significant risk exists as the Group generates positive cashflows. Short term working capital requirements are managed through cash generation and where required, overdraft facilities obtained from banking institutions and additional shareholder funding.

The Group further limits its market risk by holding its cash and cash equivalents with large commercial financial institutions of good standing.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

28. FINANCIAL RISK MANAGEMENT (continued)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Group's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return on risk.

Capital management

The capital structure of the Group consists of borrowings, which includes interest and non-interest bearing borrowings disclosed under note 2, cash and cash equivalents and equity attributable to equity holders which comprises issued ordinary stated, B preference stated capital, C preference stated capital and E preference stated capital disclosed under note 17, 18, 19 and 20 and retained earnings (accumulated loss).

The Group's capital management objective is to achieve an optimal weighted average cost of capital while continuing to safeguard the Group's ability to meet its liquidity requirements (including its commitments in respect of capital expenditure), repay borrowings as they fall due and to continue as a going concern.

The policy of the Group is to achieve sufficient gearing so as to have an optimal weighted average cost of capital while also ensuring that at all times its creditworthiness is considered to be at least investment grade. The Group's gearing is evaluated as and when necessary, against the desired optimal capital structure and new borrowings proposals are considered when appropriate.

	Group
	As at 31 March 2024	As at 30 September 2023
	R'000	R'000
Financial assets comprise :
Non-current assets
Loans receivable from subsidiaries	-	-
Loans receivable	21,746	13,441
Investment: Preference Shares	68,400	65,977
Total non-current assets	90,146	79,418
Current assets
Trade and other receivables <	121,249	88,800
Restricted funds receivable	131,975	128,718
Loans receivable	10,604	-
Cash and cash equivalents	150,188	150,000
Total current assets	414,016	367,518
Total financial assets	504,162	446,936

< The following have been excluded from trade and other receivables for the purposes of financial asset classification purposes:

- Prepayments totaling R9.9 million (2023: R15.5 million) for the Group, and

- Statutory Value Added Taxation receivables totaling R3.5 million (2023: R2.4 million) for the Group.

	Loans and receivables	Other financial assets	Total	Fair value
Capital management	R'000	R'000	R'000	R'000
Categories of financial assets
Group - As at 31 March 2024
Loans receivable	32,350	-	32,350	32,350
Investment: Preference shares	-	68,400	68,400	68,400
Trade and other receivables	121,249	-	121,249	121,249
Restricted funds receivable	131,975	-	131,975	131,975
Cash and cash equivalents	150,188	-	150,188	150,188
	435,762	68,400	504,162	504,162

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

		Loans and receivables	Other financial assets	Total	Fair value
28	FINANCIAL RISK MANAGEMENT (continued)	R'000	R'000	R'000	R'000
	Capital management (continued)
	Group - As at 30 September 2023
	Loans receivable	13,441	-	13,441	13,441
	Investment: Preference shares	-	65,977	65,977	65,977
	Trade and other receivables	88,631	169	88,800	88,800
	Restricted funds receivable	128,718	-	128,718	128,718
	Cash and cash equivalents	150,000	-	150,000	150,000
		380,790	66,146	446,936	446,936

Non-current liabilities	Total	Fair value
	R'000	R'000
Financial liabilities comprise :
Group - As at 31 March 2024
Borrowings	60,717	60,717
Lease payable	9,750	9,750
Loans from shareholder	23,593	23,593
Total non-current liabilities	94,060	94,060
Current liabilities
Trade and other payables ˅	149,507	149,507
Restricted funds payable	150,465	150,465
Bank overdraft	2,610	2,610
Borrowings	77,398	77,398
Lease payable	17,858	17,858
Loan from shareholder	248,000	248,000
Total current liabilities	645,838	645,838

Total financial liabilities	739,898	739,898
Group - As at 30 September 2023
Borrowings
Lease payable	68,900	68,900
Loans from shareholder	17,295	17,295
Total non-current liabilities	22,251	22,251
	108,446	108,446
Current liabilities
Trade and other payables ˅
Restricted funds payable	162,938	162,938
Bank overdraft	129,662	129,662
Borrowings	7,465	7,465
Lease payable	89,158	89,158
Loan from shareholder	17,945	17,945
Total current liabilities	84,195	84,195
	491,363	491,363
Total financial liabilities
	599,809	599,809

˅ The following have been excluded from trade and other payables for the purposes of financial asset classification purposes for the group:

- Statutory Value Added Taxation payables totaling R5.2 million (2023: R7.3 million ),

- Leave pay accrual totaling R17.6 million (2023: R18.5 million), and

- Deferred revenue totaling R46.9 million (2023: R54.0 million).

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

28. FINANCIAL RISK MANAGEMENT (continued)

28.1 Exposure to currency risk (continued)

Currency risk, or foreign exchange risk, arises from fluctuations in the value of financial instruments due to changes in foreign exchange rates. The Group is exposed to currency risk on sales and purchases that are denominated in currencies other than the functional currency of the Group entities, which is predominantly the South African rand (ZAR).

The Group's primary exposure to currency risk is limited, as the majority of its transactions, assets, and liabilities are denominated in South African rands. As a result, the Group's exposure to currency fluctuations is minimal. For the interim reporting period, the rand has exhibited relative stability, with no significant fluctuations that could materially impact the Group's financial performance or position.

Given this context, the Group considers its currency risk to be low and no necessary to disclose detailed note or sensitivity analysis.

28.2 Exposure to interest rate risk

The carrying amount of the Group's financial assets and liabilities at reporting date that are subject to interest rate risk is as follows :

	Interest bearing	Non-interest bearing	Total
	R'000	R'000	R'000
Financial assets
Group - As at 31 March 2024
Loans receivable	32,341	9	32,350
Investment: Preference shares	68,400	-	68,400
Trade and other receivables	-	121,249	121,249
Restricted funds receivable	129,216	2,759	131,975
Cash and cash equivalents	128,494	21,694	150,188
	358,451	145,711	504,162
Group - As at 30 September 2023
Loans receivable	13,432	9	13,441
Investment: Preference shares	65,977	-	65,977
Trade and other receivables	-	88,800	88,800
Restricted funds receivable	125,924	2,794	128,718
Cash and cash equivalents	99,653	50,347	150,000
	304,986	141,950	446,936
Financial liabilities
Group - As at 31 March 2024
Borrowings	134,832	3,283	138,115
Lease payable	27,608	-	27,608
Trade and other payables	-	149,507	149,507
Restricted funds payable	2,613	147,852	150,465
Bank overdraft	2,610	-	2,610
Loan from shareholder	271,593	-	271,593
	439,256	300,642	739,898

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

28	FINANCIAL RISK MANAGEMENT (continued)	Interest bearing	Non-interest bearing	Total
		R'000	R'000	R'000
28.2	Exposure to interest rate risk
	Group - As at 30 September 2023
	Borrowings	73,056	85,002	158,058
	Lease payable	35,240	-	35,240
	Trade and other payables	-	162,938	162,938
	Restricted funds payable	-	129,662	129,662
	Bank overdraft	7,465	-	7,465
	Loan from shareholder	106,446	-	106,446
		222,207	377,602	599,809

The Group is sensitive to the movements in the South African interest rates which are the primary interest rates to which the Group is exposed. The rates of sensitivity represent an assessment of the possible change in interest rates and is not intended to represent a management forecast. If the South African interest rate decreased by 100 basis points at reporting date, then profit for the period would have increased by R0.2 million (2023: increased by R1.9 million) for the Group.

28.3	Exposure to liquidity risk

	The following are contractual maturities of financial liabilities including estimated interest payments :

		0 -1 years	2 - 5 years	There- after	Total

		R'000	R'000	R'000	R'000

	Group - As at 31 March 2024
	Borrowings	86,466	78,687	-	165,153
	Lease payable	17,858	9,750	-	27,608
	Trade and other payables	149,507	-	-	149,507
	Loan from shareholder	248,000	27,623	-	275,623
		501,831	116,060	-	617,891
	Group - As at 30 September 2023
	Borrowings	72,307	85,740	-	158,047
	Lease payable	1,419	-	-	1,419
	Trade and other payables	7,078	-	-	7,078
	Loan from shareholder	85,300	-	-	85,300
		166,104	85,740	-	251,844
29. GUARANTEES

A guarantee of R1.5 million was initially provided for the lease of new premises for the Adumo Group companies based in Johannesburg. Originally secured by Adumo RF Pty Ltd, this guarantee was subsequently transferred to Adumo Management Company Pty Ltd, effective 29 August 2023.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

30	RELATED PARTY TRANSACTIONS

The following are related parties of the Group:
	Crossfin Holdings RF Proprietary Limited	Ultimate parent company
	Crossfin SPV1 Proprietary Limited	Indirect shareholder
	Crossfin Apis Transactional Solutions Proprietary Limited	Majority shareholder
	D Aberson	Shareholder
	S Mallaby	Shareholder
	V Alexander	Shareholder
	Fairhead Property Proprietary Limited	Shareholder
	Sun Road Investment 1 Proprietary Limited	Shareholder
	Adumo ESS Proprietary Limited	Shareholder
	iKhokha (RF) Proprietary Limited	Sister company
	Adumo Online Proprietary Limited	Subsidiary
	GAAP Point of Sale Proprietary Limited	Subsidiary
	Adumo Technologies Proprietary Limited	Subsidiary
	Humble Software Proprietary Limited	Subsidiary
	SwitchPay Proprietary Limited	Subsidiary
	Adumo Management Company Proprietary Limited	Subsidiary

Details of transactions between the Group and related parties are disclosed below:

		As at 31 March 2024	As at 30 September 2023	As at 31 March 2024	As at 30 September 2023
		R'000	R'000	R'000	R'000
		Transactions	Transactions	Balance owing by (to)	Balance owing by (to)
		R'000	R'000	R'000	R'000

30.1	Management fees charged by related parties for the period and payable outstanding at reporting date
	Majority shareholder
	Crossfin Apis Transactional Solutions Proprietary Limited	3,055	3,541	571	623

	Total	3,055	3,541	571	623

30.2	Interest charged to related parties for the period and loan owing at reporting date
	Subsidiary
	iKhokha (RF) Proprietary Limited	199	1,553	-	17,033
	Adumo Online Proprietary Limited	-	-	25,045	23,968
	GAAP Point of Sale Proprietary Limited	-	-	1,500	1,500
	Adumo Technologies Proprietary Limited	-	-	30,619	30,619
	Humble Software Proprietary Limited	72	203	1,273	1,393
	SwitchPay Proprietary Limited	-	-	31,484	29,563
	Adumo Management Company Proprietary Limited	-	-	2,473	3,438

		271	1,756	92,394	107,514
	Subsidiary
	iKhokha (RF) Proprietary Limited	1,007	-	18,240	-

	Shareholders
	D Aberson	155	270	3,306	3,149
	S Mallaby	69	267	3,271	3,116
	V Alexander	157	119	1,456	1,387
	Fairhead Property Proprietary Limited	288	495	6,068	5,780
		669	1,151	14,101	13,432
	Total	1,947	2,907	124,735	120,946

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

30	RELATED PARTY TRANSACTIONS (continued)	Company
		As at 31 March 2024	As at 30 September 2023	As at 31 March 2024	As at 30 September 2023
		R'000	R'000	R'000	R'000
		Transactions	Transactions	Balance owing by (to)	Balance owing by (to)
		R'000	R'000	R'000	R'000

30.3	Interest charged by related parties for the period and loan owing at reporting date
	Majority shareholder
	Crossfin Apis Transactional Solutions Proprietary Limited	1,321	7,825	271,593	106,446
		1,321	7,825	271,593	106,446
	Total	1,321	7,825	271,593	106,446

30.4	Dividends received from related parties for the period and dividend receivable outstanding at reporting date
	Subsidiary
	Sun Road Investment 1 Proprietary Limited	432	736	12,211	11,778
	Adumo ESS Proprietary Limited	1,990	3,386	56,189	54,199
		2,422	4,122	68,400	65,977

31.   NON-CASH TRANSACTIONS

Non-cash investing transactions:

Effective 9 November 2023, lkhokha' s assets and liabilities were disposed of to the parent company, Crossfin Apis Transactional Solutions Proprietary Limited ("CATS") at fair value, through a dividend in specie of R1.4 billion.

Included in the PPE additions for the period is the acquisition of right of use asset of R1.1 million relating to right of use assets as accounted for under IFRS 16, which is considered non-cash.

Non-cash financing transactions:

Effective 9 November 2023, Crossfin Apis Transactional Solutions Pty Ltd increased its equity interest in the Group through a loan funding conversion (relating to loans issued in 2023) to equity for R95 million (93 058 ordinary shares). Refer to note 17.

Effective 9 November 2023, the Group repurchased 121 545 ordinary shares held by Fairhead Properties Proprietary Limited ("Fairhead"), Sun Road Investments 1 Proprietary Limited ("Sun Road") and Hardy and Hardy Proprietary Limited ("Hardy") at fair value of R250 million, on loan account. Refer to note 17.

Effective 9 November 2023, the Group cedes the loan payable to Fairhead, Sun Road and Hardy to Crossfin Apis Transactional Solutions Pty Ltd ("CATS").

32. GOING CONCERN

The Group incurred a net profit for the period ended 31 March 2024 of R1.4 billion (2023: net loss R59.6 million). As of that date the total assets exceeded the total liabilities by R435.1 million (2023: R748.0  million) and total current liabilities exceeded the total current assets by R238.8 million (2023: current assets exceeded current liabilities by R86.3 million). Crossfin APIS Transactional Solution have subordinated the current loan of R248 million to Adumo RF, this loan will not be called on before November 2025.

The directors have reviewed the Group and Company's cash flow forecasts to 31 March 2024 and, in the light of this review and the current financial position, they are satisfied that the Group has or has access to adequate resources to continue in operational existence for the foreseeable future. Management has implemented, and will continue to implement, actions to maximise liquidity and reduce costs to ensure the sustainability of the Group.

The directors have taken into account the subsequent events as described in this report in making their assessment of the Group's ability to continue as a going concern.

Based on the above, the financial statements have been prepared on the basis of accounting policies applicable to a going concern.

ADUMO (RF) PROPRIETARY LIMITED NOTES TO THE INTERIM FINANCIAL STATEMENTS FOR THE 6 MONTHS ENDED 31 MARCH 2024

33. SUBSEQUENT EVENTS

The following non-adjusting events have taken place between reporting date and approval of these financial statements :

Effective 1 April 2024, GAAP Point of Sale Proprietary Limited sold Long Range System Proprietary Limited and POS Control Proprietary Limited for cash proceeds of R100 each to the existing shareholders. As a result, GAAP Point of Sale Proprietary Limited no equity interest in these entities, and Long Range Systems and POS Control are no longer part of the Adumo Group.

In April 2024, an amount of R19.7 million was paid to Investec comprising R14.35 million relating to the redemption of A, D and F preference shares and R5.4 million relating to accrued dividends on the respective preference shares.

In June 2024, the terms for the remaining R30 million balance of the Investec A preference shares were extended. Dividends are scheduled to be paid on the last calendar day of April and October each year, in cash and at a dividend rate of 78% of the South African prime rate of interest with a principal share redemption of R5 million at each payment date. There will be no remaining balance at the end of the 3 year term.

May 2024 offer to acquire Adumo

On 7 May 2024, the Company entered into a Sale and Purchase Agreement (the "Sale Agreement") with Lesaka Technologies, Inc. ("Lesaka"), a public company incorporated in the State of Florida and listed on the Nasdaq Global Select Market, and Lesaka Technologies Proprietary Limited ("Lesaka SA"), a South African private company, and Adumo ESS Proprietary Limited (and together with the Company the "Sellers"). Pursuant to the Sale Agreement and subject to its terms and conditions, Lesaka, through its subsidiary, Lesaka SA, agreed to acquire, and the Sellers agreed to sell, all of the outstanding equity interests and certain claims in the Company.

The purchase consideration will be settled through the combination of an issuance of 17,279,803 shares of the Lesaka's common stock and a R232 million payment in cash. The share issuance was based off of the Base Purchase Consideration, as defined in the Sale Agreement, of ZAR 1.59 billion, less the ZAR 232 million cash payment.

The Sale Agreement includes customary covenants from the Sellers, including (i) to conduct the business in the ordinary course during the period between the execution of the Sale Agreement and the closing of the transactions contemplated thereby, and (ii) not to engage in certain kinds of transactions during such period.

The closing of the transaction is subject to customary closing conditions, including (i) approval from the competition authorities of South Africa and Namibia; (ii) exchange control approval from the financial surveillance department of the South African Reserve Bank; (iii) Lesaka obtaining confirmation from RMB that it has sufficient funds to settle the cash portion of the purchase consideration; (iv) approval of Adumo shareholders (including preference shareholders) with respect to entering into and implementation of the Sale Agreement, and all other agreements and transactions contemplated in the Sale Agreement by 6 June 2024; (v) obtaining the consent of Adumo's lender regarding Adumo entering into and implementing the Sale Agreement, and all other agreements and transactions contemplated in the Sale Agreement by 5 June 2024, (vi) the release of certain Seller's shares held as security by such bank; (vi) obtaining the consent of the lender of one of Adumo's shareholders regarding Adumo entering into the transaction by 6 June 2024; (vii) Lesaka obtaining all necessary regulatory and shareholder approval to issue the Consideration Shares to the Sellers; (viii) on or before 6 June 2024, Lesaka signing a written addendum to the Policy Agreement  it has with the International Finance Corporation that provides for the inclusion of the Consideration Shares attributable to certain Seller shareholders  in the definition of "Put Shares" under the Policy Agreement, and related changes; and (ix) obtaining certain third-party consents.

In addition, the closing of the transaction is subject to either: (i) on or before 6 July, 2024, the direct and/or indirect shareholders of one of the Sellers providing written unconditional undertakings to purchase all of certain of its shareholders pro rata entitlements to the Consideration Shares in consideration for an aggregate amount equal to ZAR 285,772,238 (the "Replacement Cash Component"); or (ii) if the foregoing does not occur in a timely manner then, on or before 31 October, 2024, Lesaka SA (or is nominee) will enter into a written unconditional agreement with Crossfin SPV in relation to the acquisition of all  of such entitlements in respect of all such Consideration Shares (other than those which are required to be liquidated in order to satisfy cash tax obligations), provided that the aggregate consideration for such entitlements will be equal to the Replacement Cash Component and provided further that (i) Lesaka SA (or its nominee) has provided a bank guarantee from RMB or other South African registered bank in respect of the settlement of such aggregate consideration and (ii) that, to the extent applicable, Lesaka SA's nominee has, prior to the conclusion thereof, obtained all approvals as may be required to conclude and implement such agreement.

Lesaka has agreed to file a resale registration statement with the United States Securities and Exchange Commission ("SEC") covering the resale of the Consideration Shares by the Sellers following the closing of the transaction. Lesaka has undertaken to use its commercially reasonable efforts to have the resale registration statement declared effective by the SEC following its filing.

Other than the above, the directors are not aware of any further material event that has taken place between reporting date and time of approving these annual financial statements.

Annex A

Execution Version

SALE AND PURCHASE AGREEMENT

between

LESAKA TECHNOLOGIES PROPRIETARY LIMITED

LESAKA TECHNOLOGIES INC.

and

THE PARTIES LISTED IN ANNEXURE A

The Central 96 Rivonia Road	Docex 111 Sandton	www.werksmans.com
Sandton 2196 Johannesburg South Africa	Tel +27 11 535 8000
Private Bag 10015 Sandton 2146	Fax +27 11 535 8600

i

ii

iii

PART 1 - PRELIMINARY MATTERS

1 PARTIES

1.1 The Parties to this Agreement are -

1.1.1 Lesaka Technologies Proprietary Limited;

1.1.2 Lesaka Technologies Inc.; and

1.1.3 the Parties listed in Annexure A.

1.2 The Parties agree as set out below.

2 INTERPRETATION

2.1 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

2.1.1 "Adumo" means Adumo (RF) Proprietary Limited, registration number 2017/540380/07, a limited liability private company duly incorporated in South Africa;

2.1.2 "Adumo Audited Accounts" means the signed, unqualified audited annual financial statements of Adumo as at and in respect of the financial year ended 30 September 2023;

2.1.3 "Adumo Auditors" means the auditors of Adumo for the time being;

2.1.4 "Adumo ESS" means Adumo ESS Proprietary Limited, registration number 2022/371949/07, a limited liability private company duly incorporated in South Africa;

2.1.5 "Adumo ESS Restructure" means the restructure of the shareholding held by: (i) Adumo ESS in Adumo; and (ii) Adumo in Adumo ESS through a series of transaction steps;

2.1.6 "Adumo ESS Sale Shares" means all of the shares held by Adumo ESS in Adumo as at the Closing Date;

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2.1.7 "Adumo Gap Period Undertaking Breach" shall have the meaning ascribed thereto in clause 21.6;

2.1.8 "Adumo Gap Period Undertaking Claim" shall have the meaning ascribed thereto in clause 21.6;

2.1.9 "Adumo Gap Period Undertakings" means, collectively, the undertakings set out in clauses 21.1, 21.2 and 21.3;

2.1.10 "Adumo Group" means Adumo and its subsidiaries, and "Adumo Group Company" means any of them, it being agreed that Innervation Namibia shall only be deemed to be an Adumo Group Company with effect from the date of implementation of the Innervation Namibia Acquisition;

2.1.11 "Adumo Group Company Representative" means any director, prescribed officer (as defined in the Companies Act) or Key Persons (in each case, acting in their capacity as such);

2.1.12 "Adumo Leakage" means -

2.1.12.1 any Distribution by the Adumo Group to or for the benefit of any of the Sellers or any Related Person of any of the Sellers;

2.1.12.2 any payments made (or assets transferred or liabilities assumed, indemnified, or incurred) by the Adumo Group to or for the benefit of any of the Sellers and/or any Related Person of any of the Sellers; and/or

2.1.12.3 the waiver or forgiveness by the Adumo Group of any economic benefit or amount owed to the Adumo Group by any of the Sellers and/or any Related Person of any of the Sellers,

but specifically excluding Adumo Permitted Leakage;

2.1.13 "Adumo MAC" means: an event, matter or circumstance, or in any combination of such events, matters or circumstances which arises after the Signature Date, in either instance, which individually or in the aggregate, has, will, or is likely to have a material adverse effect on the condition (financial or otherwise) of the Adumo Group and/or the Business such that it has caused, or can reasonably be expected to cause, a reduction in the Adumo NEV of 10% or more, and which event, matter or circumstance either cannot be remedied or has not been remedied within 20 business days of receiving written notice from the Purchaser, provided that the Closing Date shall automatically be extended to the extent required to allow such remedy period to run its course.  Without derogating from the aforegoing, an Adumo MAC will specifically exclude: (i) any breach by the Purchaser or Purchaser Holdco of their obligations in terms of this Agreement; (ii) any action or inaction taken by the Sellers in regard to Adumo with the prior written consent of the Purchaser; and (iii) anything Fairly Disclosed by the Sellers to the Purchaser before the Signature Date;

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2.1.14 "Adumo Management Accounts" means the internally prepared management accounts of the Adumo Group, for the period 1 April 2023 to close of business on 31 March 2024, attached to the Adumo Reference Email;

2.1.15 "Adumo Management Company" means Adumo Management Company Proprietary Limited, registration number 2021/147994/07, a limited liability private company duly incorporated in South Africa;

2.1.16 "Adumo NEV" means the net equity value of the Adumo Group determined based on the financial model, workings and methodology contained in the MS excel document entitled "Adumo EV to Equity Bridge" (as attached to the Adumo Reference Email);

2.1.17 "Adumo Online" means Adumo Online Proprietary Limited, registration number 2013/025842/07, a limited liability private company duly incorporated in South Africa;

2.1.18 "Adumo Online Namibia" means Adumo Online Namibia Proprietary Limited, registration number 2018/2363, a limited liability private company duly incorporated in the Republic of Namibia;

2.1.19 "Adumo Payments" means Adumo Payments Proprietary Limited, registration number 2015/427833/07, a limited liability private company duly incorporated in South Africa;

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2.1.20 "Adumo Payouts" means Adumo Payouts Proprietary Limited, registration number 2005/010672/07, a limited liability private company duly incorporated in South Africa;

2.1.21 "Adumo Permitted Leakage" means -

2.1.21.1 any salaries and bonuses (awarded in the ordinary course of business and consistent with past practise and methodology) paid by the Adumo Group in respect of the employment by the Adumo Group in the normal and ordinary course;

2.1.21.2 amounts paid by Adumo in respect of the U.S. GAAP Conversion;

2.1.21.3 the implementation of the Adumo ESS Restructure;

2.1.21.4 the payment by Adumo to CATS of a fixed monthly management fee of R496,170.00 (excluding VAT) in the ordinary course;

2.1.21.5 the redemption of the preference shares held by Adumo in Sun Road Investments 1 Proprietary Limited; and/or

2.1.21.6 any transaction costs incurred by Adumo in regard to the Transaction (including Adumo's portion of the costs relating to the U.S. GAAP Conversion, Insurance Policy and Merger Notification), subject to an aggregate maximum amount (excluding VAT) of ZAR26,000,000;

2.1.22 "Adumo Receipts" means Adumo Receipts Proprietary Limited, registration number 2016/309815/07, a limited liability private company duly incorporated in South Africa;

2.1.23 "Adumo Reference Email" means the email sent by Dean Sparrow to Steven Heilbron on 06 May 2024 at 18h12 headed "Adumo Reference Email", a copy of which is included in the Sellers' Virtual Data Room;

2.1.24 "Adumo Technologies" means Adumo Technologies Proprietary Limited, registration number 2000/029811/07, a limited liability private company duly incorporated in South Africa;

2.1.25 "Adumo Warranted Accounts" means the Adumo Management Accounts;

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2.1.26 "AFSA" means the Arbitration Foundation of Southern Africa;

2.1.27 "Agreement" means this sale of shares and claims agreement, including any annexures attached hereto;

2.1.28 "Anti-Corruption Laws" means any anti-corruption or bribery laws or regulations of any applicable jurisdiction, as amended from time to time, including -

2.1.28.1 the Prevention and Combating of Corrupt Activities Act, No. 12 of 2004;

2.1.28.2 the UK Bribery Act 2010;

2.1.28.3 the U.S. Foreign Corrupt Practices Act 1977;

2.1.28.4 any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997; and

2.1.28.5 any other law of similar purpose and scope in any applicable jurisdiction;

2.1.29 "Applicable Law" means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal, and all codes of practice, statutory guidance and policy notes having force of law, that are applicable to the Adumo Group or the Purchaser Group, as relevant;

2.1.30 "B Class Shares" means the B preference shares in Adumo which are held by CATS as at the Signature Date;

2.1.31 "Base Purchase Consideration" means an amount of ZAR1,589,400,000;

2.1.32 "Business" means the business activities conducted by the Adumo Group as at the Signature Date or at any time during the 12-month period prior to the Signature Date, including the provision of -

2.1.32.1 embedded payment solutions;

2.1.32.2 integrated payment and reconciliation services;

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2.1.32.3 programme management solutions (including corporate card services to support payroll, incentives, rewards and expense management);

2.1.32.4 customer engagement solutions (including loyalty programmes, rewards and gifting);

2.1.32.5 point-of-sale solutions (including in respect of the hospitality sector);

2.1.32.6 cloud point of sale software solutions (omni-channel and multi-location software solutions including hardware, integrated payments, and loyalty to retailers);

2.1.32.7 alternative payment solutions (connects / aggregates credit and "buy-now-pay-later" providers at the point of purchase both online and instore);

2.1.32.8 online payment solutions (card-not-present solutions, payment gateway and payment link with shopping cart integrations);

2.1.32.9 funding (including merchant cash advances);

2.1.32.10 card acquiring services and solutions;

2.1.32.11 program management solutions;

2.1.32.12 analytics (across a broad spectrum of formal traders and merchants); and

2.1.32.13 various other value-added services and products,

but specifically excluding iKhokha's business;

2.1.33 "Capacity and Authority Warranty" means each of the general warranties contained in clause 42 given by each Party in favour of the other Parties;

2.1.34 "Cash Consideration" means a cash amount of ZAR232,158,422;

2.1.35 "CATS" means Crossfin Apis Transactional Solutions Proprietary Limited, registration number 2017/541983/07, a limited liability private company duly incorporated in South Africa;

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2.1.36 "CATS Sale Shares" means all of the shares (regardless of class of share) held by CATS in Adumo, as at the Closing Date;

2.1.37 "Closing" means closing as contemplated in clause 16;

2.1.38 "Closing Date" means the 5th business day following the later to occur of: (i) the Designated Date; (ii) the date on which any Adumo Leakage or Lesaka Leakage is finally agreed, deemed to have been agreed, or finally determined in accordance with clause 12 and/or 14 (as applicable); and (iii) the date on which the Final Lesaka NEV and the Final Adumo NEV are agreed, deemed to have been agreed, or finally determined in accordance with clauses 18 and 19, and subject to any deferral in terms of the remaining provisions of this Agreement (or such other date as may be agreed between the Purchaser and the Sellers' Representatives in writing);

2.1.39 "Commissioner" means the Commissioner, appointed in terms of section 189 of the Companies Act;

2.1.40 "Companies Act" means the Companies Act, No. 71 of 2008;

2.1.41 "Competition Act" means the Competition Act, No. 89 of 1998;

2.1.42 "Competition Authorities" means the applicable competition authorities in each relevant jurisdiction in which the Business is conducted, including the commission established pursuant to Chapter 4, Part A of the Competition Act or the tribunal established pursuant to Chapter 4, Part B of the Competition Act or the appeal court established pursuant to Chapter 4, Part C of the Competition Act, as the case may be;

2.1.43 "Conditions Precedent" means the suspensive conditions set out in clause 4.1;

2.1.44 "Consideration Shares" means 17,279,803 Purchaser Holdco Shares which constitute 20.91% of the agreed total issued number of Purchaser Holdco Shares in issue of 65,355,867 on a fully diluted basis with reference to the Locked Box Date, plus the 17,279,803 Purchaser Holdco Shares to be issued pursuant to this Agreement, calculated in terms of the Consideration Share Calculation, subject to any adjustment required in terms of clause 20;

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2.1.45 "Consideration Share Calculation" means the schedule headed "Lesaka Fully-Diluted Share Count" attached to the Lesaka Reference Email;

2.1.46 "Crossfin Holdings" means Crossfin Holdings (RF) Proprietary Limited, registration number 2021/704193/07, a limited liability private company duly incorporated in South Africa;

2.1.47 "Crossfin SPV" means Crossfin SPV 1 Proprietary Limited, registration number 2021/704220/07, a limited liability private company duly incorporated in South Africa;

2.1.48 "CSDP" means Purchaser Holdco's central securities depository participant (or equivalent authorised entity in any applicable jurisdiction);

2.1.49 "Designated Date" means the day on which the last outstanding Condition Precedent is fulfilled or waived (where such Condition Precedent is capable of waiver), as the case may be;

2.1.50 "Designated Employees" means those employees of the Adumo Group listed in the schedule headed "Designated Employees" attached to the Lesaka Reference Email;

2.1.51 "Distribution" means any distribution whatsoever to shareholders, including distributions by way of dividends (including dividends in specie), capital reduction, share repurchases, fees, interest payments, royalties, repayment of loan accounts and the like, and for the avoidance of doubt, will include a "distribution" as contemplated in the Companies Act, provided that when used in respect of the Purchaser Group it shall not include the payment of any fees, interest payments, royalties or other payments to the extent these were entered into on arms' length and market related terms and in the ordinary course of business with any shareholder of Purchaser Holdco which does not hold a sufficiently large shareholding as would enable it in any way to influence the conclusion of such arrangement by the Purchaser Group or the terms on which it is concluded;

2.1.52 "Due Diligence Investigation" means the financial, legal, technical, commercial, operational and tax due diligence investigation conducted into the affairs of the Adumo Group and the Business by the Purchaser and/or its representatives;

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2.1.53 "Due Diligence Reports" means, collectively -

2.1.53.1 the legal due diligence report prepared by the Purchaser's Attorneys, dated 11 April 2024;

2.1.53.2 the financial and tax due diligence report(s) prepared by PwC dated 5 April 2024 and 10 April 2024, respectively; and

2.1.53.3 the commercial due diligence report prepared by Genesis Analytics Proprietary Limited dated 22 March 2024;

2.1.54 "Evertrade" means Evertrade 187 Proprietary Limited, registration number 2000/007099/07, a limited liability private company duly incorporated in South Africa;

2.1.55 "Expert" means an independent practising chartered accountant (South Africa) from amongst the partners or directors of KPMG, PwC, Ernst & Young or Deloitte agreed upon in writing, or failing such written agreement within 5 business days after it is requested by a Party, appointed at the request of a Party by the President for the time being of the South African Institute of Chartered Accountants (or its successor/s-in-title) from amongst the partners or directors of one of such firms;

2.1.56 "Fairly Disclosed" means the relevant fact, matter or circumstance has been disclosed in such detail as would allow a prospective purchaser (acting reasonably and in good faith) to be aware of the nature and significance of that information and make a reasonably informed assessment of the fact, matter or circumstance concerned;

2.1.57 "Final Adumo NEV" means the final net equity value of the Adumo Group as agreed, deemed to have been agreed or finally determined in accordance with clause 19;

2.1.58 "Final Lesaka NEV" means the final net equity value of Purchaser Holdco as agreed, deemed to have been agreed or finally determined in accordance with clause 18;

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2.1.59 "Flickpay" means Flickpay Proprietary Limited, registration number 2014/061617/07, a limited liability private company duly incorporated in South Africa;

2.1.60 "GAAP Botswana" means GAAP Point of Sale Botswana Proprietary Limited, registration number BW00000834470, a limited liability private company duly incorporated in the Republic of Botswana;

2.1.61 "GAAP POS" means GAAP Point of Sale Proprietary Limited, registration number 1999/003571/07, a limited liability private company duly incorporated in South Africa;

2.1.62 "GAAP POS SHA" means the written agreement entered into between, inter alios, Adumo and GAAP POS on or about 19 October 2020, governing the relationships between the shareholders of GAAP POS inter se and between GAAP POS and its shareholders;

2.1.63 "Gap Period" means the period extending from and including the Signature Date up to but excluding the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms;

2.1.64 "Government Entity" means: (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organisation described in the foregoing clauses (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organisation, or other person described in the foregoing clauses (i), (ii) or (iii) of this definition, or (v) any political party;

2.1.65 "Government Official" means (i) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Government Entity, (ii) any political party or party official or candidate for political office, (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF) or Groupe d'action Financière sur le Blanchiment de Capitaux (GAFI); or (iv) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clauses (i), (ii) or (iii) of this definition;

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2.1.66 "Gratification" shall bear the meaning ascribed to it in terms of Section 1 of the Prevention and Combating of Corrupt Activities Act, No. 12 of 2004 for purposes of interpretation in South Africa, or any similar definition contained in any other applicable Anti-Corruption Laws for purposes of interpretation in that jurisdiction;

2.1.67 "Humble Software" means Humble Software Proprietary Limited, registration number 2012/114432/07, a limited liability private company duly incorporated in South Africa;

2.1.68 "IFRS" means the International Financial Reporting Standards, as may be issued from time to time by the Board of the International Accounting Standards Committee, or its successor body, and approved for use in South Africa from time to time by the Financial Reporting Standards Council established in terms of section 203 of the Companies Act;

2.1.69 "iKhokha" means iKhokha Proprietary Limited, registration number 2012/067507/07, a limited liability private company duly incorporated in South Africa;

2.1.70 "Indemnities" means any indemnity given by the Sellers in terms of this Agreement including in terms of clause 31 and "Indemnity" shall have a corresponding meaning;

2.1.71 "Innervation Botswana" means Innervation Value Added Services Botswana Proprietary Limited, registration number BW00000728164, a limited liability private company duly incorporated in the Republic of Botswana;

2.1.72 "Innervation Namibia" means Innervation Value Added Services Namibia Proprietary Limited, registration number 2014/0926, a limited liability private company duly incorporated in the Republic of Namibia;

2.1.73 "Insurance Policy" means the written non-recourse warranty and indemnity insurance policy to be taken out by the Purchaser in terms of which a third party underwriter indemnifies the Purchaser and Adumo against all or any portion of any loss suffered by it as a result of any Purchaser Warranty and Indemnity Claims, and without recourse to the Sellers, subject to the remaining provisions of this Agreement;

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2.1.74 "Intellectual Property" means the following in any location or jurisdiction worldwide -

2.1.74.1 all inventions (whether patentable or unpatentable) and whether or not reduced to practise, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all revisions, extensions and re-examinations thereof;

2.1.74.2 all trade marks, service marks, trade dress, logos, trade names and corporate names, (including all domain names, internet and intranet names, addresses, icons and other designations useful to identify or locate the Adumo Group or the Business on a computer network such as the world wide web), together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

2.1.74.3 all works capable of copyright, all copyright, and all applications, registrations and renewals in connection therewith;

2.1.74.4 all trade secrets and business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supply lists, pricing and cost information, and business and marketing plans and proposals);

2.1.74.5 all computer software (including data and related documentation);

2.1.74.6 all patterns and/or designs and design applications and registrations;

2.1.74.7 all other proprietary rights; and

2.1.74.8 all copies and tangible embodiments thereof, in each instance in whatever form or medium;

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2.1.75 "Interim Period" means the period extending from (and including) the Locked Box Date up to (but excluding) the Signature Date;

2.1.76 "JSE" means JSE Limited, registration number 2005/022939/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.1.77 "Key Persons" means the employees of the Adumo Group listed in the schedule headed "Key Persons" attached to the Adumo Reference Email, or any one of them, as the context requires;

2.1.78 "Leased Premises" means those properties which are owned by third parties and are leased to the Adumo Group and/or used, or are available for use, in the Business;

2.1.79 "Lesaka Audited Accounts" means the signed, unqualified audited annual financial statements of the Purchaser Group as at and in respect of the financial year ended 30 June 2023, attached to the Lesaka Reference Email;

2.1.80 "Lesaka Auditors" means the auditors of the Purchaser Group from time to time;

2.1.81 "Lesaka Gap Period Undertakings" means, collectively, the undertakings set out in clauses 23.1 and 23.2;

2.1.82 "Lesaka Gap Period Undertaking Breach" shall have the meaning ascribed thereto in clause 23.3 ;

2.1.83 "Lesaka Gap Period Undertaking Claim" shall have the meaning ascribed thereto in clause 23.3;

2.1.84 "Lesaka Leakage" means 20.91% (or such applicable updated percentage based on the Final Lesaka NEV) of any Distribution by Purchaser Holdco to or for the benefit of any of its shareholders or any Related Person of any of the shareholders of Purchaser Holdco, but specifically excluding Lesaka Permitted Leakage;

2.1.85 "Lesaka MAC" means an event, matter or circumstance, or in any combination of such events, matters or circumstances, which arises after the Signature Date, which individually or in the aggregate, has, will, or is likely to have a material adverse effect on the condition (financial or otherwise) of the Purchaser Group and/or the business of the Purchaser Group such that it has caused, or can reasonably be expected to cause, a reduction in the Lesaka NEV of 10% or more, and which event, matter or circumstance either cannot be remedied or has not been remedied within 20 business days of receiving written notice from the Sellers' Representatives, provided that the Closing Date shall automatically be extended to the extent required to allow such remedy period to run its course.  Without derogating from the aforegoing, a Lesaka MAC will specifically exclude: (i) any breach by the Sellers of their obligations in terms of this Agreement; (ii) any action or inaction taken by Purchaser or Purchaser Holdco in regard to the Purchaser Group with the prior written consent of the Sellers' Representatives; and (iii) anything Fairly Disclosed by the Purchaser to the Sellers before the Signature Date;

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2.1.86 "Lesaka NEV" means the net equity value of the Purchaser Group determined based on the financial model, workings and methodology contained in the MS Excel document entitled "Lesaka EV to Equity Bridge" (as attached to the Lesaka Reference Email);

2.1.87 "Lesaka Permitted Leakage" means -

2.1.87.1 any staff loans extended, salaries paid, reimbursement of expenses, bonuses paid, Purchase Holdco Shares repurchased, by the Purchaser Group in respect of the employment by the Purchaser Group of any of its shareholders (or their respective Related Persons), in the normal and ordinary course;

2.1.87.2 any Purchaser Holdco Shares issued pursuant to any arrangements Fairly Disclosed in the Purchaser Disclosure Schedule; and

2.1.87.3 payment of the amount of R2,325,000 (excluding VAT) to VCP by the Purchaser Group in terms of the VCP Agreement; and/or

2.1.87.4 any transaction costs incurred by Purchaser Group in regard to the Transaction, subject to an aggregate maximum amount (excluding VAT) of ZAR80,000,000;

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2.1.88 "Lesaka Reference Email" means the email sent by Steven Heilbron to Dean Sparrow on 06 May 2024 at 23h01 headed "Lesaka Reference Email", a copy of which is included in the Purchaser Virtual Data Room;

2.1.89 "Licence" means any licence, permit, approval, consent, authorisation, order, licence application, and licence amendment application of or to a Governmental Entity and all governmental or third party product registrations or approvals;

2.1.90 "Liquidating Crossfin Holdings Shareholders" means the shareholders of Crossfin Holdings other than: (i) African Rainbow Capital Financial Services Holdings Proprietary Limited; and (ii) the shareholders holding B shares in Crossfin Holdings;

2.1.91 "Locked Box Date" means commencement of business on 1 April 2024;

2.1.92 "Longstop Date" means 31 October 2024, unless otherwise agreed in writing between the Sellers' Representatives and the Purchaser;

2.1.93 "Material Agreements" means the agreements listed in the schedule headed "Material Agreements" attached to the Lesaka Reference Email;

2.1.94 "Material Intra-Group Agreements" means the agreements listed in the schedule headed "Material Intra-Group Agreements" attached to the Lesaka Reference Email;

2.1.95 "Merger Notification" means the merger notice and all annexures thereto to be submitted to the Competition Authorities as contemplated in clause 5;

2.1.96 "NASDAQ" means the Nasdaq Stock Market (Nasdaq Global Select Market) of the NASDAQ OMX Group, Inc.;

2.1.97 "Non-solicitation and Confidentiality Agreement" means the written agreement headed "Non-solicitation and Confidentiality Agreement" entered into or to be entered into between, inter alios, the Purchaser and the Restrainees, in terms of which, each of the Restrainees undertakes in favour of the Purchaser and the Adumo Group that it will not: (i) use any confidential and/or proprietary information of the Adumo Group to start any new business which will compete with the Adumo Group; and (ii) for a period of 24 months after the Closing Date solicit any customers and/or employees of the Adumo Group as at the Closing Date regardless of whether or not it pertains to such a new competing business, subject to standard carve-outs in relation to unsolicited approaches from customers or employees, provided that part (ii) will fall away in respect of CATS and Crossfin SPV on the second anniversary of the Closing Date (or such earlier date on which CATS or Crossfin SPV undergoes a change of control, provided that part (ii) shall remain in place until the first anniversary of the Closing Date notwithstanding any earlier change of control);

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2.1.98 "Policy Agreement" means the written agreement headed "Policy Agreement" entered into between, inter alios, Purchaser Holdco and International Finance Corporation on or about 11 April 2016;

2.1.99 "Parties" means the parties to this Agreement which will be deemed to include Adumo with effect from the date of Adumo's adherence to this Agreement pursuant to clause 8;

2.1.100 "Permitted Transactions" means the following transactions entered into or to be entered into between the applicable Adumo Group Company and the relevant third party, in each case on terms which the Purchaser has approved in writing (acting reasonably):

2.1.100.1 the acquisition of the ECR Software business by GAAP POS as a going concern;

2.1.100.2 the acquisition by Adumo Technologies of the minority shareholders' equity interest in Innervation Namibia (the "Innervation Namibia Acquisition"); and

2.1.100.3 the refinancing and/or extension of the working capital debt facility with Investec Bank Limited and the "A" preference shares held by Investec Bank Limited as the case may be;

2.1.101 "Pre-Closing Adumo Leakage Certificate" shall have the meaning ascribed thereto in clause 12.2;

2.1.102 "Pre-Closing Lesaka Leakage Certificate" shall have the meaning ascribed thereto in clause 14.2;

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2.1.103 "Prime Rate" means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 day year irrespective of whether or not the year is a leap year, from time to time published by Rand Merchant Bank (a division of FirstRand Bank Limited) as being its prime overdraft rate, as purportedly certified by any representative of that bank whose appointment and designation it shall not be necessary to prove;

2.1.104 "Purchase Consideration" means the Base Purchase Consideration, as adjusted in accordance with the provisions of clauses 12, 13 and 20, to the extent required;

2.1.105 "Purchaser" means Lesaka Technologies Proprietary Limited, registration number 2002/031446/07, a limited liability private company duly incorporated in South Africa;

2.1.106 "Purchaser's Attorneys" means Werksmans Inc. t/a Werksmans Attorneys, registration number 1990/007215/21, a firm of attorneys duly incorporated as a personal liability company in South Africa;

2.1.107 "Purchaser's Deal Team Members" means Ali Mazanderani, Naeem Kola, Steven Heilbron, Lincoln Mali, George Roussos, Nomaxabiso Teyise, Martin Wright, Basie Kok, Zwelethu Masinga and Denzel Landie;

2.1.108 "Purchaser's Disclosure Schedule" means a schedule headed "Disclosure Schedule" containing various disclosures against the Purchaser Warranties and for purposes of the any undertakings contained in this Agreement, which schedule is attached to the Lesaka Reference Email;

2.1.109 "Purchaser Due Diligence Index" means the index recording the documentation and information contained in the Purchaser Virtual Data Room, a copy of which is attached to the Lesaka Reference Email;

2.1.110 "Purchaser Group" means Purchaser Holdco and its subsidiaries, and "Purchaser Group Company" means any of them;

2.1.111 "Purchaser Group Company Representative" means any director or prescribed officer (as defined in the Companies Act or any equivalent position under equivalent legislation in the United States of America) of Purchaser Holdco and/or the Purchaser;

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2.1.112 "Purchaser Holdco" means Lesaka Technologies, Inc., IRS Employer Identification Number 98-0171860, a corporation duly incorporated in accordance with the laws of the State of Florida, United States of America, which shares of common stock are publicly traded on the NASDAQ (NASDAQ share code: LSAK) and Johannesburg Stock Exchange (JSE share code: LSK);

2.1.113 "Purchaser Holdco Share" means one share of common stock, with a par value of USD0.001 per share, in Purchaser Holdco, being a share of common stock which may be publicly traded on the NASDAQ or the securities exchange owned and operated by the JSE;

2.1.114 "Purchaser Title Warranties" means the title warranties given by Purchaser Holdco as contained in clauses 1 and  2 of Annexure C;

2.1.115 "Purchaser Virtual Data Room" means the virtual data room hosted by Ansarada and accessed via the link https://dataroom.ansarada.com/Project_Odyssey, made available to the Sellers, containing the documents set out in the Purchaser Due Diligence Index;

2.1.116 "Purchaser Warranties" means the warranties in Annexure C and otherwise expressly given by Purchaser Holdco to the Sellers in terms of this Agreement;

2.1.117 "Purchaser Warranty and Indemnity Claims" means any and all claims of any nature whatsoever (including in terms or by way of any actions, applications, suits, proceedings, hearings, investigations, charges, complaints, demands, interdicts, judgements, orders, decrees, directives or rulings) which the Purchaser may have arising from a breach of or non-compliance with any Sellers' Warranty/ies and/or from any Indemnity contained in this Agreement;

2.1.118 "PwC" means PricewaterhouseCoopers Incorporated, registration number 1998/012055/21, a personal liability company incorporated in South Africa;

2.1.119 "Related Seller Entities" means the entities described in the schedule headed "Related Seller Entities", which schedule is attached to the Adumo Reference Email;

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2.1.120 "Related Person" means in respect of any Party, a person or entity that is related to such Party in accordance with the provisions of section 2 of the Companies Act;

2.1.121 "Relevant Parties" shall have the meaning ascribed thereto in clause 12.5;

2.1.122 "Replacement Cash Component" means an amount of R285,772,238;

2.1.123 "Restrainees" means, collectively, the following:

2.1.123.1 management investors: Vaughan Alexander (and Alexander Destiny Proprietary Limited), David Aberson, Izak Johan Steyn, Stephen Mallaby (and Cinmot Proprietary Limited), Paul Kent (and Sun Road Investments 1 Proprietary Limited), Grant Manicom (and Fairhead Property Proprietary Limited), Chris Hardy (and Hardy and Hardy Proprietary Limited), Janet Ernst, Jarret Wilson, Brian Anderson, Tom Morrison; and

2.1.123.2 institutional investors: CATS and Crossfin SPV;

2.1.124 "Sale Claims" means all amounts owing by the Adumo Group to the Sellers on loan account as at the Closing Date, and includes any unpaid interest accrued thereon, including the loan claim owing by Adumo to CATS and the loan claim owing by Adumo Payments to CATS (together with any unpaid interest accrued thereon);

2.1.125 "Sale Equity" means, collectively, the Sale Shares and the Sale Claims;

2.1.126 "Sale Shares" means, collectively, the CATS Sale Shares and the Adumo ESS Sale Shares;

2.1.127 "Sanctions Law and Regulations" means (i) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, all as amended, or regulations of the US Treasury Department Office of Foreign Assets Controls ("OFAC"), or any export control law or regulation applicable to US-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the United States government at the prevailing point in time (ii) any U.S. sanctions related to or administered by the Department of State and (iii) any sanctions measures or embargos imposed by the United Nations Security Council, His Majesty's Treasury, the European Union or other relevant sanctions authority;

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2.1.128 "Sanctions Target" means (i) any country or territory that is the subject of country-wide or territory-wide Sanctions; (ii) a person or entity that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC or any equivalent list of sanctioned persons issued by the U.S. Department of State; or (iii) a person or entity that is located in or organised under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Sanctions Law and Regulations;

2.1.129 "SEC" means the U.S. Securities and Exchange Commission;

2.1.130 "Sellers" means, collectively, the parties listed in Annexure A;

2.1.131 "Sellers' Attorneys" means Webber Wentzel, as attorneys to the Sellers;

2.1.132 "Sellers' Designated Accounts" means the bank account nominated by CATS as set out in Annexure A and the bank account nominated by Adumo ESS by written notice to the Purchaser at least 3 business days prior to the Closing Date;

2.1.133 "Sellers' Disclosure Schedule" means a schedule headed "Disclosure Schedule" containing various disclosures against the Sellers' Warranties and Indemnities and for purposes of the Adumo Gap Period Undertakings, which schedule is attached to the Adumo Reference Email;

2.1.134 "Sellers' Due Diligence Index" means the index recording the documentation and information contained in the Sellers' Virtual Data Room, a copy of which is attached to the Adumo Reference Email;

2.1.135 "Sellers' Proportions" means the proportions in which the Sellers are disposing of their shares in Adumo, being as set out in Annexure A;

2.1.136 "Sellers' Representatives" means the representatives of the Sellers for purposes of this Agreement appointed in terms of clause 40;

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2.1.137 "Sellers' Tax Warranty" means the warranties regarding Tax contained in clause 10 of Annexure B;

2.1.138 "Sellers' Title Warranties" means the title warranties contained in clauses 1 and  2 of Annexure B;

2.1.139 "Sellers' Virtual Data Room" means the virtual data room hosted by Secure Docs and accessed via the link https://adumo.securedocs.com/, for the preparation of the Due Diligence Reports containing the documents set out in the Sellers' Due Diligence Index;

2.1.140 "Sellers' Warranties" means the warranties in Annexure B and otherwise expressly given by the Sellers to the Purchaser in terms of this Agreement;

2.1.141 "Sellers' Warranty Claims" means any and all claims of any nature whatsoever (including in terms or by way of any actions, applications, suits, proceedings, hearings, investigations, charges, complaints, demands, interdicts, judgements, orders, decrees, directives or rulings) which the Sellers may have arising from a breach of or non-compliance of any Purchaser Warranty;

2.1.142 "Signature Date" means the date of signature of this Agreement by the Party last signing, provided that all parties have signed the Agreement;

2.1.143 "South Africa" means the Republic of South Africa;

2.1.144 "SwitchPay" means SwitchPay Proprietary Limited, registration number 2017/510509/07, a limited liability private company duly incorporated in South Africa;

2.1.145 "Takeover Regulation Panel" means the Takeover Regulation Panel established in terms of section 196 of the Companies Act;

2.1.146 "Tax Warranty" means the warranties regarding Tax contained in clause 10 of Annexure B;

2.1.147 "Term Sheet" means the confidential non-binding term sheet entered into between CATS and Purchaser Holdco on or about 22 December 2023;

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2.1.148 "Transaction" means the sale of the Sale Equity by the Sellers to the Purchaser in consideration for the Purchase Consideration, as set out in this Agreement;

2.1.149 "TSM" means the transaction structuring memorandum to be prepared by Webber Wentzel in respect of the Adumo ESS Restructure;

2.1.150 "U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time;

2.1.151 "U.S. GAAP Conversion" means the conversion of financial information (including the Adumo Audited Accounts) and other information of the Adumo Group to U.S. GAAP and/or other reporting requirements and laws (including the U.S. Securities and Exchange Commission), as designated by the Purchaser;

2.1.152 "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended;

2.1.153 "USD" means United States Dollars, the lawful currency of the United States of America;

2.1.154 "VCP" means Value Capital Partners Proprietary Limited, registration number 2016/242305/07, a limited liability private company duly incorporated in South Africa;

2.1.155 "VCP Agreement" the written agreement headed "Securities Purchase Agreement" entered into between VCP and Purchaser Holdco on or about 22 March 2022, as amended in terms of a first addendum thereto entered into between VCP and Purchaser Holdco on or about 16 March 2023; and

2.1.156 "ZAR" or "Rand" means South African Rands, the lawful currency of South Africa.

2.2 In this Agreement -

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2.2.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2 an expression which denotes -

2.2.2.1 any gender includes the other genders;

2.2.2.2 a natural person includes a juristic person and vice versa;

2.2.2.3 the singular includes the plural and vice versa; and

2.2.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law;

2.2.3 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3 Any reference in this Agreement to -

2.3.1 "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day.  Any reference to time shall be based upon South African Standard Time;

2.3.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as lawfully proclaimed by the government of South Africa and/or the federal government of the United States of America from time to time.  Days shall be measured with reference to South African Standard Time;

2.3.3 "laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Government Entity; and the common law, and "law" shall have a similar meaning;

2.3.4 "person" means any natural person, company, close corporation, trust, partnership, joint venture, association, unincorporated association, Government Entity, or other entity whether or not having separate legal personality;

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2.3.5 "tax" means all income tax, capital gains tax, secondary tax on companies (or any similar tax replacing or substituting it), dividend tax, value-added tax, stamp duty, securities transfer tax, uncertificated securities tax, PAYE, levies, assessments, imposts, deductions, charges and withholdings whatsoever in terms of any tax legislation, and includes all penalties and interest payable as a consequence of any failure or delay in paying any taxes.

2.4 The words "include" and "including" mean "include without limitation" and "including without limitation".  The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5 Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6 Words and expressions defined in any clause of or Annexure to this Agreement shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10 The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

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2.11 No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.12 The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.13 Whenever any person is required to act "as an expert and not as an arbitrator" in terms of this Agreement, then -

2.13.1 the determination of the expert shall (in the absence of manifest error) be final and binding;

2.13.2 subject to any express provision to the contrary, the expert shall determine the liability for his or its charges, which shall be paid accordingly;

2.13.3 the expert shall be entitled to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair or unreasonable;

2.13.4 the expert shall consult with the relevant Parties (provided that the extent of the expert's consultation shall be in his or its sole discretion) prior to rendering a determination; and

2.13.5 having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.

2.14 Any reference in this Agreement to "this Agreement" or to any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.15 In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

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PART 2 - PRELIMINARY MATTERS

3 INTRODUCTION

3.1 The shares in Adumo are beneficially owned by and registered in the names of the Sellers.

3.2 CATS has claims on loan account against the Adumo Group.

3.3 The Purchaser wishes to purchase the Sale Equity from the Sellers and the Sellers have agreed to sell the Sale Equity to the Purchaser with effect from the Locked Box Date, on the terms and subject to the conditions herein contained.

3.4 The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4 CONDITIONS PRECEDENT

4.1 Save for clauses 1 to 9 (both inclusive), clause 11.4, clauses 18 to 27 (both inclusive) and clause 30.1, clauses 36 to 40 (both inclusive) and clauses 42 to 53 (both inclusive), all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that -

4.1.1 on or before the Signature Date, the board of directors of the Purchaser has approved (and, if applicable, ratified) the entering into and implementation of this Agreement, the Transaction and all other agreements and transactions contemplated herein;

4.1.2 on or before the Signature Date, the board of directors of Purchaser Holdco has approved (and, if applicable, ratified) the entering into and implementation of this Agreement, the Transaction and all other agreements and transactions contemplated herein;

4.1.3 on or before the Signature Date, the board of directors and the shareholders of each of the Sellers has approved (and, if applicable, ratified) the entering into and implementation of this Agreement, the Transaction and all other agreements and transactions contemplated herein;

4.1.4 on or before the Signature Date, the board of directors of Adumo has approved the Transaction and all other agreements and transactions contemplated in this Agreement, including the transfer of the Sale Equity (other than the Sale Claims attributable to the amounts owing by Adumo Payments to CATS) to the Purchaser pursuant to this Agreement as well as the adherence by Adumo to this Agreement pursuant to clause 8 which board approval shall be subject to the shareholder approval in clause 4.1.13;

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4.1.5 on or before the Signature Date, the board of directors of Adumo Payments has approved transfer of the portion of the Sale Claims attributable to the amounts owing by Adumo Payments to CATS to the Purchaser pursuant to this Agreement;

4.1.6 on or before the Signature Date, to the extent required, the shareholders of each of Crossfin Holdings and Crossfin SPV have passed all such resolutions as may be required to approve and implement the Transaction;

4.1.7 on or before the Signature Date, the Non-solicitation and Confidentiality Agreements in respect of the institutional investors referred to in clause 2.1.123.2 have been entered into and have become unconditional in accordance with their respective terms, save in respect of any condition therein requiring that this Agreement becomes unconditional;

4.1.8 on or before the Signature Date, an addendum to amend clause 15 (Roll-Up and Adumo Option) of the GAAP POS SHA has been entered into by the parties thereto on terms which the Purchaser has confirmed in writing are reasonably acceptable to it;

4.1.9 on or before the first business day after the Signature Date, the Insurance Policy has been entered into, upon terms and conditions reasonably acceptable to the Sellers' Representatives and the Purchaser;

4.1.10 on or before the date which is 30 days after the Signature Date, the Non-solicitation and Confidentiality Agreements in respect of the management investors referred to in clause 2.1.123.1 have been entered into and have become unconditional in accordance with their respective terms, save in respect of any condition therein requiring that this Agreement becomes unconditional;

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4.1.11 on or before the date which is 30 days after the Signature Date, letters from Rand Merchant Bank (a division of FirstRand Bank Limited) and Purchaser Holdco have been delivered to the Sellers' Representatives which, taken together, confirm that the Purchaser has access to sufficient funds to settle the Cash Consideration and on terms reasonably acceptable to the Sellers' Representatives;

4.1.12 on or before the date which is 30 days after the Signature Date, the Purchaser has confirmed in writing that: (i) any amendments reasonably required to the employees' existing employment contracts have been entered into between the applicable Adumo Group Company and such Designated Employee; and/or (ii) the existing employment agreement pertaining to that Designated Employee is reasonably acceptable to the Purchaser;

4.1.13 on or before the date which is 30 days after the Signature Date, the shareholders (including preference shareholders) of Adumo have approved the entering into and implementation of this Agreement, the Transaction and all other agreements and transactions contemplated herein, including the transfer of the Sale Equity (other than the Sale Claims attributable to the amounts owing by Adumo Payments to CATS) to the Purchaser pursuant to this Agreement;

4.1.14 on or before the date which is 30 days after the Signature Date, Investec Bank Limited has, to the extent required: (i) consented in writing to Adumo's entering into and implementation of this Agreement, the Transaction and all other agreements and transactions contemplated herein and waived any rights which it may have in relation to the Transaction, and (ii) released all Sale Shares and Sale Claims held by CATS against any Adumo Group Company from any and all pledges and cessions in Investec Bank Limited's favour, either unconditionally or should the consent be conditional, then upon such conditions as may be reasonably acceptable to the Purchaser;

4.1.15 on or before the date which is 30 days after the Signature Date, ABSA Bank Limited has delivered its written consent to Crossfin Holdings in relation to Adumo's entering into and implementation of this Agreement, the Transaction and, to the extent required, all other agreements and transactions contemplated herein;

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4.1.16 on or before the date which is 30 days after the Signature Date, the Insurance Policy has been endorsed to include the Adumo ESS Restructure;

4.1.17 on or before the date which is 30 days after the Signature Date, Purchaser Holdco has signed a written addendum to the Policy Agreement (which, if countersigned by the "Investors" (as defined in the Policy Agreement)) would become binding, which addendum achieves the inclusion of such Investors' attributable portion of Consideration Shares under the Transaction ("Additional Put Shares"), as follows: (i) "Put Shares", amended to make specific reference to the Additional Put Shares acquired as a result of the implementation of the Transaction; and (ii) "Put Price Per Share" amended to make specific reference, as a separate category of Purchaser Holdco Shares, to the Additional Put Shares and the price per share attributable to each such Purchaser Holdco Share under the Transaction;

4.1.18 either; (i) on or before 60 days after the Signature Date, the direct and/or indirect shareholders of CATS have provided written unconditional undertakings to purchase all (and not only a portion) of the Liquidating Crossfin Holdings Shareholders' pro rata entitlements to the Consideration Shares in consideration for an aggregate amount equal to the Replacement Cash Component; or (ii) if part (i) of this Condition Precedent is not timeously fulfilled then, on or before the Longstop Date, the Purchaser (or its nominee provided that such nominee is not located in the United States of America and is not a U.S. person) has concluded a written unconditional agreement with Crossfin SPV in relation to the acquisition of all (and not only a portion) of such entitlements in respect of all such Consideration Shares (other than those which are required to be liquidated in order to satisfy cash tax obligations), provided that the aggregate consideration for such entitlements will be equal to the Replacement Cash Component and provided further that: (i) the Purchaser (or its nominee, as applicable) has provided a bank guarantee from Rand Merchant Bank (a division of FirstRand Bank Limited) or other South African registered bank in respect of the settlement of such aggregate consideration and (ii) that, to the extent applicable, the Purchaser's nominee has, prior to the conclusion thereof, obtained all approvals as may be required to conclude and implement such agreement;

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4.1.19 on or before the Longstop Date, to the extent required in accordance with the terms of the Material Agreements, the relevant third parties to the Material Agreements have consented in writing to the change of control over Adumo that will result from the implementation of this Agreement, either unconditionally or should the consent be conditional, then upon such conditions as may be acceptable to the Purchaser (acting reasonably);

4.1.20 on or before the Longstop Date, the Sellers' Representatives provides documentary evidence to the satisfaction of the Purchaser (acting reasonably) that the agreements in terms of which the Adumo ESS Restructure will be implemented in accordance with the TSM have been entered into and each such agreement has become unconditional in accordance with its terms (save for any condition requiring this Agreement to become unconditional or closing to occur in terms of this Agreement);

4.1.21 on or before the Longstop Date, any and all shareholder approvals and regulatory approvals required for the purposes of Purchaser Holdco issuing the Consideration Shares to the Sellers have been obtained; and

4.1.22 on or before the Longstop Date, to the extent required -

4.1.22.1 the Competition Authorities have approved the implementation of the Transaction either unconditionally or on condition/s which the Purchaser and the Sellers' Representatives have confirmed, in writing, are acceptable to them (taking into account the provisions of clause 5.8);

4.1.22.2 the Parties have obtained the relevant exchange control approval/s for the transactions provided for in this Agreement from the financial surveillance department of the South African Reserve Bank (either directly or acting through one of its authorised dealers); and

4.1.22.3 the Takeover Regulation Panel has provided written approval confirming that the Transaction has been unconditionally exempted from the application of Parts B and C of Chapter 5 of the Companies Act and the Takeover Regulations in its entirety, in terms of section 119(6) of the Companies Act.

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4.2 All Parties shall use their reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent, as reasonably possible after the Signature Date.

4.3 The Conditions Precedent set out in -

4.3.1 clause 4.1.17 has been inserted for the benefit of the Purchaser and CATS, which will be entitled to waive fulfilment of such Condition Precedent, in whole or in part, by written agreement between the Purchaser and CATS prior to the expiry of the time period set out in that clause;

4.3.2 clauses 4.1.1, 4.1.2, 4.1.7, 4.1.8, 4.1.10, 4.1.12 and 4.1.20 have been inserted for the benefit of the Purchaser, which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice to the Sellers' Representatives prior to the expiry of the relevant time periods set out in those clauses;

4.3.3 clauses 4.1.3, 4.1.4, 4.1.5, 4.1.6 and 4.1.11 have been inserted for the benefit of the Sellers, which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice by the Sellers' Representatives delivering notice thereof to the Purchaser prior to the expiry of the relevant time periods set out in those clauses;

4.3.4 clauses 4.1.9, 4.1.13, 4.1.14, 4.1.15, 4.1.16, 4.1.18, 4.1.19 and 4.1.21, have been inserted for the benefit of all the Parties who will be entitled to waive fulfilment of such Conditions Precedent, in whole or in part, by written agreement between the Purchaser and the Sellers' Representatives prior to the expiry of the relevant time periods set out in those clauses; and

4.3.5 clause 4.1.22 is not capable of being waived.

4.4 Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Purchaser and the Sellers' Representatives before the aforesaid date or dates) the provisions of this Agreement, save for clauses 1 to 4 (both inclusive), clause 9, and clauses 44 to 53 (both inclusive), which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause  4.2.

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4.5 In the event that part (ii) of the Condition Precedent contained in clause 4.1.18 is applicable and the Purchaser (or its nominee, as applicable) has offered to conclude a binding agreement with Crossfin SPV which complies with the requirements set out in part (ii) of that Condition Precedent, Crossfin SPV hereby undertakes to enter into such agreement with the Purchaser (or its nominee, as applicable) and each of Crossfin Holdco and the Purchaser (or its nominee, as applicable) hereby undertakes to do and procure the doing of all such things as may be required to give effect to the resultant transactions.  In addition, the Parties agree that in the event of a dispute between the Purchaser and Crossfin SPV arising out of or in respect of that Condition Precedent or the undertaking contained in this clause 4.5, the time and date for fulfilment of that Condition Precedent will automatically be extended for such further period of time to allow for the final resolution of such dispute in the appropriate legal forum.

5 MERGER NOTIFICATION TO COMPETITION AUTHORITIES

5.1 It is recorded that the Transaction and, to the extent applicable, the other transactions contemplated in this Agreement will result in a change in control, which will require the approval of the relevant Competition Authorities prior to this Agreement being implemented.

5.2 The Sellers and the Purchaser shall as soon as reasonably possible after the Signature Date, jointly instruct the Purchaser's Attorneys to prepare and submit a merger notice in respect of the Transaction and, to the extent necessary, the other transactions contemplated in this Agreement to the relevant Competition Authorities for approval.

5.3 The Sellers and the Purchaser shall procure that the Merger Notification is submitted to the Competition Authorities by no later than 20 business days after the Signature Date.

5.4 The Sellers and the Purchaser agree that the Merger Notification shall not be submitted to the relevant Competition Authority without the Sellers' Representatives or the Sellers' Attorneys having had a reasonable opportunity to review and comment on the draft Merger Notification and thereafter consenting in writing, to the submission of the Merger Notification to the relevant Competition Authority.

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5.5 Each of the Parties shall -

5.5.1 sign all documents and expeditiously provide all necessary information upon being required to do so;

5.5.2 use its reasonable endeavours and shall take all such steps and render all such assistance as may be reasonably necessary to procure that the Merger Notification is properly prepared and duly submitted within the time period specified in clause 5.3;

5.5.3 procure that their respective third-party advisors (including their respective attorneys) co-operate with one another in good faith; and

5.5.4 do everything reasonably required by the Competition Authorities in order to enable the Merger Notification to be dealt with, to the extent that it is within its power to do so.

5.6 Once the Merger Notification has been submitted to the relevant Competition Authority, prior to the receipt of the decision of the relevant Competition Authority adjudicating the Competition Notification, the Purchaser shall procure that the Purchaser's Attorneys give a full account to the Sellers' Attorneys from time to time in regard to any interactions it (or the Purchaser) may have (other than as may pertain to competitively sensitive information and/or confidential information of the Purchaser) with the Competition Authorities.

5.7 The Purchaser shall be responsible for 50% and Adumo shall be responsible for 50% of the mandatory filing fees payable to each of the Competition Authorities in connection with the filing of the Merger Notification, subject to an aggregate maximum amount in respect of Adumo's contribution of ZAR500,000. Each Party shall bear its own legal costs associated with the preparation of such Merger Notification (if any).

5.8 The Parties shall be required to accept any reasonable conditions which may be imposed by a Competition Authority on the implementation of the Transaction.

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6 COMPLIANCE WITH U.S. GAAP

The Purchaser has appointed PwC to perform the U.S. GAAP Conversion and related matters for purposes of Purchaser Holdco's compliance with its filing obligations related to U.S. securities law under this Transaction. The Purchaser shall be responsible for 50% and Adumo shall be responsible for 50% of the costs of and associated with the U.S. GAAP Conversion, subject to an aggregate maximum amount in respect of Adumo's contribution of ZAR2,825,000. Adumo shall refund Purchaser 50% of the costs within 7 days of presentation of invoices from PwC.

7 CONFIRMATION BY EXTERNAL U.S. COUNSEL OF CERTAIN MATTERS

The Sellers will be entitled, within a period of 5 business days after the Signature Date, to procure advice from an external legal counsel in the United States of their choosing, regarding the lawfulness of the ability of the Sellers and their direct and indirect shareholders to transact as contemplated in clauses 4.1.18, 11.4 and 11.5.  To the extent that such legal advice does not confirm this, the Sellers shall give written notice thereof to the Purchaser (together with a copy of such advice (on a non-reliance basis)) whereupon the Parties will negotiate in good faith in order to bring about such amendments to the Agreement as may be required in order to give effect to the spirit and purport of such clauses in a lawful manner.

8 ADHERENCE BY ADUMO AND UNDERTAKINGS BY SELLERS

8.1 The Sellers hereby undertake to procure that Adumo signs a deed of adherence to this Agreement in a form reasonably satisfactory to the Purchaser, (the "Deed of Adherence") by no later than two business days following the date on which the Condition Precedent in clause 4.1.13 is fulfilled.

8.2 From the Signature Date until the date on which Adumo signs the Deed of Adherence, the Sellers shall procure that Adumo complies with the provisions of this Agreement to the extent applicable.

8.3 Each of the Sellers hereby undertakes to vote in favour of the resolutions referred to in clause 4.1.13 (in their respective capacities as shareholders in Adumo) acknowledging that the Purchaser is placing reliance on their ability to procure the adoption of such resolution (accepting that the Sellers have no control over Investec's vote which is the only reason why such resolution was incapable of being adopted on or before the Signature Date).

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9 TERMINATION OF TERM SHEET

The Parties hereby agree that the Term Sheet shall terminate on the Signature Date and be of no further force and effect.

PART 2 - SALE PROVISIONS

10 SALE

10.1 Subject to the fulfilment of the Conditions Precedent, the Sellers hereby sell to the Purchaser, which hereby purchases from the Sellers, its respective Sale Equity, as one composite and indivisible transaction.

10.2 Notwithstanding the Signature Date and the Closing Date, all risk in and all benefit attaching to the Sale Equity will pass to the Purchaser on the Closing Date but with effect from the Locked Box Date.

10.3 Possession and effective control of the Sale Equity will be given to the Purchaser on the Closing Date.  The Sellers will accordingly retain the right to exercise all voting rights attaching to the Sale Shares until Closing.

10.4 On the Closing Date, ownership of the Sale Equity shall pass from the Sellers to the Purchaser on the Closing Date.

11 PURCHASE CONSIDERATION AND SETTLEMENT

11.1 The Purchase Consideration will be allocated to the Sale Equity, as follows -

11.1.1 in respect of the Sale Claims, the face value thereof; and

11.1.2 in respect of the Sale Shares, the balance of the Purchase Consideration.

11.2 The value attributable to the Consideration Shares will be an amount equal to the Purchase Consideration less the Cash Consideration.

11.3 The Purchase Consideration will be settled on the Closing Date, as follows -

11.3.1 the Cash Consideration will be paid by the Purchaser to the Sellers in the Sellers' Proportions into the Sellers' Designated Accounts; and

11.3.2 Purchaser Holdco will discharge a portion of the Purchase Consideration on behalf of the Purchaser, by issuing the Consideration Shares, in the Sellers' Proportions, into the Sellers' CSDP accounts as nominated in terms of clause 16.4 (and on the Closing Date the Purchaser will record a loan in its books of account in the name of Purchaser Holdco in an equivalent amount).

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11.4 The Sellers shall have the right, by way of the Sellers' Representatives delivering written notice to Purchaser Holdco ("Nomination Notice") by no later than 5 business days prior to the Closing Date, to nominate one or more of the direct or indirect shareholders of the Sellers to accept in their own name any Consideration Shares which would otherwise have been issued to the Sellers under the Agreement ("Sellers' Nominees"). The Nomination Notice shall: (i) contain the details of the Sellers' Nominees (including the Sellers' Nominees' CSDP accounts); (ii) specify the proportions in which the Consideration Shares will be issued to the Sellers' Nominees; and (iii) confirm that, to the extent applicable, the approval from the financial surveillance department of the South African Reserve Bank (either directly or acting through one of its authorised dealers) has been obtained and the Nomination Notice shall enclose written documentary evidence of such approval. The Sellers agree that Purchaser Holdco shall be deemed to have fully discharged its obligation to settle any component part of the Purchase Consideration settled to a Sellers' Nominee once the designated number of Consideration Shares has been duly issued to the applicable Sellers' Nominees' respective CSDP accounts. Notwithstanding anything to the contrary in this Agreement or any investigation or examination conducted, or any knowledge possessed or acquired, by or on  behalf of Purchaser Holdco or the Purchaser (i) it is expressly acknowledged and agreed that the preparation of the Nomination Notice and the calculations and allocations set forth therein are the sole responsibility of the Sellers, and the Purchaser and Purchaser Holdco shall be entitled to conclusively rely on the Nomination Notice, without any obligation to investigate or verify the accuracy or correctness thereof, and to issue Consideration Shares in accordance therewith and (ii) in no event will the Purchaser or Purchaser Holdco have any liability to any person (including the Sellers) in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation or contents of the Nomination Notice (including any updated version thereof delivered pursuant hereto) and the allocations set forth therein or payments made pursuant thereto.

11.5 Subject to clause 11.4, the Sellers shall not (and shall procure that, to the extent applicable, the Sellers' Nominees shall not) grant any option for the sale (including without limitation any short sale), sell, transfer or dispose (or do or permit the doing of anything which is intended to have substantially the same economic effect as any of the aforegoing) of their Consideration Shares to or in favour of any other person, until 180 days after the Closing Date (the "Lockup Period"), provided, however that:

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11.5.1 the Sellers (and/or Sellers' Nominees) may encumber Consideration Shares in favour of third party funders;

11.5.2 the Sellers (and/or Sellers' Nominees) may sell Consideration Shares for cash to the Related Seller Entities during the Lockup Period, so long as (i) such resale is conducted in accordance with the provisions of Regulation S under the U.S. Securities Act (to the extent applicable), and (ii) any such Related Seller Entity agrees in writing, in a form satisfactory to Purchaser Holdco, to be bound by the terms of this clause 11.5 as if it were an original party hereto; and

11.5.3 after the Resale Registration Statement (as defined in clause 16.6) is declared effective by the SEC, each Seller (and/or Sellers' Nominee) may sell up to 15% of the Consideration Shares acquired by such Seller (and/or Sellers' Nominee) on the Closing Date during the Lockup Period pursuant to such Resale Registration Statement.

11.6 The Sellers hereby consent and undertake to give the required instructions to their respective CSDPs to effect any electronic flag or similar endorsement intended to give constructive notice to third parties of the restrictions contained in this clause 11.5 and to provide proof thereof and any approvals required by the JSE in relation to such flag or endorsement to the Purchaser.

12 ADUMO LEAKAGE WHICH BECOMES KNOWN AND IS FINALLY DETERMINED PRIOR TO THE CLOSING DATE

12.1 The Cash Consideration portion of the Base Purchase Consideration payable to the Seller benefitting from any Adumo Leakage shall be automatically reduced on a rand-for-rand basis for any Adumo Leakage between the Locked Box Date and the Closing Date which becomes known by the Parties before the Closing Date and is either agreed in writing before the Closing Date or finally determined before the Closing Date by an Expert.

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12.2 On the 2nd business day following the Designated Date, the Sellers' Representatives shall deliver to the Purchaser a signed irrevocable and unconditional certificate ("Pre-Closing Adumo Leakage Certificate") either confirming that no Adumo Leakage has occurred prior to the Closing Date or setting out each item of Adumo Leakage and all workings and supporting information to enable the Purchaser to make a fully informed assessment of the impact of such Adumo Leakage on the Base Purchase Consideration.

12.3 On delivery of the Pre-Closing Adumo Leakage Certificate referred to in clause 12.1, the Sellers' Representatives shall procure that the Purchaser and its advisors are immediately granted unrestricted access to all relevant information as may be reasonably required to assess the Pre-Closing Adumo Leakage Certificate. The Purchaser shall be entitled, on or prior to the 5th business day following receipt by the Purchaser of the Pre-Closing Adumo Leakage Certificate, to deliver to the Sellers' Representatives a written notice specifying in reasonable detail its objections ("Adumo Leakage Objection Notice") to the calculation of the identified Adumo Leakage or any element thereof.

12.4 If the Purchaser does not deliver an Objection Notice within the aforementioned 5 business day period, then the amount set out in the Pre-Closing Adumo Leakage Certificate will be conclusive and binding upon the Parties.

12.5 If the Purchaser delivers an Adumo Leakage Objection Notice, the Purchaser and the Sellers' Representatives (the "Relevant Parties", each a "Relevant Party") shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Adumo Leakage Objection Notice ("Adumo Leakage Resolution Period"). In the event that the Relevant Parties resolve such dispute in writing ("Adumo Resolution Agreement") during the Adumo Leakage Resolution Period, the Purchase Consideration shall be the amount stipulated in the Adumo Leakage Resolution Agreement and will be final and binding on the Parties. In the event Relevant Parties fail to resolve such dispute during the Adumo Leakage Resolution Period, the dispute shall be referred to an Expert and the provisions of clause 13.4 shall apply, mutatis mutandis.

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13 ADUMO LEAKAGE WHICH BECOMES KNOWN OR IS FINALLY DETERMINED AFTER THE CLOSING DATE

13.1 To the extent that it is only determined within a period of 12 months after the Closing Date that Adumo Leakage did occur between the Locked Box Date and the Closing Date, the Purchaser shall be required to deliver a notice to the Sellers' Representatives setting out the quantum of such Adumo Leakage ("Post- Closing Adumo Leakage Certificate") and the relevant supporting documentation in respect of such Adumo Leakage.

13.2 The Sellers' Representatives shall be entitled, on or prior to the 5th business day following receipt by the Sellers' Representatives of the Post-Closing Adumo Leakage Certificate, to deliver to the Purchaser a written notice specifying in reasonable detail its objections ("Final Adumo Leakage Objection Notice") to the Post-Closing Adumo Leakage Certificate.

13.3 If the Sellers' Representatives do not deliver a Final Adumo Leakage Objection Notice within the aforementioned 5 business day period, then the amount set out in the Post-Closing Adumo Leakage Certificate will be conclusive and binding upon the Parties and the aggregate of the values as set out in the Post-Closing Adumo Leakage Certificate will constitute the Adumo Leakage.

13.4 If the Sellers' Representatives deliver a Final Adumo Leakage Objection Notice, the Relevant Parties shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Final Adumo Leakage Objection Notice ("Final Adumo Leakage Resolution Period"). In the event that the Relevant Parties resolve such dispute in writing ("Final Adumo Leakage Resolution Agreement") during the Final Adumo Leakage Resolution Period, the Adumo Leakage shall be the amount stipulated in the Final Adumo Leakage Resolution Agreement and will be final and binding on the Parties. In the event the Relevant Parties fail to resolve such dispute during the Final Adumo Leakage Resolution Period, the dispute shall be referred to an Expert. The Expert shall act as an expert and not as an arbitrator and shall be requested to provide its decision within 10 business days of appointment. The Purchaser and the Sellers (through the Sellers' Representatives) shall furnish to the Expert such papers and other documents and information relating to the dispute as the Expert may reasonably request and are available to the relevant Seller and the Purchaser.

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13.5 Within 3 business days following final determination that a Leakage has occurred in accordance with this clause 13.4, the Seller/s who benefited from the Adumo Leakage shall be obliged to refund the amount of such Adumo Leakage (as finally determined) to the Purchaser in cash, plus interest thereon at the Prime Rate from the date on which such Adumo Leakage occurred up to and including the day immediately prior to the day on which such Adumo Leakage is refunded to the Purchaser.

14 LESAKA LEAKAGE WHICH BECOMES KNOWN AND IS FINALLY DETERMINED PRIOR TO THE CLOSING DATE

14.1 The Cash Consideration portion of the Base Purchase Consideration shall be automatically increased by any Lesaka Leakage between the Locked Box Date and the Closing Date which becomes known by the Parties before the Closing Date and is either agreed in writing before the Closing Date or finally determined before the Closing Date by an Expert.

14.2 On the 2nd business day following the Designated Date, the Purchaser shall deliver to the Sellers' Representatives a signed irrevocable and unconditional certificate ("Pre-Closing Lesaka Leakage Certificate") either confirming that no Lesaka Leakage has occurred prior to the Closing Date or setting out each item of Lesaka Leakage and all workings and supporting information to enable the Sellers' Representatives to make a fully informed assessment of the impact of such Lesaka  Leakage on the Base Purchase Consideration.

14.3 On delivery of the Pre-Closing Leakage Certificate referred to in clause 12.1, the Purchaser shall procure that the Sellers' Representatives and its advisors are immediately granted unrestricted access to all relevant information as may be reasonably required to assess the Pre-Closing Lesaka Leakage Certificate. The Sellers' Representatives shall be entitled, on or prior to the 5th business day following receipt by the Sellers' Representatives of the Pre-Closing Lesaka Leakage Certificate, to deliver to the Purchaser a written notice specifying in reasonable detail its objections ("Lesaka Leakage Objection Notice") to the calculation of the identified Lesaka Leakage or any element thereof.

14.4 If the Sellers' Representatives do not deliver an Lesaka Leakage Objection Notice within the aforementioned 5 business day period, then the amount set out in the Pre-Closing Lesaka Leakage Certificate will be conclusive and binding upon the Parties.

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14.5 If the Sellers' Representatives deliver a Lesaka Leakage Objection Notice, the Relevant Parties shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Lesaka Leakage Objection Notice ("Lesaka Leakage Resolution Period"). In the event that the Relevant Parties resolve such dispute in writing ("Lesaka Leakage Resolution Agreement") during the Lesaka Leakage Resolution Period, the Purchase Consideration shall be the amount stipulated in the Lesaka Leakage Resolution Agreement and will be final and binding on the Parties. In the event that the Relevant Parties fail to resolve such dispute during the Resolution Period, the dispute shall be referred to an Expert and the provisions of clause 13.4 shall apply, mutatis mutandis.

15 LESAKA LEAKAGE WHICH BECOMES KNOWN OR IS FINALLY DETERMINED AFTER THE CLOSING DATE

15.1 To the extent that it is only determined within a period of 12 months after the Closing Date that Lesaka Leakage did occur between the Locked Box Date and the Closing Date, the Sellers' Representatives shall be required to deliver a notice to the Purchaser setting out the quantum of such Lesaka Leakage ("Post-Closing Lesaka Leakage Certificate") and the relevant supporting documentation in respect of such Lesaka Leakage.

15.2 Purchaser shall be entitled, on or prior to the 5th business day following receipt by the Purchaser of the Post-Closing Lesaka Leakage Certificate, to deliver to the Sellers' Representatives a written notice specifying in reasonable detail its objections ("Final Lesaka Leakage Objection Notice") to the Post-Closing Lesaka Leakage Certificate.

15.3 If the Purchaser does not deliver a Final Lesaka Leakage Objection Notice within the aforementioned 5 business day period, then the amount set out in the Post-Closing Lesaka Leakage Certificate will be conclusive and binding upon the Parties and the aggregate of the values as set out in the Post-Closing Lesaka Leakage Certificate will constitute the Lesaka Leakage.

15.4 If the Purchaser delivers a Final Lesaka Leakage Objection Notice, the Relevant Parties shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Final Lesaka Leakage Objection Notice ("Final Resolution Period"). In the event that the Relevant Parties resolve such dispute in writing ("Final Lesaka Leakage Resolution Agreement") during the Final Lesaka Leakage Resolution Period, the Lesaka Leakage shall be the amount stipulated in the Final Lesaka Leakage Resolution Agreement and will be final and binding on the Parties. In the event the Relevant Parties fail to resolve such dispute during the Final Lesaka Leakage Resolution Period, the dispute shall be referred to an Expert. The Expert shall act as an expert and not as an arbitrator and shall be requested to provide its decision within 10 business days of appointment. The Purchaser and the Sellers (through the Sellers' Representatives) shall furnish to the Expert such papers and other documents and information relating to the dispute as the Expert may reasonably request and are available to the relevant Seller and the Purchaser.

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15.5 Within 3 business days following final determination that a Lesaka Leakage has occurred in accordance with this clause 13.4, the Purchaser shall be obliged to pay to the Sellers in the Sellers' Proportions into the Sellers' Designated Accounts an amount equal to such Lesaka Leakage (as finally determined) to the Sellers in cash, plus interest thereon at the Prime Rate from the date on which such Lesaka Leakage occurred up to and including the day immediately prior to the day on which such Lesaka Leakage is paid to the Sellers.  Any such refund amount shall be grossed-up by a factor of 1.264.

16 CLOSING

16.1 The Sellers and Adumo hereby undertake to implement the Adumo ESS Restructure in accordance with the TSM by no later than the business day immediately preceding the Closing Date.

16.2 On the business day immediately preceding the Closing Date, each of the B Class Shares will automatically convert into one ordinary share in Adumo in accordance with its terms.

16.3 On the Closing Date, each of the Sellers will deliver to the Purchaser -

16.3.1 original share certificates in respect of the Sale Shares;

16.3.2 share transfer forms in respect of the Sale Shares duly completed and signed by the registered holders thereof and currently dated;

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16.3.3 a copy of the securities register of Adumo reflecting the Purchaser as the holder of the Sale Shares;

16.3.4 to the extent so required by the Purchaser by means of written notice given to the Sellers delivered within 2 business days of the Designated Date, the written resignations, with effect from the Closing Date, of -

16.3.4.1 Dean Sparrow, Edward Pitsi, Nic Smalle, Matteo Stefanel, Hank Oberoi and Rostan Schwab as directors of Adumo, confirming that they waive all claims, whether in contract or in delict, actual or contingent, that they may have had against Adumo up until the Closing Date or which arise out of any cause of action preceding the Closing Date; and

16.3.4.2 the public officer, company secretary and any other officer of Adumo, it being specifically agreed that these resignations are from formal appointments as officers of Adumo only, and not from posts of employment with Adumo, if applicable;

16.3.5 copies of resolutions of the shareholders of Adumo electing, with effect from the Closing Date, such directors as may have been nominated for that purpose by the Purchaser by means of written notice to the Sellers' Representatives delivered within 2 business days of the Designated Date; and

16.3.6 copies of resolutions of directors of Adumo noting the resignations of the directors, Adumo Auditors (to the extent required) and/or officers contemplated in clause 16.3.4.

16.4 On the Closing Date, the Sellers hereby cede to the Purchaser all of their respective right, title and interest in and to the Sale Claims with effect from the Closing Date.

16.5 On the Closing Date, Purchaser Holdco shall -

16.5.1 furnish to its CSDP, written instructions to credit such CSDP account that each of the Sellers shall designate in writing at least 2 business days prior to the Closing Date, with the Consideration Shares (in the Sellers' Proportions, subject to clause 11.4);

16.5.2 procure that its CSDP or broker confirms in writing that Purchaser Holdco's instruction has been implemented; and

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16.5.3 provide evidence that: (i) the Consideration Shares have been authorised for listing on the securities exchange owned and operated by the JSE, subject to the official notice of issuance; and (ii) Purchaser Holdco has satisfied its notice obligations under NASDAQ Listing Rule 5250(e)(2) with respect to the Consideration Shares.

16.6 Following the Closing Date, as soon as practicable (and in any event within 60 calendar days of the Closing Date), Purchaser Holdco agrees to file a resale registration statement with the SEC covering the resale of the Consideration Shares by the Sellers and Sellers' Nominees, as applicable (the "Resale Registration Statement").  Purchaser Holdco shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC within 90 days (or 120 days in the event the SEC elects to review such registration statement) following the filing date of such registration statement and to keep such registration statement effective at all times until: (i) the Sellers and Sellers' Nominees cease to own any Consideration Shares, or (ii) all of Consideration Shares are eligible for resale pursuant to Rule 144 (without volume restrictions and provided the Purchaser Holdco is in compliance with the current public information requirement under Rule 144) promulgated by the SEC pursuant to the Securities Act.

17 WAIVER

In relation to the Transaction and for the purpose of giving effect to the provisions of this Agreement, each of the Sellers hereby irrevocably consents to the Transaction and waives all and any pre-emptive rights, tag-along rights, come along rights and rights of first refusal, or any similar rights, which it may have in respect of the Sale Equity, in terms of any shareholders agreement, memorandum of incorporation or otherwise.

PART 3 - GAP PERIOD PROVISIONS

18 VERIFICATION OF LESAKA EQUITY VALUE

18.1 The Purchaser shall, as soon as reasonably possible after the Signature Date, brief the Lesaka Auditor to conduct a focussed and limited review of the financial information comprising the Lesaka NEV for purposes of verifying the accuracy thereof (but adopting the same methodology and approach as outlined in the Lesaka NEV) and rendering a certificate ("Lesaka NEV Certificate") to be delivered to the Sellers Representatives by no later than 31 July 2024 which details any deviations therefrom.

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18.2 On delivery of the Lesaka NEV Certificate, the Purchaser shall procure that the Sellers' Representatives and its advisors are immediately granted unrestricted access to all relevant information as may reasonably be required to assess the Lesaka NEV Certificate.  The Sellers' Representatives shall be entitled, on or prior to the 5th business day following receipt by the Sellers' Representatives of the Lesaka NEV Certificate, to deliver to the Purchaser a written notice specifying in reasonable detail its objections ("Lesaka NEV Objection Notice") to the Lesaka NEV Certificate.

18.3 If the Sellers' Representatives do not deliver a Lesaka NEV Objection Notice within the aforementioned 5 business day period, then the amount set out in the Lesaka NEV Certificate will be conclusive and binding upon the Parties.

18.4 If the Sellers' Representatives deliver a Lesaka NEV Objection Notice, the Purchaser and the Sellers' Representatives shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Lesaka NEV Objection Notice ("Lesaka NEV Resolution Period"). In the event that the Purchaser and the Sellers' Representatives resolve such dispute in writing ("Lesaka NEV Resolution Agreement") during the Lesaka NEV Resolution Period, the new Lesaka NEV shall be as stipulated in the Lesaka NEV Resolution Agreement and will be final and binding on the Parties. In the event the Sellers' Representatives and the Purchaser fail to resolve such dispute during the Lesaka NEV Resolution Period, the dispute shall be referred to an Expert. The Expert shall act as an expert and not as an arbitrator and shall be requested to provide its decision within 10 business days of appointment. The Purchaser shall furnish to the Expert such papers and other documents and information relating to the dispute as the Expert may reasonably request and are available to the Purchaser.

19 VERIFICATION OF ADUMO EQUITY VALUE

19.1 The Sellers shall, as soon as reasonably possible after the Signature Date, brief the Adumo Auditors to conduct a focussed and limited review of the financial information comprising the Adumo NEV for purposes of verifying the accuracy thereof (but adopting the same methodology and approach as outlined in the Adumo NEV) and rendering a certificate ("Adumo NEV Certificate") to be delivered the Purchaser by no later than 31 July 2024 which details any deviations therefrom.

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19.2 On delivery of the Lesaka NEV Certificate, the Sellers shall procure that the Purchaser and its advisors are immediately granted unrestricted access to all relevant information as may reasonably be required to assess the Adumo NEV Certificate. The Purchaser shall be entitled, on or prior to the 5th business day following receipt by it of the Adumo NEV Certificate, to deliver to the Sellers' Representatives a written notice specifying in reasonable detail its objections ("Adumo NEV Objection Notice") to the Adumo NEV Certificate.

19.3 If the Purchaser does not deliver an Adumo NEV Objection Notice within the aforementioned 5 business day period, then the amount set out in the Adumo NEV Certificate will be conclusive and binding upon the Parties.

19.4 If the Purchaser delivers an Adumo NEV Objection Notice, the Purchaser and the Sellers' Representatives shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Adumo NEV Objection Notice ("Adumo NEV Resolution Period"). In the event that the Purchaser and the Sellers' Representatives resolve such dispute in writing ("Adumo NEV Resolution Agreement") during the Adumo NEV Resolution Period, the new Adumo NEV shall be the amount stipulated in the Adumo NEV Resolution Agreement and will be final and binding on the Parties. In the event the Sellers' Representatives and the Purchaser fail to resolve such dispute during the Adumo NEV Resolution Period, the dispute shall be referred to an Expert. The Expert shall act as an expert and not as an arbitrator and shall be requested to provide its decision within 10 business days of appointment. The Sellers shall furnish to the Expert such papers and other documents and information relating to the dispute as the Expert may reasonably request and are available to the Sellers.

20 ADJUSTMENT OF SHARE SWAP RATIO BASED ON FINAL LESAKA NEV AND FINAL ADUMO NEV

20.1 If the relative value of the Adumo Group to the Purchaser Group as reflected in the Final Adumo NEV and the Final Lesaka NEV, respectively, would have resulted in the percentage of Consideration Shares (i.e. 20.91%) moving by:

20.1.1 less than 0.5% up or down (i.e. between 20.41% and 21.41%), then there will be no change in the Consideration Shares;

20.1.2 between 0.5% and 1.5% up or down (both inclusive) (i.e. 19.41% and 20.41% or 21.41% and 22.41%) then the reference to "20.91%" at clause 2.1.44 and 2.1.84 shall be deemed to have been amended to refer to such actual percentage; and

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20.1.3 moving by more than 1.5% up or down (i.e. less than 19.41% or more than 22.41%), each of the Purchaser and Sellers' Representatives will have the right to renegotiate or terminate the Agreement by way of written notice to the other Parties.

20.2 Any dispute under clause 20.1 may be referred by the Purchaser and Sellers' Representatives to the Expert for determination, acting as experts and not as arbitrators and such Expert shall be requested to provide its decision within 10 business days of appointment. The Parties shall furnish to the Expert such papers and other documents and information relating to the dispute as the Expert may reasonably request and are available to the Parties.  If such dispute has not been resolved before the Closing Date, the Closing Date shall be automatically deferred to the fifth business day following resolution of such dispute (unless the Agreement is terminated in accordance with clause 20.1.3).

21 CONDUCT OF ADUMO BUSINESS DURING GAP PERIOD

21.1 The Sellers hereby undertake to and in favour of the Purchaser, that, during the Gap Period the Business will be carried on in substantially the normal and ordinary course and the Adumo Group will not enter into any contract or commitment or do anything which, in any such case, is outside of the normal and ordinary course of the Business, save to the extent that (i) the prior written consent of the Purchaser is obtained (which consent will not be unreasonably withheld or delayed); or (ii) a matter was Fairly Disclosed before the Signature Date; or (iii) any action, contract, resolution or commitment is taken, passed, concluded or made in order to give effect to the Transaction or any transactions expressly referred to in this Agreement (including, without limitation, the implementation of the Adumo ESS Restructure and the conversion of the B Class Shares); or (iv) the matter arises out of a Permitted Transaction.  Without detracting from the aforegoing (but subject to the same exceptions), the Sellers hereby undertake to and in favour of the Purchaser, that, during the Gap Period -

21.1.1 the Adumo Group will not change its normal manner, method or trading style of carrying on business (it being recorded that the launching of new products or services shall be considered to be its normal manner and method of carrying on business);

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21.1.2 no material assets will be acquired or sold by the Adumo Group other than in the ordinary, normal and regular course of businesses.  For purposes of this clause, "material" means assets individually or collectively having a value exceeding R5,000,000;

21.1.3 the Adumo Group will not incur any liabilities other than in the ordinary, normal and regular course of business without adequate value having been received, and will not authorise or incur any capital expenditure except in the ordinary, normal and regular course of business;

21.1.4 the Adumo Group will not change its residence for tax purposes;

21.1.5 the Adumo Group will treat all matters in regard to tax (and related reporting matters) consistently with past practice and methodology;

21.1.6 there will be no changes in the shareholding structure of the Adumo Group (other than as a result of the implementation of the Adumo ESS Restructure and the conversion of the B Class Shares) and no Adumo Group Company will take any steps to apply for the winding-up;

21.1.7 save as provided for in this Agreement, no Adumo Group Company will issue or agree to issue any shares (including bonus and capitalisation shares), and the Sellers will not pass or agree to pass, any resolution for the increase or reduction of any Adumo Group Company's share capital, or for the creation of any securities;

21.1.8 no Adumo Group Company will enter into any agreement or transaction with a value exceeding R5,000,000 outside of the normal and ordinary course of business;

21.1.9 no resolutions will be passed by (i) the Sellers in their capacities as shareholders of Adumo; or (ii) the board of directors of Adumo, except such resolutions as (a) may be necessary to give effect to the Transaction; (b) are passed in the ordinary, normal and regular course of business; or (c) may be required in order to give effect to any agreement, transaction or action expressly referred to in this Agreement or otherwise permitted to be undertaken in terms of this clause 21;

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21.1.10 no Adumo Group Company will acquire or enter into any agreement to acquire (whether by one transaction or a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person/s;

21.1.11 no Adumo Group Company will enter into or agree to enter into, any joint venture, partnership agreement or other venture for the sharing of profits or assets other than in the ordinary course and consistent with past practice;

21.1.12 each Adumo Group Company will pay all amounts of any nature whatsoever that become due and payable by Adumo in the ordinary course and consistent with past practice;

21.1.13 each Adumo Group Company will (consistent with past practice) make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the Adumo Group Company and its assets, and maintain (consistent with past practice) a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorisation;

21.1.14 the Sellers will not pass any resolutions effecting any changes to the Memoranda of Incorporation of the Adumo Group;

21.1.15 no Adumo Group Company will incur any third-party debt other than for purposes of capital expenditure or in the ordinary, normal and regular course of business;

21.1.16 enter into or agree to enter into any death, retirement, profit-sharing, bonus, share option, share incentive or other scheme for the benefit of any of its employees or make any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effect any keyman insurance;

21.1.17 commence, compromise or discontinue any legal, administrative, regulatory or arbitration proceedings other than -

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21.1.17.1 routine debt collection in the ordinary course of business; or

21.1.17.2 any proceedings reasonably necessary to secure or preserve any right of any Adumo Group Company (including, but not limited to, the interruption of prescription or the obtaining of an interdict or mandamus) and in respect of which proceedings the Sellers undertake to consult with the Purchaser;

21.1.18 repay or prepay any loans of whatsoever nature and amount, any borrowings or any other financial facility or assistance made available to it (excluding amounts payable in the normal and ordinary course of business);

21.1.19 terminate the employment or office of any of its senior employees (other than termination for cause) or appoint any new director, officer or senior employee or consultant or materially alter the terms of employment or engagement of any of the employees (whether senior or junior), consultants, directors or officers including increasing employees' or directors' compensation or benefits, except in the normal and ordinary course of business and consistent with past practices;

21.1.20 make or agree to any material amendment, variation, deletion, addition, renewal or extension to or of, terminate or give any notice or intimation of termination of or breach or fail to comply with the terms of any contract or arrangement with third parties which is outside of the ordinary course of business; or

21.1.21 make any Distributions to any person other than a Seller or a Related Person of a Seller; or

21.1.22 make any changes to its accounting policies and procedures.

21.2 The Sellers shall procure that the Adumo Group shall, during the Gap Period -

21.2.1 deliver to the Purchaser copies of the management accounts in respect of Adumo Management in respect of each month after the Signature Date by no later than 20 days after the end of the relevant month, which accounts shall -

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21.2.1.1 be prepared consistently with past practice and methodology and, in any event, on the same basis as they have been for the 12-month period prior to the Signature Date;

21.2.1.2 fairly present the financial position, operations and results of the Adumo Group for the period to which they relate; and

21.2.1.3 save as noted therein, reflect no change in any of the bases of accounting or accounting principles used in respect of any material item;

21.2.2 notify the Purchaser of any Adumo MAC or breach of any Sellers' Warranty;

21.2.3 in the event that an enforcement notice is issued to the Adumo Group during the Gap Period in relation to any alleged breach by the Adumo Group of the provisions of the Consumer Protection Act No. 68 of 2008 or the Protection of Personal Information Act No. 4 of 2013, take all steps reasonably necessary to address and/or defend the enforcement notice at the Adumo Group's cost;

21.2.4 consent in writing to the change of control over Adumo that will result from the implementation of this Agreement to the extent required by the Material Intra-Group Agreements; and

21.2.5 to the extent within the Sellers' respective control, keep the Business and the assets of the Adumo Group used in respect of the Business substantially intact, including the present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees, save for any deviations (it being recorded that the launching of new products or services shall not constitute a deviation) which may be required in the ordinary course of business.

21.3 The Sellers shall procure that the Adumo Group shall, until the Closing Date, unless the Purchaser consents otherwise in writing (such consent not to be unreasonably withheld or delayed), maintain in force all insurance policies in existence as at the Signature Date which are required for the Business, as well as any other insurance policies taken out by the Adumo Group thereafter in regard thereto.

21.4 Notwithstanding the provisions of this clause 21, it is agreed that the undertakings given by the Sellers in terms of this clause 21 will not in any way confer upon the Purchaser the right to materially influence the policies of the Adumo Group nor to permit the Purchaser to become actively involved in the running of the Business during the Gap Period, and will not constitute any direct or indirect establishment of control or exercise of any material influence.

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21.5 Each of the Sellers hereby undertakes to notify the Purchaser in writing (by written notice from the Sellers' Representatives) within 2 business days of becoming aware of any breach or reasonably suspected breach of any of the Gap Period Undertakings. Similarly, the Purchaser hereby undertakes to notify the Sellers' Representatives in writing within 2 business days of a Purchaser's Deal Team Member becoming aware of any breach or reasonably suspected breach of any of the Gap Period Undertakings.  In either case, if any such notice is given less than 2 business days prior to the Closing Date, the Closing Date shall automatically be deferred to the date which is 2 business days following the date on which such notice is given.

21.6 If, at any time during the Gap Period, any of the Adumo Gap Period Undertakings is breached (notwithstanding that the Agreement has not yet become unconditional in accordance with its terms) (being a "Adumo Gap Period Undertaking Breach") and the Sellers have not taken remedial action to the Purchaser's reasonable satisfaction to procure that such Adumo Gap Period Undertaking Breach is remedied prior to the Closing Date after receiving notice from the Purchaser to do so in terms of clause 21.5, and the aggregate of the damages that would be suffered by the Purchaser as a result of such Adumo Gap Period Undertaking Breach is equal to or greater than ZAR30,000,000 (an "Adumo Gap Period Undertaking Claim"), the Purchaser shall be entitled to cancel the Agreement on written notice to the Sellers upon which it will be so terminated and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 21.

21.7 The rights of the Purchaser under clause 21.6 shall be its sole remedy in respect of any Adumo Gap Period Undertaking Breach and accordingly should an Adumo Gap Period Undertaking Breach not give rise to an Adumo Gap Period Undertaking Claim or should the Purchaser not elect to terminate the Agreement in accordance with clause 21.6, it shall have no claims against the Sellers in respect of such Adumo Gap Period Undertaking Breach.

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22 PROXY STATEMENT PREPARATION AND COOPERATION

22.1 As soon as practicable following the Signature Date, the Sellers shall deliver to Purchaser Holdco (i) the Adumo Audited Accounts, and (ii) as of the latest period required to be presented in any filing with the SEC, the PCAOB auditor reviewed consolidated financial statements, consisting of the consolidated balance sheet of Adumo and the related consolidated income statement, changes in shareholder equity and statement of cash flows (and any related footnotes) for such period ("Reviewed Interim Financial Statements"). The Sellers shall use their commercially reasonable efforts: (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Sellers in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in any registration statement and/or proxy statement filed in connection herewith and any other filings to be made by Purchaser Holdco with the SEC in connection with the transactions contemplated by this Agreement; and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable law or requested by the SEC.

22.2 The Parties hereto shall further cooperate with each other and use their respective commercially reasonable endeavours to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and Applicable Law to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

23 CONDUCT OF THE PURCHASER GROUP BUSINESS DURING GAP PERIOD

23.1 The Purchaser hereby undertakes to and in favour of the Sellers, that, during the Gap Period, it will procure that the Purchaser Group continues to conduct its operations in substantially the normal and ordinary course.

23.2 The Purchaser hereby undertakes to notify the Sellers' Representatives in writing within 2 business days of becoming aware of any breach or reasonably suspected breach of the Lesaka Gap Period Undertaking. Similarly, the Sellers' Representatives hereby undertake to notify the Purchaser's Deal Team Members in writing within 2 business days of the Sellers' Representatives becoming aware of any breach or reasonably suspected breach of the Lesaka Gap Period Undertaking.  In either case, if any such notice is given less than 2 business days prior to the Closing Date, the Closing Date shall automatically be deferred to the date which is 2 business days following the date on which such notice is given.

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23.3 If, at any time during the Gap Period, the Lesaka Gap Period Undertaking is breached (notwithstanding that the Agreement has not yet become unconditional in accordance with its terms) (being a "Lesaka Gap Period Undertaking Breach") and the Purchaser has not taken remedial action to the Sellers' Representatives reasonable satisfaction to procure that any such Lesaka Gap Period Undertaking Breach is remedied prior to the Closing Date after receiving notice from Sellers' Representatives to do so in terms of clause 21.5, and the aggregate of the damages that would be suffered by the Sellers as a result of such breach is equal to or greater than ZAR30,000,000 (a "Lesaka Gap Period Undertaking Claim"), the Sellers shall be entitled to cancel the Agreement on written notice from the Sellers' Representatives to the Purchaser's Deal Team Members upon which it will be so terminated and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 23.

23.4 The rights of the Sellers under clause 23.3 shall be their sole remedy in respect of any Lesaka Gap Period Undertaking Breach and accordingly should a Lesaka Gap Period Undertaking Breach not give rise to a Lesaka Gap Period Undertaking Claim or should the Sellers not elect to terminate the Agreement in accordance with clause 23.3, they shall have no claims against the Purchaser in respect of such Lesaka Gap Period Undertaking Breach.

24 ADUMO GROUP - ANTI-CORRUPTION

24.1 If, at any time during the Gap Period, and save as Fairly Disclosed to the Purchaser or a Purchaser's Deal Team Member in writing before the Signature Date -

24.1.1 the Purchaser becomes aware of the fact, or an allegation that a reasonable purchaser may regard as credible is made by a third party that, -

24.1.1.1 any Adumo Group Company Representative is violating or has at any time in the period of two years immediately prior to the Signature Date violated, any Anti-Corruption Laws or offered, paid, promised to pay, or authorised the payment of any money, or offered, given, promised to give, or authorised the giving of any Gratification, to any Government Official, commercial entity or to any other person to obtain or retain an improper business advantage or to influence the acts or decisions or omissions of acts or decisions of a Government Official acting in their official capacity, a commercial entity or to any other person;  and/or

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24.1.1.2 any Adumo Group Company or Government Entity is conducting or initiating or has at any time in the period of two years immediately prior to the Signature Date conducted or initiated any investigation into the Adumo Group or any Adumo Group Company has made a voluntary, directed, or involuntary disclosure to any Government Entity or similar agency with respect to any alleged noncompliance with any Anti-Corruption Law; and/or

24.1.1.3 any Adumo Group Company Representative is a Government Official;  and/or

24.1.1.4 any Government Official or Government Entity (other than the International Finance Corporation, IFC Financial Institutions Growth Fund, LP and Eskom Pension and Provident Fund) owns an interest, whether direct or indirect, in the Adumo Group or has any legal or beneficial interest in the Adumo Group or is entitled to receive payments made to the Adumo Group by the Purchaser hereunder;  and/or

24.1.1.5 any Adumo Group Company Representative is a Sanctions Target or is located, organised or resident in a country or territory that is a Sanctions Target; and/or

24.1.1.6 at any time during the two years immediately prior to the Signature Date, any Adumo Group Company Representative has (i) violated applicable Sanctions Laws and Regulations; or (ii) knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is a Sanctions Target, nor is the Adumo Group currently engaged in any such activities, each an "Adumo Corruption Event"; and

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24.1.2 the Purchaser, acting reasonably and in good faith, alleges that such Adumo Corruption Event has materially and adversely affected, or will or is reasonably likely to materially and adversely affect, the reputation, valuation, operations and/or regulated status (as applicable) of the Adumo Group, the Purchaser and/or the Purchaser's direct or indirect shareholders (or would have such material and adverse effect if the Adumo Corruption Event were to become publicly known), then the Purchaser shall, subject to clause 24.2, be entitled to terminate this Agreement by notice in writing to the Sellers' Representatives and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 23.

24.2 Notwithstanding anything to the contrary in this Agreement -

24.2.1 if the Purchaser did not exercise its rights in terms of this clause 23 to terminate this Agreement during the Gap Period, and the Purchaser thereafter becomes aware of any of the matters referred to in clause 24.1, it shall not be entitled to claim any amount or institute any proceedings against the Sellers in relation thereto;

24.2.2 prior to the Purchaser exercising its right to cancel this Agreement in terms of clause 24.1.2 it shall notify the Sellers' Representatives of its intention to cancel this Agreement as a result of the occurrence of an alleged Adumo Corruption Event and provide the Sellers' Representatives with details of the alleged Adumo Corruption Event and afford the Sellers' Representatives a reasonable opportunity to make representations to the Purchaser regarding the credibility of any applicable allegations, provided that the Closing Date shall automatically be postponed to the extent required in such circumstances.

25 PURCHASER GROUP - ANTI-CORRUPTION

25.1 If, at any time during the Gap Period, and save as Fairly Disclosed to the Sellers or the Sellers' Representatives in writing on or before the Signature Date -

25.1.1 the Sellers become aware of the fact, or an allegation that a reasonable purchaser may regard as credible is made by a third party that, -

25.1.1.1 any Purchaser Group Company Representative is violating or has at any time in the period of two years immediately prior to the Signature Date violated, any Anti-Corruption Laws or offered, paid, promised to pay, or authorised the payment of any money, or offered, given, promised to give, or authorised the giving of any Gratification, to any Government Official, commercial entity or to any other person to obtain or retain an improper business advantage or to influence or induce the acts or decisions or omissions of acts or decisions of a Government Official acting in their official capacity, a commercial entity or to any other person;  and/or

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25.1.1.2 any Purchaser Group Company or Government Entity is conducting or initiating or has at any time in the period of two years immediately prior to the Signature Date conducted or initiated any investigation into the Purchaser Group or any Purchaser Group Company has made a voluntary, directed, or involuntary disclosure to any Government Entity or similar agency with respect to any alleged noncompliance with any Anti-Corruption Law; and/or

25.1.1.3 any Purchaser Group Company Representative is a Government Official; and/or

25.1.1.4 any Government Official or Government Entity (other than the International Finance Corporation, IFC Financial Institutions Growth Fund, LP and Eskom Pension and Provident Fund) owns an interest, whether direct or indirect, in the Purchaser Group or has any legal or beneficial interest in the Purchaser Group;  and/or

25.1.1.5 any Purchaser Group Company Representative is a Sanctions Target or is located, organised or resident in a country or territory that is a Sanctions Target; and/or

25.1.1.6 at any time during the two years immediately prior to the Signature Date, any Purchaser Group Company Representative has (i) violated applicable Sanctions Laws and Regulations; or (ii) knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is a Sanctions Target, nor is the Purchaser Group currently engaged in any such activities, each a "Lesaka Corruption Event"; and

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25.1.2 if the Sellers, acting reasonably and in good faith, alleges that such Lesaka Corruption Event has materially and adversely affected, or will or is reasonably likely to materially and adversely affect, the reputation, valuation, operations and/or regulated status (as applicable) of the Sellers and/or the Sellers' direct or indirect shareholders, the Adumo Group, or Purchaser Group (or would have such material and adverse effect if the Lesaka Corruption Event were to become publicly known), then the Sellers' Representatives shall, subject to clause 24.2, be entitled to terminate this Agreement by notice in writing to the Purchaser and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 23.

25.2 Notwithstanding anything to the contrary in this Agreement -

25.2.1 if the Sellers do not exercise their rights in terms of this clause 23 to terminate this Agreement during the Gap Period, and the Sellers thereafter become aware of any of the matters referred to in clause 24.1, they shall not be entitled to claim any amount or institute any proceedings against the Purchaser in relation thereto;

25.2.2 prior to the Sellers exercising its right to cancel this Agreement in terms of clause 24.1.2 the Sellers Representative shall notify the Purchaser of the Sellers intention to cancel this Agreement as a result of the occurrence of an alleged Lesaka Corruption Event and provide the Purchaser with details of the alleged Lesaka Corruption Event and afford the Purchaser a reasonable opportunity to make representations to the Sellers Representatives regarding the credibility of any applicable allegations, provided that the Closing Date shall automatically be postponed to the extent required in such circumstances.

26 BREACH OF THE SELLERS' WARRANTIES BECOMING KNOWN DURING GAP PERIOD

26.1 Each of the Sellers hereby undertakes, during the Gap Period, to notify (by written notice from the Sellers' Representatives) the Purchaser in writing within 2 business days of becoming aware of any breach or reasonably suspected breach of any of the Sellers' Warranties. If any such notice is given less than 2 business days prior to the Closing Date, the Closing Date shall automatically be deferred to the date which is 2 business days following the date on which such notice is given.

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26.2 In the event that the Purchaser notifies the Sellers' Representatives, in writing, at any time during the Gap Period, that it has become aware during the Gap Period that any of the Sellers' Warranties has ceased to be true and accurate (notwithstanding that the Agreement has not yet become unconditional in accordance with its terms), and the damages that would be suffered by the Purchaser as a result of any such breach exceed R892 500 and are not recoverable under the Insurance Policy (such breach being a "Sellers' Gap Period Warranty Breach") and the Sellers have not taken remedial action to the Purchaser's reasonable satisfaction to procure that such warranty(ies) will be true and accurate as at the Closing Date after receiving notice from the Purchaser requiring them to do so, and the aggregate of the damages that would be suffered by the Purchaser as a result of such Sellers' Gap Period Warranty Breach(es)  is in excess of ZAR30,000,000 (a "Sellers' Warranty Gap Period Claim"), the Purchaser shall be entitled to cancel the agreement on written notice to the Sellers' Representatives upon which it will be so terminated and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 26.

26.3 For the avoidance of doubt, the rights of the Purchaser under clause 26.2 shall be its sole remedy in respect of any breach of Sellers' Warranties during the Gap Period and accordingly should such a breach not give rise to a Sellers' Warranty Gap Period Claim or should the Purchaser not elect to terminate the Agreement in accordance with clause 26.2, it shall have no claims against the Sellers in respect of such breach.

27 BREACH OF THE PURCHASER HOLDCO WARRANTIES BECOMING KNOWN DURING GAP PERIOD

27.1 Purchaser Holdco hereby undertakes, during the Gap Period, to notify the Sellers' Representatives in writing within 2 business days of becoming aware of any breach or reasonably suspected breach of any of the Purchaser Warranties. If any such notice is given less than 2 business days prior to the Closing Date, the Closing Date shall automatically be deferred to the date which is 2 business days following the date on which such notice is given.

27.2 In the event that the Sellers' Representatives notify Purchaser Holdco, in writing, at any time during the Gap Period, that it has become aware during the Gap Period that any of the Purchaser Warranties has ceased to be true and accurate (notwithstanding that the Agreement has not yet become unconditional in accordance with its terms), and the damages that would be suffered by the Sellers as a result of the relevant breach exceeds R5 000 000 (such breach being a "Purchaser Gap Period Warranty Breach") and Purchaser Holdco has taken remedial action to the Sellers' Representatives' reasonable satisfaction to procure that such warranty(ies) will be true and accurate as at the Closing Date after receiving notice from the Sellers' Representatives requiring it to do so, and the aggregate of the damages that would be suffered by the Sellers as a result of such Purchaser Gap Period Warranty Breach(es) is in excess of ZAR30,000,000 (a "Purchaser Warranty Gap Period Claim"), the Sellers' Representatives shall be entitled to cancel the agreement on written notice to the Purchaser upon which it will be so terminated and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 27.

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27.3 For the avoidance of doubt, the rights of the Sellers under clause 27.2 shall be their sole remedy in respect of any breach of Purchaser Warranties during the Gap Period and accordingly should such a breach not give rise to a Purchaser Warranty Gap Period Claim or should the Sellers not elect to terminate the Agreement in accordance with clause 27.2, the Sellers shall have no claims against the Purchaser in respect of such breach.

PART 4 - WARRANTIES BY THE SELLERS

28 WARRANTIES BY THE SELLERS

28.1 Subject to the limitations and qualifications set out in the remaining provisions of this clause 28 and clauses 29 and 30, the Sellers hereby give to and in favour of the Purchaser, jointly and in the Sellers' Proportions (unless otherwise provided) the Sellers' Warranties set out in Annexure B. Each Sellers' Warranty -

28.1.1 is a separate Sellers' Warranty and will in no way be limited or restricted by reference to or inference from the terms of any other Sellers' Warranty or by any other words in this Agreement;

28.1.2 is, insofar as it is promissory or relates to a future event, be deemed to have been given as at the date of fulfilment of the promise or future happening of the event, as the case may be;

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28.1.3 save where any Sellers' Warranty is expressly limited to a particular date, is given as at the Signature Date, the Locked Box Date and the Closing Date and all periods between those dates;

28.1.4 shall continue and remain in force notwithstanding the completion of the Transaction; and

28.1.5 be deemed to be material and to be a material representation inducing the Purchaser to enter into this Agreement.

28.2 It is recorded that the Purchaser has entered into this Agreement on the strength of the Sellers' Warranties, both as regards their content and the date or dates to which they apply.

28.3 The Sellers' Warranties and Indemnities are limited and qualified (and the Purchaser shall be precluded from claiming any amount in relation to any of the Sellers' Warranties or Indemnity/ies in this Agreement) by the provisions of this Agreement and to the extent Fairly Disclosed in -

28.3.1 the Sellers' Disclosure Schedule;

28.3.2 all other written correspondence and/or other written material (including, without limitation, written presentations) provided to the Purchaser (or to any of its consultants, professionals advisors or its other representatives in terms of or pursuant to the Due Diligence Investigation) that have been uploaded to the Seller Virtual Data Room prior to the Signature Date;

28.3.3 the Due Diligence Reports; or

28.3.4 by any matters that the Purchaser's Deal Team Members have actual knowledge of on the Signature Date.

28.4 For purposes of the Sellers' Warranties only, where any Sellers' Warranty is qualified by the expression "the Sellers are not aware", "to the best of the Sellers' knowledge and belief", "the Sellers have no knowledge" or any similar expression, the Sellers are deemed to have knowledge of any facts, circumstances, opinions or beliefs of which any Key Persons has actual knowledge, or could reasonably be expected to have such knowledge had he made reasonable enquiries in relation thereto.

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28.5 Save for those Sellers' Warranties and representations expressly given or made in this Agreement or in Annexure B, no warranties or representations are given or made, in respect of the Sale Equity, the Adumo Group or the Business, or any other matter whatsoever, whether express, tacit or implied, and the Sale Equity will be sold on a voetstoots basis.

29 LIMITATION OF LIABILITY IN RESPECT OF PURCHASER WARRANTY AND INDEMNITY CLAIMS

29.1 No Purchaser Warranty and Indemnity Claim/s may be made against the Sellers in respect of any amount claimed which does not exceed ZAR892,500.00 and unless and until the aggregate amount claimed in respect of any Purchaser Warranty and Indemnity Claim/s (individually or collectively) meets or exceeds ZAR4,462,500.00 (other than a Purchaser Warranty and Indemnity Claim in respect of any breach of the Sellers' Title Warranties and/or Capacity and Authority Warranties, in respect of which no such limitation shall apply).

29.2 Notwithstanding any provision to the contrary in this Agreement, the maximum aggregate liability of the Sellers to the Purchaser for all and any Purchaser Warranty and Indemnity Claims shall be limited to and shall at no time exceed a maximum amount of ZAR178,500,000.00 (other than a Purchaser Warranty and Indemnity Claim in respect of any breach of the Sellers' Title Warranties and/or Capacity and Authority Warranties, in respect of which no such limitation shall apply), and the maximum aggregate liability of any Seller to the Purchaser in this regard shall be limited to and shall at no time exceed a maximum amount equal to that Seller's Sellers' Proportion of ZAR178,500,000.00 (other than a Purchaser Warranty and Indemnity Claim in respect of any breach of the Sellers' Title Warranties and/or Capacity and Authority Warranties, in respect of which the maximum aggregate liability of any Seller to the Purchaser in this regard shall be limited to and shall at no time exceed a maximum amount equal to that Seller's Sellers' Proportion of the Purchase Consideration).

29.3 Each of the Sellers undertakes to notify the Purchaser of any Purchaser Warranty and Indemnity Claim or any circumstance each of them becomes aware of that may give rise to a Purchaser Warranty and Indemnity Claim (including, without limitation, the institution of any claim against any Adumo Group Company) as soon as practicably possible once a Seller is aware of such circumstance and to provide the Purchaser with all information reasonably requested by the Purchaser in relation to such claim.

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29.4 Any Purchaser Warranty and Indemnity Claim (other than a Purchaser Warranty and Indemnity Claim in respect of a Sellers' Tax Warranty or a Sellers' Title Warranty or a Sellers' Capacity and Authority Warranty) will be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representatives within a period of three years after the Closing Date.

29.5 Any Purchaser Warranty and Indemnity Claim in respect of the Sellers' Tax Warranties will be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representatives within a period of seven years after the Closing Date.

29.6 Any Purchaser Warranty and Indemnity Claim in respect of any of the Sellers' Title Warranties or Sellers' Capacity and Authority Warranties will be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representatives within a period of seven years after the Closing Date, provided that any Purchaser Warranty and Indemnity Claim in respect of a Sellers' Title Warranty or a Sellers' Capacity and Authority Warranty against any of the Sellers in terms of clause 30.2 shall be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representatives within a period of 36 months after the Closing Date, provided further that the aforegoing shall not be construed so as to in any way detract from the Purchaser's ability to pursue a claim under the Insurance Policy for any Purchaser Warranty and Indemnity Claim in relation to a Sellers' Title Warranty and/or a Sellers' Capacity and Authority Warranty.

29.7 The Purchaser shall have no claim whatsoever against the Sellers in respect of any breach of any Sellers' Warranties or representations contained in this Agreement and Annexure B hereto and to the extent that -

29.7.1 such damages or loss comprises of loss of profit or any other indirect, special or consequential loss;

29.7.2 such breach or claim is based on any expression or statement of intention, opinion, belief or expectation that is forward looking or based on a future event;

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29.7.3 such breach or claim occurs as a result of any legislation not in force at the Signature Date which takes effect retrospectively;

29.7.4 such breach or claim would not have arisen but for any voluntary act or omission on the part of the Purchaser or any person connected with it otherwise than in the ordinary course of business; or

29.7.5 such breach or claim arises as a result only of any changes after the Closing Date in the accounting bases, policies or methods used by the Adumo Group to value any of its assets or to provide for any of its liabilities.

30 WARRANTY AND INDEMNITY INSURANCE

30.1 The Purchaser has obtained or will obtain, in terms of the Insurance Policy, warranty and indemnity insurance in respect of any Purchaser Warranty and Indemnity Claims and the Parties will share the total cost of insurance under such Policy on the basis that the Purchaser on the one hand and Adumo on the other hand will bear an equal share of such costs, subject to an aggregate maximum amount in respect of Adumo's contribution of R1,897,950.

30.2 The Purchaser therefore agrees and acknowledges that, notwithstanding anything else to the contrary contained in this Agreement (but subject to the remaining provisions of this clause 30), neither the Purchaser nor Adumo shall have any claim against any of the Sellers in respect of any Purchaser Warranty and Indemnity Claims, it being agreed and understood that the recourse of the Purchaser or Adumo in respect of any Purchaser Warranty and Indemnity Claim will be solely against the third party underwriter(s) in terms of the Insurance Policy provided only that if the loss suffered by the Purchaser in respect of a Purchaser Warranty and Indemnity Claim in relation to a Sellers' Title Warranty and/or a Sellers' Capacity and Authority Warranty is greater than the amount that the Purchaser is entitled or able to recover in respect of such loss in terms of the Insurance Policy ("Policy Limit"), the Purchaser shall be entitled to institute a claim to recover the shortfall ("Shortfall") from the Sellers (as applicable), provided that:

30.2.1 the Purchaser will be obliged to pursue a claim under the Insurance Policy for any Purchaser Warranty and Indemnity Claim in relation to any of the Sellers' Title Warranties and/or Sellers' Capacity and Authority Warranties.  Where the Purchaser Warranty and Indemnity Claim  in relation to a Sellers' Title Warranty and/or a Sellers' Capacity and Authority Warranty exceeds the Policy Limit, the Purchaser, in its sole discretion, shall also be entitled to institute a Purchaser Warranty and Indemnity Claim against the relevant Sellers for the Shortfall simultaneously with pursuing a claim under the Insurance Policy (and shall not be required to wait until its claim under the Insurance Policy is finally determined before instituting such Purchaser Warranty and Indemnity Claim against the Sellers).  However, any damages claimable by the Purchaser from the Sellers in respect of such Purchaser Warranty and Indemnity Claim in relation to a Sellers' Title Warranty and/or a Sellers' Capacity and Authority Warranty shall be reduced by any amount recovered by the Purchaser in respect of such breach under the Insurance Policy and, accordingly, the final determination of any such Purchaser Warranty and Indemnity Claim in relation to a Sellers' Title Warranty and/or a Sellers' Capacity and Authority Warranty against the Sellers will be subject to the final determination of the Purchaser's claim under the Insurance Policy;

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30.2.2 each Seller's liability to the Purchaser under this Agreement shall be (i) several in respect of a breach of any of the Sellers' Title Warranties and/or Sellers' Capacity and Authority Warranties, on the basis that each Seller will only be liable for its own breach of such Sellers' Warranties, and no Seller shall be liable to the Purchaser for any loss suffered by the Purchaser as a result of a breach of any of the Sellers' Title Warranties and/or Sellers' Capacity and Authority Warranties by the other Seller and (ii) limited to the amount paid to the relevant Seller (whether by way of Cash Consideration or the issue of Consideration Shares in terms of this Agreement).

30.3 The Purchaser will be obliged to submit a claim under the Insurance Policy for any Purchaser Warranty and Indemnity Claim in relation to any of the Seller's Title Warranties or Sellers' Capacity and Authority Warranties, provided that a repudiation of such claim under the Insurance Policy (for any reason whatsoever) shall not in any manner be construed so as to limit the Purchaser's ability under this Agreement or in law to recover to the fullest extent possible (but, for the avoidance of doubt, subject to the limitations in this Agreement) any damages from the Sellers arising out of or attributable to a Purchaser Warranty and Indemnity Claim in relation to any of the Sellers' Title Warranties or Sellers' Capacity and Authority Warranties, provided that the Purchaser has in fact submitted a claim under the Insurance Policy.

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30.4 The exclusions contained in clause 30.2 shall, however, be without limitation to the rights which the Purchaser may have as a matter of common law against any Seller to the extent that it has suffered a loss as a result of the fraud or fraudulent non-disclosure by that Seller (which, for the avoidance of doubt includes any director or the company secretary of that Seller), in which case the Purchaser shall only be entitled to make a claim against that Seller and not against any other Seller who was not party to such fraud and/or fraudulent non-disclosure.

31 INDEMNITIES BY THE SELLERS

Without prejudice to any rights of the Purchaser arising from any other provision of this Agreement, but subject to the provisions of clauses 28.3, 29 and 30, and to the extent that such liability is not fully provided for or reflected as a liability in the Adumo Warranted Accounts, the Sellers hereby agree, in the Sellers' Proportions, to indemnify and hold the Purchaser and Adumo, respectively, harmless from, all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale) of any nature whatsoever which the Purchaser and/or Adumo may suffer (whether directly or indirectly) resulting from, arising out of, or relating to: (i) a failure of any of the Sellers' Warranties contained in this Agreement to be true and correct; and (ii) any liability for tax of an Adumo Group Company not fully provided for in the Adumo Warranted Accounts for all periods prior to the Signature Date, save to the extent Fairly Disclosed to the Purchaser's Deal Team Members prior to the Signature Date and save for liabilities for tax incurred in the ordinary, normal and regular course of business.

32 NO DUPLICATION OF RECOVERY BY THE PURCHASER

Notwithstanding anything to the contrary contained in this Agreement, where a single fact or circumstance gives rise to multiple causes of action entitling the Purchaser to assert a combination of claims against the Sellers arising out of a combination of Sellers' Warranties or Indemnities, the Purchaser shall be limited to recovering the aggregate sum of its actual damages or losses arising in connection with such single fact or circumstance, the intention of the Parties being that, while the Purchaser may assert such combination of claims, the Purchaser may not duplicate the recovery of its damages or losses.  The Purchaser shall always be entitled, in its discretion, to determine whether to proceed in respect of a breach of a Sellers' Warranty or a claim under an Indemnity.

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PART 5 - WARRANTIES BY PURCHASER HOLDCO

33 WARRANTIES BY PURCHASER HOLDCO

33.1 Subject to the limitations and qualifications set out in the remaining provisions of this clause 33 and clause 34, Purchaser Holdco hereby gives to and in favour of the Sellers the Purchaser Warranties more fully set out in this Agreement and in Annexure B.  Each Purchaser Warranty -

33.1.1 is a separate Purchaser Warranty and will in no way be limited or restricted by reference to or inference from the terms of any other Purchaser Warranty or by any other words in this Agreement;

33.1.2 is, insofar as it is promissory or relates to a future event, be deemed to have been given as at the date of fulfilment of the promise or future happening of the event, as the case may be;

33.1.3 save where any Purchaser Warranty is expressly limited to a particular date, is given as at the Signature Date, the Locked Box Date and the Closing Date and all periods between those dates;

33.1.4 shall continue and remain in force notwithstanding the completion of the Transaction; and

33.1.5 be deemed to be material and to be a material representation inducing the Sellers to enter into this Agreement.

33.2 It is recorded that the Sellers have entered into this Agreement on the strength of the Purchaser Warranties, both as regards their content and the date or dates to which they apply.

33.3 The Purchaser Warranties are limited and qualified (and the Sellers shall be precluded from claiming any amount in relation to any of the Purchaser Warranties in this Agreement) by the provisions of this Agreement and to the extent Fairly Disclosed in -

33.3.1 the Purchaser's Disclosure Schedule; and

33.3.2 any documents contained in the Purchaser's Virtual Data Room; or

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33.3.3 any matters that any of the Sellers and/or the Sellers' Representatives have actual knowledge of on the Signature Date.

33.4 The Purchaser Warranties are further limited and qualified by anything which arises as a result of any change in any Applicable Law or in its interpretation.

33.5 For purposes of the Purchaser Warranties only, where any Purchaser Warranty is qualified by the expression "Purchaser Holdco is not aware", "to the best of Purchaser Holdco's knowledge and belief", "Purchaser Holdco has no knowledge" or any similar expression, Purchaser Holdco is deemed to have knowledge of any facts, circumstances, opinions or beliefs of which any Purchaser's Deal Team Member has actual knowledge.

33.6 Each Seller acknowledges and warrants that as at the Signature Date, the Sellers' Representatives do not know of, or have any ground to suspect, anything which may be, or would with the lapse of time or giving of notice, or both, be likely to become, a breach of any Purchaser Warranty.

33.7 Save for those Purchaser Warranties and representations expressly given or made in this Agreement or in Annexure C, no warranties or representations are given or made, in respect of the Consideration Shares, the Purchaser Group or the business of the Purchaser Group, or any other matter whatsoever, whether express, tacit or implied, and the Consideration Shares will be issued on a voetstoots basis.

33.8 The Parties agree that for the purposes of calculating the loss suffered by the Sellers in relation to any breach of any Purchaser Warranty, the Sellers shall be deemed to have suffered a loss equivalent to 20.91% (subject to clause 33.8 below), of the amount of any liability, claim, loss or damages of any Purchaser Group Company that is the subject of any such claim.

33.9 The amount of any Sellers' Warranty Claim shall be grossed-up by a factor of 1.264.

34 LIMITATION OF LIABILITY IN RESPECT OF SELLERS' WARRANTY CLAIMS

34.1 Subject to clause 34.2, no Sellers' Warranty Claim/s may be made against Purchaser Holdco in respect of any amount claimed which does not exceed ZAR5,000,000 and unless and until the aggregate amount claimed in respect of any Sellers' Warranty Claim  (individually or collectively) meets or exceeds ZAR27,000,000 (other than a Sellers' Warranty Claim in respect of any breach of a Purchaser Title Warranty/ies and/or Purchaser's Capacity and Authority Warranty, in respect of which no such limitation shall apply).

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34.2 Notwithstanding any provision to the contrary in this Agreement, the maximum aggregate liability of Purchaser Holdco to the Sellers for all and any Sellers' Warranty Claims shall be limited to and shall at no time exceed a maximum amount of ZAR135,000,000 (other than a Sellers' Warranty Claim in respect of any breach of a Purchaser Title Warranty and/or Capacity and Authority Warranty, in respect of which the maximum aggregate liability in this regard shall be limited to and shall at no time exceed a maximum amount equal to the Purchase Consideration).

34.3 Purchaser Holdco undertakes to notify the Sellers Representatives' of any Sellers' Warranty Claim or any circumstance Purchaser Holdco becomes aware of that may give rise to a Sellers' Warranty Claim (including, without limitation, the institution of any claim against any Purchaser Group Company) as soon as practicably possible once Purchaser Holdco is aware of such circumstance and to provide the Sellers' Representatives with all information reasonably requested by the Sellers' Representatives in relation to such claim.

34.4 Any Sellers' Warranty Claim (other than the Sellers' Warranty Claim in respect of a Purchaser Title Warranty and/or Capacity and Authority Warranty) will be wholly barred and unenforceable unless written notice in respect thereof is delivered to Purchaser Holdco with a period of 12 months after the Closing Date.

34.5 Any Sellers' Warranty Claim in respect of a Purchaser Title Warranty and/or Capacity and Authority Warranty will be wholly barred and unenforceable unless written notice in respect thereof is delivered to Purchaser Holdco within a period of three years after the Closing Date.

34.6 The Sellers shall have no claim whatsoever against Purchaser Holdco in respect of any breach of any of the Purchaser Warranties or representations contained in this Agreement and Annexure C hereto and to the extent that -

34.6.1 such damages or loss comprises of loss of profit or any other indirect, special or consequential loss;

34.6.2 such breach or claim is based on any expression or statement of intention, opinion, belief or expectation that is forward looking or based on a future event;

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34.6.3 such breach or claim occurs as a result of any legislation not in force at the Signature Date which takes effect retrospectively;

34.6.4 such breach or claim would not have arisen but for any voluntary act or omission on the part of Sellers or any person connected with it otherwise than in the ordinary course of business; or

34.6.5 such breach or claim arises as a result only of any changes after the Closing Date in the accounting bases, policies or methods used by the Purchaser Group to value any of its assets or to provide for any of its liabilities.

34.7 Any claim by the Sellers against Purchaser Holdco based on a breach of a representation, undertaking or Purchaser Warranty contained in this Agreement, shall be reduced by the aggregate of -

34.7.1 an amount equal to any tax benefit received by Sellers as a result thereof, based on the nominal tax rate applicable at the time;

34.7.2 any amount recovered by the Sellers from any third party in respect thereof; and

34.7.3 any amount by which the subject matter of the claim has been or is made good or otherwise compensated for without cost to the Sellers.

34.8 Nothing in this clause 34 shall in any way diminish the Sellers' common law obligation to mitigate its loss.

34.9 If any potential claim arises in respect of any Purchaser Warranty by reason of liability which is contingent only, then Purchaser Holdco shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes actual.

34.10 The provisions of this clause 34 shall, however, be without limitation to the rights which the Sellers may have as a matter of common law against the Purchaser or Purchaser Holdco to the extent that it has suffered a loss as a result of the fraud or fraudulent non-disclosure by the Purchaser or Purchaser Holdco.

34.11 Notwithstanding anything to the contrary contained in this Agreement, but subject to clause 35 the Sellers shall not be precluded from pursuing a claim against Purchaser Holdco in the United States of America under applicable U.S. securities law or in South Africa under equivalent applicable securities law for any fact, matter or circumstance in respect of which any other shareholder of Purchaser Holdco (which acquired and hold Purchaser Holdco Shares at the same time) would also have a claim against Purchaser Holdco.

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34.12 Each Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in Purchaser Holdco and has the capacity to protect its own interests. Such Seller is able to bear the economic risk of its investment in the Consideration Shares. Such Seller (or such Seller's financial advisor or other representative) has had the opportunity to ask questions of Purchaser Holdco's senior management and to conduct such due diligence review as it has deemed appropriate.

34.13 Each Seller acknowledges that, except as set forth in this Agreement and subject to the provisions of Annexure C, none of Purchaser Holdco, its respective subsidiaries nor any of their respective affiliates, employees, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to such Seller or any of its affiliates, employees, agents or representatives.

35 NO DUPLICATION OF RECOVERY BY THE SELLERS

Notwithstanding anything to the contrary contained in this Agreement, where a single fact or circumstance gives rise to multiple causes of action entitling the Sellers to assert a combination of claims against Purchaser Holdco arising out of a combination of Purchaser Warranties given by Purchaser Holdco, the Sellers shall be limited to recovering the aggregate sum of its actual damages or losses arising in connection with such single fact or circumstance (subject to clause 33.8), the intention of the Parties being that, while the Sellers may assert such combination of claims, the Sellers' may not duplicate the recovery of their damages or losses.

36 DELIVERY OF VIRTUAL DATA ROOM RECORD

36.1 The Sellers shall procure that an electronic bundle be compiled, of the information and documentation provided to the Purchaser prior to the Signature Date in the Sellers' Virtual Data Room, as set out in the Sellers' Due Diligence Index.  Within 10 business days after the Signature Date, the Sellers' Representatives shall deliver a copy thereof to each of the Purchaser, the Sellers' Attorneys, the Purchaser's Attorneys, and one copy thereof to the underwriters of the Insurance Policy.  The Purchaser's Attorneys shall verify the contents of the bundle delivered to it and if the Purchaser's Attorneys have not notified the Sellers' Representative within 10 business days after the delivery of the bundle to the Purchaser's Attorneys that the contents of the bundle do not reflect the same information and documentation as set out in the Sellers' Due Diligence Index, the bundle shall be deemed to contain the same information and documentation as set out in the Sellers' Due Diligence Index.  Should the Purchaser's Attorneys notify the Sellers' Representatives within seven Business Days after delivery of the bundle to the Purchaser that the contents of the bundle do not reflect the same information and documentation as set out in the Sellers' Due Diligence Index, the Sellers shall be obliged, as soon as possible after such date, to rectify the contents of the bundle to reflect the same information and documentation listed in the Sellers' Due Diligence Index.

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36.2 The Purchaser shall procure that an electronic bundle be compiled, of the information and documentation provided to the Sellers prior to the Signature Date in the Purchaser Virtual Data Room, as set out in the Purchaser Due Diligence Index.  Within 10 business days after the Signature Date, the Purchaser shall deliver a copy thereof to each of the Sellers' Representatives and the Sellers' Attorneys, the Purchaser's Attorneys.  The Sellers' Attorneys shall verify the contents of the bundle delivered to it and if the Sellers' Attorneys have not notified the Purchaser within 10 business days after the delivery of the bundle to the Sellers' Attorneys that the contents of the bundle do not reflect the same information and documentation as set out in the Purchaser Due Diligence Index, the bundle shall be deemed to contain the same information and documentation as set out in the Purchaser Due Diligence Index.  Should the Sellers' Attorneys notify the Purchaser within seven Business Days after delivery of the bundle to the Purchaser that the contents of the bundle do not reflect the same information and documentation as set out in the Purchaser Due Diligence Index, the Purchaser shall be obliged, as soon as possible after such date, to rectify the contents of the bundle to reflect the same information and documentation listed in the Purchaser Due Diligence Index.

36.3 The relevant attorneys shall hold such electronic bundles in escrow until the expiry of the time periods provided for in clause 29.

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PART 6 - GENERAL MATTERS

37 PURCHASER'S RIGHT TO TERMINATE

37.1 Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of all of the Conditions Precedent), the Purchaser shall be entitled, subject only to clause 37.2, to cancel this Agreement by means of written notice to the Sellers' Representatives at any time prior to the Closing Date in the event that: (i) any Seller or any Material Adumo Group Company is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard); (ii) business rescue proceedings in terms of the Companies Act (or equivalent legislation) are commenced against any Seller or any Material Adumo Group Company, whether by way of board resolution or court order; (iii) any interdict, judgment or other order or action of any court or Governmental Entity restraining, prohibiting or rendering illegal the implementation of the transactions contemplated in this Agreement is in effect, or any legal proceeding has been instituted by any person (including any Governmental Entity) seeking to prohibit, restrict or delay, declare illegal or to enjoin the implementation of the transactions contemplated in this Agreement (save for any legal proceedings instituted to prohibit, restrict or delay the implementation of this Agreement by a Governmental Entity which the Parties approached in order to fulfil the Condition Precedent in clause 4.1.22; or (iv) an Adumo MAC occurs (and, for the avoidance of doubt, is not remedied in accordance with clause 2.1.13), and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 37.1.  In addition, if an Adumo MAC occurs and the Purchaser does not elect to terminate this Agreement the Purchaser shall have no further claim against the Sellers in respect of the Adumo MAC.

37.2 Clause 37.1 should not be construed as limiting any of the Parties' rights arising from a breach of this Agreement, as contemplated in clause 46.

37.3 For purposes of this clause 37.1, "Material Adumo Group Company" means any of the Company, Adumo Technologies, GAAP POS, Adumo Payments and Adumo Payouts.

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38 SELLERS' RIGHT TO TERMINATE

38.1 Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of all of the Conditions Precedent), the Sellers shall be entitled, subject only to clause 37.2, to cancel this Agreement by means of written notice from the Sellers' Representatives to the Purchaser at any time prior to the Closing Date in the event that: (i) the Purchaser or Purchaser Holdco or any Material Purchaser Group Company is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard); (ii) business rescue proceedings in terms of the Companies Act (or equivalent legislation) are commenced against the Purchaser or Purchaser Holdco or any Material Purchaser Group Company, whether by way of board resolution or court order; (iii) any interdict, judgment or other order or action of any court or Governmental Entity restraining, prohibiting or rendering illegal the implementation of the transactions contemplated in this Agreement is in effect, or any legal proceeding has been instituted by any person (including any Governmental Entity) seeking to prohibit, restrict or delay, declare illegal or to enjoin the implementation of the transactions contemplated in this Agreement (save for any legal proceedings instituted to prohibit, restrict or delay the implementation of the this Agreement by a Governmental Entity which the Parties approached in order to fulfil the Condition Precedent in clause 4.1.21); or (iv) a Lesaka MAC occurs (and, for the avoidance of doubt, is not remedied in accordance with clause 2.1.85) and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 38.1.  In addition, if a Lesaka MAC occurs and the Sellers do not elect to terminate this Agreement the Sellers shall have no further claim against the Purchaser in respect of the Lesaka MAC.

38.2 Clause 38.1 should not be construed as limiting any of the Parties' rights arising from a breach of this Agreement, as contemplated in clause 46.

38.3 For purposes of this clause 38.1, "Material Purchaser Group Company" means any of Purchaser Holdco, Purchaser, Cash Connect Capital Proprietary Limited, Cash Connect Management Solutions Proprietary Limited, Cash Connect Rentals Proprietary Limited, Deposit Manager Proprietary Limited, EasyPay Proprietary Limited, EasyPay Cash Proprietary Limited, EasyPay Financial Services Proprietary Limited, K2020263969 (South Africa) Proprietary Limited, Kazang Prepaid Proprietary Limited, Kazang Prepaid Namibia (Pty), Kwande Group Proprietary Limited, Main Street 1723 Proprietary Limited, Lesaka Technologies Proprietary Limited, Net1 Finance Holdings Proprietary Limited, Prism Holdings Proprietary Limited, Prism Payment Technologies Proprietary Limited, EasyPay Insurance Limited, SmartSwitch Netherlands Holdings BV Netherlands, Net1 Applied Technologies Netherlands BV.

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39 MULTIPLE SELLERS

39.1 Although there are multiple Sellers in terms of this Agreement, it is recorded that the Transaction constitutes one composite and indivisible transaction.

39.2 Save as provided in clause 39.3, each Seller's liability to the Purchaser under this Agreement in respect of a Purchaser Warranty and Indemnity Claim shall be joint in the Sellers' Proportions (and not joint and several).

39.3 Each Seller's liability to the Purchaser under this Agreement shall be several (and not joint and not joint and several) in respect of a breach of any of Sellers' Title Warranties and/or Sellers' Capacity and Authority Warranties, on the basis that each Seller will only be liable for its own breach of the Sellers' Title Warranties and/or Sellers' Capacity and Authority Warranties.

40 SELLERS' REPRESENTATIVES

40.1 The Sellers hereby appoint Dean Sparrow, Paul Kent, Nic Smalle and Grant Manicom ("Sellers' Representatives"), acting jointly, to act on their behalf for the following purposes under this Agreement: (i) to waive fulfilment of and/or agree to the extension of the date for fulfilment of and/or agree to accept the imposition of a condition or the form or terms of any document in respect of any Condition Precedent; (ii) to grant approval or consent under the Agreement on behalf of the Sellers as provided for in this Agreement; (iii) to agree the Closing Date; and/or (iv) to give and/or receive any formal notices under the Agreement as provided for in this Agreement from time to time, provided that, before doing any such things, taking any such actions or making any such decisions, the Sellers' Representatives shall first have consulted with all of the Sellers and shall act upon the instructions of the majority of the Sellers, determined with reference to the Sellers' Proportions, which thing, action and decision shall then be deemed to be binding on, and enforceable against, all of the Sellers.  Notwithstanding the aforegoing, the Sellers acknowledge that the Purchaser shall be entitled to place reliance on any document emanating from the Sellers' Representatives in respect of any one of the aforementioned categories without doing any further investigation of its own.

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40.2 Should Dean Sparrow, Paul Kent, Nic Smalle and Grant Manicom, at any time prior to Closing Date, become incapacitated so that he is not able to fulfil his functions as Sellers' Representatives in terms of this Agreement, the Sellers shall by way of majority, determined with reference to the Sellers' Proportions, nominate another individual to act as "Sellers' Representatives" in terms of this Agreement. Following such nomination, the Sellers shall notify the Purchaser in writing of his/her identity. Pending any such written notice, all references in the Agreement to "Sellers' Representatives" shall be deemed to be a reference to the "Sellers".

40.3 Each of the Sellers jointly in the Sellers' Proportions (and not jointly and severally), indemnify the Sellers' Representatives against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Sellers' Representatives may incur or which may be made against the Sellers' Representatives as a result of or in connection with their appointment as the Sellers' Representatives or the exercise of its powers and duties in terms of clause 40.1.

41 RELEASE FROM SECURITIES

The Purchaser will use its commercially reasonable endeavours to procure the release of the Sellers, on and with effect from the Closing Date, from those guarantees, suretyships, indemnities and undertakings (including letters of comfort and the like) ("Security Documents") furnished by any Seller in the ordinary course in respect of any ordinary course obligations of the Adumo Group provided that the terms of such Security Documents and such terms are typical having regard to the particular Security Document and its intended purposes (the Sellers' acknowledging that they shall bear the onus of proving that the terms of any such Security Document are typical in the event of a dispute).  The Purchaser will, if necessary to procure such release, furnish its own guarantees, suretyships, indemnities and undertakings, in each case on market related terms, but shall not be obliged to discharge any principal obligation or to agree to any variation of the terms of such guarantee, suretyship or indemnity.

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42 GENERAL WARRANTIES

42.1 Each of the Parties hereby warrants severally (and not jointly and not jointly and severally) to and in favour of the others that -

42.1.1 it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

42.1.2 this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

42.1.3 the execution of this Agreement and the performance of its obligations hereunder does not and shall not -

42.1.3.1 contravene any law or regulation to which that Party is subject;

42.1.3.2 contravene any provision of that Party's constitutional documents; or

42.1.3.3 conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

42.1.4 In addition, each Seller warrants individually (and not jointly and not jointly and severally) to and in favour of Purchaser Holdco that it is not a U.S. person (as defined in Regulation S under the U.S. Securities Act and -

42.1.4.1 is not acquiring or receiving its Sellers' Proportion of the Consideration Shares for the account or benefit of any U.S. person, save that the shareholders of CATS include International Finance Corporation, IFC Financial Institutions Growth Fund, LP;

42.1.4.2 at the times such Seller determined to acquire or receive such Sellers' Proportion of the Consideration Shares and on the Closing Date such Seller was and will be outside the United States of America;

42.1.4.3 the issuance of the Consideration Shares has not been pre-arranged with a buyer located in the United States of America or with a U.S. person, and is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act;

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42.1.4.4 neither such Seller, nor any person acting on such Seller's behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States of America, its territories or possessions, for any of the Consideration Shares; and

42.1.4.5 the issue to the Seller of the Consideration Shares pursuant to this Agreement will not violate any Applicable Law of such Seller's jurisdiction.

42.2 Each Seller confirms that the Consideration Shares to be acquired by such Seller (or the Sellers' Nominee) pursuant to this Agreement will be acquired for investment for such Seller's (or Sellers' Nominee's) own account, and not as a nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof that would make such Seller an underwriter within the meaning of the U.S. Securities Act.

42.3 Each of the representations and warranties given by the Parties in terms of clause 42.1, shall -

42.3.1 be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

42.3.2 continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

42.3.3 prima facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.

43 U.S. SECURITIES ACKNOWLEDGEMENTS

43.1 Each Seller understands that the Consideration Shares have not been registered under the U.S. Securities Act by reason of a specific exemption from the registration provisions of the U.S. Securities Act which depends upon, among other things, the accuracy of such Seller's representations as expressed herein. Such Seller understands that the Consideration Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Seller may have to hold such shares indefinitely unless they are registered with the SEC and, to the extent applicable, qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares and on requirements relating to Purchaser which are outside of such Seller's control.

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43.2 Each Seller understands that the Consideration Shares issued pursuant to this Agreement may be notated with one or all of the following legends:

43.2.1 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER FROM TIME TO TIME IN EFFECT (THE "SECURITIES ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

43.2.2 THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD TO A U.S. PERSON OR INTO THE UNITED STATES FOR A PERIOD OF SIX (6) MONTHS FROM [  ], 2024, OR SUCH EARLIER DATE AS PERMITTED BY REGULATION S, AND MAY ONLY BE SOLD AFTER SUCH DATE IN ACCORDANCE WITH REGULATION S, ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT INCLUDING, WITHOUT LIMITATION AND TO THE EXTENT AVAILABLE, RULE 144 THEREUNDER OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

44 CONFIDENTIALITY

44.1 The Parties undertake that during the operation of, and after the expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential -

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44.1.1 any information which any Party ("Disclosing Party") communicates to any other Party ("Recipient");

44.1.2 all other information of the same confidential nature concerning the business of a Disclosing Party which comes to the knowledge of any Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion, including -

44.1.2.1 details of the Disclosing Party's financial structures and operating results; and

44.1.2.2 details of the Disclosing Party's strategic objectives and planning.

44.2 If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 44, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

44.3 Each Party undertakes, subject to clause 44.4, not to disclose any information which is to be kept confidential in terms of this clause 44, nor to use such information for its own or anyone else's benefit.

44.4 Notwithstanding the provisions of clause 44.3, a Recipient shall be entitled to disclose any information to be kept confidential (i) to its directors, direct and indirect shareholders, finance providers and legal or other advisors or (ii) if and to the extent only that the disclosure is bona fide and necessary for the purposes of carrying out its duties or implementing of enforcing any of its rights in terms of this Agreement.

44.5 The obligation of confidentiality placed on the Parties in terms of this clause 44 shall cease to apply to a Recipient in respect of any information which -

44.5.1 is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

44.5.2 the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

44.5.3 has lawfully become known by or come into the possession of the Recipient on a non-confidential basis from a source other than the Disclosing Party having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Recipient existing at the Signature Date; or

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44.5.4 is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose, provided that -

44.5.5 the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 44.5.1 to 44.5.4;

44.5.6 information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Recipient's possession; and

44.5.7 any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Recipient's possession, but only if the combination itself and its principle of operation are in the public domain or in the Recipient's possession.

44.6 In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 44.5.4, the Recipient will -

44.6.1 advise the Disclosing Party thereof in writing prior to disclosure, if possible;

44.6.2 take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

44.6.3 afford the Disclosing Party a reasonable opportunity, if possible, to intervene in the proceedings;

44.6.4 comply with the Disclosing Party's reasonable requests as to the manner and terms of any such disclosure; and

44.6.5 notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it is made.

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45 PUBLICITY

45.1 Subject to clause 45.4, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including by the rules of any recognised securities exchange, where applicable) or permitted in terms of this Agreement, the nature, content or existence of this Agreement and any and all information given by a Party to the other Parties pursuant to this Agreement.

45.2 No public announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed), save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Parties in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules.  This will not apply to a Party wishing to respond to any other Party which has made an announcement of some nature in breach of this clause 45.

45.3 The Sellers' Representatives shall be afforded a reasonable opportunity to review and provide any comments on any initial circulars or similar announcements which Purchaser Holdco is required to make pursuant to the Transaction, but not in respect of any subsequent ordinary course announcements (provided that such announcements are consistent in all material respects with the announcements initially agreed by the Sellers' Representatives) provided that the Sellers' Representatives shall provide such comments timeously having regard to the prescribed timelines of any recognised securities exchange. The Sellers' Representatives shall provide such information and documents as may be required by Purchaser Holdco for any announcements, circulars and filings pursuant to the Transaction timeously.

45.4 The Sellers will procure that the Purchaser shall be afforded a reasonable opportunity to review and provide any comments on any public announcements which their direct or indirect shareholders are required to make pursuant to the Transaction.

45.5 This clause 45 shall not apply to any disclosure made by a Party to its professional advisors or consultants or to any of its bankers, financiers or potential financiers, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

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46 BREACH

46.1 If a Party ("Defaulting Party") commits any breach of this Agreement and fails to remedy such breach within 10 business days ("Notice Period") of written notice requiring the breach to be remedied, then the Party giving the notice ("Aggrieved Party") will be entitled, at its option -

46.1.1 to claim immediate specific performance of all or any of the Defaulting Party's obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

46.1.2 to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.  No Party shall be entitled to cancel this Agreement unless the breach is a material breach.  A breach will be deemed to be a material breach if -

46.1.3 it is capable of being remedied, but is not so remedied within the Notice Period; or

46.1.4 it is incapable of being remedied and payment in money will compensate for such breach but such payment is not made within the Notice Period.

46.2 The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

46.3 The Aggrieved Party's remedies in terms of this clause 46 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

46.4 Notwithstanding the aforegoing provisions pertaining to a cancellation of the Agreement by a Party, the Sellers agree that if one or more of the Sellers, but not all of Sellers, commit a breach of this Agreement, no single Seller shall have the right to cancel or otherwise terminate this Agreement unless the Sellers do so acting unanimously.

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46.5 Notwithstanding the aforegoing, after the closing in full of the Transaction in accordance with clause 14 none of the Parties will have the right to cancel this Agreement.

47 DISPUTE RESOLUTION

47.1 Without Prejudice Negotiations

If a dispute arises out of, or in connection with, this Agreement, the Parties to the dispute agree that they shall immediately meet on an informal and "without prejudice" basis, with a view to exploring a possible resolution of the dispute. A "without prejudice" meeting of the sort contemplated in this clause 47.1 will occur within five days of any one of the Parties to the dispute addressing a written communication to the other Party/ies to the dispute identifying (in broad outline) the dispute. All such meetings will occur at a neutral venue in Sandton, selected by the Party who first calls for the "without prejudice" meeting. The Parties' representatives will have the authority to negotiate and conclude a settlement of such dispute.

47.2 Non-Binding Mediation as a Prelude to Arbitration

47.2.1 If the Parties are not able to resolve the dispute referred to in clause 47.1 within 10 days of same being declared (or within any agreed in writing extended period), including because they were not able to meet during such time period, then and in such event the Parties shall submit the dispute to non-binding mediation.

47.2.2 In this regard, the Parties shall, by agreement in writing, nominate two senior representatives of each of the Parties to the dispute to act as the mediators who will not have any right or entitlement to issue an award and/or decision.

47.2.3 If the Parties cannot reach agreement on the identity of the mediators, then and in such event the chair of the Johannesburg Bar Council (or its successor) will nominate the two mediators. The mediators shall be obliged to comply with the provisions of clause 47.3 below in conducting the mediation process.

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47.3 Framework of Approach by Mediators

47.3.1 The mediators will -

47.3.1.1 be entitled to communicate and meet with any of the Parties, either in the presence of the other Parties or in private;

47.3.1.2 not disclose any information furnished in confidence by any one of the Parties to them to any other Party without the prior written consent of the Party that furnished the information;

47.3.1.3 act impartially and will be advised to disclose to the Parties to the mediation any relationship or dealings that it (the mediator) may have had (whether with any one or other of the Parties or otherwise) that may impact on or may be perceived by any one or other of the Parties to impact on his ability to act impartially and facilitate a resolution of the dispute; and

47.3.1.4 be entitled to direct the Parties (but only in writing) to continue the mediation where they are of the view that such continued process has a reasonable and realistic prospect of being successful.

47.3.2 All communications made by the Parties to the mediators and to each other during or in connection with the mediation process are made without prejudice to any rights that such Parties may have, and form part of bona fide settlement negotiations.

47.3.3 The Parties shall keep the mediation proceedings and any certification made by the mediators (if any) confidential.

47.3.4 The mediators will not be compelled by any of the Parties to disclose any fact learnt by him in the course of the mediation, and the Parties irrevocably waive their rights (if any) to require the mediators to testify regarding what transpired in, or in connection with, the mediation.

47.4 Arbitration

47.4.1 Save as expressly otherwise provided in this Agreement, any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, enforceability or termination, that is not resolved in accordance with clauses 47.1 and 47.2 above shall be finally resolved in accordance with the applicable rules of the Arbitration Foundation of Southern Africa (or its successor-in-title) ("AFSA"), as determined by AFSA, provided that the rules for expedited arbitrations shall not apply unless the parties to the dispute agree otherwise in writing. The dispute shall be resolved by an arbitrator appointed by AFSA. If AFSA determines that the AFSA Commercial Rules are applicable, there shall be no right of appeal as provided for in article 22 of such rules.

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47.4.2 The seat of the arbitration shall be Sandton, South Africa.

47.4.3 The language to be used in the arbitral proceedings shall be English.

47.4.4 The arbitration shall be held in private and, without derogating from any confidentiality provisions in this Agreement, the confidentiality provisions of section 11(2) of the International Arbitration Act No. 15 of 2017 shall apply as if the arbitration were an international arbitration, as contemplated in that Act.

47.4.5 Notwithstanding anything to the contrary contained in this clause 47, any party to the dispute shall be entitled to obtain interim relief on an urgent basis from any competent court having jurisdiction.

47.4.6 For the purposes of 47.4.5 and for the purposes of having any award made by the arbitrator being made an order of court, each of the Parties hereby submits itself to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg and any other court having jurisdiction.

47.4.7 Notwithstanding any other provision of this Agreement to the contrary, the Parties shall equally share the costs of the mediators and/or the arbitrator appointed in accordance with the provisions of this 47, unless the arbitrator determines otherwise.

47.4.8 This 47 is severable from the other provisions of this Agreement and shall remain in full force and effect notwithstanding any termination, cancellation, invalidity, unenforceability or unlawfulness of this Agreement, or any part thereof.

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48 NOTICES AND DOMICILIA

48.1 The Parties select as their respective domicilia citandi et executandi the physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the email addresses set out below:

Name	Physical Address	Email Address
Purchaser	6th Floor, President Place	steven.heilbron@lesakatech.com
	Corner Jan Smuts & Bolton Roads	Naeem.kola@lesakatech.com
Rosebank

Marked for the attention of: Steven Heilbron and Naeem Kola

Name	Physical Address	Email Address
Purchaser Holdco	6th Floor, President Place	steven.heilbron@lesakatech.com
	Corner Jan Smuts & Bolton Roads	Naeem.kola@lesakatech.com
Rosebank

Marked for the attention of: Steven Heilbron and Naeem Kola

Name	Physical Address	Email Address
Sellers' Representatives	3 Muswell Road	Xxx
	Wedgewood Office Block	Xxx
	Block E and C	Xxx
	Bryanston	Xxx

Marked for the attention of: Dean Sparrow, Paul Kent, Nic Smalle and Grant Manicom

Name	Physical Address	Email Address
The parties listed in Annexure A	Refer to Annexure A	Refer to Annexure A

48.2 provided that a Party may change its domicilium to another physical address in the (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Parties to that effect.  Such change of address will be effective 5 business days after receipt of the notice of the change.

48.3 All notices to be given in terms of this Agreement will be given in writing and will -

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48.3.1 be delivered by hand or sent by email;

48.3.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery.  Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

48.3.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email.  Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

48.4 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 39.

49 BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

50 APPLICABLE LAW AND JURISDICTION

50.1 This Agreement will in all respects be governed by and construed under the laws of South Africa.

50.2 Subject to clause 47, the Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, (Johannesburg) in any dispute arising from or in connection with this Agreement.

51 GENERAL

51.1 Whole Agreement

51.1.1 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

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51.1.2 This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

51.2 Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

51.3 No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party's rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.  Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

51.4 No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party.  Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

51.5 Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

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51.6 No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior signed written consent of the other Parties, save as otherwise provided herein.

51.7 Electronic Signature

51.7.1 Any reference in this Agreement to writing and signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as including an electronic signature, with any electronic signature or advanced electronic signature, as defined in the Electronic Communications and Transactions Act, No. 25 of 2002, constituting a signature. The Parties specifically agree for purposes of this Agreement that the form of electronic signature acceptable to them will be one which is made on the document requiring signature by a duly authorised signatory using digital software or an electronic device, and will include the signatory's initials and full name and/or a signature which replicates that signatory's wet signature.

51.7.2 For clarity, whilst the Parties record that they may correspond via email during the currency of this Agreement for routine operational reasons, an email and/or an email signature shall not constitute an electronic signature for purposes of this Agreement.

51.8 Holding Period

The Purchaser, Purchaser Holdco and Sellers agree that the holding period under Rule 144 promulgated pursuant to the U.S. Securities Act for the Consideration Shares issued pursuant to this Agreement shall begin as of the Closing Date. Purchaser and Purchaser Holdco shall not adopt a position inconsistent with the foregoing or contest such holding period for any reason, and each of Purchaser and Purchaser Holdco shall use its reasonable efforts to cooperate with the Sellers in any efforts such Seller may undertake to assert such holding period in connection with the future sale of the Consideration Shares issued pursuant to this Agreement or any other purpose.

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52 COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.  Any securities transfer tax payable in respect of the Sale Shares shall be borne by the Purchaser.

53 SIGNATURE

53.1 This Agreement is signed by the Parties on the dates and at the places indicated below.

53.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

53.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.

53.4 The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

[Remainder of this page intentionally left blank.]

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SIGNED at Cape Town on 7 May 2024

For and on behalf of

LESAKA TECHNOLOGIES PROPRIETARY LIMITED

/s/ Naeem E. Kola
Signature

Naeem E. Kola
Name of Signatory

Director
Designation of Signatory

/s/ Lincoln C. Mali
Signature

Lincoln C. Mali
Name of Signatory

Director
Designation of Signatory

92

SIGNED at Cape Town on 7 May 2024

For and on behalf of

LESAKA TECHNOLOGIES INC.

/s/ Ali Mazanderani
Signature

Ali Mazanderani
Name of Signatory

Executive Chairman
Designation of Signatory

/s/ Steven J. Heilbron
Signature

Steven J. Heilbron
Name of Signatory

Steven J. Heilbron
Designation of Signatory

93

SIGNED at Bedfordview on 7 May 2024

For and on behalf of

CROSSFIN APIS TRANSACTIONAL
SOLUTIONS PROPRIETARY LIMITED

/s/ Dean Sparrow
Signature

Dean Sparrow
Name of Signatory

Director
Designation of Signatory

/s/ Paul Kent
Signature

Paul Kent
Name of Signatory

Director
Designation of Signatory

94

SIGNED at Cape Town on 7 May 2024

For and on behalf of

ADUMO ESS PROPRIETARY LIMITED

/s/ Grant Manicom
Signature

Grant Manicom
Name of Signatory

Director
Designation of Signatory

95

Project Odyssey Sale of Shares Agreement - Signature Page

SIGNED at Bedfordview on 7 May 2024

For and on behalf of

CROSSFIN SPV 1 PROPRIETARY LIMITED

/s/ Dean Sparrow
Signature

Dean Sparrow
Name of Signatory

Director
Designation of Signatory

/s/ Nicholas Smalle
Signature

Nicholas Smalle
Name of Signatory

Director
Designation of Signatory

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ANNEXURE A- SELLERS' PARTICULARS

Full Names	Registration Number and Jurisdiction	Designated Bank Account		Sale Shares	Sellers' Proportions	Physical Address	Email Address
Crossfin Apis Transactional Solutions Proprietary Limited	2017/541983/07	Account Holder:	Crossfin Apis Transactional Solutions (Pty) Ltd	990,018 ordinary no par value shares	97.28%	Office 2-15 Workshop 17 The Bank 24 Cradock Avenue Rosebank 2196	Xxx Xxx Xxx
		Bank:	Xxx
		Branch:	Xxx	182,716 ordinary shares (previously 182,716 class "B" preference shares)
	South Africa	Branch Code: / Swift Code	Branch code Xxx Swift Code Xxx
		Account Number:	Xxx	160,082 class "C" preference shares
		Reference:	Xxx

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Full Names	Registration Number and Jurisdiction	Designated Bank Account		Sale Shares	Sellers' Proportions	Physical Address	Email Address
Adumo ESS Proprietary Limited	2022/371949/07	Bank account to be nominated prior to the Closing Date.	37,218 ordinary shares	2.72%	3 Muswell Road Wedgewood Office Block Block E and C Bryanston Gauteng 2191	Xxx Xxx
	South Africa
Crossfin SPV 1 Proprietary Limited (being made a party to the Agreement for purposes of binding it to clauses 4.1.18 and 4.5)	2021/704220/07	Not Applicable	Not Applicable	Not Applicable	Office 2-15 Workshop 17 The Bank 24 Cradock Avenue Rosebank 2196	Xxx Xxx Xxx
	South Africa

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ANNEXURE B - SELLERS WARRANTIES

The Warranties contained in this Annexure B are given by the Seller on the basis set out in clause 28 of the Agreement to which this Annexure B is attached.

To the extent that the Agreement may have been signed on a date which results in the use of any tense being inappropriate, the Warranties shall be read in the appropriate tense.

1 STATUS AND SHARES OF THE TARGET GROUP

1.1 Each Adumo Group Company is regularly incorporated according to the laws of the applicable country of incorporation, with limited liability, and no steps have been taken in respect of the deregistration of any Adumo Group Company in terms of Applicable Law.

1.2 No person is entitled to an order requiring any Adumo Group Company to change its corporate name.

1.3 The authorised shares of the relevant Adumo Group Companies are as follows -

1.3.1 Adumo:

1.3.1.1 2,000,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 990,018 have been issued, it being recorded that (i) further ordinary shares will be issued to Adumo ESS pursuant to the Adumo ESS Restructure and (ii) additional ordinary shares will be issued pursuant to the conversion of the B Class Shares;

1.3.1.2 100,000 authorised "A" preference shares, all ranking pari passu in all respects, of which 300 have been issued;

1.3.1.3 182,716 authorised "B" preference shares, all ranking pari passu in all respects, of which 182,716 have been issued, it being recorded that such shares will be converted to ordinary shares in accordance with their terms immediately prior to the Closing Date;

1.3.1.4 160,082 authorised "C" preference shares, all ranking pari passu in all respects, of which 160,082 have been issued;

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1.3.1.5 35,000 authorised "D" preference shares, all ranking pari passu in all respects, of which 17,850 have been issued;

1.3.1.6 70,717 authorised "E" preference shares, all ranking pari passu in all respects, of which 70,717 have been issued, it being recorded that such shares will be redeemed prior to the Closing Date pursuant to the Adumo ESS Restructure;

1.3.1.7 700 authorised "F" preference shares, all ranking pari passu in all respects, of which 504 have been issued;

1.3.2 Adumo Management Company, 1,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 300 have been issued;

1.3.3 Adumo Online, 1,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 427 have been issued;

1.3.4 Adumo Online Namibia, 4,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 100 have been issued;

1.3.5 Adumo Payments, 200,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 99,052 have been issued;

1.3.6 Adumo Payouts, 1,000,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 5,001 have been issued;

1.3.7 Adumo Technologies, 1,000 authorised "A" ordinary shares, all ranking pari passu in all respects, of which 324 have been issued;

1.3.8 Evertrade, 1,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 100 have been issued;

1.3.9 Flickpay, 100,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 13,466 have been issued, it being recorded that such entity may be deregistered prior to the Closing Date;

1.3.10 GAAP POS, 10,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 1,000 have been issued;

1.3.11 GAAP Botswana, 1,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 100 have been issued;

1.3.12 Humble Software, 1,000,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 260,874 have been issued;

1.3.13 Innervation Namibia, 4,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 118 have been issued;

1.3.14 Innervation Botswana, 100 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 100 have been issued;

1.3.15 Adumo Receipts, 1,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 667 have been issued, it being recorded that such entity may be deregistered prior to the Closing Date; and

1.3.16 SwitchPay, 10,000,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 15,785 have been issued.

1.4 The Adumo Group organogram attached to the Adumo Reference Email is true and correct in every respect.

1.5 No Adumo Group Company is under any obligation to increase, reduce or otherwise howsoever to vary its authorised or issued share capital or shares, to vary any of the rights attaching to any of the Sale Shares or to create or issue any debentures.  No Adumo Group Company has issued or awarded any capitalisation or bonus shares, and has not resolved to do so and is under no enforceable obligation in this regard.  No Adumo Group Company has issued and is under no obligation to issue any share options or any share warrants.

2 SALE EQUITY

2.1 As at the Closing Date, each of the Sellers are the sole beneficial holder of their respective Sale Shares and are reflected as the sole registered holders thereof in the securities register of Adumo, and no person has any right to obtain an order for the rectification of such register.

2.2 Each of the Sellers are entitled and able to give free and unencumbered title in the Sale Shares to the Purchaser.

2.3 No person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued shares in any Adumo Group Company or to acquire any issued shares in any Adumo Group Company other than the Purchaser in terms of this Agreement.

2.4 No person has any claim to or in respect of the Sale Claims other than the Purchaser in terms of this Agreement.

2.5 Each of the Sellers is entitled and able to give free and unencumbered title to the Sale Claims to the Purchaser.

2.6 So far as the Sellers are aware, all stamp duty or securities transfer tax legally payable on the creation and the issue of the Sale Shares and on any previous transfers of the Sale Shares has been fully paid.

3 NO CLAIMS BY RELATED PARTIES

As at the Locked Box Date, Signature Date and the Closing Date, to the best of the Sellers' knowledge and belief, no Seller and no Related Person in relation to the Sellers (other than in respect of the Sale Claims) has any claims against any Adumo Group Company, whether on loan account, current account or otherwise and any and all such claims have been settled prior to the Signature Date.

4 BOOKS AND RECORDS OF THE TARGET GROUP

4.1 The constitutional documents of each Adumo Group Company, copies of which have been provided to the Purchaser, are correct and up to date in all material respects and includes all amendments thereto to date, all of which amendments were duly made in terms of Applicable Law.

4.2 The minute books of each Adumo Group Company contain all material resolutions passed by the directors and shareholders thereof, save for resolutions required to give effect to the provisions of this Agreement.

4.3 Each Adumo Group Company has properly maintained all registers required to be maintained by it in accordance with Applicable Law.

4.4 Each Adumo Group Company's books and records, excluding all tax, financial and other accounting records are in its possession, do not contain any material inaccuracies or discrepancies.

4.5 No auditor of the Adumo Group has at any time furnished the directors of any Adumo Group Company with a report concerning any material irregularity as contemplated in the Auditing Profession Act, No. 26 of 2005 or any similar legislation in force from time to time prior to the enactment of such act.

5 BUSINESS ACTIVITIES OF THE TARGET GROUP

5.1 The Adumo Group is not engaged in any business other than the Business.

5.2 Each Adumo Group Company has all such Licences as are prescribed by law for the conduct of its Business in each jurisdiction in which it carries on business, and the Sellers are not aware of any fact or circumstance which may result in the cancellation, withdrawal or non-renewal of any of them.

5.3 Each Adumo Group Company has complied with and is not in breach of any Applicable Law, compliance with which is material to enable the Business to operate in the normal and ordinary course.

5.4 To the best of the Sellers' knowledge and belief, the processes employed and the products now or here before dealt in by the Adumo Group do not infringe the patent, copyright or other Intellectual Property rights of any third party.

5.5 No person is entitled (otherwise than as a shareholder) to participate or share in, nor to a commission on (save for salesmen in the employ of the Adumo Group) the income or the profits or Distributions of any Adumo Group Company or to any payment of any kind calculated with reference to the profits or income of any Adumo Group Company.

5.6 To the best of the Sellers' knowledge and belief, each Adumo Group Company has utilised all import permits issued to it only in respect of the Business and has not used any such import permit for the importation of goods on behalf of anyone else.

5.7 No Adumo Group Company has engaged in any activity prohibited in terms of the Competition Act.

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6 ASSETS AND LIABILITIES OF THE TARGET GROUP

6.1 The Adumo Group is the sole beneficial owner of all material assets used by it in respect of the Business. None of the material assets of the Adumo Group is subject to any reservation of ownership, lease, lien, hypothec, mortgage, notarial bond, pledge or other encumbrance whatsoever other than by operation of law.

6.2 No person has any right (whether pursuant to any option, right of first refusal or otherwise) to purchase or acquire (whether as security or otherwise) any of the assets of any Adumo Group Company other than the right to purchase trading stock in the normal and ordinary course of business for value.

6.3 So far as the Sellers are aware, all premiums due in respect of existing insurance policies in place as at the Signature Date have been paid and each Adumo Group Company has complied with all of the conditions to which the liability of the insurer under such policies of insurance will be subject.  The Sellers are not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the said policies of insurance, or the repudiation of any claims thereunder, or to such policies not being renewed in the future.

6.4 So far as the Sellers are aware, the plant, machinery and equipment belonging to the Adumo Group is in reasonable working order and condition, fair wear and tear excepted, have been reasonably maintained and are capable of carrying out the functions for which they are intended.

6.5 None of the assets of any Adumo Group Company have been revalued during the immediately past 2 financial years.

6.6 Since the last date to which the Adumo Warranted Accounts related, the Adumo Group did not have any liabilities that would be required to be disclosed in accordance with IFRS that were not so disclosed in the Adumo Warranted Accounts.

6.7 Save to the extent fully brought to account or provided against in the Adumo Warranted Accounts, the Adumo Group is not liable for the liabilities of any third party whether as surety, co-principal debtor, guarantor, indemnitor or otherwise.

6.8 There are no amounts of any kind owing by any Adumo Group Company to the Sellers or any company within the Seller's Group, save only for amounts fully reflected and brought to account in the Adumo Warranted Accounts.

6.9 The total borrowings of each Adumo Group Company do not exceed any limitation on its borrowing powers contained in its memorandum of incorporation or prescribed in terms of any board or shareholder resolution or in any contract with a third party.  The total amount borrowed by any Adumo Group Company from its bankers does not exceed any limits imposed on such borrowings by such bankers.  No Adumo Group Company has received formal or informal notification from any lenders of funds to the Adumo Group Company requiring repayment of all or part of such loans, nor has it received from such lenders any notice of default that is still current.

6.10 Save for legal proceedings relating to the collection by the Adumo Group of amounts owing to it by trade debtors in the normal and ordinary course of its business, no Adumo Group Company is as at the Signature Date a party to any current or pending litigation or similar legal proceedings (including arbitration, criminal proceedings or administrative proceedings) and the Sellers are not aware of any facts or circumstances which may at the Signature Date or thereafter lead to any such proceedings against any Adumo Group Company.

6.11 No Adumo Group Company is in default under or with respect to any judgment, order, award, interdict or other similar pronouncement of any court, arbitral tribunal or administrative authority having jurisdiction over the Adumo Group.

6.12 To the best of the Sellers' knowledge and belief, the premises on and from which the Adumo Group carries on its Business comply with all Applicable Law, compliance with which is material to enable the Business to operate in the normal and ordinary course from such premises.

6.13 The Sellers have not used any import permits issued to the Sellers for the importation of goods on behalf of any Adumo Group Company.

6.14 No Adumo Group Company has declared any Distribution which has not been paid.

7 INTELLECTUAL PROPERTY

7.1 All material intellectual property of whatsoever nature (whether registered or not and whether foreign or domestic) depicting, underlying, required for and/or used in the Business including, but not limited to, trademarks, domain names, rights of copyright (the "Intellectual Property") has been disclosed to the Purchaser.

7.2 The Adumo Group owns or has the right to use all Intellectual Property required for the conduct of the Business.  To the best of the Sellers' knowledge and belief, the conduct of the Business and/or the use by the Adumo Group of the Intellectual Property does not infringe any intellectual property right held by another person and, to the best of the Sellers' knowledge and belief, no person has any basis to apply for an order requiring a change of any name, trading style, mark and/or design used in connection with the conduct of the Business.

7.3 The Adumo Group is the sole beneficial owner or licensee (and, where appropriate, registered holder) of all trade marks, patents and other Intellectual Property and copyright rights used by it in relation to its Business.  No Adumo Group Company has granted or is under any obligation to grant any registered user rights in respect of any Intellectual Property rights owned by it.  The said trade marks and other Intellectual Property rights are valid, enforceable and unencumbered.

7.4 So far as the Sellers are aware, no person has any claim of any nature whatsoever against the Adumo Group arising out of the use by it of any trade or brand name, trade mark or patent and no person is entitled to an order for the expungement of any trade mark used by any Adumo Group Company in or in relation to its Business.  Furthermore, so far as the Sellers are aware, the activities of the Adumo Group have not infringed and do not infringe, and they have not constituted and do not constitute any breach of confidence, passing off or actionable act of unfair competition.

7.5 So far as the Sellers are aware, no person has any claim of any nature whatsoever against any Adumo Group Company arising out of the use by it of any trade or brand name, trade mark or patent and no person is entitled to an order for the expungement of any trade mark used by Adumo in or in relation to its Business.  Furthermore, so far as the Sellers are aware, the activities of Adumo have not infringed and do not infringe, and they have not constituted and do not constitute any breach of confidence, passing off or actionable act of unfair competition.

7.6 To the best of the Sellers' knowledge and belief, the Business does not use any Intellectual Property of a third party (including, without limitation, in relation to software) other than in terms of a valid licence agreement.

7.7 Each Adumo Group Company has paid all licence fees, royalties or similar charges which it is required to pay for the use of any Intellectual Property.

7.8 The implementation of this Agreement will not result in any termination, revocation, restriction or other diminishment of the Intellectual Property or the use thereof nor in a need to make payments to third parties with respect thereto.

7.9 No claim is being or has been asserted or threatened in writing by any third party or any trade mark authority contesting the validity, enforceability, use, registration or ownership of any of the Intellectual Property or the rights thereto of the Adumo Group.

7.10 All Intellectual Property owned by the Adumo Group is valid, of full force and effect and free and clear of all liens, encumbrances, security interests, pledges, charges, restrictions, covenants not to sue and/or other similar restrictions.

7.11 So far as the Sellers are aware, all reasonable steps have been taken to maintain the confidentiality of the Adumo Group's confidential information including, without limitation, entering into contracts requiring employees, freelancers, independent contractors, licensees and other third persons with access to such Confidential Information, to keep such confidential information confidential.

8 COMPUTER SYSTEMS

8.1 For the purposes of this paragraph 8 -

8.1.1 "Hardware" means any computer equipment used by or for the benefit of the Adumo Group at any time including, without limitation, PCs, mainframes, screens, terminals, keyboards, disks, printers, cabling, associated and peripheral electronic equipment but excluding all Software; and

8.1.2 "Software" means any set of instructions for execution by microprocessor at any time irrespective of application, language or medium.

8.2 The Hardware utilised by the Adumo Group in the Business at the Locked Box Date is owned by the Adumo Group and has been maintained and supported in all material respects.

8.3 So far as the Sellers are aware the Hardware and Software owned and/or used by the Adumo Group have adequate capability and capacity for the current requirements of the Adumo Group for the processing and other functions required to be performed for the purposes of the Business of the Adumo Group and the provision of all services and products it provides to the customers of the Business.

8.4 Back-up plans are in effect, are designed to ensure that the Hardware and Software owned and/or used by the Adumo Group can be replaced or substituted without material disruption to the business of the Adumo Group and have been adequately documented.

8.5 The Adumo Group has implemented procedures (including in relation to off-site working where applicable) designed to ensure the security of all IT systems and the confidentiality and integrity of all data stored therein.

9 CONTRACTS

9.1 To the best of the Sellers' knowledge and belief, no Adumo Group Company is bound by any contracts whatsoever other than contracts entered into in the normal and ordinary course of its business, all of which contracts are of full force and effect according to their terms. No Adumo Group Company is in breach of any of its material obligations under any contracts which could result in any such contract being terminated against it or which, to the best of the Sellers' knowledge and belief, will or may result in more onerous obligations being imposed on that Adumo Group Company or in the acceleration of the time for performance of any of that Adumo Group Company's obligations under any such contract.

9.2 The Sellers are not aware of any fact or circumstance which will or is likely to result in any loss being suffered by a Adumo Group Company in respect of any contract or which will or is likely to form the basis of a claim to rectification at the instance of any other person.

x

9.3 No Adumo Group Company is bound by any -

9.3.1 contract in restraint of trade or any management contract in terms of which a third party (including the Sellers or any Related Person to any Seller) provides management services to a Adumo Group Company;

9.3.2 contract which in any way restricts its freedom to carry on the whole or any part of its Business in South Africa or elsewhere in such manner as it deems fit;

9.3.3 power of attorney; or

9.3.4 outstanding offer or tender which may be converted into an obligation of a Adumo Group Company by acceptance or other act by any person.

9.4 No Adumo Group Company is bound by any contract with the Sellers or any Related Person to a Seller.

9.5 The entering into of this Agreement and/or its implementation does not constitute a breach of any of any Adumo Group Company's contractual obligations nor does the entering into or implementation of this Agreement entitle any person to terminate or vary any contract to which a Adumo Group Company is a party or impose more onerous obligations on a Adumo Group Company or accelerate the time for performance by a Adumo Group Company of any of its obligations under any such contract.

10 TAX

10.1 To the best of the Seller's knowledge and belief, no Adumo Group Company is, nor at any time has been, a controlled foreign corporation within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended.

10.2 All proper returns that may have become due by the Adumo Group from time to time under any law administered by the Commissioner for the South African Revenue Service (or the equivalent tax authority in any other applicable jurisdiction) (each being, a "Revenue Authority") have been duly made and such returns are not and, to the best of the Sellers' knowledge and belief, will not be the subject of any dispute with the Revenue Authority.

10.3 All returns by the Adumo Group in respect of tax have been rendered on a proper basis, are correct and, to the best of the Sellers' knowledge and belief, are not the subject matter of any dispute with or claim by any Revenue Authority or any other competent authority.

10.4 The Revenue Authority has not reopened, and to the best of the Sellers' knowledge and belief the Revenue Authority will not reopen, any existing tax assessment in respect of any Adumo Group Company and, to the best of the Sellers' knowledge and belief, no grounds exist for the re-opening of any existing assessment.

10.5 No Adumo Group Company is in material breach of any law relating to tax.

10.6 No Adumo Group Company is engaged in or a party to any appeal against the disallowance by the Revenue Authority of any objection lodged by a Adumo Group Company.

10.7 Save to the extent specifically provided in the Adumo Warranted Accounts, no liability for tax on the part of any Adumo Group Company has been postponed, nor has any agreement been entered into between any Adumo Group Company and a Revenue Authority to that effect.

10.8 All liability for tax arising for all periods up to the end of Adumo's financial year ending 30 September 2022, is fully provided for in the Adumo Warranted Accounts where required and in accordance with relevant generally accepted accounting principles.

10.9 To the best of the Sellers' knowledge and belief, no Adumo Group Company has been a party to any scheme or arrangement of which the sole or main purpose was the avoidance or postponement of or reduction in liability to tax.

10.10 No Adumo Group Company derives income which is taxable in South Africa solely on the basis of the provisions of Sections 9A ("Blocked Foreign Funds") and 9D ("Net Income of Controlled Foreign Companies") of the Income Tax Act, No. 58 of 1962.

10.11 Each Adumo Group Company is duly registered as a vendor in terms of the Value-Added Tax Act, No. 89 of 1991.

11 LEASED PREMISES

No Adumo Group Company is a party to any lease of any immovable property save as set out in the Sellers' Virtual Data Room.  All material terms and conditions relating to the said contracts of lease have been disclosed to the Purchaser in writing, or the leases thereunder have been made available to the Purchaser.

12 EMPLOYEES

12.1 No employee is entitled to any exceptional benefits in relation to leave privileges, accumulated leave in excess of 30 days, pension, and the Adumo Group does not have any policies in place (and no Adumo Group Company has concluded any contract with any of its employees) which entitle any employee to any remuneration in excess of his normal salary, allowances, incentive arrangements and bonuses payable in the ordinary course of business.

12.2 No person has any right to payment from any Adumo Group Company in lieu of leave, pension, any payment in respect of retirement, death or disability, annuity, gratuity, compensation for loss of office or similar payments from any Adumo Group Company or to any exceptional leave privileges or accumulated leave.

12.3 No Adumo Group Company is a party to -

12.3.1 any agreement or unilateral obligation in terms of which any employee, director, officer or agent of any Adumo Group Company or anyone else is entitled to participate in any profits or a commission or bonus calculated with reference to the profits, turnover or dividend or part thereof, of any Adumo Group Company other than in the ordinary, normal and regular course of business; and

12.3.2 any agreement or unilateral obligation to pay any employee, director, officer or agent of any Adumo Group Company, whether past or present, any material amount as compensation for loss of employment, office, agency or as a consideration for any restraint of trade or any other cause.

12.4 No proceedings have been instituted or application or complaint made affecting any Adumo Group Company in terms of the Labour Relations Act, No. 66 of 1995, as amended, nor is any Adumo Group Company aware of any facts or circumstances likely to give rise to any such proceedings, application or complaint after the Signature Date.

13 ADUMO WARRANTED ACCOUNTS

Having regard to the basis on which, and the purpose for which they were prepared, the Adumo Warranted Accounts -

13.1 have been prepared consistently with past practice and methodology and, in any event, on the same basis as they have been for the 12-month period prior to 31 January 2024;

13.2 provide a materially accurate view of the financial position, operations and results of the Adumo Group for the period to which they relate;

13.3 save as noted therein, reflect no change in any of the bases of accounting or accounting principles used in respect of any material item; and

13.4 have not been adjusted for period end adjustments.

14 INTERIM PERIOD

During the Interim Period -

14.1 the Adumo Group carried on the Business in the normal and ordinary course and in accordance with the trading style presently used by it;

14.2 no material adverse change occurred in the Adumo Group's financial position;

14.3 no Distribution was declared or made by any Adumo Group Company;

14.4 to the best of the Sellers' knowledge and belief, the Adumo Group did not do anything or omit to do anything which -

14.4.1 would have the effect of increasing the tax liability of the Adumo Group or reducing any tax asset of the Adumo Group, other than in the ordinary course of business and in accordance with past practice and methodology;

14.4.2 materially prejudiced the goodwill of the Adumo Group;

14.4.3 reduced the scope of the Business; and

14.4.4 resulted in any third party varying the terms on which it transacts business with any Adumo Group Company;

14.5 no resolutions were passed by the shareholders or directors of any Adumo Group Company save for such resolutions as -

14.5.1 may be necessary to give effect to this Agreement; and

14.5.2 may be necessary to conduct the Business in the normal and ordinary course thereof; and

14.6 no Adumo Group Company varied the terms and conditions of employment or working conditions of any of the employees of any Adumo Group Company in any material respect.

15 DISCLOSURES

15.1 The Sellers have not omitted from the Sellers' Virtual Data Room any information or document of which they are aware, which would be material to a reasonable purchaser of the Adumo Group.

15.2 The Sellers have disclosed to the Purchaser all facts and circumstances within the Seller's knowledge which are material to the Purchaser or would be reasonably likely to be material to a purchaser of the Sale Equity or to the purchase price payable in respect thereof.

16 INFORMATION

To the best of the Sellers' knowledge and belief, all information and documents contained in the Sellers' Virtual Data Room are true and accurate in all material respects.

ANNEXURE C- PURCHASER WARRANTIES

The Purchaser Warranties contained in this Annexure C are given by Purchaser Holdco on the basis set out in clause 33 of the Agreement to which this Annexure C is attached.

To the extent that the Agreement may have been signed on a date which results in the use of any tense being inappropriate, the Purchaser Warranties shall be read in the appropriate tense.

1 STATUS AND SHARES OF THE PURCHASER COMPANY GROUP

1.1 Each Purchaser Group Company is regularly incorporated according to the laws of the applicable country of incorporation, with limited liability, and no steps have been taken in respect of the deregistration of any Purchaser Group Company in terms of Applicable Law.

1.2 No person is entitled to an order requiring any Purchaser Group Company to change its corporate name.

1.3 The authorised shares of Purchaser Holdco are as follows -

1.3.1 200,000,000 shares of common stock with a par value of USD0.001 per share all ranking pari passu in all respects; and

1.3.2 50,000,000 shares of preferred stock with a par value of USD0.001 per share all ranking pari passu in all respects.

1.4 The Purchaser Group organogram attached to the Lesaka Reference Email is true and correct in every respect.

1.5 No Purchaser Group Company is under any obligation (whether contingent upon the exercise of any right or otherwise) to increase, reduce or otherwise howsoever to vary its authorised or issued share capital or shares, to vary any of the rights attaching to any of the Consideration Shares.  Purchaser Holdco has not issued or awarded any capitalisation or bonus shares, and has not resolved to do so and is under no enforceable obligation in this regard.  Purchaser Holdco has not issued and is under no obligation to issue any share options or any share warrants.

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2 CONSIDERATION SHARES

2.1 The Consideration Shares will be validly and lawfully authorised and issued, fully paid up and without encumbrance.

2.2 The Sellers will become the sole beneficial holder of its applicable Consideration Shares on the Closing Date and will be reflected as the sole registered holder thereof in the securities register of Purchaser Holdco.

3 LESAKA AUDITED ACCOUNTS

The Lesaka Audited Accounts -

3.1 have been prepared in accordance with U.S. GAAP;

3.2 fairly present the financial position, operations and results of the Purchaser Group as at the close of business at the end of the financial period to which they relate in all material respects;

3.3 have been reported on by the Lesaka Auditors without any qualification; and

3.4 have been approved and signed by the directors of the Purchaser Group.

4 COMPLIANCE WITH APPLICABLE LAW

Each Purchaser Group Company has complied with all Applicable Law in all material respects.

5 DISCLOSURE

To the best of Purchaser Holdco's knowledge and belief, Purchaser Holdco and the Purchaser have disclosed to the Sellers all facts and circumstances which are or would be reasonably likely to be material to any acquirer of the Consideration Shares.

6 INFORMATION

To the best of Purchaser Holdco's knowledge and belief, all documents provided by the Purchaser, Purchaser Holdco and/or their representatives to the Sellers pursuant to the Transaction are true and accurate in all material respects.

ii

LESAKA TECHNOLOGIES, INC.

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposal 1

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03ZEOD

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LESAKA TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Special Meeting of Shareholders to be held on August 21, 2024. The undersigned appoints Ali Mazanderani and Naeem E. Kola, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR proposal 1.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

Proxy Services
c/o Computershare
PO Box 43017
Providence, RI 02940-3017

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

LESAKA TECHNOLOGIES, INC.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card for Shareholders Registered on South African Branch Register

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposal 1

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03ZEOD

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy for Shareholders Registered on South African Branch Register

THIS SOUTH AFRICAN PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This South African proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Special Meeting of Shareholders to be held on August 21, 2024 at 15:00 (SA time). The undersigned appoints Ali Mazanderani and Naeem E. Kola, and each of them, with full power of substitution in each, the South African proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this South African proxy.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE SOUTH AFRICAN PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

JSE INVESTOR SERVICES (PTY) LTD
Physical address: One Exchange Square, 2 Gwen Lane, Sandown, Sandton, 2196, South Africa
Postal address: PO Box 4844 Johannesburg 2000

E-mail: meetfax@jseinvestorservices.co.za

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.